                                 INTERESTS IN

                             AMERICAN SAVINGS BANK
              EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST
                                      AND
                         OFFERING OF 700,000 SHARES OF
                       AMERICAN FINANCIAL HOLDINGS, INC.
                         COMMON STOCK ($.01 PAR VALUE)

     This prospectus supplement relates to the offer and sale to participants in the American Savings Bank Employees' Savings & Profit Sharing Plan and Trust of participation interests and shares of common stock of American Financial Holdings, Inc.

     The Board of Directors of American Savings has adopted a plan that will convert the structure of American Savings from a mutual savings institution to a stock savings institution. As part of the conversion, American Financial Holdings, Inc. has been established to acquire all of the stock of American Savings and simultaneously offer American Financial common stock to the public under certain purchase priorities in the plan of conversion. Savings Plan participants are now permitted to direct the trustee of the Savings Plan to use their current account balances to subscribe for and purchase shares of American Financial common stock through the American Financial Stock Fund. Based upon the value of the Savings Plan assets at May 31, 1999, the trustee of the Savings Plan could purchase up to 700,000 shares of American Financial common stock assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of Savings Plan participants to direct the trustee of the Savings Plan to invest all or a portion of their Savings Plan accounts in American Financial common stock.

     The prospectus dated October 12, 1999, of American Financial, which we have attached to this prospectus supplement, includes detailed information regarding the conversion of American Savings, American Financial common stock and the financial condition, results of operations and business of American Savings. This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

     Please refer to "Risk Factors" beginning on page 10 of the prospectus.

      Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities.  Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     This prospectus supplement may be used only in connection with offers and sales by American Financial of interests or shares of common stock under the Savings Plan to employees of American Savings. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Savings Plan.

     You should rely only on the information contained in this prospectus supplement and the attached prospectus. American Financial, American Savings and the Savings Plan have not authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of American Savings or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

          The date of this Prospectus Supplement is October 12, 1999.

                               TABLE OF CONTENTS

THE OFFERING.................................................................  1
     Securities Offered......................................................  1
     Election to Purchase American Financial Common Stock in the Conversion
        of American Savings..................................................  1
     Value of Participation Interests........................................  1
     Method of Directing Transfer............................................  2
     Time for Directing Transfer.............................................  2
     Irrevocability of Transfer Direction....................................  2
     Purchase Price of American Financial Common Stock.......................  2
     Nature of a Participant's Interest in American Financial Common Stock...  2
     Voting and Tender Rights of American Financial Common Stock.............  2

DESCRIPTION OF THE SAVINGS PLAN..............................................  3
     Introduction............................................................  3
     Eligibility and Participation...........................................  3
     Contributions Under the Savings Plan....................................  3
     Limitations on Contributions............................................  4
     Investment of Contributions.............................................  5
     Benefits Under the Savings Plan.........................................  7
     Withdrawals and Distributions From the Savings Plan.....................  7
     Administration of the Savings Plan......................................  7
     Reports to Savings Plan Participants....................................  8
     Plan Administrator......................................................  8
     Amendment and Termination...............................................  8
     Merger, Consolidation or Transfer.......................................  8
     Federal Income Tax Consequences.........................................  8
     Restrictions on Resale.................................................. 10
     SEC Reporting and Short-Swing Profit Liability.......................... 11

LEGAL OPINIONS............................................................... 11

CHANGE OF INVESTMENT ALLOCATION FORM

                                 THE OFFERING

Securities Offered

     The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 700,000 shares of American Financial common stock for the American Financial Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the conversion of American Savings. Your investment in the American Financial Stock Fund in connection with the conversion of American Savings is also governed by the purchase priorities contained in the plan of conversion of American Savings.

     This prospectus supplement contains information regarding the Savings Plan. The attached prospectus contains information regarding the conversion of American Savings and the financial condition, results of operations and business of American Savings. The address of the principal executive office of American Savings is 178 Main Street, New Britain, Connecticut 06051. The telephone number of American Savings is (860) 832-4000.

Election to Purchase American Financial Common Stock in the Conversion of American Savings

     In connection with the conversion of American Savings, the Savings Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Savings Plan to the American Financial Stock Fund. The trustee of the Savings Plan will subscribe for American Financial common stock offered for sale in connection with the conversion of American Savings in accordance with each participant's direction. If there is not enough Common Stock in the conversion to fill all subscriptions, the Common Stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the Common Stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the conversion to fulfill your initial request. Such purchases may be at prices higher than the initial public offering price.

     All plan participants are eligible to direct a transfer of funds to the American Financial Stock Fund. However, such directions are subject to the purchase priorities in the plan of conversion of American Savings. Your order will be filled based on your status as an eligible account holder or supplemental eligible account holder in the conversion of American Savings. An eligible account holder is a depositor whose savings account(s) totalled $50.00 or more on December 31, 1997. A supplemental eligible account holder is a depositor whose savings account(s) totalled $50 or more on September 30, 1999. No eligible account holders or supplemental eligible account holders may purchase in the subscription offering more than $500,000 of American Financial common stock. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the subscription offering and you may use funds in the Savings Plan account to pay for the shares of American Financial common stock which you are eligible to purchase.

Value of Participation Interests

     As of May 31, 1999, the market value of the assets of the Savings Plan equaled approximately $7,000,000. The plan administrator has informed each participant of the value of his or her beneficial interest in the Savings Plan as of May 31, 1999. The value of Savings Plan assets represents past contributions to the Savings Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

Method of Directing Transfer

     The last two pages of this prospectus supplement is a form for you to direct a transfer to the American Financial Stock Fund (the "Change of Investment Allocation Form"). If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the Savings Plan to the American Financial Stock Fund, you should complete the Change of Investment Allocation Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in the American Financial Stock Fund during the initial public offering is $250.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the American Financial Stock Fund in connection with the conversion of American Savings is October 29, 1999. You should return the Change of Investment Allocation Form to the Human Resources Department of American Savings by 4:00 p.m. on October 29, 1999.

Irrevocability of Transfer Direction

     Your direction to transfer amounts credited to such account in the Savings Plan to the American Financial Stock Fund cannot be changed.

Purchase Price of American Financial Common Stock

     The trustee will use the funds transferred to the American Financial Stock Fund to purchase shares of American Financial common stock in the conversion of American Savings. The trustee will pay the same price for shares of American Financial common stock as all other persons who purchase shares of American Financial common stock in the conversion of American Savings. If there is not enough Common Stock in the conversion to fill all subscriptions, the Common Stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the Common Stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the conversion to fulfill your initial request. Such purchases may be at prices higher than the initial public offering price.

Nature of a Participant's Interest in American Financial Common Stock

     The trustee will hold American Financial common stock in the name of the Savings Plan. The trustee will allocate shares of common stock acquired at your direction to your account under the Savings Plan. Therefore, earnings with respect to your account should not be affected by the investment designations of other participants in the Savings Plan.

Voting and Tender Rights of American Financial Common Stock

     The Trustee generally will exercise voting and tender rights attributable to all American Financial common stock held by the American Financial Stock Fund as directed by participants with interests in the American Financial Stock Fund. With respect to each matter as to which holders of American Financial common stock have a right to vote, you will be given voting instruction rights reflecting your proportionate interest in the American Financial Stock Fund.
The number of shares of American Financial common stock held in the American Financial Stock Fund that are voted for and against on each matter will be proportionate to the number of voting instruction rights exercised in such manner. If there is a tender offer for American Financial common stock, the Savings Plan provides that each participant will be allotted a number of tender instruction rights reflecting such participant's proportionate interest in the American Financial Stock Fund. The percentage of shares of American Financial common stock held in the American Financial Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of American Financial common stock held in the American Financial Stock Fund will not be tendered. The Savings Plan makes provisions for participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                        DESCRIPTION OF THE SAVINGS PLAN

I.   Introduction

     Effective September 1, 1999, American Savings adopted the American Savings Bank Employees' Savings & Profit Sharing Plan and Trust. American Savings intends for the Savings Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act or "ERISA." American Savings may change the Savings Plan from time to time in the future to ensure continued compliance with these laws. American Savings may also amend the Savings Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. As a plan governed by the Employee Retirement Income Security Act of 1974, as amended, federal law provides you with various rights and protections as a plan participant. Although the Savings Plan is governed by many of the provisions of the Employee Retirement Income Security Act of 1974, as amended, your benefits under the plan are not guaranteed by the Pension Benefit Guaranty Corporation.

     Reference to Full Text of Plan. The following portions of this prospectus supplement provide an overview of the material provisions of the Savings Plan. American Savings qualifies this overview in its entirety by reference to the full text of the Savings Plan. You may obtain copies of the full Savings Plan document by sending a request to the Human Resources Department at American Savings. You should carefully read the full text of the Savings Plan document to understand your rights and obligations under the plan.

II.  Eligibility and Participation

     Any employee of American Savings may participate in the Savings Plan as of
the first day of the month following completion of one "year of service".   For
purposes of the Savings Plan, you generally complete one "year of service" if you complete 1,000 hours of service with American Savings within a twelve-consecutive-month period.

     As of September 8, 1999, 232 of the 244 eligible employees of American Savings elected to participate in the Savings Plan.

III. Contributions Under the Savings Plan

     Savings Plan Participant Contributions. The Savings Plan permits each participant to annually defer receipt of up to 15% of compensation that American Savings would otherwise currently pay. For purposes of calculating deferrals, the Savings Plan considers compensation to include your base salary, plus overtime, bonuses and commissions. However, by law, the Savings Plan may not consider more than $160,000 of compensation for purposes of determining deferrals for 1999. Participants in the Savings Plan may modify the amount contributed to the plan, effective on the first day of each calendar quarter.

     American Savings Contributions. American Savings has discretion under the Savings Plan about whether or not to make matching contributions. American Savings currently makes matching contributions to the Savings Plan equal to 50% of a Participant's contributions up to 6% of a participant's compensation for purposes of the Savings Plan. American Savings may also make special contributions to the Savings Plan in an amount determined by American Savings as of the last day of the plan year for all employees who participated in the Savings Plan on the last day of the plan year.

IV.  Limitations on Contributions

     Limitation on Employee Salary Deferral. Although the Savings Plan permits you to defer up to 15% of your compensation, by law your total deferrals under the Savings Plan, together with similar plans, may not exceed $10,000 for 1999. The Internal Revenue Service will periodically increase this annual limitation. Contributions in excess of this limitation, or excess deferrals, will be included in an affected participant's gross income for federal income tax purposes in the year they are made. In addition, a participant will have to pay federal income taxes on any excess deferrals when distributed by the Savings Plan to the participant, unless the excess deferral and any related income allocable is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

     Limitations on Annual Additions and Benefits. Under the requirements of the Internal Revenue Code, the Savings Plan provides that the total amount of contributions and forfeitures (annual additions) allocated to a participant during any year may not exceed the lesser of 25% of the participant's compensation for that year, or $30,000. The Savings Plan will also limit annual additions to the extent necessary to prevent the limitations contained in the Internal Revenue Code for all of the qualified defined benefit plans and defined contribution plans maintained by American Savings from being exceeded.

     Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of salary deferrals and matching contributions that may be made to the Savings Plan in any year on behalf of highly compensated employees in relation to the amount of deferrals and matching contributions made by or on behalf of all other employees eligible to participate in the Savings Plan. If these limitations are exceeded, the level of deferrals by highly compensated employees must be adjusted.

     In general, a highly compensated employee includes any employee who, (1) was a five percent owner of the sponsoring employer at any time during the year or preceding year, or (2) had compensation for the preceding year in excess of $80,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 1999, but maybe adjusted annually to reflect increases in the cost of living.

     Top-Heavy Plan Requirements. If for any calendar year the Savings Plan is a Top-Heavy Plan, then American Savings may be required to make certain minimum contributions to the Savings Plan on behalf of non-key employees. In addition, certain additional restrictions would apply with respect to the combination of contributions to the Savings Plan and projected annual benefits under any defined benefit plan maintained by American Savings.

     In general, the Savings Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are Key Employees exceeds 60% of the aggregate balance of the accounts of all participants. Key Employees generally include any employee who, at any time during the calendar year or any of the four preceding years, is:

     (1) an officer of American Savings Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity,

     (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in American Savings,

     (3) a person who owns directly or indirectly more than 5% of the stock of American Financial, or stock possessing more than 5% of the total combined voting power of all stock of American Financial, or

     (4) a person who owns directly or indirectly combined voting power of all stock and more than 1% of the total stock of American Financial and has annual compensation in excess of $150,000.

     The foregoing dollar amounts are for 1999.

V.   Investment of Contributions

     All amounts credited to participants' accounts under the Savings Plan are held in trust. A trustee appointed by the Board of Directors of American Savings administers the trust.

     The Savings Plan offers the following investment choices:

     S&P 500 Stock Fund. This stock fund invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

     Stable Value Fund. This fund invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. These contracts pay a steady rate of interest over a certain period of time, usually between three and five years. Its objective is short to intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of your investment.

     S&P MidCap Stock Fund. This stock fund invests in the stocks of mid-sized U.S. companies, which are expected to grow faster than larger, more established companies. Its objective is long-term: to earn higher returns which reflect the growth potential of mid-sized companies.

     Money Market Fund. This fund invests in a broad range of high-quality, short-term instruments issued by banks, corporations and the U.S. Government and its agencies. These instruments include certificates of deposit and U.S. Treasury bills. Its objective is short-term: to achieve competitive, short-term rates of return while preserving the value of your principal.

     Government Bond Fund. This bond fund invests in U.S. Treasury bonds with a maturity of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

     International Stock Fund. This fund invests in over 1,000 foreign stocks in 20 countries, based in Europe, Australia, and the Far East. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

     Income Plus Asset Allocation Fund. This fund diversifies among a broad range of stable value securities to reduce short-term risk and among a broad range of large U.S. and international companies to capture growth potential. The Fund is structured to take advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to preserve the value of your investment over short periods of time and to offer some potential for growth.

     Growth and Income Asset Allocation Fund. This fund diversifies among U.S. and international stocks, U.S. bonds, and stable value investments to pursue long-term appreciation and short-term stability and takes advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

     Growth Asset Allocation Fund. This fund diversifies among a broad range of domestic and international stocks and takes advantage of market opportunities with a large flexible component. Its objective is long-term: to pursue high growth of your investment over time.

     The Savings Plan now provides the American Financial Stock Fund as an additional choice to these investment alternatives. The American Financial Stock Fund invests primarily in the common stock of American Financial. Participants in the Savings Plan may direct the trustee to invest all or a portion of their Savings Plan account balance in the American Financial Stock Fund.

     The annual percentage return on the funds (net of fees) listed above for the prior three years was:

                                                             1998     1997     1996
                                                            ------   ------   ------

      S&P 500 Stock Fund..................................   27.9%    32.7%    22.3%
      Stable Value Fund...................................    5.9      6.2      6.5
      S&P MidCap Stock Fund...............................   18.6     31.5     18.6
      Money Market Fund...................................    5.5      5.5      5.6
      Government Bond Fund................................   13.8     15.4     (2.3)
      International Stock Fund............................   19.3      3.6     10.6
      Income Plus Asset Allocation Fund...................    9.7      8.9      8.3
      Growth and Income Asset Allocation Fund.............   15.5     13.6     12.3
      Growth Asset Allocation Fund........................   24.3     19.0     18.0

     The American Financial Stock Fund consists of investments in the common stock of American Financial made on the effective date of the conversion of American Savings. After the conversion of American Savings, the trustee of the Savings Plan will, to the extent practicable, use all amounts held by it in the American Financial Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase shares of common stock of American Financial.

     As of the date of this prospectus supplement, none of the shares of American Financial common stock have been issued or are outstanding and there is no established market for the American Financial common stock. Accordingly, there is no record of the historical performance of the American Financial Stock Fund. Performance of the American Financial Stock Fund depends on a number of factors, including the financial condition and profitability of American Financial and American Savings and market conditions for American Financial common stock generally.

     Investments in the American Financial Stock Fund may involve certain special risks in investments in the common stock of American Financial. For a discussion of these risk factors, see "Risk Factors" beginning on page 10 of the prospectus.

VI.  Benefits Under the Savings Plan

     Vesting. You are always 100% vested in your elective deferrals under the Savings Plan. You vest in regular matching contributions at a rate of 100% after three (3) years of employment with American Savings.

VII. Withdrawals and Distributions From the Savings Plan

     Withdrawals Before Termination of Employment. You may receive in-service distributions from the Savings Plan under limited circumstances in the form of hardship distributions, withdrawal of rollover contributions . In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances. You may not receive more than one (1) hardship withdrawal in any calendar year.

     Distribution Upon Retirement or Disability. Upon retirement or disability, you may receive a partial lump sum payment or a full lump sum payment from the Savings Plan equal to the vested value of your accounts.

     Distribution Upon Death. If you die before your benefits are paid from the Savings Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the Savings Plan.

     Distribution Upon Termination for Any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your account balance exceeds $500, the trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balances does not exceed $500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the Savings Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Savings Plan shall be void.

     Applicable federal tax law requires the Savings Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with American Savings. Federal law may also impose an excise tax on withdrawals made from the Savings Plan before you attain 59 1/2 years of age regardless of whether the withdrawal occurs during your employment with American Savings or after termination of employment.

Administration of the Savings Plan

     The trustee with respect to the Savings Plan is the named fiduciary of the Savings Plan for purposes of ERISA.

     Trustees. The board of trustees of American Savings appoints the trustee to serve at its pleasure. The board of trustees has appointed Bank of New York as trustee of the American Financial Stock Fund.

     The trustee receives, holds and invests the contributions to the Savings Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Savings Plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Reports to Savings Plan Participants

     The plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Plan Administrator

     The current plan administrator of the Savings Plan is American Savings.
The plan administrator is responsible for the administration of the Savings Plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Employee Retirement Income Security Act of 1974, as amended.

Amendment and Termination

     American Savings intends to continue the Savings Plan indefinitely. Nevertheless, American Savings may terminate the Savings Plan at any time. If American Savings terminates the Savings Plan in whole or in part, then regardless of other provisions in the plan, all affected participants will become fully vested in their accounts. American Savings reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that American Savings may amend the plan as it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code.

Merger, Consolidation or Transfer

     If the Savings Plan merges or consolidates with another plan or transfers the trust assets to another plan, and if either the Savings Plan or the other plan is then terminated, the Savings Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer. The benefit would be equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer if the Savings Plan had then terminated.

Federal Income Tax Consequences

     The following is only a brief summary of the material federal income tax aspects of the Savings Plan. You should not rely on this survey as a complete or definitive description of the material federal income tax consequences relating to the Savings Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisor with respect to any distribution from the Savings Plan and transactions involving the plan.

     As a "qualified retirement plan," the Code affords the Savings Plan special tax treatment, including:

     (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments.

     American Savings will administer the Savings Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If American Savings receives an adverse determination letter regarding its tax exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their vested interest in the Savings Plan, the participants would not be permitted to transfer amounts distributed from the Savings Plan to an Individual Retirement Account or to another qualified retirement plan, and American Savings may be denied certain deductions taken with respect to the Savings Plan.

     Lump Sum Distribution. A distribution from the Savings Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance to the credit of the participant under this plan and all other profit sharing plans, if any, maintained by American Savings. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution less the amount of after-tax contributions, if any, you have made to any other profit sharing plans maintained by American Savings which is included in the distribution.

     Averaging Rules. The portion of any lump sum distribution, required to be included in your federal taxable income for federal income tax purposes, attributable to participation after 1973 in the Savings Plan or in any other profit-sharing plan maintained by American Savings, known as the "ordinary income portion," will be taxable generally as ordinary income for federal income tax purposes. However, if you have completed at least five (5) years of participation in the Savings Plan before the taxable year in which the distribution is made, or receive a lump sum distribution on account of your death, regardless of the period of your participation in this plan or any other profit-sharing plan maintained by American Savings, you may elect to have the ordinary income portion of such lump sum distribution taxed according to a special five-year averaging rule. The election of the special five-year averaging rules may apply only to one lump sum distribution you or your beneficiary receive, provided such amount is received on or after the date your turn 59-1/2 and the recipient elects to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the special five-year averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their lump sum distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. These individuals also may elect to have that portion of the lump sum distribution attributable to the participant's pre-1974 participation in the plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     American Financial Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes American Financial common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to American Financial common stock that is the excess of the value of American Financial common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of American Financial common stock for purposes of computing gain or loss on its subsequent sale equals the value of American Financial common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of American Financial common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain regardless of the holding period of American Financial common stock. Any gain on a subsequent sale or other taxable disposition of American Financial common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of American Financial common stock. Any gain on a subsequent sale or other taxable disposition of American Financial common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term, mid-term or long-term capital gain depending upon the length of the holding period of American Financial common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution to the extent allowed by the regulations to be issued by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Savings Plan to another qualified plan or to an individual retirement account generally.

     We have provided you with a brief description of the material federal income tax aspects of the Savings Plan which are of general application under the Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Savings Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Savings Plan.

Restrictions on Resale

     Any person receiving a distribution of shares of common stock under the Savings Plan who is an "affiliate" of American Financial under Rules 144 and 405 under the Securities Act of 1933, as amended, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, under Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933, as amended. Directors, officers and substantial shareholders of American Financial are generally considered "affiliates." Any person who may be an "affiliate" of American Savings may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of American Financial common stock acquired under the Savings Plan, or other sales of American Financial common stock.

     Persons who are not deemed to be "affiliates" of American Savings at the time of resale will be free to resell any shares of American Financial common stock distributed to them under the Savings Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules under federal law. An "affiliate" of American Savings is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with American Savings. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of American Savings at the time of a proposed resale will be permitted to make public resales of the common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act of 1933, as amended, or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell under Rule 144 in any three-month period may not exceed the greater of one percent of American Financial common stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks before the sale. Such sales may be made only through brokers without solicitation and only at a time when American Financial is current in filing the reports required of it under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as American Financial. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of American Savings' fiscal year. Participation in the American Financial Stock Fund of the Savings Plan by officers, directors and persons beneficially owning more than ten percent of common stock of American Financial must be reported to the SEC annually on a Form 5 by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by American Financial of profits realized by any officer, director or any person beneficially owning more than ten percent of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

     The SEC has adopted rules that exempt many transactions involving the Savings Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or any person beneficially owning more than ten percent of the common stock.

     Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are governed by Section 16(b) may, under limited circumstances involving the purchase of common stock within six months of the distribution, be required to hold shares of the common stock distributed from the Savings Plan for six months following the distribution date.

                                LEGAL OPINIONS

     The validity of the issuance of the common stock of American Financial will be passed upon by Muldoon, Murphy & Faucette LLP, Washington, D.C. Muldoon, Murphy & Faucette LLP acted as special counsel for American Savings in connection with the conversion of American Savings.

AMERICAN SAVINGS BANK EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST


CHANGE OF INVESTMENT ALLOCATION
-------------------------------

1.   Member Data

---------------------------------------------------------------------------------------------------------
Print your full name above            (Last, first, middle initial)             Social Security Number

---------------------------------------------------------------------------------------------------------
Street Address                                              City                State              Zip

2.   Instructions

American Savings Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan" or "401(k) Plan") is giving members a special opportunity to invest their 401(k) Plan account balances in a new investment fund - the American Financial Stock Fund - which is comprised primarily of common stock ("Common Stock") issued by American Financial Holdings, Inc. (the "Company") in connection with the conversion of American Savings Bank from mutual to stock form. The percentage of a member's account transferred at the direction of the member into the American Financial Stock Fund will be used to purchase shares of Common Stock during the Subscription and Community Offering. Please review the Prospectus (the "Prospectus") and the Prospectus Supplement ( the "Supplement") before making any decision.

If there is not enough Common Stock in the conversion to fill all subscriptions, the Common Stock will be apportioned and the trustee for the Plan may not be able to purchase all of the Common Stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the conversion to fulfill your initial request. Such purchases may be at prices higher than the initial public offering price.

Investing in Common Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The Plan trustee and the Plan administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement. For a discussion of certain factors that should be considered by each member as to an investment in the Common Stock, see "Risk Factors" beginning on page 10 of the Prospectus. Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Common Stock, as discussed in the Prospectus and Supplement.

3.   Investment Directions   (Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your accounts to the American Financial Stock Fund, you should complete and file this form with the Human Resources Department at American Savings Bank, no later than October 29, 1999 at 4:00 p.m. If you need any assistance in completing this form, please contact Human Resources. If you do not complete and return this form to Human Resources by 4:00 p.m., the funds credited to accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the 401(k) Plan if no investment direction had been provided.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested (in whole percentages) in the American Financial Stock Fund as follows:

          Fund                                   Percentage to be transferred
          ----                                   ----------------------------

          S&P 500 Stock Fund                                _____%
          Stable Value Fund                                 _____%
          S&P MidCap Stock Fund                             _____%
          Money Market Fund                                 _____%
          Government Bond Fund                              _____%
          International Stock Fund                          _____%
          Income Plus Fund                                  _____%
          Growth & Income Fund                              _____%
          Growth Fund                                       _____%

Note: The total amount transferred may not exceed the total value of your accounts.


4.     Investment Directions   (Applicable to Future Contributions Only)

I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by American Savings Bank, including those contributions and/or repayments received by American Savings Bank Employees' Savings & Profit Sharing Plan and Trust during the same reporting period as this form, be invested in the following whole percentages. If I elect to invest in American Financial Holdings, Inc. Common Stock, such future contributions or loan repayments, if any, will be invested in the American Financial Stock Fund the month following the conclusion of the Offering.

          Fund                                              Percentage
          ----                                              ----------

          S&P 500 Stock Fund                                   ____%
          Stable Value Fund                                    ____%
          S&P MidCap Stock Fund                                ____%
          Money Market Fund                                    ____%
          Government Bond Fund                                 ____%
          International Stock Fund                             ____%
          Income Plus Fund                                     ____%
          Growth & Income Fund                                 ____%
          Growth Fund                                          ____%
          American Financial Stock Fund                        ____%
             Total (Important!)                                100 %

Notes: No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund and/or Employer Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation Form.

       The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred form the Stable Value Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund and/or Employer Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

5.   Participant Signature and Acknowledgment - Required

By signing this Change Of Investment Allocation Form, I authorize and direct the Plan administrator and trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of Common Stock. I am aware of the risks involved in the investment in Common Stock, and understand that the trustee and Plan administrator are not responsible for my choice of investment.


MEMBER'S SIGNATURE


-----------------------------------               ------------------------
Signature of Member                                        Date


Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.



-----------------------------------               ------------------------
Signature of American Savings Bank                         Date
Authorized Representative


Minimum Stock Purchase is $250.
Maximum Stock Purchase is $500,000



               PLEASE COMPLETE AND RETURN TO HUMAN RESOURCES AT
            AMERICAN SAVINGS BANK BY 4:00 P.M. ON OCTOBER 29, 1999.

                                                Filed Pursuant to Rule 424(B)(3)
                                                Registration No. 333-84463

PROSPECTUS                                     AMERICAN FINANCIAL HOLDINGS, INC.
[LOGO]                      (PROPOSED HOLDING COMPANY FOR AMERICAN SAVINGS BANK)
                                               36,167,500 SHARES OF COMMON STOCK


American Savings Bank is converting from the mutual form to the stock form of organization. After the conversion, American Financial will own all of American Savings' common stock.

                           PRICE PER SHARE:  $10.00
      EXPECTED TRADING MARKET AND SYMBOL:  NASDAQ NATIONAL MARKET "AMFH"

                                           Minimum       Maximum
                                           -------       -------
Number of shares....................    26,732,500    36,167,500
Gross offering proceeds.............  $267,325,000  $361,675,000
Estimated underwriting commissions
  and other offering expenses.......  $  5,905,000  $  7,069,000
Estimated net proceeds..............  $261,420,000  $354,606,000
Estimated net proceeds per share....  $       9.78  $       9.80

If the appraiser increases the estimated value, American Financial may increase the maximum number of shares by up to 15%, to 41,592,625 shares.

Sandler O'Neill will use its best efforts to assist American Financial in selling at least the minimum number of shares but does not guarantee that this number will be sold. Sandler O'Neill is not obligated to purchase any shares of common stock in the offering. Sandler O'Neill intends to make a market in the common stock.

THE OFFERING TO DEPOSITORS, OFFICERS, DIRECTORS, EMPLOYEES AND CORPORATORS OF AMERICAN SAVINGS WILL END AT 4:00 P.M., EASTERN TIME, ON NOVEMBER 9, 1999. An offering to the general public may also be held and may end as early as 4:00 p.m., Eastern Time, on November 9, 1999. If the conversion is not completed by December 24, 1999, and the State of Connecticut Department of Banking allows more time to complete the conversion, all subscribers will be able to increase, decrease or cancel their orders. All extensions may not go beyond August 3, 2001. American Financial will hold all funds of subscribers in an interest-bearing savings account until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

--------------------------------------------------------------------------------

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY AMERICAN SAVINGS, AMERICAN FINANCIAL, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF MONEY INVESTED.

FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER, SEE "RISK FACTORS" BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE STATE OF CONNECTICUT DEPARTMENT OF BANKING, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------

FOR ASSISTANCE, PLEASE CONTACT THE CONVERSION CENTER AT (860) 612-2733.

                       SANDLER O'NEILL & PARTNERS, L.P.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 12, 1999

                                    Map Page

[Map of the parts of New York, Vermont, New Hampshire and Massachusetts and all of Connecticut, with enlarged inset of Hartford, Middlesex and Tolland counties in Connecticut. The insert denotes the location of the American Savings' corporate office and twelve banking offices. The map also lists the names and addresses of the corporate office and each banking office. The banking offices are located in New Britain, Avon, Berlin, Glastonbury, Killingworth, Mansfield, Newington, Plainville, Rocky Hill, Simsbury, West Hartford and Wethersfield, Connecticut.]

                               TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
Summary...........................................................................    1
Risk Factors......................................................................   10
Selected Consolidated Financial Information.......................................   14
Recent Developments...............................................................   16
Use of Proceeds...................................................................   20
Dividend Policy...................................................................   21
Market for Common Stock...........................................................   22
Capitalization....................................................................   23
Historical and Pro Forma Regulatory Capital Compliance............................   24
Pro Forma Data....................................................................   25
Comparison of Independent Valuation and Pro Forma Financial Information With and
    Without the Foundation........................................................   31
American Savings Bank Consolidated Statements of Income...........................   32
Management's Discussion and Analysis of Financial Condition
   and Results of Operations......................................................   33
Business of American Financial....................................................   48
Business of American Savings......................................................   48
Management of American Financial..................................................   70
Management of American Savings....................................................   71
Regulation and Supervision........................................................   84
Federal and State Taxation of Income..............................................   93
Shares to Be Purchased by Management with Subscription Rights.....................   95
The Conversion....................................................................   96
Restrictions on Acquisition of American Financial and American Savings............  117
Description of American Financial Stock...........................................  123
Description of American Savings Stock.............................................  125
Transfer Agent and Registrar......................................................  126
Registration Requirements.........................................................  126
Legal and Tax Opinions............................................................  126
Experts...........................................................................  126
Where You Can Find More Information...............................................  126
Index to Consolidated Financial Statements - American Savings Bank                  F-1

                                    SUMMARY

     You should read the entire prospectus carefully before you decide to invest. For assistance, please contact the conversion center at (860) 612-2733.


                                 The Companies

American Financial Holdings, Inc.  American Savings formed American Financial
(page 48) 102 West Main Street     to be its holding company.  To date, American
New Britain, Connecticut 06051     Financial has only conducted organizational
(860) 832-4000                     activities. After the conversion, it will own
                                   all of American Savings' capital stock and will direct, plan and coordinate American
                                   Savings' business activities. After the
                                   conversion, American Financial might become an operating company or organize or acquire other operating subsidiaries, including other financial institutions or financial services companies. American Financial intends to retain 50% of the net conversion proceeds.

American Savings Bank (page 48)    American Savings is a community bank
178 Main Street                    dedicated to serving the financial service
New Britain, Connecticut 06051     needs of consumers within its primary
(860) 832-4000                     market area. Currently, American Savings
                                   operates out of its main office in New
                                   Britain, Connecticut and its 16 branch
                                   offices in Hartford, Middlesex and Tolland counties, which American Savings considers as its primary market area for making loans and attracting deposits.

                                   Historically, American Savings' principal business has been attracting deposits from the general public and using those funds to originate loans secured by residential real estate, which accounted for 96.0% of American Savings' total loan portfolio at May 31, 1999. American Savings also makes consumer loans, including automobile loans. American Savings also invests in U.S. government and agency securities, U.S. government insured or guaranteed mortgage-backed securities, corporate bonds and marketable equity securities. At May 31, 1999, American Savings had total assets of $1.61 billion, deposits of $1.15 billion and total equity of $286.0 million.

                                   Recently, American Savings expanded the
                                   products it offers. In 1993, it began to offer mutual funds, annuities and other non-deposit investment products and in 1996 it began to offer trust services. See "Business of American Savings--Trust Services" and
                                   "-- Subsidiary Activities--American
                                   Investment Services, Inc."

                                   Going forward, American Savings intends to initiate a commercial banking program targeted at small businesses operating within its primary market area. This initiative includes offering commercial deposit products and commercial business loans that are primarily secured by business assets other than real estate. Additionally, American Savings intends to expand the offering of insurance products to its customers potentially through the acquisition or establishment of an insurance agency and to expand its market share by opening additional branch offices and alternative delivery channels over the next five years.

                                   For a discussion of American Savings'
                                   business strategy and recent results of
                                   operations, see "Management's Discussion and
                                   Analysis of Financial Condition and Results of Operations." For a discussion of American Savings' business activities, see "Business of American Savings."

                                The Conversion

What is the Conversion (page 96)   The conversion is a change in American
                                   Savings' legal form of organization. As a mutual savings bank, American Savings currently has no stock or stockholders.
                                   Instead, American Savings operates for the mutual benefit of its depositors. American
                                   Savings' corporators elect directors and vote on other important matters. After the conversion, the corporators will cease to exist and will no longer have voting rights.
                                   Instead, through the conversion American
                                   Savings will become a stock savings bank and will be owned and controlled by American
                                   Financial. Voting rights in American
                                   Financial will belong to its stockholders.

                                   American Savings is conducting the conversion under the terms of its plan of conversion. The corporators approved and adopted the plan of conversion at a special meeting of corporators called for that purpose on August 3, 1999. The State of Connecticut Department of Banking approved the plan of conversion on October 12, 1999. In addition, the Federal Deposit Insurance Corporation has informed American Savings that, subject to certain conditions, it does not intend to object to the conversion. If American Savings fulfills those conditions, the Federal Deposit Insurance Corporation will issue a final non-objection letter.

Reasons for the Conversion         By converting to the stock form of
(page 101)                         organization, American Savings will be
                                   structured in the form used by commercial banks, most business entities and a large number of savings institutions. The conversion will be important to American
                                   Savings' future growth and performance
                                   because it will:

                                   . enhance its ability to expand through the acquisition of other financial institutions or their assets;

                                   . enhance its ability to attract and retain qualified management through stock-based compensation plans;

                                   .  expand its ability to serve the public;

                                   .  enhance its ability to diversify into
                                      other financial services related
                                      activities; and

                                   . provide a larger capital base from which to operate.

                                   Currently, American Savings does not have any specific contracts, understandings, or arrangements for the acquisition of other financial service companies or their assets.

American Savings Charitable        To continue its long-standing commitment to
Foundation (page 97)               its local communities, American Savings
                                   intends to establish a charitable foundation, American Savings Charitable Foundation, in connection with the conversion. The foundation will be funded with American
                                   Financial common stock equal to 8% of the shares sold in the conversion. This would range from 2,138,600 shares, assuming
                                   26,732,500 shares are sold in the conversion, to 2,893,400 shares, assuming 36,167,500 shares are sold in the conversion, or
                                   3,327,410 shares if the number of shares sold in the conversion is increased to 41,592,625 shares. Based on the purchase price of $10.00 per share, the foundation would be funded with between $21.4 million and $28.9 million of common stock, or $33.3 million, if the number of shares sold in the conversion is increased to 41,592,625 shares. American
                                   Savings Charitable Foundation will make
                                   grants and donations to non-profit and
                                   community groups within the communities where
                                   American Savings operates. If American
                                   Savings Charitable Foundation was not
                                   established as part of the conversion, then the amount of common stock sold would be greater than if the conversion was completed with the foundation. For a further discussion of the financial impact of the foundation, including its dilutive effect on those who purchase shares in the conversion, see "Risk
                                   Factors--The contribution to American Savings
                                   Charitable Foundation means that a
                                   stockholder's total ownership interest will be 7.4% less after the contribution," "Pro
                                   Forma Data" and "Comparison of Independent
                                   Valuation and Pro Forma Financial Information
                                   With and Without the Foundation."

                                   American Savings Charitable Foundation will complement the activities of American Savings Bank Foundation, Inc., a private foundation established by American Savings in 1995. American Savings contributed $4.0 million in 1998 and $2.4 million in 1997 to community organizations and to American Savings Bank Foundation, Inc. American Savings Bank Foundation, Inc., which had assets of $11.2 million at May 31, 1999, provides grants to charitable organizations that focus primarily on children and education and provides scholarships to qualified students in the communities in which American Savings operates. American Savings does not expect to make any further contributions to American Savings Bank Foundation, Inc. after the conversion.

Benefits of the Conversion to      American Financial and American Savings
Management (page 75)               intend to adopt the following benefit
                                   plans and employment agreements:

                                   . Employee Stock Ownership Plan. This plan
                                     intends to acquire an amount of shares
                                     equal to 8% of the shares issued in the
                                     conversion. This would range from 2,309,688 shares, assuming 28,871,100 shares are issued in the conversion, to 3,124,872 shares, assuming 39,060,900 shares are issued in the conversion, or 3,593,602 shares if the number of shares issued in the conversion is increased to 44,920,035 shares. This plan intends to acquire these shares by subscribing for 5% of the shares sold in the conversion and by purchasing the remaining amount of shares in the open market. American Savings will allocate these shares to employees over a period of years in proportion to their compensation.

                                   . Stock-Based Incentive Plan. Under this
                                     plan, which will be adopted after the
                                     conversion and will be submitted to
                                     stockholders for their approval, American
                                     Financial may award stock options to key employees and directors of American Financial and its affiliates. No determinations have been made as to who will be awarded options or the amounts that will be awarded. The number of options available under this plan will be equal to 10% of the number of shares issued in the conversion. This would range from 2,887,100 shares, assuming 28,871,100 shares are issued in the conversion, to 3,906,090 shares, assuming 39,060,900 shares are issued in the conversion, or 4,492,003 shares if the number of shares issued in the conversion is increased to 44,920,035 shares.

                                     This plan may also award shares of stock to key employees and directors at no cost to the recipient. No determinations have been made as to who will be awarded shares of stock or the amounts that will be awarded. The number of shares available for stock awards will equal 4% of the number of shares issued in the conversion. This would range from 1,154,844 shares, assuming 28,871,100 shares are issued in the conversion, to 1,562,436 shares, assuming 39,060,900 shares are issued in the conversion, or 1,796,801 shares if the number of shares issued in the conversion is increased to 44,920,035 shares.

                                   . Employment Agreements. American Financial
                                     and American Savings intend to enter into employment agreements with six officers of American Savings. These agreements will provide for severance benefits if the executive is terminated following a change in control of American Financial or American Savings.

                                   . Employee Stock Ownership Plan Supplemental
                                     Executive Retirement Plan. This plan will provide benefits to eligible employees if their retirement benefits under the employee stock ownership plan are reduced because of federal tax law limitations. The plan will also provide benefits to eligible employees if they retire or are terminated following a change in control of American Financial or American Savings but before the complete allocation of shares under the employee stock ownership plan.

                                   . Employee Severance Compensation Plan. This
                                     plan will provide severance benefits to
                                     eligible employees if there is a change in control of American Financial or American Savings.

                                   The following table summarizes the total number and dollar value of the shares of common stock, assuming 39,060,900 shares are issued in the conversion, which the employee stock ownership plan expects to acquire and the total value of all stock awards that are expected to be available under the stock-based incentive plan. The table assumes the value of the shares is $10.00 per share. The table does not include a value for stock options because their value would be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized on options only if the market price of common stock increases above the price at which the options are granted.

                                                                                                      Percentage
                                                                                                      of Shares
                                                                       Number         Estimated        Issued
                                                                         of             Value          in the
                                                                       Shares         of Shares       Conversion
                                                                      ---------       ----------      -----------
                                   Employee stock ownership plan ...  3,124,872      $31,248,720           8.0%
                                   Stock awards ....................  1,562,436       15,624,360           4.0
                                   Stock options ...................  3,906,090               --          10.0
                                                                      ---------      -----------          ----
                                      Total ........................  8,593,398      $46,873,080          22.0%
                                                                      =========      ===========          ====

                                   For a discussion of risks associated with these plans and agreements, see "Risk Factors--Implementation of additional benefit plans will increase future compensation expense and may lower American Savings' net income," "Risk Factors--Issuance of shares for benefit program may lower your ownership interest" and "Risk Factors--Employment agreements, the employee stock ownership plan, the supplemental executive retirement plan and the severance plan could make takeover attempts more difficult to achieve."

                                 THE OFFERING

Subscription Offering (page 105)   American Savings has granted subscription
                                   rights in the following order of priority to:
Note: Subscription rights are
not transferable, and persons      1.  Persons with $50 or more on deposit at
with subscription rights may           American Savings as of December 31, 1997.
not subscribe for shares for
the benefit of any other person.   2.  American Savings employee stock ownership
If you violate this prohibition,       plan.
you may lose your rights to
purchase shares and may            3.  Persons with $50 or more on deposit at
face criminal prosecution and/or       American Savings as of September 30,
other sanctions.                       1999, other than American Savings'
                                       officers, directors and employees.

                                   4. American Savings' directors, officers and employees who do not have a higher priority right.

                                   5. American Savings' corporators who do not have a higher priority right.

                                   To ensure that American Savings properly identifies your subscription rights, you must list all of your deposit accounts as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected.

                                   The subscription offering will end at 4:00 p.m., Eastern time, on November 9, 1999. If the offering is oversubscribed, shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion.

Direct Community Offering          American Financial may offer shares not sold
(page 106)                         in the subscription offering to the general
                                   public in a direct community offering. People and trusts of people who are residents of Hartford, Middlesex, Tolland and Windham counties, Connecticut will have first preference to purchase shares in a direct community offering. If shares are available, American Financial expects to offer them to the general public immediately after the end of the subscription offering, but may begin a direct community offering at any time during the subscription offering.

                                   American Financial and American Savings may reject orders received in the direct community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

Time Period for Completing the     If the conversion is not completed by
Conversion                         December 24, 1999, and the State of
                                   Connecticut Department of Banking allows more time to complete the conversion, everyone who subscribed for shares will be contacted to determine if they still want to subscribe for stock. This is known as a "resolicitation offering." A material change in the independent appraisal of American Financial and American Savings would be the most likely, but not necessarily the only, reason for a delay in completing the conversion. The conversion must be completed by August 3, 2001, unless the State of Connecticut
                                   Department of Banking allows more time to complete the conversion.

                                   In the resolicitation offering, if you
                                   subscribed for stock, you will receive a supplement to this prospectus which will instruct you how to confirm, modify or cancel your subscription. If you fail to respond to the resolicitation offering, it would be as if you had canceled your order. If you paid for stock by check or money order, your subscription funds would be returned to you, together with accrued interest. If you authorized payment by withdrawal of funds on deposit at American Savings, that authorization would terminate.

                                   If you affirmatively confirm your
                                   subscription order during the resolicitation offering, your subscription funds will be held until the end of the resolicitation offering. You would be unable to cancel your resolicitation order without the approval of American Financial and American Savings until the conversion is completed or terminated.

Purchase Price                     The purchase price is $10.00 per share. The
                                   Boards of Directors of American Financial and
                                   American Savings consulted with Sandler
                                   O'Neill in determining it. You will not pay a commission to buy any shares in the conversion.

Number of Shares to be Sold        American Financial will sell between
(page 111)                         26,732,500 and 36,167,500 shares of its
                                   common stock in this offering. With
                                   regulatory approval, American Financial may increase the number of shares to be sold to 41,592,625 shares without giving you further notice.

                                   The amount of common stock that American
                                   Financial will offer in the conversion is based on an independent appraisal of the estimated market value of American Financial and American Savings as if the conversion had occurred as of the date of the appraisal. FinPro, Inc., an independent appraiser, has estimated that, in its opinion, as of August 3, 1999, the estimated market value ranged between $267.3 million and $361.7 million, with a midpoint of $314.5 million. The appraisal was based in part on American Savings' financial condition and results of operations and the effect on American Savings of the additional capital raised by the sale of common stock in this offering. The independent appraisal will be updated before the conversion is completed.

                                   In preparing its independent appraisal,
                                   FinPro focused primarily on the
                                   price/earnings and price/book valuation
                                   methodologies, both of which are discussed in the appraisal report. See "Where You Can Find More Information" for how to obtain a copy of the appraisal report. The following table compares American Savings' pro forma price/earnings and price/book ratios at the minimum and maximum of the offering range to the medians for all publicly traded thrift institutions, all publicly traded Connecticut thrift institutions and a comparable group of 11 publicly traded thrift institutions identified in the appraisal report. Thrift institutions in the mutual holding company structure are excluded from each comparison group.

                                   The pro forma price/earnings ratios for
                                   American Savings presented in the following table are based on earnings for the trailing 12 months as required by regulatory appraisal guidelines. Therefore, these ratios differ from the ratios presented in the tables under "Pro Forma Data."


                                                                         Price/         Price/
                                                                        Earnings         Book
                                                                         Ratio           Ratio
                                                                      ----------      --------
                                   American Savings:
                                      Minimum......................        12.35x        55.49%
                                      Maximum......................        15.38         68.68
                                   Median for all publicly traded
                                      thrifts......................        14.76        108.36
                                   Median for all publicly traded
                                      Connecticut thrifts..........        13.89        163.73
                                   Median for the comparable
                                      group........................        12.61        131.42

                                   The independent appraisal does not indicate market value. Do not assume or expect that American Savings' valuation as shown in the above table means that the common stock will trade above the $10.00 purchase price after the conversion. American Financial cannot guarantee that anyone who purchases shares in the conversion will be able to sell their shares at or above the $10.00 purchase price.

Purchase Limitations (page 114)    The minimum purchase is 25 shares.

                                   The maximum purchase in the subscription offering by any person or group of persons through a single deposit account or similarly titled deposit accounts is $500,000 of common stock, which equals 50,000 shares.

                                   The maximum purchase by any person, related persons or persons acting together in the direct community offering is $500,000 of common stock, which equals 50,000 shares.

                                   The maximum purchase in the subscription offering and direct community offering combined by any person, related persons or persons acting together is 1% of the common stock offered for sale, which is $3,616,750 of common stock, which equals 361,675 shares.

How to Purchase Common Stock       If you want to subscribe for shares in the
(page 110)                         subscription offering or order shares in the
                                   direct community offering, you must complete
Note:  Once American Financial     an original stock order form and send it
receives your order, you           together with full payment to American
cannot cancel or change it         Savings in the postage-paid envelope
without American Financial's       provided. You must sign the certification
consent.  If American Financial    that is part of the stock order form.
intends to sell fewer than         American Savings must receive your stock
26,732,500 shares or more than     order form before the end of the subscription
41,592,625 shares, all             offering or the end of the direct community
subscribers will be notified       offering, as appropriate.
and given the opportunity to
change or cancel their orders.
If you do not respond to this
notice, American Financial will    You may pay for shares in the subscription
return your funds promptly with    offering or the direct community offering in
interest.                          any of the following ways:

                                   . By cash, if delivered in person to a full-service banking office of American Savings.

                                   .  By check or money order made payable to
                                      American Financial Holdings, Inc.

                                   .  By withdrawal from an account at American
                                      Savings. To use funds in an Individual
                                      Retirement Account at American Savings,
                                      you must transfer your account to an
                                      unaffiliated institution or broker-dealer.
                                      Please contact the conversion center as
                                      soon as possible for assistance.

                                   American Savings will pay interest on your subscription funds at the rate it pays on passbook accounts from the date it receives your funds until the conversion is completed or terminated. All funds authorized for withdrawal from deposit accounts with American Savings will earn interest at the applicable account rate until the conversion is completed. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

                                   No prospectus will be mailed later than five days before the end of the offering or hand-delivered less than 48 hours before the end of the offering.

Use of Proceeds (page 20)          American Financial will use 50% of the net
                                   offering proceeds to buy all of the common stock of American Savings and will retain the remaining net proceeds for general business purposes. These purposes may include investment in securities, paying cash dividends or repurchasing shares of its common stock, although American Financial has no specific plans to pay dividends or repurchase its common stock at this time.
                                   American Savings will use the funds it
                                   receives for general business purposes,
                                   including originating loans and purchasing securities.

                                   American Financial will also loan an amount equal to 8% of the total dollar value of the stock to be issued in the conversion to the employee stock ownership plan to fund its purchase of common stock both in the conversion and in the open market after the conversion.

                                   American Financial and American Savings may also use the proceeds of the offering to expand and diversify their businesses, although they do not have any specific contracts, understandings or arrangements for the acquisition of other financial service companies or their assets.

Purchases by Directors and         American Savings' directors and executive
Executive Officers (page 95)       officers intend to subscribe for 308,000
                                   shares, which equals 0.85% of the 36,167,500 shares that would be sold at the maximum of the offering range. If fewer shares are sold in the conversion, then directors and executive officers may own a greater percentage of American Financial. Directors and executive officers will pay the $10.00 per share price as will everyone else who purchases shares in the conversion.

Market for Common Stock            American Financial has received conditional
(page 22)                          approval to have its common stock quoted on
                                   the Nasdaq National Market under the trading symbol "AMFH." After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. American
                                   Financial cannot assure you that there will be an active trading market for the common stock.

Dividend Policy (page 21)          American Financial intends to adopt a policy
                                   of paying regular cash dividends, but has not yet decided on the exact amount or range of amounts, or the frequency of payments.

                                  RISK FACTORS

     Before investing in American Financial Holdings, Inc.'s common stock please carefully consider the matters discussed below.

American Savings' lower return on average equity after conversion may decrease the market price of the common stock

     Return on average equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. In recent years, American Savings' return on average equity has been below the average return on equity for publicly-traded savings associations and banks of comparable size. As a result of the additional capital that will be raised in this offering, American Financial's equity will increase substantially. American Financial will not be able to immediately deploy the increased capital from the offering into higher-yielding loans. American Financial's ability to invest in loans will depend on market interest rates, demand in its market area and its ability to compete successfully for loans. Unless and until the capital can be invested in higher-yielding loans, American Financial expects that its return on average equity will continue to be below average. In addition, compensation expense will increase as a result of the new benefit plans. Over time, American Financial intends to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on average equity competitive with other publicly traded financial institutions. This goal could take a number of years to achieve, and American Financial cannot assure you that this goal can be attained. Consequently, you should not expect a competitive return on equity in the near future. See "Pro Forma Data" for an illustration of the financial effects of this stock offering.

Competition has hurt American Savings' net interest income

     American Savings faces intense competition both in making loans and attracting deposits. This competition has made it more difficult for American Savings to make new loans and has forced it to offer higher deposit rates in its market area. This competition for loans and deposits has contributed to a narrowing of its interest rate spread, which has hurt net interest income. The competition for deposits, particularly from mutual funds and other stock market investment vehicles, also has contributed to slower growth in American Savings' deposit base in recent years. American Savings expects that the intense competition for loans and deposits will continue and may increase in the future. For more information about American Savings' market area and the competition it faces, see "Business of American Savings--Market Area" and "Business of American Savings--Competition."

American Savings' plans to enter commercial business lending may hurt both asset quality and net income

     American Savings has limited experience with commercial business lending, which involves loans secured by business assets other than real estate. These loans generally offer a higher rate of return but also possess a greater risk of loss than loans secured by real estate. Currently, American Savings does not make any commercial loans. Subject to market conditions, American Savings intends to begin making commercial loans secured by business assets other than real estate, such as equipment, inventory and accounts receivable. American Savings cannot assure you that the level of nonaccruing commercial business loans will not be higher in future periods which would reduce net interest income, or that it will not have to charge-off material amounts of commercial business loans in future periods, which could lead to a material increase in the provision for loan losses in future periods which would also reduce net income. See "Business of American Savings--Lending Activities--Nonperforming Assets and Delinquencies" and "Business of American Savings--Lending Activities--Commercial Business Loans" for additional information.

Establishment of the American Savings Charitable Foundation will hurt American Savings' earnings

     American Financial intends to contribute to American Savings Charitable Foundation shares of its common stock equal to 8% of the shares sold in the conversion. This contribution will hurt operating results during the fiscal year in which the foundation is established, which is expected to be 1999, possibly resulting in an operating loss for the year. For a further discussion regarding the effect of the contribution to the foundation, see "The Conversion- -Establishment of the Charitable Foundation."

Management will have substantial discretion over investment of the offering proceeds and may make investments with which you may disagree

     The net offering proceeds to American Savings are estimated to range from $130.7 million to $204.1 million. The net offering proceeds to American Financial are estimated to range from $107.6 million to $168.2 million after it loans a portion of the proceeds to American Savings' employee stock ownership plan to purchase shares of common stock. American Financial and American Savings intend to use these funds for general business purposes, giving management substantial discretion over their investment. You may disagree with investments that management makes. See "Use of Proceeds" for further discussion.

Implementation of additional benefit plans will increase future compensation expense and may lower American Savings' net income

      American Savings will recognize additional material employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. American Savings cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. American Savings would recognize expenses for its employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for the stock-based incentive plan over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower. For further discussion of these plans, see "Management of American Savings--Benefits."

Year 2000 data processing problems could interrupt and hurt American Savings' operations

     Computer programs that use only two digits to identify a year could fail or create erroneous results at or after the year 2000. While American Savings performs all of its data processing through in-house systems, a third party vendor provides all core application software to American Savings. If the vendor is unable to complete its year 2000 adjustments in a timely fashion, or if it does not successfully make all the necessary year 2000 adjustments, resulting computer malfunctions could interrupt the operations of American Savings and have a significant adverse impact on American Savings' financial condition and results of operations. For further discussion of American Savings' year 2000 compliance program, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness."

Declining interest rates could hurt American Savings' profits

     Like most financial institutions, American Savings' ability to earn a profit depends largely on its net interest income, which is the difference between interest income it receives from its loans and securities and interest it pays on deposits and borrowings. A large percentage of American Savings' interest-earning assets have shorter maturities. Therefore, if interest rates decline, American Savings anticipates that its net interest income would decline as interest earned on its assets would decrease more quickly than the interest paid on deposits. For further discussion of how changes in interest rates could impact American Savings, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management of Interest Rate Risk and Market Risk Analysis."

Issuance of shares for benefit program may lower your ownership interest

     If stockholders approve the new stock-based incentive plan, American Financial intends to issue shares to its officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest could be reduced by up to approximately 3.85%. If the options under the stock-based incentive plan are granted from authorized but unissued stock, your ownership interest could be reduced by up to approximately 9.09%. See "Pro Forma Data" and "Management of American Savings--Benefits."

Expected voting control by management and employees may make takeover attempts more difficult to achieve

     The shares of common stock that American Savings' directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under American Savings' employee stock ownership plan and American Financial's stock-based incentive plan, could result in management and employees controlling a significant percentage of American Financial's common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage takeover attempts you might like to see happen. In addition, the total voting power of management and employees could reach in excess of 20% of American Financial's outstanding stock. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "Management of American Savings--Executive Compensation," "Shares to Be Purchased by Management with Subscription Rights" and "Restrictions on Acquisition of American Financial and American Savings."

The contribution to American Savings Charitable Foundation means that a stockholder's total ownership interest will be 7.4% less after the contribution

     Purchasers of shares will have their ownership and voting interests in American Financial diluted by 7.4% when American Financial issues an additional 8% of its shares and contributes those shares to the foundation. For a further discussion regarding the effect of the contribution to the foundation, see "Pro Forma Data" and "Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation."

The contribution to the foundation may not be tax deductible, which could hurt American Savings' earnings

     American Financial believes that its contribution to the American Savings Charitable Foundation should be deductible for federal income tax purposes. However, American Financial does not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. If the contribution is not deductible, American Financial would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, American Financial may not have sufficient earnings to be able to use the deduction in full. For a further discussion of the contribution to the charitable foundation, see "The Conversion--Establishment of the Charitable Foundation."

Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve and may decrease the market price of the common stock

     Provisions in American Financial's Certificate of Incorporation and Bylaws, the corporate law of the State of Delaware, and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions may discourage or prevent takeover attempts you might like to see happen and may decrease the market price of the common stock. These provisions will also make the removal of the current board of directors or management of American Financial, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 5% or 10% of American Financial's common stock; supermajority voting requirements for certain business combinations; the election of directors to staggered terms of three years; and the elimination of cumulative voting for directors. The Certificate of Incorporation of American Financial also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. For further information about these provisions, see "Restrictions on Acquisition of American Financial and American Savings."

Employment agreements, the employee stock ownership plan, the supplemental executive retirement plan and the severance plan could make takeover attempts more difficult to achieve

     The employment agreements to be entered into with officers of American Financial and American Savings provide for cash severance payments and/or the continuation of health, life and disability benefits if the officers are terminated following a change in control of American Financial or American Savings. If a change in control had occurred at December 31, 1998, the aggregate value of the severance benefits available to these officers under the agreements would have been approximately $3.9 million based on 1998 compensation data. In addition, if a change in control had occurred at December 31, 1998 and all eligible employees had been terminated, the aggregate payment due under the employee stock ownership plan supplemental executive retirement plan would have been approximately $3.9 million and the aggregate payment due under the severance plan would have been approximately $10.5 million. These estimates do not take into account future salary adjustments or bonus payments or the value of the continuation of other employee benefits. All of these arrangements may have the effect of increasing the costs of acquiring American Financial, thereby discouraging future attempts to take over American Financial or American Savings. For information about the proposed employment and severance agreements and severance plan, see "Management of American Savings--Executive Compensation."

Banking reform legislation may reduce American Financial's powers

     The U.S. Congress is currently considering legislation intended to modernize the financial services industry. Under the pending legislation, newly formed unitary savings and loan holding companies would not have the broad powers currently available to them. American Financial will be a unitary savings and loan holding company after the conversion. American Financial does not know whether federal legislation will be enacted that affects unitary savings and loan holding companies or, if the legislation is enacted, what form it might take. Accordingly, management of American Savings and American Financial cannot predict what effect, if any, banking reform legislation would have on the activities and operations of American Financial and its subsidiaries.

American Financial cannot assure or guarantee an active trading market for the common stock

     Because American Financial has never issued stock, there is no current trading market for the common stock. Consequently, American Financial cannot assure or guarantee that an active trading market for the common stock will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence and individual decisions of willing buyers and sellers at any given time over which neither American Financial nor any market maker will have any control. If an active trading market does not develop or is sporadic, this may hurt the market value of the common stock. Furthermore, American Financial cannot assure or guarantee that purchasers of common stock in the offering will be able to sell their shares after the conversion at or above the $10.00 per share purchase price. For further information, see "Market for Common Stock."

Sandler O'Neill has not given an opinion or recommendation that the common stock is a good investment

     American Financial and American Savings have engaged Sandler O'Neill to consult with and advise American Savings and American Financial with respect to the conversion and to assist, on a best-efforts basis, with the solicitation of subscriptions and purchase orders for shares of common stock. Sandler O'Neill has not prepared or delivered any opinion or recommendation as to prices at which the common stock may trade after the conversion or the appropriateness of the amount of common stock to be issued in the conversion. Sandler O'Neill also has not verified the accuracy or completeness of the information contained in this prospectus, nor has it prepared a report or opinion constituting recommendations to American Savings or American Financial.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following tables contain certain information concerning the financial position and results of operations of American Savings at the dates and for the periods indicated. The data presented at May 31, 1999 and 1998 and for the five month periods then ended are derived from unaudited financial statements but, in the opinion of management, reflects all adjustments necessary to present fairly the results for these interim periods. These adjustments consist only of normal recurring adjustments. The results of operations for the five months ended May 31, 1999 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1999. This information should be read in conjunction with the Consolidated Financial Statements included in this prospectus.



                                                    At May 31,                                   At December 31,
                                        ---------------------------------      ---------------------------------------------------
                                              1999               1998               1998               1997               1996
                                        -------------       -------------      -------------      -------------      -------------
                                                                                                  (In thousands)
Selected Financial Data:
Total assets                             $  1,609,709        $  1,513,743       $  1,590,451       $  1,475,262       $  1,385,844
Loans, net................................    941,251             859,541            907,254            837,683            747,540
   Mortgage-backed securities:
      Available for sale..................    205,868             138,418            172,855            132,817            103,677
      Held to maturity....................         --                  --                 --                 --                 --
   Investment securities:
      Available for sale..................    370,390             444,462            417,673            432,032            441,401
      Held to maturity....................         --                  --                 --                 --                 --
Deposits..................................  1,151,648           1,124,194          1,143,754          1,096,398          1,075,558
FHLB advances.............................    129,744              80,244            120,244             80,244             50,244
         Total equity.....................    286,028             269,492            280,984            258,141            230,164
Real estate owned, net....................        617               1,359                720                739              1,094
Nonperforming loans.......................      2,872               5,636              3,986              6,874              6,508

                                             --------------------------------
                                                  1995               1994
                                             -------------      -------------
Selected Financial Data:
Total assets..............................    $  1,290,279       $  1,165,153
Loans, net................................         678,822            625,443
   Mortgage-backed securities:
      Available for sale..................         111,046                 --
      Held to maturity....................              --             49,750
   Investment securities:
      Available for sale..................         368,146            279,809
      Held to maturity....................              --             73,356
Deposits..................................       1,053,464            970,019
FHLB advances.............................             244                244
         Total equity.....................         210,801            183,322
Real estate owned, net....................           1,943              2,179
Nonperforming loans.......................           5,735              4,066

                                                   For the Five Months
                                                      Ended May 31,                       For the Year Ended December 31,
                                             -------------------------------     ------------------------------------------------
                                                  1999                1998           1998               1997               1996
                                             -----------         -----------     ----------         ----------         ----------
                                                                                                   (In thousands)
Selected Operating Data:
Total interest and dividend income.......      $  41,314           $  41,260      $  98,989          $  95,255          $  88,488
Total interest expense...................         22,394              22,391         54,067             52,507             49,051
                                             -----------         -----------     ----------         ----------         ----------
   Net interest income...................         18,920              18,869         44,922             42,748             39,437
Provision for loan losses................            800               1,000          2,400              2,154              2,250
                                             -----------         -----------     ----------         ----------         ----------
   Net interest income after
      provision for loan losses..........         18,120              17,869         42,522             40,594             37,187
Non-interest income:
   Service charges and fees..............          1,830               1,473          4,114              2,449              2,345
   Net gain on sale/contribution
      of securities......................          2,797               4,196          6,696              4,655              3,950
   Other.................................            223                 241            454                601                371
Total non-interest expense...............         10,873              10,491         26,705             21,946             19,496
                                             -----------         -----------     ----------         ----------         ----------
   Income before income taxes............         12,097              13,288         27,081             26,353             24,357
Income taxes.............................          4,198               4,272          9,066              8,093              8,627
                                             -----------         -----------     ----------         ----------         ----------
   Net income............................      $   7,899           $   9,016      $  18,015          $  18,260          $  15,730
                                             ===========         ===========     ==========         ==========         ==========

                                                     1995               1994
                                                 ----------         ----------
Selected Operating Data:
Total interest and dividend income.............   $  83,813          $  71,030
Total interest expense.........................      43,990             32,483
                                                 ----------         ----------
   Net interest income.........................      39,823             38,547
Provision for loan losses......................       2,405              1,540
                                                 ----------         ----------
   Net interest income after
      provision for loan losses................      37,418             37,007
Non-interest income:
   Service charges and fees....................       1,896              2,086
   Net gain on sale/contribution
      of securities............................       2,877              1,429
   Other.......................................         508                555
Total non-interest expense.....................      18,298             14,995
                                                 ----------         ----------
   Income before income taxes..................      24,401             26,082
Income taxes...................................       9,222             10,312
                                                 ----------         ----------
   Net income..................................   $  15,179          $  15,770
                                                 ==========         ==========



                                                                                      At December 31,
                                               At May 31,        -------------------------------------------------------------------
                                                  1999               1998           1997           1996          1995          1994
                                             -------------       ----------     ----------     ----------     --------      --------

Selected Other Data:
Number of:
   Mortgage loans outstanding..............          6,805            6,769          6,918          7,050        7,140         6,963
   Deposit accounts........................        111,361          111,747        108,349        104,146       93,316        84,088
   Full-service offices....................             17               17             14             14           13            13

                                                                    At or For the
                                                                     Five Months              At or For the Year
                                                                    Ended May 31,              Ended December 31,
                                                                ----------------------      ------------------------
                                                                   1999          1998           1998           1997
                                                                --------      --------      ----------     ---------
Selected Operating Ratios and Other Data:
Performance Ratios (1):
   Average yield on interest-earning assets............             6.72%         7.17%           7.06%         7.13%
   Average rate paid on interest-bearing liabilities...             4.34          4.62            4.61          4.66
   Interest rate spread (2)............................             2.38          2.55            2.45          2.47
   Net interest margin (3).............................             3.08          3.27            3.20          3.20
   Ratio of interest-bearing assets to
    interest-bearing liabilities.......................           119.22        118.80          119.52        118.49

   Ratio of net interest income after provision
      for loan losses to non-interest expense..........           166.66        170.33          159.23        184.70
   Non-interest expense as a percent of average
      assets...........................................             1.65          1.70            1.78          1.55
   Return on average assets (4)........................             1.20          1.46            1.20          1.29
   Return on average equity (5)........................             6.73          8.26            6.76          7.56
   Ratio of average equity to average assets...........            17.81         17.67           17.78         17.01

Regulatory Capital Ratios:
   Leverage capital ratio..............................            15.48         15.67           16.35         15.95
   Total risk-based capital ratio......................            29.56         29.13           29.19         30.30

Asset Quality Ratios:
   Nonperforming loans as a percent of total
      loans (6)........................................             0.30          0.65            0.44          0.81
   Nonperforming assets as a percent of total
      assets (7).......................................             0.22          0.46            0.30          0.52
   Allowance for loan losses as a percent of total
      loans............................................             0.84          0.77            0.83          0.74
   Allowance for loan losses as a percent of
      nonperforming loans..............................           277.61        117.96          191.32         91.32
   Net loans charged-off as a percent of average
      interest-earning loans...........................             0.12          0.18            0.12          0.18

                                                              ------------------------------------
                                                                 1996          1995          1994
                                                              --------      --------      --------
Selected Operating Ratios and Other Data:
Performance Ratios (1):
   Average yield on interest-earning assets............           7.08%         7.27%         6.48%
   Average rate paid on interest-bearing liabilities...           4.65          4.47          3.49
   Interest rate spread (2)............................           2.43          2.80          2.99
   Net interest margin (3).............................           3.15          3.50          3.52
   Ratio of interest-bearing assets to
    interest-bearing liabilities.......................         118.48        118.47        137.32

   Ratio of net interest income after provision
      for loan losses to non-interest expense..........         190.28        204.49        246.80
   Non-interest expense as a percent of average
      assets...........................................           1.48          1.50          1.14
   Return on average assets (4)........................           1.19          1.24          1.20
   Return on average equity (5)........................           7.28          7.94          9.33
   Ratio of average equity to average assets...........          16.41         15.68         15.15

Regulatory Capital Ratios:
   Leverage capital ratio..............................          15.33         15.52         15.74
   Total risk-based capital ratio......................          29.79         30.84         34.74

Asset Quality Ratios:
   Nonperforming loans as a percent of total
      loans (6)........................................           0.86          0.84          0.65
   Nonperforming assets as a percent of total
      assets (7).......................................           0.55          0.60          0.54
   Allowance for loan losses as a percent of total
      loans............................................           0.74          0.66          0.44
   Allowance for loan losses as a percent of
      nonperforming loans..............................          85.86         78.19         68.69
   Net loans charged-off as a percent of average
      interest-earning loans...........................           0.16          0.11          0.05

__________________________
(1) Regulatory Capital and Asset Quality Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized for interim periods.
(2) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(3)  Net interest income as a percentage of average interest-earning assets.
(4)  Net income divided by average total assets.
(5)  Net income divided by average total equity.
(6) Nonperforming loans consist of nonaccrual loans. See "Business of American Savings--Lending Activities--Nonperforming Assets and Delinquencies."
(7)  Nonperforming assets consist of nonaccrual loans and real estate owned.
     See "Business of American Savings--Lending Activities--Nonperforming Assets and Delinquencies."

                              RECENT DEVELOPMENTS

     The following tables contain certain information concerning the financial position and results of operations of American Savings at the date and for the periods indicated. The data presented at August 31, 1999 and 1998 and for the eight month periods then ended are derived from unaudited condensed consolidated financial statements but, in the opinion of management, reflect all adjustments necessary to present fairly the results for these interim periods. These adjustments consist only of normal recurring adjustments. The results of operations for the eight months ended August 31, 1999 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1999. This information should be read in conjunction with the Consolidated Financial Statements included in this prospectus.


                                                                                       At                     At
                                                                                   August 31,            December 31,
                                                                                      1999                   1998
                                                                                 -------------         ----------------
                                                                                             (In thousands)
Selected Financial Data:
   Total assets.............................................................       $1,658,742               $1,590,451
   Loans, net...............................................................          992,781                  907,254
   Mortgage-backed securities available for sale............................          209,986                  172,855
   Investment securities available for sale.................................          397,172                  417,673
   Deposits.................................................................        1,152,221                1,143,754
   FHLB advances............................................................          189,744                  120,244
   Total equity.............................................................          285,183                  280,984
   Real estate owned........................................................              386                      720
   Nonperforming loans......................................................            2,787                    3,986



                                                                                           For the Eight Months
                                                                                              Ended August 31,
                                                                                     ----------------------------------
                                                                                         1999                 1998
                                                                                     -----------          ------------
                                                                                                 (In thousands)
Selected Operating Data:
   Total interest and dividend income.......................................             $67,049                $66,024
   Total interest expense...................................................              36,064                 35,970
                                                                                         -------                -------
      Net interest income...................................................              30,985                 30,054
   Provision for loan losses................................................               1,280                  1,600
                                                                                         -------                -------
      Net interest income after provision for loan losses...................              29,705                 28,454
   Non-interest income:
      Service charges and fees..............................................               3,075                  2,576
      Net gain on sale/contribution of securities...........................               5,224                  6,055
      Other.................................................................                 343                    339
   Total non-interest expense...............................................              16,606                 17,825
                                                                                         -------                -------
      Income before income taxes............................................              21,741                 19,599
   Income taxes.............................................................               7,563                  6,127
                                                                                         -------                -------
      Net income............................................................             $14,178                $13,472
                                                                                         =======                =======

                                                                                              At or For the
                                                                                               Eight Months
                                                                                              Ended August 31,
                                                                                        ----------------------------
                                                                                           1999                1998
                                                                                        --------            --------

Selected Operating Ratios and Other Data
 Performance Ratios (1):
   Average yield on interest-earning assets...........................................      6.63%               7.05%
   Average rate paid on interest-bearing liabilities..................................      4.28                4.57
   Interest rate spread (2)...........................................................      2.35                2.48
   Net interest margin (3)............................................................      3.10                3.25
   Ratio of interest-bearing assets to interest-bearing liabilities...................    120.01              118.91
   Ratio of net interest income after provision for loan losses to
    noninterest expense...............................................................    178.88              159.63
   Non-interest expense as a percent of average assets................................      1.56                1.80
   Return on average assets (4).......................................................      1.33                1.36
   Return on average equity (5).......................................................      7.51                7.62
   Ratio of average equity to average assets..........................................     17.74               17.81

Regulatory Capital Ratios:
   Leverage capital ratio.............................................................     15.27               15.89
   Total risk-based capital ratio.....................................................     28.09               30.04

Asset Quality Ratios:
   Nonperforming loans as a percent of total loans (6)................................      0.28                0.50
   Nonperforming assets as a percent of total assets (7)..............................      0.19                0.37
   Allowance for loan losses as a percent of total loans..............................      0.83                0.77
   Allowance for loan losses as a percent of nonperforming loans......................    298.92              154.83
   Net loans charged-off as a percent of average interest-earning loans...............      0.10                0.17

__________________________________
(1) Regulatory Capital and Asset Quality Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized for interim periods.
(2) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(3) Net interest income as a percentage of average interest-earning assets.
(4) Net income divided by average total assets.
(5) Net income divided by average total equity.
(6) Nonperforming loans consist of nonaccrual loans.
(7) Nonperforming assets consist of nonaccrual loans and real estate owned.

Comparison of Financial Condition at August 31, 1999 and December 31, 1998

     Total assets increased $68.3 million, or 4.3%, to $1.66 billion at August 31, 1999 from $1.59 billion at December 31, 1998. This increase was primarily a result of an $85.5 million net increase in loans and a $37.1 million increase in mortgage-backed securities available for sale, partially offset by a $30.7 million decrease in federal funds sold and a $20.5 million decrease in investment securities available for sale. The shift in the composition of assets reflects management's strategy to enhance the yield on its interest-earning assets by reducing federal funds sold and using the proceeds, along with cash flows from the securities portfolio, to invest in corporate debt obligations and mortgage-backed securities, including collateralized mortgage obligations, with maturities or average lives ranging from two to five years. The increase in loans occurred primarily in one-to four-family and home equity loans and lines of credit due to strong demand for new housing, expansion of American Savings' loan markets in 1999 and lower interest rates which resulted in an increase in loan originations for refinancings and home purchases. See "Business of American Savings--Lending Activities" and "Business of American Savings--Investment Activities."

     Deposits increased $8.5 million, or 0.7%, to $1.15 billion at August 31, 1999, primarily due to the opening of three new branches in late 1998 and more aggressive marketing of deposit products. Advances from the Federal Home Loan Bank of Boston, which increased $69.5 million, or 57.8%, to $189.7 million at August 31, 1999 from $120.2 million at December 31, 1998, were used to fund loan originations. Mortgagors' escrow deposits decreased $7.5 million to $3.1 million at August 31, 1999, primarily due to property tax payments made in July. Deferred income tax liability decreased $6.0 million primarily due to a decrease in the net unrealized gains on securities available for sale.

     Nonperforming assets totaled $3.2 million at August 31, 1999 compared to $4.7 million at December 31, 1998, a decrease of $1.5 million, or 31.9%. This decrease reflects a $1.2 million decline in nonperforming loans to $2.8 million at August 31, 1999 and a $334,000 decrease in real estate owned to $386,000 at August 31, 1999. The decline in nonperforming loans was primarily attributable to the improved financial condition of borrowers, which management attributes to the strong economy. The decline in real estate owned was due to the disposition of foreclosed properties and the lack of additional significant foreclosures.

     Total equity increased $4.2 million to $285.2 million at August 31, 1999 as compared to $281.0 million at December 31, 1998, due to $14.2 million of net income offset by a $10.0 million decrease in accumulated other comprehensive income from a decline in the after-tax net unrealized gain on available for sale securities.

Comparison of Operating Results for the Eight Months Ended August 31, 1999 and 1998

     Net Income. Net income increased $706,000, or 5.2%, to $14.2 million for the eight months ended August 31, 1999 from $13.5 million for the eight months ended August 31, 1998. The increase was attributable to increases in interest and dividend income, service charges and fees, and gains on sale of investment securities of $1.0 million, $499,000 and $1.2 million, respectively, and a $320,000 decrease in the provision for loan losses. This increase was partially offset by increases of $1.4 million in non-interest expense excluding charitable contributions, and $1.4 million in income tax expense. Charitable contributions declined $2.6 million, and gain on contribution of investment securities decreased $2.1 million, primarily due to the contribution of appreciated investment securities to American Savings Bank Foundation, Inc. in the 1998 period.

     Net Interest Income. Net interest income for the eight months ended August 31, 1999 increased by $931,000, or 3.1%, primarily as a result of increased interest income resulting from an increase in the average balance of interest-earning assets offset by lower yields due to a lower market interest rate environment.

     Interest and dividend income increased $1.0 million, or 1.6%, to $67.0 million for the eight months ended August 31, 1999 from $66.0 million for the eight months ended August 31, 1998. The yield on interest-earning assets was 6.63% and 7.05% for the eight-month periods ended August 31, 1999 and 1998, respectively, due to a lower market interest rate environment. Interest income on loans increased by $1.3 million, or 2.9%, to $45.4 million for the eight months ended August 31, 1999 from $44.1 million for the same period in 1998. The increase was attributable to an $86.1 million increase in the average balance of loans partially offset by a decrease in the average yield on loans from 7.63% during the first eight months of 1998 to 7.13% during the same period in 1999 due to a lower interest rate environment. Interest and dividend income from investment securities decreased $2.3 million, or 15.5%, to $12.6 million for the eight months ended August 31, 1999 from $14.9 million for the eight months ended August 31, 1998. This decrease was primarily attributable to a $35.1 million decrease in the average balance of investment securities to $318.1 million for the eight months ended August 31, 1999, as well as a 36 basis point decrease in the average yield earned on investments due to a lower market interest rate environment. The decrease in the average balance of investment securities reflects management's strategy to reduce federal funds sold and invest the proceeds in higher yielding mortgage-backed securities. Interest income on mortgage-backed securities increased $2.0 million, or 32.8%, from $6.2 million for the eight months ended August 31, 1998 to $8.2 million for the eight months ended August 31, 1999. The increase resulted from a $58.3 million increase in the average balance of mortgage-backed securities due to additional purchases of such securities, partially offset by a decrease in the average yield of 47 basis points due to the lower market interest rate environment.

     Interest expense was approximately $36.0 million for the eight month periods ended August 31, 1999 and 1998. Interest expense on deposits was lower in 1999 than 1998 due to a lower market interest rate environment while interest expense on borrowings increased due to increases in the average balance of borrowings from the Federal Home Loan Bank of Boston that were used to fund loan growth.

     Provision for Loan Losses. The provision for loan losses decreased $320,000 to $1.3 million for the eight months ended August 31, 1999 from $1.6 million for the eight months ended August 31, 1998. The decrease in the provision for loan losses reflects a decrease in nonperforming loans, which totaled $2.8 million and $4.5 million at August 31, 1999 and 1998, respectively, and represented 0.28% and 0.50% of total loans at August 31, 1999 and 1998, respectively. At August 31, 1999 and 1998, the allowance for loan losses was $8.3 million and $7.0 million, respectively, which represented 299% of nonperforming loans and 0.83% of total loans at August 31, 1999 as compared to 155% of nonperforming loans and 0.77% of total loans at August 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Comparison of Operating Results for the Five Months Ended May 31, 1999 and 1998" and "Business of American Savings-Lending Activities-Allowance for Loan Losses."

     Non-interest Income. Non-interest income decreased $328,000, or 3.7%, to $8.6 million for the eight months ended August 31, 1999 from $9.0 million in the same period in the prior year primarily due to a decrease in the gains on the contribution of securities of $2.1 million, partially offset by an increase of $1.2 million, or 30.6%, in the gain on sales of securities from $4.0 million for the eight months ended August 31, 1998 to $5.2 million for the eight months ended August 31, 1999. The decline in the gain on contribution of securities was due to contributions of appreciated securities to American Savings Bank Foundation, Inc. in 1998. There was no such contribution made in 1999. However, due to the planned establishment of American Savings Charitable Foundation as part of the conversion, American Savings does not intend to make further contributions of securities to American Savings Bank Foundation, Inc. and, therefore, no future gains on the contribution of appreciated securities will be recognized. Gains on sales of securities for the 1999 period includes a $2.2 million gain recognized in June when American Savings received cash, that exceeded the cost basis of the underlying shares, in exchange for shares of common stock of a company that was acquired by merger. The proceeds from this transaction were primarily invested in corporate debt obligations and mortgage-backed securities, including collateralized mortgage obligations with maturities or average lives ranging from two to five years. See "Business of American Savings--Investment Activities" for further discussion of American Savings' marketable equity securities. Service charges and fees increased $499,000 for the eight months ended August 31, 1999 compared to the same period last year due to the implementation of a new service charge structure, increased transaction accounts and an increase in fees following the start of operations of American Savings' financial services subsidiary in January 1998. See "Business of American Savings--Subsidiary Activities--American Investment Services, Inc."

     Non-interest Expense. Non-interest expense for the eight months ended August 31, 1999 was $16.6 million, a decrease of $1.2 million, or 6.8%, compared to $17.8 million for the eight months ended August 31, 1998. The decrease was due primarily to a decrease in charitable contributions, offset by increases in salary and occupancy expenses. Charitable contributions decreased $2.6 million, or 80.8%, to $615,000 for the eight months ended August 31, 1999 compared to $3.2 million in the same period in 1998. This decrease was due to American Savings funding the majority of the contribution to the American Savings Bank Foundation, Inc.

during the first eight months of 1998, while no similar contribution was made during the eight months ended August 31, 1999. Salaries and employee benefits increased $896,000, or 11.3%, to $8.9 million for the eight months ended August 31, 1999 from $8.0 million for the same period in 1998. Occupancy expense for the eight months ended August 31, 1999 increased $247,000 to $1.6 million from $1.3 million in the same period last year. Both the salary and occupancy expense increases are primarily due to the opening of three new branches during the latter part of 1998 and the increased depreciation charges associated with capital improvements to the main office completed in late 1998.

     Income Tax Expense. Income taxes were $7.6 million for the eight months ended August 31, 1999, compared to $6.1 million for the eight months ended August 31, 1998. The effective tax rates were 34.8% and 31.3% for the eight months ended August 31, 1999 and 1998, respectively. The increase in income tax expense was primarily due to an increase in income before income taxes and the absence in 1999 of a tax benefit received in 1998 due to the non-taxable gain on the contribution of appreciated securities to American Savings Bank Foundation, Inc.

                                USE OF PROCEEDS

     The following table presents the estimated net proceeds of the offering, the amount to be retained by American Financial, the amount to be contributed to American Savings, and the amount of American Financial's loan to the employee stock ownership plan. See "Pro Forma Data" for the assumptions used to arrive at these amounts.


                                                                        26,732,500          36,167,500         41,592,625
                                                                        Shares at           Shares at          Shares at
                                                                         $10.00               $10.00             $10.00
                                                                        Per Share           Per Share          Per Share
                                                                      ------------        -------------      -------------
                                                                                         (IN THOUSANDS)
Gross proceeds...................................................      $   267,325         $   361,675        $   415,926
Less:  estimated underwriting commissions and other offering
      expenses...................................................            5,905               7,069              7,738
                                                                       -----------         -----------        -----------
Net proceeds.....................................................      $   261,420         $   354,606        $   408,188
                                                                       ===========         ===========        ===========

Net proceeds to be retained by American Financial................      $   130,710         $   177,303        $   204,094
Net proceeds to be contributed to American Savings...............      $   130,710         $   177,303        $   204,094
Amount of loan by American Financial to employee stock
   ownership plan................................................      $    23,097         $    31,249        $    35,936


     American Financial will purchase all of the capital stock of American Savings to be issued in the conversion in exchange for 50% of the net proceeds of the stock offering. Receipt of 50% of the net proceeds will increase American Savings' capital and will support the expansion of American Savings' existing business activities. American Savings will use these funds for general business purposes, including, loan originations and investment in short-term U.S. government agency obligations and U.S. government agency issued mortgage-backed securities.

     American Financial intends to loan the employee stock ownership plan the amount necessary to acquire an amount of shares equal to 8% of the shares issued in the conversion, including shares issued to American Savings Charitable Foundation. Accordingly, the employee stock ownership plan acquisitions would range between 2,309,688 shares at the minimum of the offering range and 3,124,872 shares at the maximum of the offering range. At the midpoint of the offering range, the employee stock ownership plan would acquire 2,717,280 shares. If 44,920,035 shares are issued in the conversion, the employee stock ownership plan would acquire 3,593,602 shares. The employee stock ownership plan intends to acquire such amount of stock by subscribing for 5% of the shares sold in the conversion in the stock offering and acquiring the remaining balance of shares through open market purchases after the completion of the conversion. For purposes of the above table, it is assumed that any shares of common stock to be purchased by the employee stock ownership plan in the open market will be purchased at $10.00 per share. If there are not enough shares to satisfy the employee stock ownership plan's subscription for shares sold in the conversion, the plan may purchase such shares in the open market after conversion. It is anticipated that the employee stock ownership plan loan will have a 20-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the conversion. The loan will be repaid principally from American Savings' contributions to the employee stock ownership plan and from any dividends paid on shares of common stock held by the employee stock ownership plan.

     The remaining net proceeds retained by American Financial will initially be invested primarily in short- to intermediate-term securities. American Financial may also use the funds it retains to support future expansion of operations or diversification into other banking or financial services related businesses and for other business or investment purposes. With the exception of American Savings' strategic plan to acquire or establish an insurance agency and expand its branch network over the next five years, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any expansion activities.

     American Financial may also use available funds to repurchase shares of common stock and for the payment of dividends, subject to any limitations of applicable laws and regulations. Following the conversion, the Board of Directors will have the authority to adopt plans that meet statutory and regulatory requirements for repurchases of common stock. Since American Financial has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based and consequently, no intention currently exists. The Board of Directors will consider many facts and circumstances in determining whether to repurchase stock in the future. These factors include market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve American Financial's return on equity. The avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans is another factor that will be considered.
The Board of Directors will also consider any other circumstances in which repurchases would be in the best interests of American Financial and its stockholders.

     Before undertaking any stock repurchases, the Board of Directors must determine that both American Financial and American Savings will be capitalized in excess of all applicable regulatory requirements after any repurchases and that capital will be adequate, taking into account, among other things, American Savings' level of nonperforming and classified assets, American Financial's and American Savings' current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases, see "The Conversion--Restrictions on Repurchase of Stock."

     Except as described above, neither American Financial nor American Savings has specific plans for the investment of the proceeds of this offering.
Although American Savings' capital currently exceeds regulatory requirements, it is converting to stock form primarily to structure itself in the form of organization used by commercial banks and most other financial services companies. For a discussion of management's business reasons for undertaking the conversion, see "The Conversion--Reasons for the Conversion."

                                DIVIDEND POLICY

General

     American Financial's Board of Directors intends to adopt a policy of paying regular cash dividends after the conversion, but has not decided the exact amount or range of amounts that may be paid, when the payments may begin or the frequency of any payments. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the Board of Directors will take into account the amount of the net proceeds retained by American Financial, American Financial's financial condition, results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by American Savings to American Financial discussed below will also be considered. American Financial is also subject to Delaware law, which generally limits dividends to an amount equal to an excess of the net assets of a company (the amount by which total assets exceed total liabilities) over statutory capital, or if there is no excess, to the company's net profits for the current and/or immediately preceding fiscal year. In order to pay cash dividends, however, American Financial must have available cash either from the net proceeds raised in the conversion and retained by American Financial, borrowings by American Financial, dividends received from American Savings or earnings on American Financial's assets. No assurances can be given that any dividends, either regular or special, will be declared or paid, or if declared and paid, what the amount of dividends will be or whether they will continue uninterrupted.

Regulatory Restrictions

     Dividends from American Financial may depend, in part, upon receipt of dividends from American Savings because American Financial initially will have no source of income other than dividends from American Savings and earnings from the investment of the net proceeds from the offering retained by American Financial. American Savings, as a Connecticut-chartered savings bank, must also comply with Connecticut law when considering paying a dividend. Connecticut law limits all cash dividends declared by a bank in any calendar year, unless specifically approved by the Connecticut Banking Commissioner, to the total of net profits for that year and retained net profits for the preceding two years. Net profits are defined as the remainder of all earnings from current operations. Subject to the approval of the Connecticut Banking Commissioner, stock dividends may be declared and paid up to the amount of the bank's surplus earnings. In addition, American Savings may not declare or pay a cash dividend on its capital stock if its effect would be to reduce the regulatory capital of American Savings below the amount required for the liquidation account to be established as required by American Savings' plan of conversion and below amounts required to be maintained by the Federal Deposit Insurance Corporation. See "The Conversion--Effects of Conversion to Stock Form--Liquidation Account."

Tax Considerations

     In addition to the foregoing, retained earnings of American Savings appropriated to bad debt reserves and previously deducted for federal income tax purposes cannot be used by American Savings to pay cash dividends to American Financial without the payment of federal income taxes by American Savings at the then current income tax rate on the amount deemed distributed, which would include the amounts of any federal income taxes paid by American Savings relating to the distribution. See "Federal and State Taxation of Income-- Federal Income Taxation" and Note 11 of the Notes to Consolidated Financial Statements included in this prospectus. American Financial does not contemplate any distribution by American Savings that would result in a recapture of American Savings' bad debt reserve or create the above-mentioned federal tax liabilities.

                            MARKET FOR COMMON STOCK

     American Financial and American Savings have not issued capital stock and, consequently, no established market for the common stock exists. American Financial has received conditional approval to have its common stock quoted on the Nasdaq National Market under the symbol "AMFH" upon completion of the conversion. American Financial must satisfy various conditions, including selling the stock and meeting certain listing criteria, in order to be quoted on the Nasdaq National Market. There can be no assurance that the common stock will be able to meet the applicable listing criteria to maintain its quotation on the Nasdaq National Market or that an active and liquid trading market will develop or, if developed, will be maintained. No assurance can be given that an investor will be able to resell the common stock at or above the purchase price of the common stock after the conversion.

                                 CAPITALIZATION

     The following table presents the historical capitalization of American Savings at May 31, 1999, and the pro forma capitalization of American Financial after giving effect to the assumptions listed under "Pro Forma Data," based on the sale of the number of shares of common stock indicated in the table. Pro forma capitalization does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A change in the number of shares to be issued in the conversion may materially affect pro forma capitalization.


                                                                                           American Financial Pro Forma
                                                                                      Capitalization Based Upon the Sale of
                                                                                  ---------------------------------------------
                                                                                                                    15% Above
                                                                                    Minimum of      Maximum of      Maximum of
                                                                                     Estimated      Estimated       Estimated
                                                                                     Valuation      Valuation       Valuation
                                                                                       Range          Range           Range
                                                                                  ---------------------------------------------
                                                                   American Savings'    26,732,500    36,167,500     41,592,625
                                                                    Capitalization      Shares at     Shares at      Shares at
                                                                        as of            $10.00        $10.00         $10.00
                                                                     May 31, 1999       Per Share     Per Share      Per Share
                                                                  -------------------------------------------------------------
                                                                                          (In thousands)
Deposits (1)........................................................   $1,151,648    $ 1,151,648  $ 1,151,648     $ 1,151,648
Advances from Federal Home Loan Bank................................      129,744        129,744      129,744         129,744
                                                                       ----------    -----------  -----------     -----------
Total deposits and borrowed funds...................................   $1,281,392    $ 1,281,392  $ 1,281,392     $ 1,281,392
                                                                       ----------    -----------  -----------     -----------
Stockholders' equity:
   Preferred stock:
      10,000,000 shares, $.01 par value per share, authorized;
         none issued or outstanding.................................   $       --    $        --  $        --     $        --
   Common stock:
      120,000,000 shares, $.01 par value per share, authorized;
      Specified number of shares assumed to be issued and
         outstanding (2)............................................           --            289          391             449
Additional paid-in capital..........................................           --        261,131      354,215         407,739
Undivided profits (3)...............................................      249,122        249,122      249,122         249,122
Net unrealized gain on available-for-sale securities, net...........       36,906         36,906       36,906          36,906
Plus:
   Contribution to foundation.......................................           --         21,386       28,934          33,274
Less:
   Expense of contribution to foundation, net of taxes (4)..........           --        (13,901)     (18,807)        (21,628)
Less:
   Common stock acquired by employee stock ownership plan (5).......           --        (23,097)     (31,249)        (35,936)
   Common stock to be acquired by stock-based incentive plan (6)....           --        (11,548)     (15,624)        (17,968)
                                                                       ----------    -----------  -----------     -----------
Total stockholders' equity..........................................   $  286,028    $   520,288  $   603,888     $   651,958
                                                                       ==========    ===========  ===========     ===========

_________________________________
(1) Withdrawals from deposit accounts for the purchase of common stock are not reflected. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2) American Savings' authorized capital consists solely of 120,000,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to American Financial, and 10,000,000 shares of preferred stock, $1.00 par value per share, none of which will be issued in connection with the conversion.
(3) Undivided profits are restricted by applicable regulatory capital requirements. Additionally, American Savings will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of American Savings' eligible depositors as of December 31, 1997 and September 30, 1999 at the time of the conversion and decreased subsequently as these account holders reduce their balances or cease to be depositors. See "The Conversion--Effects of Conversion to Stock Form--Liquidation Account."
(4) Represents the expense, net of tax, of the contribution of common stock to American Savings Charitable Foundation based on a 35% tax rate. The realization of the tax benefit is limited annually to 10% of American Financial's annual taxable income. However, for federal tax and state purposes, American Financial can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(5) Assumes that 8% of the common stock issued in the conversion will be acquired by the employee stock ownership plan in the conversion and in the open market after the conversion at $10.00 per share with funds borrowed from American Financial. The employee stock ownership plan intends to purchase 5% of the shares sold in the conversion in the stock offering and will acquire the remaining percentage through open market purchases after the completion of the conversion. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and accordingly, is reflected as a reduction of capital. As shares are released to employee stock ownership plan participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from American Financial, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of American Financial. See "Management of American Savings--Benefits--Employee Stock Ownership Plan."
(6) Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 4% of
    the shares of common stock issued in the conversion.   The shares are
    reflected as a reduction of stockholders' equity. See "Risk Factors-- Issuance of shares for benefit program may lower your ownership interest," "Pro Forma Data" and "Management of American Savings--Benefits--Stock-Based Incentive Plan." The stock-based incentive plan will be submitted to stockholders for approval at a meeting following the conversion.

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

     The following table presents American Savings' historical and pro forma capital position relative to its regulatory capital requirements at May 31, 1999. The amount of capital infused into American Savings for purposes of the following table is 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the Federal Deposit Insurance Corporation. For a discussion of the capital standards applicable to American Savings, see "Regulation and Supervision--Federal Regulations--Capital Requirements."


                                                                                     Pro Forma at May 31, 1999
                                                              ----------------------------------------------------------------------
                                                                                                                    15% Above
                                                                 Minimum                  Maximum                    Maximum
                                                                    of                       of                         of
                                                                Estimated                Estimated                  Estimated
                                                                Valuation                Valuation                  Valuation
                                                                  Range                    Range                      Range
                                                           -------------------------------------------------------------------------
                                      Historical at             26,732,500 Shares        36,167,500 Shares       41,592,625 Shares
                                       May 31,                  at $10.00                at $10.00                  at $10.00
                                         1999                   Per Share                Per Share                  Per Share
                                  --------------------------------------------------------------------------------------------------
                                                      Percent                  Percent of               Percent of
                                                      Adjusted                  Adjusted                 Adjusted
                                                       Total                     Total                    Total
                                        Amount         Assets      Amount        Assets     Amount        Assets       Amount
                                  --------------------------------------------------------------------------------------------------
                                       (Dollars in Thousand
Generally Accepted Accounting
   Principles capital..............     $286,028      17.77%      $ 382,093       22.40%    $416,458       23.93%    $436,218
                                        ========      ======       ========       =====     ========       =====     ========

Leverage Capital:
   Capital level (2)...............     $249,123      15.48%       $345,188       20.24%    $379,553       21.81%    $399,313
   Requirement.....................       64,380       4.00          68,223        4.00       69,598        4.00       70,388
                                        --------      -----        --------       -----     --------       -----     --------
   Excess..........................     $184,743      11.48%       $276,965       16.24%    $309,955       17.81%    $328,925
                                        ========      =====        ========       =====     ========       =====     ========

Total Risk-Based Capital:
   Total risk-based capital (3)....     $286,130      29.56%       $382,195       37.62%    $416,560       40.32%    $436,320
   Requirement.....................       77,434       8.00          81,277        8.00       82,651        8.00       83,442
                                        --------      -----        --------       -----     --------       -----     --------
   Excess..........................     $208,696      21.56%       $300,918       29.62%    $333,909       32.32%    $352,878
                                        ========      =====        ========       =====     ========       =====     ========

                                     ----------------
                                         Percent of
                                         Adjusted
                                           Total
                                          Assets
                                     ----------------
Generally Accepted Accounting
   Principles capital..............        24.79%
                                          ======

Leverage Capital:
   Capital level (2)...............        22.69%
   Requirement.....................         4.00
                                          ------
   Excess..........................        18.69%
                                          ======

Total Risk-Based Capital:
   Total risk-based capital (3)....        41.83%
   Requirement.....................         8.00
                                          ------
   Excess..........................        33.83%
                                          ======

_______________________________
(1) Leverage capital levels are shown as a percentage of adjusted total assets of $1.61 billion. Risk-based capital levels are shown as a percentage of risk-weighted assets of $967.9 million.
(2) A portion of the net unrealized gains on available-for-sale investment securities accounts for the difference between generally accepted accounting principles capital and leverage capital.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

                                 PRO FORMA DATA

     The plan of conversion requires that the common stock must be sold at a price equal to the estimated market value of American Financial and American Savings, as converted, based upon an independent appraisal by FinPro, Inc. The estimated valuation range as of August 3, 1999, is from a minimum of $267.3 million to a maximum of $361.7 million with a midpoint of $314.5 million. At a price per share of $10.00, this results in a minimum number of shares of 26,732,500, a maximum number of shares of 36,167,500 and a midpoint number of shares of 31,450,000.

     The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds indicated in the following tables are based upon the following assumptions:

     (1) All shares of common stock will be sold in the subscription and direct community offerings;

     (2) Sandler O'Neill will receive a fee equal to 1.35% of the aggregate purchase price of the shares sold in the subscription and direct community offerings, except that no fee will be paid with respect to shares purchased by the employee plans, officers, employees, directors of American Savings or American Financial and their immediate families. See "The Conversion--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings"; and

     (3) conversion expenses, excluding the 1.35% fee paid to Sandler O'Neill, will total approximately $2,650,000 regardless of the number of shares sold in the conversion.

     Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

     American Financial and American Savings prepared the following pro forma data with the assistance of FinPro. The following tables summarize the historical net income and equity of American Savings and the pro forma net income and stockholders' equity of American Financial at and for the five months ended May 31, 1999 and, at and for the year ended December 31, 1998. Pro forma net income for the five months ended May 31, 1999 and for the year ended December 31, 1998 has been calculated as if the conversion were completed on January 1, 1999 and 1998, respectively, and the estimated net proceeds had been invested at 4.93% beginning on those dates, which represents the one-year U.S. Treasury Bill yield as of May 31, 1999.

     A pro forma after-tax return of 3.20% is used for both American Financial and American Savings for the five months ended May 31, 1999 and the year ended December 31, 1998 after giving effect to a combined federal and state income tax rate of 35%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the table.

     When reviewing the following tables you should consider the following:

     . The final column gives effect to the sale of an additional 5,425,125 shares in the conversion, which may be issued without any further notice if FinPro increases its appraisal to reflect the results of this offering or changes in the financial condition or results of operations of American Savings or changes in market conditions after the date of the appraisal. See "The Conversion--Stock Pricing and Number of Shares to be Issued."

     . Since funds on deposit at American Savings may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

     . Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at January 1, 1998 or January 1, 1999, as applicable. However, neither historical nor pro forma stockholders' equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the conversion, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

     . Pro forma stockholders' equity ("book value") represents the difference between the stated amounts of American Savings' assets and liabilities. The amounts shown do not reflect the liquidation account, which will be established for the benefit of eligible depositors as of December 31, 1997 and September 30, 1999, or the federal income tax consequences of the restoration to income of American Savings' special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See "Federal and State Taxation of Income" and "The Conversion--Effects of
          Conversion to Stock Form."   The amounts shown for book value do not
          represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation.

     . The amounts shown as pro forma stockholders' equity per share do not represent possible future price appreciation or depreciation of American Financial's common stock.

     . The amounts shown do not account for the shares to be reserved for issuance upon the exercise of stock options that may be granted under the proposed stock-based incentive plan, which requires stockholder approval at a meeting following the conversion. Recently proposed accounting rules would require American Financial to recognize compensation expense for stock options awarded to nonemployee directors.

     The following pro forma data, which are based on American Savings' equity at May 31, 1999, and net income for the year ended December 31, 1998 and for the five months ended May 31, 1999, may not represent the actual financial effects of the conversion or the operating results of American Financial after the conversion. The pro forma data rely exclusively on the assumptions outlined above. The pro forma data do not represent the fair market value of American Financial's common stock, the current fair market value of American Savings' or American Financial's assets or liabilities, or the amount of money that would be available for distribution to stockholders if American Financial is liquidated after the conversion.

     The following tables assume that American Savings Charitable Foundation is funded as part of the conversion and therefore gives effect to the issuance of authorized but unissued shares of American Financial common stock to the American Savings Charitable Foundation. The valuation range accounts for the dilutive impact of the issuance of shares to the American Savings Charitable Foundation.

                                                                                     At or For the Five Months Ended May 31, 1999
                                                                               ---------------------------------------------------
                                                                                                                       15% Above
                                                                                    Minimum of       Maximum of        Maximum of
                                                                                    Estimated        Estimated         Estimated
                                                                                    Valuation        Valuation         Valuation
                                                                                      Range            Range             Range
                                                                               ---------------- -----------------  ---------------
                                                                                   26,732,500        36,167,500        41,592,625
                                                                                     Shares           Shares            Shares
                                                                                   at $10.00         at $10.00         at $10.00
                                                                                   Per Share         Per Share         Per Share
                                                                               ---------------- -----------------  ---------------
                                                                                  (Dollars in thousands, except per share amounts)
Gross proceeds...............................................................     $   267,325      $   361,675        $   415,926
Plus:  shares issued to the foundation (equal to 8% of the shares issued in
   the conversion)...........................................................          21,386           28,934             33,274
                                                                                  -----------      -----------        -----------
Pro forma market capitalization..............................................     $   288,711      $   390,609        $   449,200
                                                                                  ===========      ===========        ===========
Gross proceeds...............................................................     $   267,325      $   361,675        $   415,926
Less:  estimated expenses....................................................          (5,905)          (7,069)            (7,738)
Estimated net proceeds.......................................................         261,420          354,606            408,188
Less:  common stock acquired by employee stock ownership plan................         (23,097)         (31,249)           (35,936)
Less:  common stock to be acquired by stock-based incentive plan.............         (11,548)         (15,624)           (17,968)
                                                                                  -----------      -----------        -----------
   Net investable proceeds...................................................     $   226,775      $   307,733        $   354,284
                                                                                  ===========      ===========        ===========

Pro Forma Net Income:
Number of shares used to calculate pro forma net income per share............      26,609,531       36,001,130         41,401,297

 Pro forma net income (1):
   Historical................................................................     $     7,899      $     7,899        $     7,899
   Pro forma income on net investable proceeds...............................           3,024            4,103              4,724
   Less:  pro forma employee stock ownership plan adjustments (2)............            (313)            (423)              (487)
   Less:  pro forma stock-based incentive plan adjustments (3)...............            (626)            (846)              (973)
                                                                                  -----------      -----------        -----------
      Pro forma net income...................................................     $     9,984      $    10,733        $    11,163
                                                                                  ===========      ===========        ===========

 Pro forma net income per share (1):
   Historical................................................................     $      0.30      $      0.22        $      0.19
   Pro forma income on net investable proceeds...............................            0.11             0.11               0.11
   Less:  pro forma employee stock ownership plan adjustments (2)............           (0.01)           (0.01)             (0.01)
   Less:  pro forma stock-based incentive plan adjustments (3)...............           (0.02)           (0.02)             (0.02)
                                                                                  -----------      -----------        -----------
      Pro forma net income per share (4).....................................     $      0.38      $      0.30        $      0.27
                                                                                  ===========      ===========        ===========

Pro Forma Stockholders' Equity:
Number of shares used to calculate pro forma stockholders' equity per share..      28,871,100       39,060,900         44,920,035

 Pro forma stockholders' equity (book value):
   Historical................................................................     $   286,028      $   286,028        $   286,028
   Estimated net proceeds....................................................         261,420          354,606            408,188
   Plus:  tax benefit to the foundation......................................           7,485           10,127             11,646
   Less:  common stock acquired by employee stock ownership plan.............         (23,097)         (31,249)           (35,936)
   Less:  common stock to be acquired by stock-based incentive plan (3)......         (11,548)         (15,624)           (17,968)
                                                                                  -----------      -----------        -----------
      Pro forma stockholders' equity (4).....................................     $   520,288      $   603,888        $   651,958
                                                                                  ===========      ===========        ===========

 Pro forma stockholders' equity per share:
   Historical................................................................     $      9.91      $      7.32        $      6.37
   Estimated net proceeds....................................................            9.05             9.08               9.09
   Plus:  tax benefit to the foundation......................................            0.26             0.26               0.26
   Less:  common stock acquired by employee stock ownership plan.............           (0.80)           (0.80)             (0.80)
   Less:  common stock to be acquired by stock-based incentive plan (3)......           (0.40)           (0.40)             (0.40)
                                                                                  -----------      -----------        -----------
      Pro forma stockholders' equity per share...............................     $     18.02      $     15.46        $     14.52
                                                                                  ===========      ===========        ===========

Purchase price as a percentage of pro forma stockholders' equity per share...           55.49%           64.68%             68.87%

Purchase price as a multiple of pro forma net income per share (annualized)..          10.96x           13.89x             15.43x

                                                    (footnotes begin on page 29)

                                                                                 At or For the Year Ended December 31, 1998
                                                                              -----------------------------------------------
                                                                                                                 15% Above
                                                                                Minimum of       Maximum of      Maximum of
                                                                                 Estimated       Estimated       Estimated
                                                                                 Valuation       Valuation       Valuation
                                                                                   Range           Range           Range
                                                                              --------------   ------------    --------------
                                                                                26,732,500      36,167,500       41,592,625
                                                                                  Shares          Shares           Shares
                                                                                 at $10.00       at $10.00        at $10.00
                                                                                 Per Share       Per Share        Per Share
                                                                              --------------   ------------    --------------
                                                                              (Dollars in thousands, except per share amounts)
Gross proceeds.............................................................     $   267,325      $   361,675      $   415,926
Plus:  shares issued to the foundation (equal to 8% of the shares
   issued in the conversion)...............................................          21,386           28,934           33,274
                                                                                -----------      -----------      -----------
Pro forma market capitalization............................................     $   288,711      $   390,609      $   449,200
                                                                                ===========      ===========      ===========
Gross proceeds.............................................................     $   267,325      $   361,675      $   415,926
Less:  estimated expenses..................................................          (5,905)          (7,069)          (7,738)
Estimated net proceeds.....................................................         261,420          354,606          408,188
Less:  common stock acquired by employee stock ownership plan..............         (23,097)         (31,249)         (35,936)
Less:  common stock to be acquired by stock-based incentive plan...........         (11,548)         (15,624)         (17,968)
                                                                                -----------      -----------      -----------
   Net investable proceeds.................................................     $   226,775      $   307,733      $   354,284
                                                                                ===========      ===========      ===========

Pro Forma Net Income:
Number of shares used to calculate pro forma net income per share..........      26,676,896       36,092,272       41,506,110

 Pro forma net income (1):
   Historical..............................................................     $    18,015      $    18,015      $    18,015
   Pro forma income on net investable proceeds.............................           7,257            9,847           11,337
   Less:  pro forma employee stock ownership plan adjustments (2)..........            (751)          (1,016)          (1,168)
   Less:  pro forma stock-based incentive plan adjustments (3).............          (1,501)          (2,031)          (2,336)
                                                                                -----------      -----------      -----------
      Pro forma net income.................................................     $    23,020      $    24,815      $    25,848
                                                                                ===========      ===========      ===========

 Pro forma net income per share (1):
   Historical..............................................................     $      0.68      $      0.50      $      0.43
   Pro forma income on net investable proceeds.............................            0.27             0.27             0.27
   Less:  pro forma employee stock ownership plan adjustments (2)..........           (0.03)           (0.03)           (0.03)
   Less:  pro forma stock-based incentive plan adjustments (3).............           (0.06)           (0.06)           (0.06)
                                                                                -----------      -----------      -----------
      Pro forma net income per share (4)...................................     $      0.86      $      0.68      $      0.61
                                                                                ===========      ===========      ===========

Pro Forma Stockholders' Equity:
Number of shares used to calculate pro forma stockholders'
 equity per share..........................................................      28,871,100       39,060,900       44,920,035

 Pro forma stockholders' equity (book value):
   Historical..............................................................     $   280,984      $   280,984      $   280,984
   Estimated net proceeds..................................................         261,420          354,606          408,188
   Plus:  tax benefit to the foundation....................................           7,485           10,127           11,646
   Less:  common stock acquired by employee stock ownership plan...........         (23,097)         (31,249)         (35,936)
   Less:  common stock to be acquired by stock-based
    incentive plan (3).....................................................         (11,548)         (15,624)         (17,968)
                                                                                -----------      -----------      -----------
      Pro forma stockholders' equity (4)...................................     $   515,244      $   598,844      $   646,914
                                                                                ===========      ===========      ===========

 Pro forma stockholders' equity per share:
   Historical..............................................................     $      9.73      $      7.19      $      6.26
   Estimated net proceeds..................................................            9.05             9.08             9.09
   Plus:  tax benefit to the foundation....................................            0.26             0.26             0.26
   Less:  common stock acquired by employee stock ownership plan...........           (0.80)           (0.80)           (0.80)
   Less:  common stock to be acquired by stock-based
    incentive plan (3).....................................................           (0.40)           (0.40)           (0.40)
                                                                                -----------      -----------      -----------
      Pro forma stockholders' equity per share.............................     $     17.84      $     15.33      $     14.41
                                                                                ===========      ===========      ===========

Purchase price as a percentage of pro forma stockholders'
 equity per share..........................................................           56.05%           65.23%           69.40%

Purchase price as a multiple of pro forma net income
 per share.................................................................           11.63x           14.71x           16.39x

                                                  (footnotes begin on next page)

_______________________
(1) Does not give effect to the non-recurring expense that will be recognized in 1999 as a result of the establishment of the American Savings Charitable Foundation. The following table shows the estimated after-tax expense associated with the contribution to the foundation, as well as pro forma net income and pro forma net income per share assuming the contribution to the foundation was expensed during the periods presented. The pro forma data assumes that American Financial will realize 100% of the income tax benefit as a result of the contribution to the foundation based on a 35% tax rate. The realization of the tax benefit is limited annually to 10% of American Financial's annual taxable income. However, for federal and state tax purposes, American Financial can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.


                                                                                                                15% Above
                                                                              Minimum          Maximum           Maximum
                                                                            of Estimated     of Estimated      of Estimated
                                                                             Valuation         Valuation        Valuation
                                                                               Range             Range            Range
                                                                         ---------------    ---------------  ---------------
                                                                            26,732,500        36,167,500        41,592,625
                                                                              Shares            Shares            Shares
                                                                             at $10.00         at $10.00         at $10.00
                                                                             Per Share         Per Share         Per Share
                                                                         ---------------    ---------------  ---------------
                                                                            (Dollars in thousands, except per share data)
After-tax expense of contribution to foundation:
   Five months ended May 31, 1999................................         $    13,901         $    18,807       $    21,628
   Year ended December 31, 1998..................................              13,901              18,807            21,628

Pro forma net income (loss):
   Five months ended May 31, 1999................................              (3,917)             (8,074)          (10,465)
   Year ended December 31, 1998..................................               9,119               6,008             4,220

Pro forma net income (loss) per share:
   Five months ended May 31, 1999................................               (0.15)              (0.22)            (0.25)
   Year ended December 31, 1998..................................                0.34                0.17              0.10

(2) Assumes that the employee stock ownership plan will acquire an amount of stock equal to 8% of the shares of common stock issued in the conversion. The employee stock ownership plan intends to purchase 5% of the shares sold in the conversion in the stock offering and acquire the remaining percentage through open market purchases after the completion of the conversion.
    Shares purchased in the open market are assumed to be purchased at $10.00 per share. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the conversion retained by American Financial. The amount of this borrowing, which will have an interest rate equal to the prime rate as published in The Wall Street Journal, which was 8.00% as of May 31, 1999, has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. American Savings intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. American Savings' payment of the employee stock ownership plan debt is based upon equal installments of principal over a 20-year period, assuming a combined federal and state income tax rate of 35%. Interest income earned by American Financial on the loan to the employee stock ownership plan offsets the interest paid on the loan by American Savings. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management of American Savings--Benefits--Employee Stock Ownership Plan."

(3) Assumes that the stock-based incentive plan will acquire an amount of stock equal to 4% of the common stock issued in the conversion for award to key employees and directors. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the required stockholder approval has been received, that the shares were acquired by the stock-based incentive plan at the beginning of the respective period in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, that the combined federal and state income tax rate is 35%, and that stock options which may be issued under the stock-based incentive plan are not granted or exercised. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85%.

    For purposes of this table, shares issued under the stock-based incentive plan vest 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated stock-based incentive plan expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.

    The following table shows the estimated pro forma net income and stockholders' equity per share if shares for the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows the estimated pre-tax stock-based incentive plan expense.

                                                                                                              15% Above
                                                                 Minimum                Maximum                Maximum
                                                              of Estimated            of Estimated           of Estimated
                                                                Valuation               Valuation              Valuation
                                                                  Range                   Range                  Range
                                                             ---------------         ---------------        ---------------
                                                               26,732,500               36,167,500             41,592,625
                                                                 Shares                   Shares                 Shares
                                                                at $10.00                at $10.00              at $10.00
                                                                Per Share                Per Share              Per Share
                                                             ---------------         ---------------        ---------------
                                                                        (Dollars in thousands, except per share data)
Pro forma net income per share:
   Five months ended May 31, 1999.........................    $      0.37              $      0.29             $      0.26
   Year ended December 31, 1998...........................           0.84                     0.67                    0.61

Pro forma stockholders' equity per share:
   At May 31, 1999........................................          17.33                    14.87                   13.96
   At December 31, 1998...................................          17.16                    14.74                   13.85

Pre-tax stock-based incentive plan expense:
   Five months ended May 31, 1999.........................            962                    1,302                   1,497
   Year ended December 31, 1998...........................          2,310                    3,125                   3,594

(4) In calculating the pro forma effect of the stock-based incentive plan, no effect has been given for any shares that may be reserved for issuance upon the exercise of stock options that may be granted under the stock-based incentive plan. The number of options available under the stock-based incentive plan will be equal to 10% of the number of shares issued in the conversion. The issuance of authorized but unissued shares of common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 9.09%.

    The following table shows the estimated pro forma net income and stockholders' equity per share if shares for stock issued as a result of the exercise of stock options were authorized but unissued shares instead of repurchased shares.

                                                                                                                    15% Above
                                                                        Minimum                 Maximum              Maximum
                                                                     of Estimated            of Estimated          of Estimated
                                                                       Valuation               Valuation             Valuation
                                                                         Range                   Range                 Range
                                                                   ---------------         ---------------        ---------------
                                                                      26,732,500              36,167,500            41,592,625
                                                                        Shares                  Shares                 Shares
                                                                       at $10.00               at $10.00              at $10.00
                                                                       Per Share               Per Share              Per Share
                                                                   ---------------         ---------------         ---------------
                                                                            (Dollars in thousands, except per share data)
Pro forma net income per share:
   Five months ended May 31, 1999...............................      $      0.34             $      0.27             $      0.24
   Year ended December 31, 1998.................................             0.78                    0.62                    0.56

Pro forma stockholders' equity per share:
   At May 31, 1999..............................................            16.38                   14.05                   13.19
   At December 31, 1998.........................................            16.22                   13.94                   13.09

                    COMPARISON OF INDEPENDENT VALUATION AND
        PRO FORMA FINANCIAL INFORMATION WITH AND WITHOUT THE FOUNDATION

     As set forth in the following table, if the American Savings Charitable Foundation is not established and funded as part of the conversion, FinPro estimates that the pro forma valuation of American Financial and American Savings would be greater than if the foundation was established and funded, and would result in an increase in the amount of common stock offered for sale in the conversion. If the foundation is not established and funded, there is no assurance that the appraisal prepared at that time of conversion would conclude that the pro forma market value of American Financial and American Savings would be the same as the estimate set forth in the table below. Any appraisal prepared at the time of conversion would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

     The information presented in the following table is for comparative purposes only. It assumes that the conversion was completed at May 31, 1999, based on the assumptions set forth under "Pro Forma Data."

                                                                                                              At the Maximum,
                                                     At the Minimum of            At the Maximum of           as Adjusted, of
                                                 Estimated Valuation Range   Estimated Valuation Range    Estimated Valuation Range
                                                 --------------------------  --------------------------   -------------------------
                                                     With           No           With          No             With          No
                                                  Foundation    Foundation   Foundation    Foundation     Foundation    Foundation
                                                 ------------  ------------  -----------  ------------    -----------   -----------
                                                                      (Dollars in thousands, except per share amounts)
Estimated pro forma valuation (1)..............   $  267,325    $  306,000    $  361,675   $  414,000      $  415,926   $  476,100
Estimated offering amount......................      267,325       306,000       361,675      414,000         415,926      476,100
Pro forma market capitalization................      288,711       306,000       390,609      414,000         449,200      476,100
Total assets...................................    1,843,969     1,872,580     1,927,569    1,966,279       1,975,639    2,020,155
Total liabilities..............................    1,323,681     1,323,681     1,323,681    1,323,681       1,323,681    1,323,681
Pro forma stockholders' equity.................      520,288       548,899       603,888      642,598         651,958      696,474
Pro forma net income (2).......................        9,984        10,409        10,733       11,307          11,163       11,824
Pro forma stockholders' equity per share.......        18.02         17.94         15.46        15.52           14.52        14.63
Pro forma net income per share (2).............         0.38          0.37          0.30         0.30            0.27         0.27

Pro Forma Pricing Ratios:
   Offering price as a percentage of pro forma
      stockholders' equity per share...........        55.49%        55.74%        64.68%       64.43%          68.87%       68.35%
   Offering price to pro forma net income
      per share................................        10.96         11.26         13.89        13.89           15.43        15.43
   Offering price to assets....................        15.66         16.34         20.26        21.05           22.74        23.57

Pro Forma Financial Ratios:
   Return on assets (annualized)...............         1.30          1.33          1.34         1.38            1.36         1.40
   Return on stockholders' equity
      (annualized).............................         4.61          4.55          4.27         4.22            4.11         4.07
   Stockholders' equity to total assets........        28.22         29.31         31.33        32.68           33.00        34.48

_________________
(1)  Based on independent valuation prepared by FinPro as of August 3, 1999.
(2) Net income and net income per share data are based on the five month period ended May 31, 1999.

                             AMERICAN SAVINGS BANK
                       CONSOLIDATED STATEMENTS OF INCOME

     The following Consolidated Statements of Income for each of the years in the three year period ended December 31, 1998 have been audited by KPMG LLP, independent certified public accountants. The report of KPMG LLP on these Consolidated Statements of Income appears on page F-2 of this prospectus. Information for the five months ended May 31, 1999 and 1998, which is unaudited, includes all adjustments which, in the opinion of management, are of a normal recurring nature and are necessary for a fair presentation of these interim periods. Results for the five months ended May 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. These statements should be read in conjunction with the Consolidated Financial Statements and Notes and with the Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.



                                                     Five Months Ended May 31,                   Year Ended December 31,
                                                ----------------------------------  ---------------------------------------------
                                                         1999            1998             1998            1997            1996
                                                ----------------------------------  ---------------------------------------------
                                                             (Unaudited)
Interest and dividend income:
   Real estate mortgage loans.................        $19,270,532     $19,262,111      $46,897,585     $44,538,518    $41,901,888
   Consumer loans.............................          8,564,827       8,094,263       19,856,252      17,662,892     14,879,279
   Mortgage-backed securities.................          4,841,810       3,968,693        9,064,117       7,278,009      7,472,723
   Federal funds sold.........................            723,509         551,496        1,599,613       1,378,611      2,219,440
   Investment securities:
      Interest................................          6,897,924       8,609,568       19,434,383      21,884,851     17,128,824
      Dividends...............................          1,015,469         773,678        2,136,915       2,512,353      4,886,142
                                                      -----------     -----------      -----------     -----------    -----------
         Total interest and dividend income...         41,314,071      41,259,809       98,988,865      95,255,234     88,488,296
                                                      -----------     -----------      -----------     -----------    -----------

INTEREST EXPENSE:
   Deposits (note 7)..........................         19,398,423      20,287,766       48,822,600      49,121,033     48,989,125
   Federal Home Loan Bank advances............          2,995,309       2,103,260        5,244,037       3,385,975         61,745
                                                      -----------     -----------      -----------     -----------    -----------
         Total interest expense...............         22,393,732      22,391,026       54,066,637      52,507,008     49,050,870
                                                      -----------     -----------      -----------     -----------    -----------
         Net interest income before provision
            for loan losses...................         18,920,339      18,868,783       44,922,228      42,748,226     39,437,426
Provision for loan losses (note 4)............            800,000       1,000,000        2,400,000       2,154,500      2,250,000
                                                      -----------     -----------      -----------     -----------    -----------
         Net interest income after provision
            for loan losses...................         18,120,339      17,868,783       42,522,228      40,593,726     37,187,426
                                                      -----------     -----------      -----------     -----------    -----------


NON-INTEREST INCOME:
   Service charges and fees...................          1,829,482       1,472,688        4,114,039       2,448,984      2,345,181
   Gain on sale of investment securities
      available for sale (note 3).............          2,797,133       2,142,454        3,148,740         508,342      3,950,256
   Gain on contribution of investment
      securities available for sale (note 3)..                 --       2,053,726        3,547,193       4,146,913             --
   Net gain (loss) on sale of loans...........             54,834           3,404          (16,602)          5,577        (27,420)
   Other......................................            167,755         237,750          470,058         594,851        397,949
                                                      -----------     -----------      -----------     -----------    -----------
         Total non-interest income............          4,849,204       5,910,022       11,263,428       7,704,667      6,665,966
                                                      -----------     -----------      -----------     -----------    -----------

Non-interest expense:
   Salaries and employee benefits.............          5,771,149       5,197,279       12,281,110      10,102,372      9,121,552
   Occupancy expense..........................            995,437         826,477        2,053,072       1,707,325      1,494,830
   Furniture and fixture expense..............            680,561         637,030        1,453,833       1,342,428        927,947
   Charitable contributions (note 15).........            375,435       1,010,486        3,963,624       2,410,400      2,267,039
   Advertising................................            591,942         419,513        1,456,063       1,372,950      1,445,629
   Deposit insurance expense..................             55,825          56,889          133,768         137,760         (1,027)
   Real estate owned expenses, net............             52,992         100,339           84,019         510,977        308,960
   Other......................................          2,349,469       2,242,681        5,279,525       4,361,655      3,931,695
                                                      -----------     -----------      -----------     -----------    -----------
         Total non-interest expense...........         10,872,810      10,490,694       26,705,014      21,945,867     19,496,625
                                                      -----------     -----------      -----------     -----------    -----------
         Income before income taxes...........         12,096,733      13,288,111       27,080,642      26,352,526     24,356,767
Income taxes (note 11)........................          4,198,000       4,272,000        9,066,000       8,092,744      8,626,771
                                                      -----------     -----------      -----------     -----------    -----------
         Net income...........................        $ 7,898,733     $ 9,016,111      $18,014,642     $18,259,782    $15,729,996
                                                      ===========     ===========      ===========     ===========    ===========

   Note references are to the Notes to the Consolidated Financial Statements
                             beginning on page F-6.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with the "Selected Consolidated Financial Information" and the Consolidated Financial Statements and Notes appearing elsewhere in the prospectus. In addition to historical information, the following "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements as a result of certain factors, including those discussed in "Risk Factors," contained elsewhere in this prospectus.

General

     American Savings' results of operations depend primarily on net interest income, which is the difference between the interest income earned on American Savings' interest-earning assets, such as loans and securities, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. American Savings also generates non-interest income primarily from service charges and other fees earned on fee-based activities such as trust operations and insurance sales and from investment services provided through its wholly owned subsidiary, American Investment Services, Inc. Gains on the sale and contribution of securities is another source of non-interest income. Gains on the contributions of securities arise from donations to American Savings' existing private foundation, American Savings Bank Foundation, Inc. See "Business of American Savings--American Savings Bank Foundation, Inc." American Savings' non-interest expenses primarily consist of employee compensation and benefits, occupancy expense, charitable contributions (including donations to American Savings Bank Foundation, Inc.), advertising and other operating expenses. American Savings' results of operations are also affected by general economic and competitive conditions, notably changes in market interest rates, government policies and regulations. American Savings exceeded all of its regulatory capital requirements at May 31, 1999.

Forward Looking Statements

     This prospectus contains forward-looking statements that are based on assumptions and describe future plans, strategies, and expectations of American Savings and American Financial. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. American Savings' and American Financial's ability to predict results accurately or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of American Savings and American Financial and their subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in American Savings' and American Financial's market area and accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on these statements. American Savings and American Financial do not undertake - and specifically disclaim any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Operating Strategy

     American Savings is an independent, community-oriented savings bank, delivering quality customer service and offering a wide range of deposit, loan and investment products to its customers. In recent years, American Savings' strategy has been to enhance profitability by increasing sources of non-interest income and by improving operating efficiencies while managing its capital position and limiting its credit and interest rate risk exposure. To accomplish these objectives, American Savings has sought to:

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     .    Provide superior customer service by expanding delivery systems through the opening of new branches, establishing a customer call center and increasing the functionality of its ATM network.

     . Increase fee income by broadening non-depository product offerings and services, including expansion of its trust services, and establishment of a new subsidiary, American Investment Services, Inc., to provide a wide array of investment offerings through financial service specialists and representatives.

     . Increase loan production through an expanded correspondent network and market area.

     . Control credit risk by focusing on the origination of single-family, owner-occupied residential mortgage loans and consumer loans, consisting primarily of home equity loans and lines of credit.

     . Monitor and control interest rate risk primarily by selling longer-term fixed rate loans as market interest rate conditions dictate and investing in shorter-term mortgage-backed securities.

     . Invest funds in excess of loan demand primarily in mortgage-backed securities, investment grade debt and equity mutual funds.

     . Invest in technological enhancements to increase productivity and efficiency.

Comparison of Financial Condition at May 31, 1999 and December 31, 1998

     Total assets increased $19.3 million, or 1.2%, to $1.61 billion at May 31, 1999 from $1.59 billion at December 31, 1998. This increase was primarily the result of a $34.0 million increase in net loans and a $33.0 million increase in mortgage-backed securities primarily funded by an increase in deposits and Federal Home Loan Bank borrowings. These increases were partially offset by a $47.3 million decrease in investment securities. The decrease in investment securities was primarily due to the sale of investment securities to fund loan growth and investments in mortgage-backed securities. The change in the composition of the debt securities portfolio was due to a change in management's strategy to attempt to enhance the yield on its interest earning assets through restructuring its securities portfolio by reinvesting proceeds from maturing shorter-term debt securities into mortgage-backed securities with longer estimated maturities. See "Business of American Savings--Investment Activities."

     Deposits totaled $1.15 billion at May 31, 1999, representing an increase of $7.9 million compared to $1.14 billion at December 31, 1998. The deposit growth primarily reflects an $11.6 million, or 6.0%, increase in savings accounts, a $3.9 million, or 5.7%, increase in NOW accounts and a $2.9 million, or 4.6%, increase in money market accounts. These increases were offset by an $8.1 million, or 1.3%, decrease in certificates of deposit. The overall increase in deposits and the slight change in the composition of the deposit base were due primarily to the effects of the opening of three branch offices in late 1998 and broadening of American Savings' deposit products offered to customers.
Advances from the Federal Home Loan Bank increased $9.5 million, or 7.9%, to $129.7 million at May 31, 1999 from $120.2 million at December 31, 1998, and were used primarily to fund the purchase of mortgage-backed securities and the origination of one- to four-family mortgage loans.

     Nonperforming assets totaled $3.5 million at May 31, 1999 compared to $4.7 million at December 31, 1998, a decrease of $1.2 million, or 25.9%. The decrease was primarily due to a $1.1 million, or 31.0%, decrease in the amount of nonaccruing one- to four-family loans from $3.7 million at December 31, 1998 to $2.5 million at May 31, 1999. The decrease in nonaccruing one- to four-family loans was primarily due to an improving local and state economy and, to a lesser extent, the implementation of more focused loan collection efforts.

     Total equity increased $5.0 million to $286.0 million at May 31, 1999 as compared to $281.0 million at December 31, 1998. This increase was due to net income of $7.9 million for the five months ended May 31, 1999. This increase was partially offset by a $2.9 million decrease in accumulated other comprehensive income to

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

$36.9 million at May 31, 1999 from $39.8 million at December 31, 1998 caused by a decrease in the after-tax net unrealized gain on available for sale securities.

Comparison of Financial Condition at December 31, 1998 and 1997

     Total assets increased $115.2 million, or 7.8%, to $1.59 billion at December 31, 1998 as compared to $1.48 billion at December 31, 1997. This increase was primarily a result of increases of $69.6 million in net loans due to increased loan originations, $40.0 million in mortgage-backed securities due to purchases of mortgage-backed securities, $8.9 million in cash and due from banks and $6.9 million in federal funds sold. These increases were partially offset by a $14.4 million decrease in investment securities resulting primarily from the sale of equity securities. The growth in assets was funded by growth in deposits and additional Federal Home Loan Bank advances. The growth in loans was primarily due to an improving state and local economy, expansion of loan products offered by American Savings, increased marketing efforts and expansion of its market area in 1998 and lower market interest rates in 1998, which resulted in an increase in loan refinancings.

     Deposits totaled $1.14 billion at December 31, 1998, representing an increase of $47.4 million compared to $1.10 billion at December 31, 1997. The deposit growth reflects an increase of $11.6 million, or 6.4%, in savings accounts, an increase of $15.9 million, or 30.3%, in NOW accounts, an increase of $9.2 million, or 48.1%, in demand deposits, and an increase of $13.3 million, or 2.2%, in certificates of deposit. The increase in deposits was primarily attributable to the opening of three new branches in late 1998 and more aggressive marketing of deposit products. In addition, borrowings from the Federal Home Loan Bank increased $40.0 million, or 49.8%, to $120.2 million at December 31, 1998 from $80.2 million at December 31, 1997, and were used primarily to fund the origination of loans and the purchase of mortgage-backed securities.

     Nonperforming assets totaled $4.7 million at December 31, 1998 compared to $7.6 million at December 31, 1997, a decrease of $2.9 million, or 38.2%. The decrease was primarily due to a $2.8 million, or 43.2%, decrease in the amount of nonaccruing one- to four-family loans from $6.5 million at December 31, 1997 to $3.7 million at December 31, 1998. The decrease in nonaccruing one- to four-family loans during this period was primarily due to an improving state and local economy and, to a lesser extent, the implementation of more focused loan collection efforts.

     Total equity increased $22.8 million to $281.0 million at December 31, 1998 compared to $258.1 million at December 31, 1997. This increase was due to net income of $18.0 million and an increase of $4.8 million in accumulated other comprehensive income, unrealized gains on available for sale securities, for the year ended December 31, 1998.

Comparison of Operating Results for the Five Months Ended May 31, 1999 and 1998

     Net Income. Net income decreased approximately $1.1 million, or 12.4%, to $7.9 million for the five months ended May 31, 1999 from $9.0 million for the five months ended May 31, 1998. The decrease was primarily attributable to a $1.4 million combined reduction in the gains on sale and contribution of securities. The reduction in the gain on contributions of securities was due to the recognition of a $2.1 million gain in the five months ended May 31, 1998, resulting from funding the 1998 contribution to the American Savings Bank Foundation, Inc., with the transfer of investment securities owned by American Savings. The gain represents the excess of the fair value of the transferred securities over the cost basis at the date of the transfer. American Savings recognizes an expense for the contribution in an amount equal to the fair value of the securities transferred. There was no similar contribution made in the five months ended May 31, 1999. The decrease in gains on contributions was partially offset by an increase of $655,000 in gains on sales of equity securities during the five months ended May 31, 1999 compared to the five months ended May 31, 1998.

     Net Interest Income. Net interest income for the five months ended May 31, 1999 increased by $51,000, or 0.3%, primarily as a result of increased interest income resulting from an increase in the average balance of interest earning assets due to increased loan originations and mortgage-backed securities purchases and reduced interest expense on deposit accounts due to a lower interest rate environment. These were offset, in part, by higher interest expense on borrowings due to an increase in the average balance of Federal Home Loan Bank advances.

     Interest and dividend income remained consistent at $41.3 million for the five-month periods ended May 31, 1999 and 1998. The yield on interest-earning assets was 6.72% and 7.17% for the five-month periods ended May 31, 1999 and 1998, respectively, due to a lower market interest rate environment. Interest income on loans increased by $479,000, or 1.8%, to $27.8 million for the five months ended May 31, 1999 from $27.4 million for the same period in 1998. The increase was attributable to a $72.3 million increase in the average balance of loans partially offset by a decrease in the average yield on loans from 7.77% during the first five months of 1998 to 7.28% during the same period in 1999 due to a lower interest rate environment. Interest and dividend income from investment securities decreased $1.5 million, or 15.7%, to $7.9 million for the five months ended May 31, 1999 from $9.4 million for the five months ended May 31, 1998, which was primarily attributable to a $33.3 million decrease in the average balance of investment securities to $323.1 million for the five months ended May 31, 1999, as well as a 38 basis point decrease in the average yield earned on such investments due to a lower interest rate environment. Interest income on mortgage-backed securities increased $873,000, or 22.0%, from $4.0 million for the five months ended May 31, 1998 to $4.8 million for the five months ended May 31, 1999. The increase in interest income on mortgage-backed securities resulted from a $44.4 million increase in the average balance of mortgage-backed securities due to additional purchases of mortgage-backed securities, partially offset by a decrease in the average yield of 51 basis points due to the lower interest rate environment.

     Interest expense remained consistent at $22.4 million for the five-month periods ended May 31, 1999 and 1998. The cost of interest-bearing liabilities decreased by 28 basis points from 4.62% for the five months ended May 31, 1998 to 4.34% for the same period in 1999 primarily due to a lower market interest rate environment. Interest on deposits decreased $889,000, or 4.4%, despite a $32.5 million, or 3.0%, increase in the average balance of deposits primarily due to a 33 basis point decrease in the average rate paid on deposits resulting from a lower interest rate environment. The decrease in interest expense on deposits was offset by an increase of $892,000 in interest on Federal Home Loan Bank advances for the five months ended May 31, 1999 compared to the same period in the prior year due to an increase in the average balance of Federal Home Loan Bank advances which were used primarily to fund loan growth and the purchase of mortgage-backed securities.

     Provision for Loan Losses. The provision for loan losses decreased by $200,000 to $800,000 for the five months ended May 31, 1999 from $1.0 million for the five months ended May 31, 1998. The decrease in the provision for loan losses reflects management's assessment of the losses inherent in the loan portfolio. In determining the provision for the five months ended May 31, 1999, management considered the 48.2% decrease in nonperforming loans, which totaled $2.9 million and $5.6 million at May 31, 1999 and 1998, respectively, and 0.30% and 0.65% of total loans at May 31, 1999 and 1998, respectively. At May 31, 1999 and 1998, the allowance for loan losses was $8.0 million and $6.6 million, respectively, which represented 278% of nonperforming loans and 0.84% of total loans at May 31, 1999 as compared to 118% of nonperforming loans and 0.77% of total loans at May 31, 1998.

     American Savings' management assesses the adequacy of the allowance for loan losses based on known and inherent risks in the loan portfolio and upon management's continuing analysis of the quality of the loan portfolio. While management believes that, based on information currently available, American Savings' allowance for loan losses is sufficient to cover probable losses inherent in its loan portfolio at this time, no assurances can be given that American Savings' level of allowance for loan losses will be sufficient to cover loan losses incurred by American Savings or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. Management may increase its level of allowance for loan losses as a percentage of total loans and nonperforming loans if the level of multi-family, construction or consumer lending as a percentage of its total loan portfolio increases. In addition, various regulatory agencies, as an integral part of their examination process, periodically review American Savings' allowance for loan losses. These agencies may require American Savings to provide additions to the allowance based on judgments different from management. See "Business of American Savings--Lending Activities--Allowance for Loan Losses."

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

     Non-interest Income. Non-interest income decreased $1.1 million, or 17.9%, to $4.8 million for the five months ended May 31, 1999 from $5.9 million in the same period in the prior year primarily due to a decrease in the combined gains on the sale and contribution of securities of $1.4 million, or 33.3%, from $4.2 million for the five months ended May 31, 1998 to $2.8 million for the five months ended May 31, 1999. The decrease was due to the funding, in 1998, of part of the contribution to American Savings Bank Foundation, Inc. which was originally planned for 1999. The 1998 contribution was made with appreciated investment securities, which resulted in American Savings recognizing a $2.1 million gain. The gain recognized on the contribution of appreciated securities to American Savings Bank Foundation, Inc. was not subject to income tax. There was no similar contribution during the five months ended May 31, 1999. However, due to the planned establishment of American Savings Charitable Foundation as part of the conversion, American Savings does not intend to make further contributions of securities to American Savings Bank Foundation, Inc. and, therefore, it is not expected that future gains on the contribution of appreciated securities will be recognized. Gains on sales of investment securities increased $655,000 during the five months ended May 31, 1999 compared to the five months ended May 31, 1998 due to increased sales of equity securities in 1999 that took advantage of the favorable equity market conditions. American Savings has reinvested the proceeds of sale of equity securities primarily in actively traded diversified equity mutual funds in order to diversify risk as the equity securities portfolio is heavily weighted toward actively traded financial institution equities. As a result, the effect on American Savings' liquidity has been neutral. See "Business of American Savings --Investment Activities" for additional information. Depending on the market value of investment securities in future periods at the time of any sale, future gains may be reduced or eliminated or American Savings may recognize losses. Service charges and fees increased $357,000 for the five months ended May 31, 1999 compared to the prior year due to the implementation of a new service charge structure, increased transaction accounts and an increase in fees following the commencement of operations of American Savings' financial services subsidiary in January 1998.

     Non-interest Expense. Non-interest expense for the five months ended May 31, 1999 was $10.9 million, an increase of $382,000, or 3.6%, compared to $10.5 million for the five months ended May 31, 1998. Salaries and employee benefits increased $574,000, or 11.0%, to $5.8 million for the five months ended May 31, 1999 from $5.2 million for the same period in 1998. Occupancy expense for the five months ended May 31, 1999 increased $169,000 to $995,000 from $826,000 in the same period last year. Both the salary and occupancy expense increases are primarily due to the opening of three new branches during the latter part of 1998 and the increased depreciation charges associated with capital improvements to the main office completed in late 1998. Advertising expense increased $172,000 to $592,000 for the five months ended May 31, 1999, compared to $420,000 for the five months ended May 31, 1998. The increase is primarily attributable to a direct mail program promoting American Savings' three new branch offices, additional print advertising to support asset generation strategies and timing of marketing promotions. These increases were offset in part by lower foreclosure expenses, due to fewer foreclosures, and a decrease in charitable contributions. Charitable contributions decreased $635,000, or 62.8%, to $375,000 for the five months ended May 31, 1999, compared to $1.0 million in the prior period. This decrease was due to American Savings funding a portion of the contribution to the American Savings Bank Foundation, Inc. during the first five months of 1998 and no similar contribution during the five months ended May 31, 1999.

     Other expenses for the five months ended May 31, 1999 were $2.3 million compared to $2.2 million for the five months ended May 31, 1998. The $107,000, or 4.8%, increase was primarily attributable to an $83,000 increase in directors fees and expenses. The increase in other expenses was offset by a $63,000 decrease in professional services due to higher expenses incurred by American Savings in 1998 related to employee sales training and consulting related to state income tax refund claims.

     Income Tax Expense. Income taxes were $4.2 million for the five months ended May 31, 1999, compared to $4.3 million for the five months ended May 31, 1998. The effective tax rates were 34.7% and 33.1% for the five months ended May 31, 1999 and 1998, respectively. The decrease in income tax expense was primarily attributed to the decrease of $1.2 million in pre-tax income. In addition, state income taxes decreased in 1999 due to the operation of a passive investment company which American Savings established in order to benefit from changes in Connecticut tax statutes enacted in 1998. American Savings expects that the operation of the passive investment company will assist in minimizing American Savings' overall effective tax rate for 1999. These decreases were

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

partially offset by a decrease in the tax benefit resulting from a lower gain on the contribution of appreciated securities to American Savings Bank Foundation, Inc.

Comparison of Operating Results for the Years Ended December 31, 1998 and 1997

     Net Income. Net income decreased by $245,000, or 1.3%, to $18.0 million for the year ended December 31, 1998 from $18.3 million for 1997. The decrease was primarily attributable to a $4.8 million increase in non-interest expense, a $246,000 increase in the provision for loan losses and a $1.0 million increase in income taxes, partially offset by a $2.2 million increase in net interest income and a $3.6 million increase in non-interest income.

     Net Interest Income. Net interest income increased by $2.2 million, or 5.1%, primarily as a result of higher interest income from an increase in the level of average interest-earning assets and a decrease in the average rate paid on interest-bearing liabilities due to a lower interest rate environment. Interest and dividend income increased $3.7 million, or 3.9%, to $99.0 million for the year ended December 31, 1998 from $95.3 million for 1997. The average yield on interest-earning assets declined to 7.06% in 1998 from 7.13% in 1997 primarily due to a decline in market interest rates. Interest income on loans increased $4.6 million, or 7.3%, to $66.8 million for 1998, compared to $62.2 million for the prior year. This increase was due to an $81.8 million increase in the average balance of loans outstanding, offset by a 22 basis point decrease in the average yield on such loans primarily due to a decline in market interest rates. In addition, interest income on mortgage-backed securities increased $1.8 million, or 24.5%, for the year ended December 31, 1998, compared to the prior year due to a $28.7 million increase in the average balance of such securities, partially offset by a decrease of 15 basis points in the yield earned on such securities due to lower market interest rates. The increases in interest income on loans and mortgage-backed securities were offset by a decrease in interest and dividend income from investment securities of $2.8 million, or 11.6%, from $24.4 million for 1997 to $21.6 million in 1998. The decrease in interest and dividend income from investment securities was due to a decrease in the average balance of investment securities of $55.5 million, or 13.8%, to $348.1 million for the year ended December 31, 1998, and a 22 basis point decrease in the average yield. The increase in mortgage-backed securities and the decrease in investment securities reflects management's restructuring of its securities portfolio and the sale of equity securities in 1998.

     Interest expense increased $1.6 million, or 3.0%, to $54.1 million for the year ended December 31, 1998 from $52.5 million for the prior year primarily due to an increase in interest expense on Federal Home Loan Bank advances of $1.9 million to $5.2 million for the year ended December 31, 1998 from $3.4 million for the year ended December 31, 1997. The average balance of such advances was $52.5 million for 1997 and $83.3 million for 1998, an increase of $30.8 million, or 58.7%. These advances were used primarily to fund the purchase of mortgage-backed securities and, to a lesser extent, loan originations. The rate paid on Federal Home Loan Bank advances decreased 16 basis points to 6.29% in 1998 from 6.45% in 1997 due to a lower market interest rate environment. The increase in Federal Home Loan Bank advances was offset, in part, by a decrease in the cost of interest-bearing liabilities from 4.66% in 1997 to 4.61% for 1998. Interest on deposits decreased by $298,000 to $48.8 million for the year ended December 31, 1998 from $49.1 million in the prior year due to a decrease in the average rate paid on deposits of 9 basis points during 1998 offset by an increase in the average balance of $15.7 million.

     Provision for Loan Losses. The provision for loan losses increased by $246,000 from $2.2 million for 1997 to $2.4 million for 1998. The increase in the provision was primarily due to an overall increase in the loan portfolio, particularly increases in consumer and construction loans. As a result, the allowance for loan losses was 0.83% of total loans and 191% of nonperforming loans at December 31, 1998 compared to 0.74% and 91%, respectively, at December 31, 1997.

     Non-interest Income. Non-interest income totaled $11.3 million and $7.7 million for 1998 and 1997, respectively. The $3.6 million increase in non-interest income was attributable to an increase in service charges and fees of $1.7 million, or 68.0%, to $4.1 million for 1998 from $2.4 million for 1997. This increase was attributable primarily to increased fee income from the expansion of American Savings' trust services, offering new consumer products and forming a new subsidiary, American Investment Services, Inc. In addition, the combined gains on sale and contribution of securities increased $2.0 million, or 43.8%, to $6.7 million for the year ended December 31, 1998 from $4.7 million for the year ended December 31, 1997. The $2.0 million increase in gains on securities was primarily due to additional sales of equity securities during 1998 as compared to 1997 to take advantage of the strong performance of the stock market and to restructure the securities portfolio. American Savings has reinvested the proceeds of sale of equity securities primarily in actively traded diversified equity mutual funds in order to diversify risk as the equity securities portfolio is heavily weighted toward actively traded financial institution equities. As a result, the effect on American Savings' liquidity has been neutral. Depending on the market value of investment securities in future periods at the time of any sale, future gains may be reduced or eliminated or American Savings may recognize losses. See "Business of American Savings-- Investment Activities" for additional information.

     Non-interest Expense. Non-interest expense increased by $4.8 million, or 21.7%, to $26.7 million for 1998 from $21.9 million for 1997. The increase in non-interest expense was primarily attributable to an increase in salaries and employee benefits of $2.2 million, or 21.6%, to $12.3 million for the year ended December 31, 1998, from $10.1 million for the year ended December 31, 1997, resulting from the hiring of personnel in connection with the expansion of trust and investment services, the establishment of a call center and the opening of three new branches. In addition, charitable contributions increased by $1.6 million in 1998 compared to the prior year, while other non-interest expenses increased by $918,000, or 21.0%. These increases were partially offset by a $427,000 decrease in real estate owned expenses in 1998 due primarily to reduced holding periods for foreclosed properties in 1998 compared to 1997. The increase in charitable contributions was due to American Savings taking advantage of a provision in the tax code, that excludes from taxable income gains recognized upon the contribution of securities to charitable organizations, that was expected to expire, by making in 1998 approximately $1.5 million of the contribution planned for 1999. The increase in other non-interest expenses was primarily due to an increase in general expenses associated with the operation of three additional branches and training costs associated with American Savings' strategic goal of implementing a sales and service culture.

     Income Tax Expense. Income taxes increased $973,000 to $9.1 million for the year ended December 31, 1998, compared to $8.1 million for the year ended December 31, 1997. The effective tax rates were 33.5% and 30.7% for the years ended December 31, 1998 and 1997, respectively. The increase in income taxes in 1998 was primarily the result of higher pre-tax income, higher state income taxes and a decrease in the tax benefit resulting from a lower gain on the contribution of appreciated securities to American Savings Bank Foundation, Inc.

Comparison of Operating Results for the Years Ended December 31, 1997 and 1996

     Net Income. Net income increased $2.6 million, or 16.1%, to $18.3 million for the year ended December 31, 1997 from $15.7 million for the prior year. The increase was primarily attributable to a $3.3 million increase in net interest income and a $1.0 million increase in non-interest income, partially offset by a $2.4 million increase in non-interest expense.

     Net Interest Income. Net interest income increased by $3.3 million, or 8.4%, from $39.4 million for 1996 to $42.7 million for 1997. The increase was primarily due to increased interest income from an increase in the average balance of interest-earning assets which was offset in part by higher interest expense from Federal Home Loan Bank advances. Interest and dividend income increased $6.8 million, or 7.6%, to $95.3 million for the year ended December 31, 1997 from $88.5 million for the year ended December 31, 1996. The increase in interest and dividend income was primarily attributable to a $5.4 million, or 9.5%, increase in interest income on loans to $62.2 million for the year ended December 31, 1997 from $56.8 million in the prior year. The average balance of loans increased $88.1 million, or 12.5%, from $704.5 million during 1996 to $792.6 million during 1997 due to a strong refinance market due to lower market interest rates, the expansion of American Savings' loan markets by adding loan correspondents and a more aggressive consumer loan pricing strategy. The increase in interest income due to the increase in loans was offset, in part, by a 21 basis point decrease in the average yield earned on loans due to a lower market interest rate environment. Interest and dividends on investment securities increased $2.4 million, or 10.8%, to $24.4 million in 1997 from $22.0 million in 1996 due to an increase in the average balance of investment securities of $36.1 million, or 9.8%, from $367.6 million for 1996 to $403.6 million for 1997 and a 37 basis point increase in the average yield earned on investment securities. These increases were offset in part by a decrease in interest income on federal funds sold of $841,000 from $2.2 million for 1996 to $1.4 million for 1997 primarily due to a $15.2 million decrease in the average balance.

     Interest expense increased $3.5 million, or 7.0%, to $52.5 million for 1997 from $49.1 million for 1996. The increase in interest expense was primarily attributable to a $3.3 million increase in interest on Federal Home Loan Bank advances to $3.4 million for the year ended December 31, 1997, from $62,000 for the year ended December 31, 1996 and, to a lesser extent, due to a $132,000, or 0.3%, increase in interest expense on deposits due to an increase in the average balance of interest-earning deposits. The average balance of Federal Home Loan Bank advances increased from $1.0 million for 1996 to $52.4 million for 1997 and the average rate paid on the advances increased 39 basis points from 6.06% in 1996 to 6.45% in 1997. The additional Federal Home Loan Bank advances were used primarily to fund loan growth.

     Provision for Loan Losses. The provision for loan losses decreased $96,000 from $2.3 million for 1996 to $2.2 million for 1997. The decrease reflects a decrease in nonperforming loans as a percentage of total loans to 0.81% at December 31, 1997 from 0.86% at December 31, 1996, and an increase in the level of total loans, which increased to $837.7 million at December 31, 1997 from $747.5 million at December 31, 1996. As a result, the allowance for loan losses represented 0.74% of total loans at December 31, 1997 and 1996, and represented 91% and 86% of nonperforming loans at December 31, 1997 and 1996, respectively.

     Non-interest Income. Non-interest income totaled $7.7 million and $6.7 million for the years ended December 31, 1997 and 1996, respectively. The $1.0 million increase in non-interest income was attributable to a $705,000 combined increase in gains on sales and contributions of securities and an increase of $197,000 in other non-interest income. The increase in gains on sales and contributions of securities was primarily due to gains recognized upon the contribution of appreciated investment securities to the American Savings Bank Foundation, Inc. in 1997, partially offset by a decline in gains on sales of securities. The contribution to the American Savings Bank Foundation, Inc. in 1996 was made in cash. The increase in other non-interest income was primarily due to insurance recoveries in 1997.

     Non-interest Expense. Non-interest expense increased $2.4 million, or 12.6%, to $22.0 million for the year ended December 31, 1997 from $19.5 million for the year ended December 31, 1996. The increase in non-interest expense was primarily attributable to an increase of $1.0 million in salaries and employee benefits, a $212,000 increase in occupancy expense, a $414,000 increase in furniture and fixture expense, a $202,000 increase in real estate owned expenses, and a $430,000 increase in other non-interest expenses. The increase in salaries and employee benefits was due to American Savings' strategic objectives of expanding delivery systems and its trust services as well as normal merit increases. The increase in occupancy expense and furniture and fixture expense was due to an increase in depreciation and amortization related to capital improvements made at American Savings' corporate and branch offices, increases in rent related to a new branch opening and an increase in charges for expenses related to maintenance and repairs. The increase in real estate owned expenses was due to a higher level of foreclosures in 1997 compared to 1996.

     Income Tax Expense. Income taxes were $8.1 million for the year ended December 31, 1997 compared to $8.6 million for the year ended December 31, 1996. The effective tax rate decreased to 30.7% in 1997 from 35.4% in 1996 primarily as a result of the exclusion from 1997 taxable income of the gain on securities that were contributed to the American Savings Bank Foundation, Inc.

Average Balances, Interest and Average Yields/Cost

     The following table presents certain information for the periods indicated regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances were derived from daily balances.

                                                                                   For the Five Months Ended May 31,
                                                                          --------------------------------------------------------
                                                    At May 31, 1999                    1999                      1998
                                                 -----------------------  ----------------------- ---------------------------------
                                                                Average                           Average
                                                                Yield/       Average               Yield/     Average
                                                   Balance       Rate        Balance    Interest    Rate      Balance    Interest
                                                 -----------  ----------  ------------ ---------- --------  ----------  ----------
                                                                         (Dollars in thousands)
Interest-earning assets:
   Loans (1)...................................    $  941,251    7.20%    $  917,625   $ 27,835     7.28%   $  845,375    $ 27,356
   Federal funds sold..........................        31,600    4.81         37,302        723     4.65        24,470         551
   Investment securities.......................       307,351    5.80        323,078      7,577     5.63       356,408       8,977
   Mortgage-backed securities..................       204,708    6.33        183,848      4,842     6.32       139,418       3,969
   FHLB stock..................................        10,434    6.30          9,857        260     6.33         8,847         228
   Interest-earning deposits...................         5,290    5.15          3,608         77     5.12         7,367         179
                                                   ----------    ----     ----------   --------   ------    ----------    --------
         Total interest-earning assets.........     1,500,634    6.73      1,475,318     41,314     6.72     1,381,885      41,260
   Non-interest earning assets.................       109,075                106,782                            99,910
                                                   ----------             ----------                        ----------
         Total assets..........................    $1,609,709             $1,582,100                        $1,481,795
                                                   ==========             ==========                        ==========

Interest-bearing liabilities:
   Deposits:
      Money market accounts....................    $   66,277    2.73     $   64,434   $    723     2.69    $   61,100    $    692
      NOW accounts.............................        72,123    1.39         67,464        379     1.35        54,890         304
      Savings accounts (2).....................       212,912    2.09        202,058      1,711     2.03       188,509       1,603
      Certificates of deposit and
         retirement accounts...................       782,880    5.01        781,532     16,586     5.09       778,476      17,689
                                                   ----------    ----     ----------   --------   ------    ----------    --------
         Total interest-bearing deposits.......     1,134,192    4.10      1,115,488     19,399     4.17     1,082,975      20,288
   FHLB advances...............................       129,744    5.85        121,942      2,995     5.89        80,244       2,103
                                                   ----------    ----     ----------   --------   ------    ----------    --------
         Total interest-bearing liabilities....     1,263,936    4.28      1,237,430     22,394     4.34     1,163,219      22,391
   Non-interest-bearing demand deposits........        25,731                 24,319                            23,371
   Other non-interest-bearing liabilities......        34,014                 38,579                            33,354
                                                   ----------             ----------                        ----------
         Total liabilities.....................     1,323,681              1,300,328                         1,219,944
   Equity......................................       286,028                281,772                           261,851
                                                   ----------             ----------                        ----------
         Total liabilities and equity..........    $1,609,709             $1,582,100                        $1,481,795
                                                   ==========             ==========                        ==========
   Net interest-earning assets.................    $  236,698             $  237,888                        $  218,666
                                                   ==========             ==========                        ==========
   Net interest income.........................                                        $ 18,920                           $ 18,869
                                                                                       ========                           ========
   Interest rate spread........................                                                     2.38%
   Net interest margin (net interest income
      as a percentage of total
      interest-earning assets).................                                                     3.08%
   Ratio of total interest-earning assets
      to total interest-bearing liabilities....                                                   119.22%

                                                     ------------
                                                       Average
                                                        Yield/
                                                        Rate
                                                     ------------
Interest-earning assets:
   Loans (1)....................................         7.77%
   Federal funds sold...........................         5.40
   Investment securities........................         6.04
   Mortgage-backed securities...................         6.83
   FHLB stock...................................         6.19
   Interest-earning deposits....................         5.83
                                                       ------
         Total interest-earning assets..........         7.17
   Non-interest earning assets..................

         Total assets...........................

Interest-bearing liabilities:
   Deposits:
      Money market accounts.....................         2.72
      NOW accounts..............................         1.33
      Savings accounts (2)......................         2.04
      Certificates of deposit and
         retirement accounts....................         5.45
                                                       ------
         Total interest-bearing deposits........         4.50
   FHLB advances................................         6.29
                                                       ------
         Total interest-bearing liabilities.....         4.62
   Non-interest-bearing demand deposits.........
   Other non-interest-bearing liabilities.......

         Total liabilities......................
   Equity.......................................

         Total liabilities and equity...........
   Net interest-earning assets..................

   Net interest income..........................

   Interest rate spread.........................         2.55%
   Net interest margin (net interest income
      as a percentage of total
       interest-earning assets).................         3.27%
   Ratio of total interest-earning assets
      to total interest-bearing liabilities.....       118.80%

__________________________
(1) Average balances include nonaccrual loans.
(2) Includes mortgagors' escrow accounts.

                                                                  For the Years Ended December 31,
                                               -----------------------------------------------------------------------
                                                              1998                               1997
                                               ---------------------------------   -----------------------------------
                                                                         Average                            Average
                                                 Average                  Yield/     Average                Yield/
                                                 Balance     Interest     Rate       Balance    Interest     Rate
                                               ----------  -----------  --------   ----------  ----------  ----------
                                                                        (Dollars in thousands)
Interest-earning assets:
   Loans (1).................................. $  874,373  $   66,754      7.63%   $  792,578  $  62,202      7.85%
   Federal funds sold.........................     29,683       1,600      5.39        25,072      1,379      5.50
   Investment securities......................    348,089      20,585      5.91       403,636     23,855      5.91
   Mortgage-backed securities.................    134,201       9,064      6.75       105,545      7,278      6.90
   FHLB stock.................................      9,169         580      6.33         8,371        541      6.46
   Interest-earning deposits..................      6,943         406      5.85            --         --        --
                                               ----------  ----------   -------    ----------  ---------   -------
      Total interest-earning assets...........  1,402,458      98,989      7.06     1,335,202     95,255      7.13
   Non-interest earning assets................     97,056                              85,755
                                               ----------                          ----------
      Total assets............................ $1,499,514                          $1,420,957
                                               ==========                          ==========

Interest-bearing liabilities:
   Deposits:
      Money market accounts................... $   61,190  $    1,678      2.74    $   62,440  $   1,694      2.71
      NOW accounts............................     58,551         785      1.34        44,852        712      1.59
      Savings accounts (2)....................    192,212       3,962      2.06       189,360      3,871      2.04
      Certificates of deposit and
         retirement accounts..................    778,142      42,398      5.45       777,725     42,844      5.51
                                               ----------  ----------   -------    ----------  ---------    ------
         Total interest-bearing deposits......  1,090,095      48,823      4.48     1,074,377     49,121      4.57
   FHLB advances..............................     83,312       5,244      6.29        52,490      3,386      6.45
                                               ----------  ----------   -------    ----------  ---------    ------
         Total interest-bearing liabilities...  1,173,407      54,067      4.61     1,126,867     52,507      4.66
   Non-interest-bearing demand deposits.......     23,733                              23,063
   Other non-interest-bearing liabilities.....     35,754                              29,351
                                               ----------                          ----------
         Total liabilities....................  1,232,894                           1,179,281
   Equity.....................................    266,620                             241,676
                                               ----------                          ----------
         Total liabilities and equity......... $1,499,514                          $1,420,957
                                               ==========                          ==========
   Net interest-earning assets................ $  229,051                          $  208,335
                                               ==========                          ==========
   Net interest income........................             $   44,922                          $  42,748
                                                           ==========                          =========
   Interest rate spread.......................                             2.45%                              2.47%
   Net interest margin (net interest
      income as a percentage of total
      interest-earning assets)................                             3.20%                              3.20%
   Ratio of total interest-earning assets
      to total interest-bearing liabilities...                           119.52%                            118.49%


                                                        ------------------------------------------
                                                                           1996
                                                        ------------------------------------------
                                                                                          Average
                                                          Average                         Yield/
                                                          Balance          Interest        Rate
                                                         ----------       ----------    ----------
Interest-earning assets:
   Loans (1)..................................           $  704,501       $  56,781        8.06%
   Federal funds sold.........................               40,295           2,219        5.51
   Investment securities......................              367,573          20,360        5.54
   Mortgage-backed securities.................              109,106           7,473        6.85
   FHLB stock.................................                8,371             541        6.46
   Interest-earning deposits..................               20,191           1,114        5.52
                                                         ----------       ---------     -------
      Total interest-earning assets...........            1,250,037          88,488        7.08
   Non-interest earning assets................               67,094
                                                         ----------
      Total assets............................           $1,317,131
                                                         ==========
Interest-bearing liabilities:
   Deposits:
      Money market accounts...................           $   64,348       $   1,757        2.73
      NOW accounts............................               32,474             569        1.75
      Savings accounts (2)....................              183,757           3,983        2.17
      Certificates of deposit and
         retirement accounts..................              773,447          42,680        5.52
                                                         ----------       ---------     -------
         Total interest-bearing deposits......            1,054,026          48,989        4.65

  FHLB advances...............................                1,023              62        6.06
                                                         ----------       ---------     -------
         Total interest-bearing liabilities...            1,055,049          49,051        4.65

Non-interest-bearing demand deposits..........               23,017
   Other non-interest-bearing liabilities.....               22,939
                                                          ---------
         Total liabilities....................            1,101,005
   Equity.....................................              216,126
                                                         ----------
         Total liabilities and equity.........           $1,317,131
                                                         ==========
   Net interest-earning assets................           $  194,988
                                                         ==========
   Net interest income........................                            $  39,437
                                                                          =========
   Interest rate spread.......................                                             2.43%
   Net interest margin (net interest
      income as a percentage of total
      interest-earning assets)................                                             3.15%
   Ratio of total interest-earning assets
      to total interest-bearing liabilities...                                           118.48%

__________________
(1) Average balances include nonaccrual loans.
(2) Includes mortgagors' escrow accounts.

Rate/Volume Analysis

     The following table presents the effects of changing rates and volumes on the interest income and interest expense of American Savings. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to rate and the change due to volume.

                                                 Five Months Ended                   Year Ended
                                                    May 31, 1999                 December 31, 1998
                                                    Compared to                     Compared to
                                                 Five Months Ended                  Year Ended
                                                    May 31, 1998                  December 31, 1997
                                       ---------------------------------    -------------------------------
                                          Increase (Decrease)                 Increase (Decrease)
                                               Due to                              Due to
                                       ----------------------               ----------------------
                                         Rate         Volume       Net        Rate        Volume      Net
                                       --------      --------   --------    ---------   ----------  -------
                                                                      (In thousands)
Interest-earning assets:
   Loans............................    $(1,774)     $2,253     $   479       $(1,729)    $ 6,281     $ 4,552
   Federal funds sold...............        (85)        257         172           (28)        249         221
   Investment securities............       (762)       (638)     (1,400)         (953)     (2,317)     (3,270)
   Mortgage-backed securities.......       (320)      1,193         873          (248)      2,034       1,786
   Federal Home Loan Bank
      stock.........................          5          27          32           (12)         51          39
   Interest-bearing deposits........        (20)        (82)       (102)           --         406         406
                                        -------      ------     -------       -------     -------     -------
      Total interest-earning
         assets.....................     (2,956)      3,010          54        (2,970)      6,704       3,734
                                        -------      ------     -------       -------     -------     -------

Interest-bearing liabilities:
   Deposits:
      Money market accounts.........         (6)         37          31            18         (34)        (16)
      NOW accounts..................          4          71          75          (122)        195          73
      Savings accounts..............         (7)        115         108            32          59          91
      Certificates of deposit and
         retirement accounts........     (1,172)         69      (1,103)         (469)         23        (446)
                                        -------      ------     -------       -------     -------     -------
          Total deposits............     (1,181)        292        (889)         (541)        243        (298)
   Federal Home Loan
      Bank advances.................       (140)      1,032         892           (84)      1,942       1,858
                                        -------      ------     -------       -------     -------     -------
         Total interest-bearing
            liabilities.............     (1,321)      1,324           3          (625)      2,185       1,560
                                        -------      ------     -------       -------     -------     -------
Increase (decrease) in net
   interest income..................    $(1,635)     $1,686     $    51       $(2,345)    $ 4,519     $ 2,174
                                        =======      ======     =======       =======     =======     =======

                                                             Year Ended
                                                           December 31, 1997
                                                            Compared to
                                                             Year Ended
                                                          December 31, 1996
                                           ------------------------------------------
                                                  Increase (Decrease)
                                                       Due to
                                           ----------------------------
                                                Rate            Volume         Net
                                           -------------        -------      -------
                                                         (In thousands)
Interest-earning assets:
   Loans...........................              $(1,524)       $ 6,945      $ 5,421
   Federal funds sold..............                   (3)          (837)        (840)
   Investment securities...........                  891          2,604        3,495
   Mortgage-backed securities......                   45           (240)        (195)
   Federal Home Loan Bank
      stock........................                   --             --           --
   Interest-bearing deposits.......                   --         (1,114)      (1,114)
                                                 -------        -------      -------
      Total interest-earning
         assets....................                 (591)         7,358        6,767
                                                 -------        -------      -------

Interest-bearing liabilities:
   Deposits:
      Money market accounts........                  (11)           (52)         (63)
      NOW accounts.................                  (58)           201          143
      Savings accounts.............                 (231)           119         (112)
      Certificates of deposit and
         retirement accounts.......                  (72)           236          164
                                                 -------        -------      -------
          Total deposits...........                 (372)           504          132
   Federal Home Loan
      Bank advances................                    4          3,320        3,324
                                                 -------        -------      -------
         Total interest-bearing
            liabilities............                 (368)         3,824        3,456
                                                 -------       --------      -------
Increase (decrease) in net
   interest income.................              $  (223)       $ 3,534      $ 3,311
                                                 =======        =======      =======


Management of Interest Rate Risk and Market Risk Analysis

     Qualitative Aspects of Market Risk. American Savings' most significant form of market risk is interest rate risk. The principal objectives of American Savings' interest rate risk management are to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given American Savings' business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of Director's approved guidelines. American Savings has an Asset/Liability Committee, responsible for reviewing its asset/liability policies and interest rate risk position, which meets monthly and reports trends and interest rate risk position to the Finance Committee of the Board of Directors quarterly and the whole Board of Directors annually. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of American Savings.

     In recent years, American Savings has used the following strategies to manage interest rate risk: (1) emphasizing the origination of adjustable-rate loans and generally selling longer term fixed-rate loans as market interest rate conditions dictate; (2) emphasizing shorter term consumer loans; (3) maintaining a high quality securities portfolio that provides adequate liquidity and flexibility to take advantage of opportunities that may arise from fluctuations in market interest rates, the overall maturity of which is monitored in relation to the repricing of its loan portfolio; and (4) using Federal Home Loan Bank advances to better structure maturities of its interest rate sensitive liabilities. American Savings currently does not participate in hedging programs, interest rate swaps or other activities involving the use of off-balance sheet derivative financial instruments.

     American Savings' market risk also includes equity price risk. American Savings' marketable equity securities portfolio had gross unrealized gains of $64.6 million at May 31, 1999 which is included, net of taxes, in accumulated other comprehensive income, a separate component of American Savings' capital. If equity security prices decline due to unfavorable market conditions or other factors, American Savings' capital would decrease.

     Quantitative Aspects of Market Risk. American Savings uses a simulation model to measure the potential change in net interest income, incorporating various assumptions regarding the shape of the yield curve, the pricing characteristics of loans, deposits and borrowings, prepayments on loans and securities and changes in balance sheet mix. The tables below set forth, as of May 31, 1999 and December 31, 1998, estimated net interest income and the estimated changes in American Savings' net interest income for the next twelve month period which may result given instantaneous changes in market interest rates of 200 basis points up and down.


  Increase/
  (Decrease)
  in market                              Estimated Changes in Annual Net Interest Income
                      --------------------------------------------------------------------------------------------------------
Interest Rates                          At May 31, 1999                                         At December 31, 1998
                      --------------------------------------------------------------------------------------------------------
 Basis Points                                  $                  %                                     $              %
 Rate Shock)             Amount              Change             Change              Amount            Change         Change
--------------        ------------        ------------        -----------         ----------        -----------    ----------
                                                                   (Dollars in thousands)
     200                 $49,754             $   983              2.02%             $48,472            $ 2,474         5.38%
     100                  49,474                 703              1.44               47,408              1,410         3.07
    Static                48,771                  --                --               45,998                 --           --
    (100)                 47,605              (1,166)            (2.39)              44,054             (1,944)       (4.23)
    (200)                 45,827              (2,944)            (6.04)              42,060             (3,938)       (8.56)

     The above table indicates that in the event of a sudden and sustained decline in prevailing market interest rates, American Savings' net interest income would be expected to decrease.

     Computation of prospective effects of hypothetical interest rate changes are based on a number of assumptions including the level of market interest rates, the degree to which certain assets and liabilities with similar maturities or periods to repricing react to changes in market interest rates, the expected prepayment rates on loans and investments, the degree to which early withdrawals occur on certificates of deposit and other deposit flows. As a result, these computations should not be relied upon as indicative of actual results. Further, the computations do not reflect any actions that management may undertake in response to changes in interest rates.

Liquidity and Capital Resources

     Liquidity is the ability to meet current and future short-term financial obligations. American Savings further defines liquidity as the ability to respond to the needs of depositors and borrowers as well as maintaining the flexibility to take advantage of investment opportunities. Primary sources of funds consist of deposit inflows, loan repayments, maturities, paydowns, and sales of investment and mortgage-backed securities and borrowings from the Federal Home Loan Bank. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit outflows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     The primary investing activities of American Savings are (1) the origination of residential one-to four-family mortgage loans and, to a lesser extent, multi-family loans, single-family construction loans, home equity loans and lines of credit and consumer loans and (2) the investment in mortgage-backed securities, U.S. Government and agency obligations and corporate equity securities and debt obligations. These activities are funded primarily by principal and interest payments on loans, maturities of securities, deposit growth and Federal Home Loan Bank advances. During the five months ended May 31, 1999 and the years ended December 31, 1998 and 1997, American Savings' loan originations totaled $212.3 million, $394.1 million, and $279.8 million, respectively. At May 31, 1999 and December 31, 1998 and 1997, American Savings' investments in mortgage-backed securities, U.S. Government and agency obligations and corporate equity securities and debt obligations totaled $576.3 million, $590.5 million and $564.8 million, respectively. American Savings experienced a net increase in total deposits of $7.9 million, $47.4 million, and $20.8 million for the five months ended May 31, 1999 and the years ended December 31, 1998 and 1997, respectively, primarily as a result of the introduction of new products and the opening of new branches. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by American Savings and its local competitors and other factors. American Savings closely monitors its liquidity position on a daily basis. If American Savings should require funds beyond its ability to generate them internally, additional sources of funds are available through Federal Home Loan Bank advances and through repurchase agreement borrowing facilities with broker/dealers.

     Outstanding commitments for all loans and unadvanced construction loans and lines of credit totaled $254.2 million at May 31, 1999. Management of American Savings anticipates that it will have sufficient funds available to meet its current loan commitments. Certificates of deposit that are scheduled to mature in one year or less from May 31, 1999 totaled $565.5 million. American Savings relies primarily on competitive rates, customer service, and long-standing relationships with customers to retain deposits. From time to time, American Savings will also offer special competitive promotions to its customers to increase retention and promote deposit growth. Based upon American Savings' historical experience with deposit retention, management believes that, although it is not possible to predict future terms and conditions upon renewal, a significant portion of such deposits will remain with American Savings.

     American Savings is subject to various regulatory capital requirements administered by the federal banking agencies including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At May 31, 1999, American Savings exceeded all of its regulatory capital requirements with (1) a leverage capital level of $249.1 million, or 15.48% of average assets, which is above the required level of $64.4 million, or 4%, and (2) risk-based capital of $286.1 million, or 29.56% of risk weighted assets, which is above the required level of $77.4 million, or 8%. American Savings is considered "well capitalized" under regulatory guidelines.

     The capital from the conversion will significantly increase liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds are used for general corporate purposes, including the funding of lending activities. American Savings' financial condition and results of operations will be enhanced by the capital from the conversion, resulting in increased net interest-earning assets and net income. However, due to the large increase in equity resulting from the capital injection, return on equity will be adversely impacted following the conversion.

Year 2000 Readiness

     The Year 2000 issue refers to the potential failure of computer systems and applications as a result of programs using only two digits to identify a year in the date field. If not corrected, many computer systems and applications could fail or create erroneous results by, at or after the Year 2000. American Savings established a Year 2000 Team to evaluate and assess American Savings' exposure to the Year 2000 issue and developed a plan consisting of five phases. These phases include awareness, risk assessment, renovation, validation or testing, and implementation.

     The awareness phase consists of defining the Year 2000 problem, developing the necessary resources to perform compliance testing, establishing a Year 2000 program team, and developing an overall strategy that encompasses in-house systems, service bureaus, vendors, customers and suppliers. American Savings completed the awareness phase of the Year 2000 project in July of 1998.

     The assessment phase requires American Savings to evaluate the size and complexity of the problem and detail the magnitude of the effort necessary to address Year 2000 issues. The objective of this phase is to identify all hardware, software, networks, automated teller machines, other various processing platforms and customer and vendor dependencies affected by the Year 2000 date change. The assessment phase goes beyond information systems and includes environmental systems that depend on embedded microchips, such as security systems, elevators, sprinkler systems, alarms and vaults. The assessment phase was substantially completed on December 31, 1998, but is continually monitored by American Savings.

     American Savings maintains an internal computer system for its operating functions and a substantial majority of American Savings' data processing is provided by a core banking software system that is supported by a third party vendor. American Savings recognizes that its ability to be Year 2000 compliant depends upon the cooperation of its vendors and other third parties. American Savings is requiring its computer systems and software vendors to represent that the products provided are or will be Year 2000 compliant and have planned a program for testing for compliance. American Savings utilizes these representations from its computer system and software vendors for the purpose of determining the vendors' Year 2000 readiness. Upon receiving such representations, American Savings then determines the need for replacement of or remediations to each particular vendor's system. Rather than solely relying on representations from its vendors, American Savings also independently tests both critical and non-critical vendor applications. American Savings has received representations from its primary third party data processing vendor confirming the Year 2000 compliance of that vendor's internally developed programs. Remaining internal and external programs have been converted to Year 2000 compliant versions. American Savings began testing the core banking system renovated programs in October 1998. American Savings has completed testing of its critical vendors' computer applications and believes that all identified Year 2000 issues were addressed by March 31, 1999. All remaining Year 2000 issues for American Savings, including testing of non-critical systems, were completed and any problems identified were addressed by July 31, 1999.

     The renovation phase includes the remediation of any systems identified in the awareness phase as not Year 2000 compliant. For institutions relying on outside servicers or third-party software providers, ongoing discussions and monitoring of vendor progress is necessary. American Savings has substantially completed activities related to the renovation phase and expects to complete such phase by August 31, 1999. Most of American Savings' systems are vendor supplied or supported and are being remediated by the vendors. American Savings' primary software vendor has provided American Savings with a Year 2000 ready release that has been installed. This release has been tested and validated by American Savings.

     American Savings has substantially completed its validation or testing phase with primary focus on core software that operates basic banking applications. Testing of mission critical systems was substantially completed as of December 31, 1998. Further testing with mission critical vendors and other significant third party vendors was completed by July 31, 1999. To date, American Savings has not identified any Year 2000 problems with any of its systems that would have a material adverse impact upon its operations. Testing will continue as needed on newly acquired applications and vendor upgrades. In addition, American Savings has designated an internal independent group to validate the test plan and test results and has retained an outside independent party to validate the business resumption contingency plan. Both validations were completed by June 30, 1999 without any material exceptions.

     The implementation phase is the final Year 2000 activity. Only after passing the validation phase where the hardware and software have been tested and where the tests have been validated will the hardware and software be certified as implemented and placed in service for the year 2000. If any system fails the certification test, American Savings will assess the impact and implement the contingency plan developed for that application. American Savings' primary internal technological systems, including the core processing system, teller equipment, and local area network have already been placed in service. All critical systems were implemented by June 30, 1999.

     The potential impact of Year 2000 on American Savings' borrowers has been evaluated. Because American Savings' has only a limited number of borrowers with a commercial lending relationship, management believes that Year 2000 issues will not materially impair the ability of American Savings' borrowers to repay their debts. In connection with American Savings' plans to enter commercial lending, American Savings will assess the Year 2000 readiness of its potential commercial borrowers.

     American Savings has budgeted approximately $200,000 for costs associated with Year 2000 compliance. As of May 31, 1999, American Savings expended approximately $120,000 on Year 2000 issues. American Savings does not separately track the internal costs associated with its Year 2000 readiness project, and such costs are primarily the portion of an employee's time spent on Year 2000 related issues.

     The impact of Year 2000 on American Savings will depend not only on corrective actions taken by American Savings, but also on the way in which Year 2000 issues are addressed by parties over which American Savings has no control, such as governmental agencies, businesses and other third parties that provide services or data to, or receive services or data from, American Savings, or whose financial condition or operational capability is important to American Savings. To reduce this exposure, American Savings has an ongoing process of identifying and contacting mission critical third party vendors and other significant third party vendors to determine their Year 2000 plans and target dates. Notwithstanding American Savings' efforts, there can be no assurance that mission critical third party vendors or other significant third party vendors will adequately address their Year 2000 issues.

     American Savings has developed contingency plans for implementation in the event that mission critical third party vendors fail to adequately address Year 2000 issues. The contingency plans involve identifying alternate vendors or internal remediation. There can be no assurance that these plans will eliminate any failures or problems. Furthermore, there may be certain mission critical third parties, such as utilities and telecommunications companies, where alternate arrangements or sources are limited or unavailable.

Impact of Inflation and Changing Prices

     The consolidated financial statements and related data presented in this prospectus have been prepared in conformity with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike many industrial companies, substantially all of the assets and liabilities of American Savings are monetary in nature. As a result, interest rates have a more significant impact on American Savings' performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as inflation.

Impact of New Accounting Standards

     Reporting Comprehensive Income. Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is the total of net income and all other non-owner changes in equity that are not reflected in net income. This statement is effective for fiscal years beginning after December 15, 1997 and reclassification of financial statements of earlier periods is required. This statement was adopted by American Savings during the year ended December 31, 1998.

     Disclosures About Segments. Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the manner in which public business enterprises report information about operating segments in the annual financial statements and requires that those enterprises report selected information about operating segments in interim reports issued to shareholders. This statement requires that public business enterprises report quantitative and qualitative information about its reportable segments, including profit or loss, certain specific revenue and expense items and segment assets. This statement also requires reconciliations of total segment revenues, total segment profit or loss, total segment assets and other amounts disclosed for segments to corresponding amounts in the consolidated financial statements. This statement is effective for financial statements for periods beginning after December 31, 1997 and in the initial year of application, comparative information for earlier years is required. As a community-orientated financial institution, substantially all of American Savings' operations involve the delivery of loan and deposit products to customers. Management makes operating decisions and assesses performance based on an ongoing review of these community-banking operations, which constitutes the only operating segment for financial reporting purposes.

     Employers' Disclosure About Pensions and Other Postretirement Benefits. Statement of Financial Accounting Standards No. 132, "Employers' Disclosure about Pensions and Other Postretirement Benefits," standardizes the disclosure requirements for pensions and other postretirement benefits. This statement does not address measurement or recognition of pensions or other postretirement benefits. It addresses disclosure requirements only. This statement was adopted by American Savings during the year ended December 31, 1998 and the required disclosures were made for all periods presented.

     Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. As recently amended, the statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. On that date, hedging relationships shall be designed in accordance with the statement. Earlier application is encouraged but is permitted only at the beginning of any fiscal quarter that begins after issuance of the statement. Earlier application of selected provisions of the statement is not permitted. The statement shall not be applied retroactively to financial statements of prior periods. The statement is not expected to affect American Savings because it does not currently purchase derivative instruments or enter into hedging activities.

                        BUSINESS OF AMERICAN FINANCIAL

General

     American Financial was organized as a Delaware business corporation at the direction of American Savings in July 1999 to become the holding company for American Savings upon completion of the conversion. As a result of the conversion, American Savings will be a wholly owned subsidiary of American Financial because all of the issued and outstanding capital stock of American Savings will be owned by American Financial.

Business

     Before the completion of the conversion, American Financial will not engage in any significant activities other than of an organizational nature. Upon completion of the conversion, American Financial's business activity will be the ownership of the outstanding capital stock of American Savings and management of the investment of proceeds retained from the conversion. In the future, American Financial may acquire or organize other operating subsidiaries. With the exception of American Savings' strategic plan to acquire or establish an insurance agency, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, American Financial will neither own nor lease any property but will instead use the premises, equipment and furniture of American Savings with the payment of appropriate rental fees, as required by applicable law and regulations.

     Since American Financial will own the outstanding capital stock of American Savings after the conversion, the competitive conditions applicable to American Financial will be the same as those confronting American Savings. See "Business of American Savings--Competition."

                         BUSINESS OF AMERICAN SAVINGS

General

     American Savings was founded in 1862 as a Connecticut-chartered mutual savings bank under the name "Savings Bank of New Britain." American Savings changed its name to "American Savings Bank" in 1976. American Savings is regulated by the State of Connecticut Department of Banking and the Federal Deposit Insurance Corporation. American Savings' deposits are insured to the maximum allowable amount by the Bank Insurance Fund of the Federal Deposit Insurance Corporation. American Savings has been a member of the Federal Home Loan Bank System since 1978.

     American Savings is a traditional savings association, specializing in the acceptance of retail deposits from the general public in the areas surrounding its 17 full-service banking offices and using those funds, together with funds generated from operations and borrowings, to originate residential mortgage loans and consumer loans, primarily home equity loans and lines of credit. American Savings originates loans primarily for investment. However, American Savings also sells loans, primarily fixed-rate mortgage loans, in the secondary market, while generally retaining the servicing rights. See "--Lending Activities." American Savings also invests in mortgage-backed securities, debt and equity securities and other permissible investments. American Savings' revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on investment and mortgage-backed securities. American Savings' primary sources of funds are deposits, principal and interest payments on loans and investments and mortgage-backed securities and advances from the Federal Home Loan Bank of Boston.

Market Area

     American Savings is headquartered in New Britain, Connecticut in Hartford County. American Savings' primary deposit gathering area is concentrated in the communities surrounding its 17 banking offices located in Hartford, Middlesex and Tolland counties. American Savings' primary lending area is significantly broader than its deposit gathering area and includes all of the State of Connecticut.

     Hartford County is located approximately two hours from both Boston and New York City and contains the City of Hartford. The region serves as the governmental and financial center of Connecticut. Hartford County has a diversified mix of industry groups, including insurance and financial services, manufacturing, service, government and retail. The major employers in the area include several prominent international and national insurance and manufacturing companies, such as Aetna, Inc., The Hartford Financial Services, Inc., Travelers Property Casualty Corp., United Technologies Corp., Stanley Works, as well as many regional banks and the State of Connecticut. According to published statistics, Hartford County's 1998 population was approximately 825,000 and consisted of approximately 315,000 households. The population decreased approximately 3.1% from 1990. Per capita income in 1998 for Hartford County was approximately $24,000, which was less than the Connecticut average of approximately $27,000 but significantly higher than the national average of $18,000. Likewise, 1998 median household income for Hartford County was $48,000 compared to approximately $52,400 for Connecticut and $38,100 for the U.S.

     Connecticut is in the midst of a broad based recovery from the severe recession experienced in the New England region in the late 1980s and early 1990s, as evidenced by the state's 3.4% unemployment rate and personal income growth of 3.90%. Connecticut and Hartford County continue to reflect personal wealth characteristics above national averages. Furthermore, the gross domestic product growth figures for the state compare quite favorably with the national numbers and single-family home sales increased 14.2% from 1997 to 1998.
However, Connecticut has a high number of finance, insurance, real estate and export related manufacturing jobs. As a result, the state's employment may be more affected by the national financial market and, to a lesser extent, international economies.

Competition

     American Savings faces intense competition for the attraction of deposits and origination of loans in its primary market area. Its most direct competition for deposits has historically come from the several commercial and savings banks operating in American Savings' primary market area and, to a lesser extent, from other financial institutions, such as brokerage firms, credit unions and insurance companies. While those entities still provide a source of competition for deposits, American Savings faces significant competition for deposits from the mutual fund industry as customers seek alternative sources of investment for their funds. American Savings also faces significant competition for investors' funds from their direct purchase of short-term money market securities and other corporate and government securities. While American Savings' faces competition for loans from the significant number of financial institutions, primarily savings banks and commercial banks in its market area, its most significant competition comes from other financial service providers, such as the mortgage companies and mortgage brokers operating in its primary market area. Additionally, competition may increase as a result of the lifting of restrictions on the interstate operations of financial institutions and due to the increasing trend for non-depository financial service companies entering the financial services market, such as insurance companies, securities companies and specialty financial companies. Competition for deposits and the origination of loans may limit American Savings' growth in the future. See "Risk Factors-- Competition could hurt American Savings' net interest income."

Lending Activities

     General. The types of loans that American Savings may originate are limited by federal and state laws and regulations. Interest rates charged by American Savings on loans are affected principally by American Savings' current asset/liability strategy, the demand for such loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

     Loan Portfolio Analysis. The following table presents the composition of American Savings' loan portfolio at the dates indicated. American Savings had no concentration of loans exceeding 10% of total loans receivable other than as disclosed below.

                                                                                            At December 31,
                                                                         --------------------------------------------------
                                              At May 31, 1999                      1998                      1997
                                        ----------------------------     --------------------------    --------------------
                                                          Percent                        Percent                  Percent
                                                            of                             of                        of
                                           Amount          Total           Amount         Total         Amount     Total
                                        ------------    -----------     ------------    -----------    --------  ---------
                                                                           Dollars in Thousands)
Real Estate Loans:
   One- to four-family..................  $653,016          69.0%         $624,819         68.4%        $588,050     69.8%
   Residential construction.............    15,745           1.7            17,177          1.9           11,755      1.4
   Multi-family.........................       859           0.1               872          0.1              969      0.1
   Commercial...........................       339            --               351           --            1,094      0.1
                                          --------         -----          --------        -----         --------    -----
      Total real estate loans...........   669,959          70.8           643,219         70.4          601,868     71.4

Consumer Loans:
   Home equity loans and
      lines of credit...................   255,985          27.0           243,102         26.6          216,814     25.7
   Automobiles..........................    17,319           1.8            20,085          2.2           20,793      2.5
   Other................................     3,542           0.4             6,940          0.8            3,557      0.4
                                          --------         -----          --------        -----         --------    -----
      Total consumer loans..............   276,846          29.2           270,127         29.6          241,164     28.6
                                          --------         -----          --------        -----         --------    -----
      Total loans.......................   946,805         100.0%          913,346        100.0%         843,032    100.0%
                                                           =====                          =====                     =====

   Net deferred loan
      origination costs (fees)..........     2,419                           1,534                           928
   Allowance for loan losses............    (7,973)                         (7,626)                       (6,277)
                                          --------                        --------                      --------
      Total loans, net..................  $941,251                        $907,254                      $837,683
                                          ========                        ========                      ========

                                                                            At December 31,
                                        ------------------------------------------------------------------------------------
                                                  1996                           1995                        1994
                                        -------------------------       --------------------------     ---------------------
                                                         Percent                        Percent                    Percent
                                                           of                             of                         of
                                          Amount          Total           Amount         Total          Amount      Total
                                        -----------     ---------       ---------     -----------     ---------   ----------
                                                                          (Dollars in Thousands)
Real Estate Loans:
   One- to four-family..................  $542,085          72.0%         $507,023         74.2%        $457,129     72.6%
   Residential construction.............     8,979           1.2             2,821          0.4              370      0.1
   Multi-family.........................       981           0.1             1,132          0.2              484      0.1
   Commercial...........................     1,711           0.2             1,476          0.2            2,192      0.3
                                          --------         -----          --------        -----         --------    -----
      Total real estate loans...........   553,756          73.5           512,452         75.0          460,175     73.1

Consumer Loans:
   Home equity loans and
      lines of credit...................   184,370          24.5           160,372         23.5          163,521     26.0
   Automobiles..........................    10,945           1.5             6,435          0.9            1,932      0.3
   Other................................     3,573           0.5             4,323          0.6            3,864      0.6
                                          --------         -----          --------        -----         --------    -----
      Total consumer loans..............   198,888          26.5           171,130         25.0          169,317     26.9
                                          --------         -----          --------        -----         --------    -----
      Total loans.......................   752,644         100.0%          683,582        100.0%         629,492    100.0%
                                                           =====                          =====                     =====

   Net deferred loan
      origination costs (fees)..........       484                            (276)                       (1,256)
   Allowance for loan losses............    (5,588)                         (4,484)                       (2,793)
                                          --------                        --------                      --------
      Total loans, net..................  $747,540                        $678,822                      $625,443
                                          ========                        ========                      ========

     One- to Four-Family Real Estate Loans. American Savings' primary lending activity is the origination of loans secured by one- to four-family residences located in its primary market area. At May 31, 1999, $653.0 million, or 69.0%, of American Savings' total loans consisted of one- to four-family loans. Of the one- to four-family loans outstanding at that date, 29% were fixed-rate mortgage loans and 71% were adjustable-rate loans.

     American Savings' originates fixed-rate fully amortizing loans with maturities ranging between 10 and 30 years. Management establishes the loan interest rate based on market conditions. American Savings offers mortgage loans that conform to Fannie Mae and Freddie Mac guidelines, as well as jumbo loans, which presently are loans in amounts over $240,000. Fixed-rate conforming loans are generally originated for portfolio. However, such loans may be sold by American Savings from time to time. The determination of whether to sell loans is determined periodically by management in response to changes in prevailing market interest rates. Loans that are sold are generally sold to Freddie Mac, with the servicing rights retained. American Savings will underwrite one- to four-family residential mortgage loans with a loan to value ratio of 95%, provided that a borrower obtains private mortgage insurance on loans that exceed 80% of the appraised value or sales price, whichever is less, of the secured property.

     American Savings also offers adjustable-rate mortgage loans, with an interest rate based on the one year Constant Maturity Treasury Bill index, which adjust annually from the outset of the loan or which adjust annually after a three, five, seven or ten year initial fixed period and with terms up to 30 years. Interest rate adjustments are limited to no more than 2% during any adjustment period and 6% over the life of the loan. Additionally, American Savings offers an adjustable-rate loan with a conversion option where the borrower has the option to convert the loan to a fixed interest rate after a predetermined period of time, generally within the first 60 months of the loan term.

     Adjustable-rate mortgage loans help reduce American Savings' exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the borrower. It is possible that during periods of rising interest rates the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required by the borrower. In addition, although adjustable-rate mortgage loans allow American Savings to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations American Savings has no assurance that yields on adjustable-rate mortgage loans will be sufficient to offset increases in American Savings' cost of funds during periods of rising interest rates. American Savings believes these risks, which have not had a material adverse effect on American Savings to date, generally are less than the risks associated with holding fixed-rate loans in its portfolio in a rising interest rate environment.

     American Savings also requires fire, casualty, title, hazard insurance and, if appropriate, flood insurance be maintained on all properties securing real estate loans made by American Savings. An independent licensed appraiser generally appraises all properties.

     Residential Construction Loans. American Savings originates construction loans to individuals for the construction and acquisition of personal residences. At May 31, 1999, residential construction loans amounted to $15.7 million, or 1.7% of American Savings' total loans. At May 31, 1999, the unadvanced portion of construction loans totalled $9.6 million.

     American Savings' construction loans generally provide for the payment of interest only during the construction phase, which is usually twelve months. At the end of the construction phase, the loan converts to a permanent mortgage loan. Loans can be made with a maximum loan to value ratio of 90%, provided that the borrower obtains private mortgage insurance on the loan if the loan balance exceeds 80% of the appraised value or sales price of the secured property, whichever is less. At May 31, 1999, the largest outstanding construction loan commitment was for $700,000, $164,500 of which was outstanding. This loan was performing according to its terms at May 31, 1999. Construction loans to individuals are made on the same terms as American Savings' one- to four-family mortgage loans.

     Before making a commitment to fund a construction loan, American Savings requires an appraisal of the property by an independent licensed appraiser. American Savings also reviews and inspects each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method.

     Construction lending generally involves a higher degree of risk than single-family permanent mortgage lending because of the greater potential for disagreements between borrowers and builders and the failure of builders to pay subcontractors. Additional risk often exists because of the inherent difficulty in estimating both a property's value and the estimated cost of the property. If the estimate of construction cost proves to be inaccurate, American Savings may be required to advance funds beyond the amount originally committed to protect the value of the property. If the estimate of value upon completion proves to be inaccurate, American Savings may be confronted with a property whose value is insufficient to assure full repayment. American Savings has attempted to minimize the foregoing risks by, among other things, limiting its construction lending to residential properties, not making loans to builders and by having all construction loans convert to permanent mortgage loans at the end of the construction phase.

     Home Equity Loans and Lines of Credit. American Savings offers home equity lines of credit and fully amortized home equity loans, both of which are secured by owner-occupied one- to four-family residences. At May 31, 1999, home equity loans and lines of credit totalled $256.0 million, or 27.0% of American Savings' total loans and 92.5% of consumer loans. Additionally, at May 31, 1999, the unadvanced amounts of home equity lines of credit totalled $170.0 million. The underwriting standards employed by American Savings for home equity loans and lines of credit include a determination of the applicant's credit history, an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. Home equity lines of credit have adjustable rates of interest which are indexed to the prime rate as reported in The Wall Street Journal. Interest rate adjustments on home equity lines of credit are limited to no more than 6% over the life of the loan. Generally, the maximum loan-to-value ratio on home equity lines of credit is 75% for a one- to four-family residence and 70% for a condominium. A home equity line of credit may be drawn down by the borrower for a period of ten years from the date of the loan agreement. During this period, the borrower has the option of paying, on a monthly basis, either principal and interest or only the interest. The borrower has to pay back the amount outstanding under the line of credit at the end of the ten year period.

     American Savings also offers fixed- and adjustable-rate home equity loans with terms up to 15 and 20 years, respectively. The loan-to-value ratios of both fixed-rate and adjustable-rate home equity loans are generally limited to 80% for loans of five years or less, 75% for loans secured by one- to four-family properties and 70% for loans secured by condominiums.

     Automobile and Other Consumer Lending. American Savings offers fixed-rate automobile loans with terms of up to 60 months and loan-to-value ratios of 80% for new cars. For used cars, the maximum loan-to-value ratio is 80% of the lesser of the retail value shown in the NADA Used Car Guide or the purchase price, and the maximum terms for used automobile loans range from up to 48 months for automobiles up to four years old to up to 36 months for older vehicles. At May 31, 1999, automobile loans totalled $17.3 million, or 1.8% of American Savings' total loans and 6.3% of consumer loans. For the five months ended May 31, 1999 and for fiscal 1998, American Savings originated $2.2 million and $10.0 million of automobile loans, respectively.

     Other consumer loans at May 31, 1999 amounted to $3.5 million, or 0.4% of American Savings' total loans and 1.3% of consumer loans. These loans include unsecured personal loans, collateral loans and education loans. Unsecured personal loans generally have a fixed-rate, a maximum borrowing limitation of $5,000 and a maximum term of three years. Collateral loans are generally secured by a passbook account, a certificate of deposit or marketable securities.

     Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

     Commercial Business Loans. American Savings has historically not originated or purchased commercial business loans but is currently planning to offer such loans to small businesses located in its primary market area. Commercial business loans are generally secured by business assets other than real estate, such as business equipment, inventory and accounts receivable. American Savings is actively interviewing candidates to staff a commercial business loan department. Once staffed, the department will be charged with designing and implementing the necessary systems, policies and procedures. Commercial business loans generally involve higher credit risks than loans secured by real estate. Unlike mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. See "Risk Factors--American Savings' plans to enter commercial business lending may hurt both asset quality and net income."

     Loans to One Borrower. The maximum amount that American Savings may lend to one borrower is limited by regulation. At May 31, 1999, American Savings' regulatory limit on loans to one borrower was $37.4 million, which equaled 15% of its Tier 1 capital at that date. At that date, American Savings' largest amount of loans to one borrower, including the borrower's related interests, was approximately $857,000 and consisted of one residential mortgage loan and one home equity line of credit. These loans were performing according to their original terms at May 31, 1999.

     Maturity of Loan Portfolio. The following table presents certain information at May 31, 1999 regarding the dollar amount of loans maturing in American Savings' portfolio based on their contractual terms to maturity or scheduled amortization, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, net deferred loan origination costs and allowance for loan losses.


                                                                       At May 31, 1999
                                -------------------------------------------------------------------------------------------------
                                   One -to                                          Home Equity
                                    Four-     Residential    Multi-                  Loans and
                                    Family   Construction   Family     Commercial  Lines of Credit  Automobiles  Other    Total
                                -------------------------------------------------------------------------------------------------
                                                                      (In thousands)
Due in one year or less........  $ 20,568     $13,784        $ 18        $ 28          $ 14,913      $ 7,386    $3,262    $ 59,959
Due in one to two years........    21,175       1,961          19          29            14,328        5,606       178      43,296
Due in two to three years......    22,187          --          21          30            13,876        3,124       102      39,340
Due in four to five years......    45,086          --          45          28            25,715        1,203        --      72,077
Due in six to ten years........   115,789          --         451          58           174,675           --        --     290,973
Due in eleven to fifteen
  years........................   124,705          --         173         101            11,439           --        --     136,418
Due in over fifteen years......   303,506          --         132          65             1,039           --        --     304,742
                                 --------     -------        ----        ----          --------      -------    ------    --------
   Total amount due............  $653,016     $15,745        $859        $339          $255,985      $17,319    $3,542    $946,805
                                 ========     =======        ====        ====          ========      =======    ======    ========

  The following table presents the dollar amount of all loans due after May 31, 2000, which have fixed interest rates and floating or adjustable interest rates.


                                                                   Due After May 31, 2000
                                                       ----------------------------------------------------
                                                          Fixed             Adjustable             Total
                                                       -----------         -------------        -----------
                                                                      (In thousands)
One- to four-family.................................      $179,606              $452,842           $632,448
Residential construction............................            --                 1,961              1,961
Multi-family........................................           408                   433                841
Commercial..........................................           311                    --                311
Home equity loans and lines of credit...............       140,635               100,437            241,072
Automobile..........................................         9,933                    --              9,933
Other...............................................           280                    --                280
                                                          --------              --------           --------
   Total amount due.................................      $331,173              $555,673           $886,846
                                                          ========              ========           ========


  Scheduled contractual principal repayments of loans do not reflect the actual life of the loans. The average life of a loan is substantially less than its contractual term because of prepayments. In addition, due-on-sale clauses on loans generally give American Savings the right to declare loans immediately due and payable if, among other things, the borrower sells the real property with the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, tends to decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

  Loan Approval Procedures and Authority. American Savings' lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by American Savings' Board of Directors and management.

  American Savings' policies and loan approval limits are established by the Chief Executive Officer and the Chief Lending Officer and are approved by the Board of Directors. Any two members of the Mortgage Loan Committee, which currently consists of the Chief Executive Officer, the Chief Lending Officer, two members of senior management and officers of American Savings, may approve a mortgage loan up to $300,000. For larger loans, all loans must be approved by two members of the Mortgage Loan Committee, one of whom must be the Vice President of Mortgage Loans, for loans up to $500,000, the Chief Lending Officer for loans up to $900,000 and the Chief Executive Officer for loans up to $1.0 million. All loans over $1.0 million require the prior approval of the Board of Directors.

  Four individuals have been delegated significant approval authority with respect to consumer loans. The Chief Executive Officer may approve any consumer loan up to $800,000. The Chief Lending Officer may individually approve any consumer loan up to $250,000. The additional approval of any member of the Consumer Loan Committee, which currently consists of the Chief Executive Officer, the Chief Lending Officer and four other members of American Savings' senior management and officers, is required on loans between $250,000 and $700,000. A vice president in the lending department also has authority to individually approve consumer loans up to $250,000; however loans between $250,000 and $700,000 require the additional signature of the Chief Executive Officer or the Chief Lending Officer. Lastly, an officer of American Savings has authority to approve automobile loans up to $35,000 and home equity loans up to $100,000. Loans greater than those limits require the approval of another member of the Consumer Loan Committee and home equity loans between $250,000 and $700,000 require the additional signature of either the Chief Executive Officer or the Chief Lending Officer. All consumer loans greater than $800,000 require the prior approval of the Board of Directors.

  Additionally, various bank personnel have been delegated various levels of authority to approve new and used automobile loans and unsecured loans. These individuals' authority ranges from $15,000 to $25,000 for automobile loans and between $1,500 and $5,000 for unsecured loans.

  Loan Originations, Purchases and Sales. American Savings lending activities are conducted by its salaried and commissioned loan personnel and through the use of non-bank third-party correspondents. Currently, American Savings utilizes 12 loan correspondents who solicit and originate mortgage loans on behalf of American Savings. These loan correspondents accounted for approximately 75% of the adjustable-rate and none of the fixed-rate mortgage loans originated by American Savings in the first five months of 1999. Loan correspondents are compensated by a commission that is based upon the origination fee charged to the borrower less payment of a portion of the origination fee to American Savings, which currently is 50 basis points of the
loan amount.   All loans originated by loan correspondents are underwritten to conform to American Savings' loan underwriting policies and procedures. Additionally, American Savings uses a non-bank third-party to solicit and originate automobile loans on behalf of American Savings. This arrangement accounted for approximately 26.6% of the automobile loans originated in the first five months of 1999. All of the loans originated by the third party are underwritten by American Savings according to its underwriting policies and procedures. American Savings does not use loan correspondents or other third-parties to originate other consumer loans. American Savings is not an active purchaser of loans. At May 31, 1999, American Savings serviced $165.9 million of loans for others.

  American Savings generally originates fixed-rate mortgage loans for portfolio but from time to time will sell such loans in the secondary market based on prevailing market interest rate conditions. Sales are generally to Freddie Mac, with servicing rights retained. Loan sale decisions are made by the Mortgage Pipeline Committee of American Savings and are generally based on prevailing market interest rates. American Savings occasionally obtains forward or standby commitments from the prospective loan purchaser.

  The following table presents total loans originated, sold and repaid during the periods indicated. American Savings did not purchase any loans during the periods indicated.


                                                                 For the
                                                            Five Months Ended                   For the Year  Ended
                                                                 May 31,                            December 31,
                                                         -------------------------      ---------------------------------------
                                                            1999           1998           1998           1997           1996
                                                         ---------       ---------      ---------      ---------      ---------
                                                                                     (In thousands)
Loans at beginning of period..........................   $ 913,346       $ 843,032      $ 843,032      $ 752,644      $ 683,582
   Originations:
      Real estate:
         One-to four-family...........................     103,052          79,397        182,982        117,109        114,464
         Residential construction.....................      13,810          11,525         27,536         18,998         15,624
         Multi-family.................................          --              --             --            216            313
                                                         ---------       ---------      ---------      ---------      ---------
            Total real estate loans...................     116,862          90,922        210,518        136,323        130,401
                                                         ---------       ---------      ---------      ---------      ---------
      Consumer:
         Home equity loans and lines of credit........      81,013          48,765        136,761         88,221         72,002
         Other........................................      14,464          20,576         46,831         55,285         45,856
                                                         ---------       ---------      ---------      ---------      ---------
            Total consumer loans......................      95,477          69,341        183,592        143,506        117,858
                                                         ---------       ---------      ---------      ---------      ---------
      Total loans originated..........................     212,339         160,263        394,110        279,829        248,259
                                                         ---------       ---------      ---------      ---------      ---------

Deduct:
      Principal loan repayments, prepayments..........     166,629         128,758        306,392        178,793        159,272
         and other, net
      Loan sales......................................      10,442           6,462         13,475          6,327         16,838
      Net loan charge-offs............................         453             629          1,051          1,465          1,146
      Transfers to REO................................       1,356           2,328          2,878          2,856          1,941
                                                         ---------       ---------      ---------      ---------      ---------
            Total deductions..........................     178,880         138,177        323,796        189,441        179,197
                                                         ---------       ---------      ---------      ---------      ---------
Net increase in loans.................................      33,459          22,086         70,314         90,388         69,062
                                                         ---------       ---------      ---------      ---------      ---------
      Loans at end of period..........................   $ 946,805       $ 865,118      $ 913,346      $ 843,032      $ 752,644
                                                         =========       =========      =========      =========      =========

  Loan Commitments. American Savings issues loan commitments to its prospective borrowers conditioned on the occurrence of certain events. Commitments are made in writing on specified terms and conditions and are honored for up to 120 days from approval. At May 31, 1999, American Savings had loan commitments and unadvanced loans and lines of credit totaling $254.2 million. See Note 12 of the Notes to Consolidated Financial Statements included in this prospectus.

  Loan Fees. In addition to interest earned on loans, American Savings receives income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions. On loans originated by correspondents, American Savings occasionally pays a premium to compensate a correspondent for loans where the borrower is paying a higher rate on the loan.

  American Savings charges loan origination fees for fixed-rate loans which are calculated as a percentage of the amount borrowed. As required by applicable accounting principles, loan origination fees, discount points and certain loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. At May 31, 1999, American Savings had $2.4 million of net deferred loan costs. American Savings amortized $235,000 and $228,000 of net deferred loan costs during the five months ended May 31, 1999 and the year ended December 31, 1998, respectively.

  Nonperforming Assets and Delinquencies. All loan payments are due on the first day of each month. When a borrower fails to make a required loan payment, American Savings attempts to cure the deficiency by contacting the borrower to seek payment. A late notice is mailed on the 16th day of the month. In most cases, deficiencies are cured promptly. If a delinquency continues beyond the 30th day of the month, the account is referred to an in-house collector. While American Savings generally prefers to work with borrowers to resolve problems, American Savings will institute foreclosure or other proceedings after the 90th day of a delinquency, as necessary, to minimize any potential loss.

  Management informs the Board of Directors monthly of the amount of loans delinquent more than 60 days, all loans in foreclosure, and all foreclosed and repossessed property that American Savings owns.

  American Savings ceases accruing interest on mortgage loans when principal or interest payments are delinquent 90 days or more. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income once management determines that interest is uncollectible.

  The following table presents information with respect to American Savings' nonperforming assets at the dates indicated.


                                                    At May 31,                            At December 31,
                                            -----------------------   ------------------------------------------------------------
                                              1999           1998       1998         1997        1996           1995        1994
                                            --------       --------   --------     -------      -------       -------     --------
                                                                         (Dollars in thousands)
Nonaccruing loans:
   One- to four-family real estate.......     $2,542       $5,183       $3,683       $6,480     $6,119         $4,899       $3,561
   Consumer..............................        330          453          303          394        389            836          505
                                              ------       ------       ------       ------     ------         ------       ------
      Total..............................      2,872        5,636        3,986        6,874      6,508          5,735        4,066
Real estate owned........................        617        1,359          720          739      1,094          1,943        2,179
                                              ------       ------       ------       ------     ------         ------       ------
      Total nonperforming assets.........     $3,489       $6,995       $4,706       $7,613     $7,602         $7,678       $6,245
                                              ======       ======       ======       ======     ======         ======       ======
Total nonperforming loans as a
   percentage of total loans.............       0.30%        0.65%        0.44%        0.81%      0.86%          0.84%        0.65%
Total nonperforming assets as a
   percentage of total assets............       0.22%        0.46%        0.30%        0.52%      0.55%          0.60%        0.54%


     Interest income that would have been recorded for the five months ended May 31, 1999 and the year ended December 31, 1998 had nonaccruing loans been current according to their original terms amounted to approximately $117,000 and $180,000, respectively. No interest was included in interest income in either period related to these loans.

     The following tables set forth the delinquencies in American Savings' loan portfolio as of the dates indicated.

                                                     At May 31, 1999                             At December 31, 1998
                                  ------------------------------------------------- ------------------------------------------------
                                         60-89 Days             90 Days or More         60-89 DAYS            90 Days or More
                                   ------------------------- ---------------------- ----------------------  ------------------------
                                       Number     Principal   Number    Principal    Number    Principal       Number    Principal
                                         of       Balance       of       Balance       of       Balance          of      Balance
                                       Loans      of Loans    Loans      of Loans    Loans      of Loans       Loans     of Loans
                                   ------------ ------------ ---------- ----------- ---------- -----------  ----------  ------------
                                                                     (Dollars in thousands)
Real estate loans:
   One- to four-family...........        14         $1,163        32        $2,542        17        $1,169        44        $3,683
   Multi-family..................        --             --        --            --        --            --        --            --
Consumer loans:
   Equity lines of credit........         2             40         3           185        --            --         1            36
   All other.....................         9             40        10           145        13            96        21           267
                                         --         ------        --        ------        --        ------        --        ------
      Total......................        25         $1,243        45        $2,872        30        $1,265        66        $3,986
                                         ==         ======        ==        ======        ==        ======        ==        ======
Delinquent loans to total
   loans.........................                     0.13%                   0.30%                   0.14%                   0.44%

                                               At December 31, 1997                                At December 31, 1996
                                  ------------------------------------------------- ------------------------------------------------
                                         60-89 Days             90 Days or More         60-89 DAYS            90 Days or More
                                   ------------------------- ---------------------- ----------------------  ------------------------
                                       Number     Principal   Number    Principal    Number    Principal       Number    Principal
                                         of       Balance       of       Balance       of       Balance          of      Balance
                                       Loans      of Loans    Loans      of Loans    Loans      of Loans       Loans     of Loans
                                   ------------ ------------ ---------- ----------- ---------- -----------  ----------  ------------
                                                                     (Dollars in thousands)
Real estate loans:
   One- to four-family...........        14          $ 610        73        $6,480        17        $1,734        62        $5,254
   Multi-family..................        --             --        --            --         1             5         2           865
Consumer loans:
   Equity lines of credit........         1             98         3            84        --            --         4            68
   All other.....................         2            112        11           310         5           171        14           321
                                         --          -----        --        ------        --        ------        --        ------
      Total......................        17          $ 820        87        $6,874        23        $1,910        82        $6,508
                                         ==          =====        ==        ======        ==        ======        ==        ======
Delinquent loans to total
   loans.........................                     0.10%                   0.81%                   0.25%                   0.85%

     Real Estate Owned. Real estate acquired by American Savings as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at fair market value at the date of foreclosure, establishing a new cost basis. Holding costs and declines in fair market value result in charges to expense after acquisition are expensed. At May 31, 1999, American Savings had $617,000 of real estate owned, net, consisting primarily of 17 one- to four-family residences.

     Asset Classification. Regulators have adopted various regulations and practices regarding problem assets of savings institutions. These regulations give federal and state examiners the authority to identify problem assets during examinations and, if appropriate, require them to be classified.

     There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover probable losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." American Savings does not perform an internal analysis of its loan portfolio and assets to classify such loans and assets similar to the manner in which such loans and assets are classified by the federal banking regulations. American Savings does, however, regularly analyze the losses inherent in its loan portfolio and its non-performing loans in determining the appropriate level of the allowance for loan losses.

     Allowance for Loan Losses. In originating loans, American Savings recognizes that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. American Savings maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management's estimate of probable losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, and economic conditions.

     The loan portfolio and other credit exposures are regularly reviewed by management to evaluate the adequacy of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes comparison to actual losses, peer group comparisons, industry data and economic conditions. In addition, the regulatory agencies, as an integral part of their examination process, periodically review American Savings' allowance for loan losses and may require American Savings to make additional provisions for estimated losses based upon judgments different from those of management.

     In assessing the allowance for loan losses, loss factors are applied to various pools of outstanding loans and certain unused commitments. American Savings segregates the loan portfolio according to risk characteristics (i.e., mortgage loans, home equity, consumer). Loss factors are derived using American Savings' historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date.

     In addition, management assesses the allowance for loan losses using factors that cannot be associated with specific credit or loan categories. These factors include management's subjective evaluation of local and national economic and business conditions, portfolio concentration and changes in the character and size of the loan portfolio. The allowance methodology reflects management's objective that the overall allowance appropriately reflects a margin for the imprecision necessarily inherent in estimates of expected credit losses.

     At May 31, 1999, American Savings had an allowance for loan losses of $8.0 million which represented 0.84% of total loans and 277.61% of nonperforming loans at that date. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while American Savings believes it has established its existing allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing American Savings' loan portfolio, will not request American Savings to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above.
Any material increase in the allowance for loan losses may adversely affect American Savings' financial condition and results of operations.

     The following table presents an analysis of American Savings' allowance for loan losses.


                                                        At or for The
                                                         Five Months
                                                           Ended
                                                           May 31,                  At or for the Year Ended December 31,
                                                     --------------------      ----------------------------------------------
                                                      1999         1998        1998       1997      1996      1995      1994
                                                     -------     -------      -------    ------    ------    ------    ------
                                                                              (Dollars in thousands)
Allowance for loan losses, beginning of
   period                                            $ 7,626     $ 6,277      $ 6,277    $5,588    $4,484    $2,793    $1,620

Charged-off loans:
   One- to four-family                                   531         723        1,145     1,481     1,117       713       369
   Multi-family                                           --          --           --        39        --        --        --
   Commercial real estate                                 --          --           --        --        37        --        --
   Consumer                                                8           1            9        20        16         1         3
                                                     -------     -------      -------    ------    ------    ------    ------
      Total charged-off loans                            539         724        1,154     1,540     1,170       714       372
                                                     -------     -------      -------    ------    ------    ------    ------
Recoveries on loans previously charged off                86          95          103        74        24        --         5
                                                     -------     -------      -------    ------    ------    ------    ------
Net loans charged-off                                    453         629        1,051     1,466     1,146       714       367
Provision for loan losses                                800       1,000        2,400     2,155     2,250     2,405     1,540
                                                     -------     -------      -------    ------    ------    ------    ------
Allowance for loan losses, end of period             $ 7,973     $ 6,648      $ 7,626    $6,277    $5,588    $4,484    $2,793
                                                     =======     =======      =======    ======    ======    ======    ======

Ratios:
   Net loans charged-off to average
      interest-earning loans                            0.12%       0.18%        0.12%     0.19%     0.16%     0.11%     0.05%
   Allowance for loan losses to total loans             0.84%       0.77%        0.83%     0.74%     0.74%     0.66%     0.44%
   Allowance for loan losses to non-
      performing loans                                277.61%     117.96%      191.32%    91.32%    85.86%    78.19%    68.69%
   Net loans charged-off to allowance
      for loan losses                                  13.64%      22.74%       13.78%    23.36%    20.51%    15.92%    13.14%
   Recoveries to charge-offs                           15.96%      12.98%        8.93%     4.81%     2.05%       --%     1.34%

     For additional discussion regarding the provision for loan losses in recent periods, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Comparison of Operating Results for the Five Months Ended May 31, 1999 and 1998--Provision for Loan Losses."

     The following table presents the approximate allocation of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.

                                                                          At May 31, 1999
                                                             ----------------------------------------
                                                                           Percent of
                                                                           Allowance         Percent
                                                                            in Each         of Loans
                                                                           Category          in Each
                                                                           to Total       Category to
                                                             Amount        Allowance      Total Loans
                                                             ------       -----------     -----------
                                                                             (In thousands)
     Real estate loans....................................   $6,989           87.7%           70.8%
     Consumer loans.......................................      984           12.3            29.2
                                                             ------          -----           -----
        Total allowance for loan losses...................   $7,973          100.0%          100.0%
                                                             ======          =====           =====

                                                                             At December 31,
                                            -----------------------------------------------------------------------------
                                                           1998                                       1997
                                            ------------------------------------     ------------------------------------
                                                       Percent of                              Percent of
                                                       Allowance      Percent                  Allowance      Percent
                                                        in Each       of Loans                  in Each       of Loans
                                                       Category        in Each                 Category        in Each
                                                       to Total      Category to               to Total      Category to
                                            Amount     Allowance     Total Loans     Amount    Allowance     Total Loans
                                            ------     ---------     -----------     ------    ---------     ------------
                                                                                (Dollars in thousands)
Real estate loans.........................  $6,874         90.1%         70.4%       $6,102        97.2%         71.4%
Consumer loans............................     752          9.9          29.6           176         2.8          28.6
                                            ------        -----         -----        ------       -----         -----
   Total allowance for loan
      losses..............................  $7,626        100.0%        100.0%       $6,278       100.0%        100.0%
                                            ======        =====         =====        ======       =====         =====

                                            ---------------------------------------
                                                            1996
                                            ---------------------------------------
                                                         Percent of
                                                         Allowance       Percent
                                                           in Each       of Loans
                                                          Category        in Each
                                                          to Total      Category to
                                            Amount       Allowance      Total Loans
                                            ------       ---------      -----------
Real estate loans........................   $5,450          97.5%           73.5%
Consumer loans...........................      138           2.5            26.5
                                            ------         -----           -----
   Total allowance for loan
      losses.............................   $5,588         100.0%          100.0%
                                            ======         =====           =====

                                                                                    At December 31,
                                                      -----------------------------------------------------------------------
                                                                        1995                                1994
                                                      ----------------------------------    ---------------------------------
                                                                Percent of                             Percent of
                                                                Allowance     Percent                Allowance     Percent
                                                                 in Each      of Loans                in Each      of Loans
                                                                Category       in Each               Category       in Each
                                                                to Total     Category to             to Total     Category to
                                                      Amount    Allowance    Total Loans    Amount   Allowance    Total Loans
                                                      ------    ---------    -----------    ------   ---------    -----------
                                                                                (Dollars in thousands)
               Real estate loans...................   $4,319        96.3%       75.0%       $2,671      95.6%         73.1%
               Consumer loans......................      165         3.7        25.0           122       4.4          26.9
                                                      ------       -----       -----        ------     -----         -----
                  Total allowance for loan
                     losses........................   $4,484       100.0%      100.0%       $2,793     100.0%        100.0%
                                                      ======       =====       =====        ======     =====         =====

Investment Activities

     General. Under Connecticut law, American Savings has authority to purchase a wide range of investment securities. As a result of recent changes in federal banking laws, however, financial institutions such as American Savings may not engage as principals in any activities that are not permissible for a national bank, unless the Federal Deposit Insurance Corporation has determined that the investments would not pose a significant risk to the Bank Insurance Fund and American Savings is in compliance with applicable capital standards. In 1993, the Regional Director of the Federal Deposit Insurance Corporation approved a request by American Savings to invest in certain listed stocks and/or registered stocks subject to certain conditions. See "Regulation and Supervision."

     The Investment Subcommittee of the Asset/Liability Committee is responsible for developing and reviewing American Savings' investment policy, which is designed to diversify American Savings' assets, improve liquidity, and provide interest, dividend and capital gain income while optimizing American Savings' tax position. The Investment Subcommittee meets weekly to evaluate potential investments. Investment decisions are made in accordance with American Savings' investment policy and are based upon the quality of a particular investment, its inherent risks, the composition of the balance sheet, market expectations, American Savings' liquidity, income and collateral needs and how the investment fits within American Savings' interest rate risk management strategy. In recent periods, American Savings has attempted to enhance the average yield on the investment securities portfolio by reinvesting the proceeds of securities that have matured or repaid into mortgage-backed securities.

     Currently, American Savings' investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products or other derivative investments. American Savings may amend its investment policy after the conversion to permit limited investment in derivative products, such as investment grade tranches of credit card receivables or other asset-backed securities.

     American Savings' investment policy divides investments into two categories, fixed income and equity portfolios. The fixed income portfolio is limited to debt issues, including mortgage-backed securities. American Savings generally invests in securities which have an "A" rating. All of American Savings' mortgage-backed securities are issued or guaranteed by agencies of the U.S. Government. Accordingly, they carry lower credit risk than mortgage-backed securities of a private issuer. However, mortgage-backed securities still carry market risk, the risk that increases in market interest rates may cause a decrease in market value, and prepayment risk, the risk that the securities will be repaid before maturity and that American Savings will have to reinvest the funds at a lower interest rate. American Savings may make limited investments in private issue mortgage-backed securities after the conversion in an effort to enhance the average yield of the mortgage-backed securities portfolio.

     The objective of the marketable equity securities portfolio is to produce capital gains through price appreciation and lowering taxable income through deductions permitted for a portion of dividends received. The total market value of the marketable equity securities portfolio, excluding Federal Home Loan Bank stock and auction market preferred stock, is limited by the investment policy to the lesser of 50% of total capital or 100% of Tier 1 capital. At May 31, 1999, the marketable equity securities portfolio totaled $77.5 million or 54% of its authorized limit. At May 31, 1999, the gross unrealized gains associated with the marketable equity securities portfolio were $64.6 million. In future periods and subject to market conditions and other factors, American Savings intends to reduce its marketable equity securities portfolio through periodic sales to realize a portion of these gains and to help diversify risk as the marketable equity securities portfolio is heavily weighted toward financial institution equities that actively trade on national securities exchanges. American Savings currently intends to reinvest the proceeds of sale into diversified equity mutual funds.

     In addition to marketable equity securities, American Savings invests in short-term auction market preferred stock, whose income is treated as a dividend for tax purposes which reduces American Savings' federal and state taxable income through the allowable deductions on such income. American Savings' investment policy allows for investments in auction market preferred stock of up to 50% of its Tier 1 capital. In 1997, the Federal Deposit Insurance Corporation approved the request of American Savings to invest up to 50% of Tier 1 capital in auction market preferred stock, which exceeds the regulatory limit of 15% of Tier 1 capital.

     Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Statement of Financial Accounting Standards No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. American Savings does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

     All of American Savings' debt and mortgage-backed securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. They also carry prepayment risk insofar as they may be called or repaid before maturity in times of low market interest rates, so that American Savings may have to invest the funds at a lower interest rate. The marketable equity securities portfolio also carries equity price risk in that, if equity prices decline due to unfavorable market conditions or other factors, American Savings' capital would decrease.

      At May 31, 1999, all of American Savings' investment securities and mortgage-backed securities were classified as "available for sale." The following table presents the amortized cost and fair value of American Savings' securities, by type of security, at the dates indicated.

                                                    At May 31,                         At  December  31,
                                                                        --------------------------------------------------
                                                      1999                         1998                     1997
                                          ----------------------------  -------------------------  -----------------------
                                             Amortized         Fair       Amortized       Fair      Amortized       Fair
                                                Cost          Value         Cost         Value        Cost         Value
                                          ---------------  -----------   ------------  ----------  -----------  ----------
                                                                                          (In Thousands)
 Investment Securities:
   Obligations of U.S. Treasury
      and U.S. Government agencies.......        $ 65,563     $ 65,520       $105,073    $105,834     $247,754    $248,207
   Corporate bonds and notes.............         185,109      183,754        138,258     138,725      114,660     114,828
   Other bonds and notes.................          43,699       43,615         55,633      55,683        1,303       1,455
   Marketable equity securities..........          12,980       77,501         12,027      77,431        8,671      67,542
   Auction market preferred stock........              --           --         40,000      40,000           --          --
                                                 --------     --------       --------    --------     --------    --------
      Total investment securities........         307,351      370,390        350,991     417,673      372,388     432,032
                                                 --------     --------       --------    --------     --------    --------

Mortgage-Backed Securities:
   Freddie Mac...........................         154,981      155,800        132,294     134,406       90,964      91,977
   Fannie Mae............................          49,727       50,068         38,096      38,449       40,746      40,840
                                                 --------     --------       --------    --------     --------    --------
      Total mortgage-backed securities...         204,708      205,868        170,390     172,855      131,710     132,817
                                                 --------     --------       --------    --------     --------    --------

      Total securities...................        $512,059     $576,258       $521,381    $590,528     $504,098    $564,849
                                                 ========     ========       ========    ========     ========    ========

                                                 -----------------------
                                                           1996
                                                 -----------------------
                                                   Amortized      Fair
                                                     Cost        Value
                                                 -----------   ---------
 Investment Securities:
   Obligations of U.S. Treasury
      and U.S. Government agencies.......           $215,671    $215,695
   Corporate bonds and notes.............            101,511     101,572
   Other bonds and notes.................                400         385
   Marketable equity securities..........              4,853      48,749
   Auction market preferred stock........             75,000      75,000
                                                    --------    --------
      Total investment securities........            397,435     441,401
                                                    --------    --------

Mortgage-Backed Securities:
   Freddie Mac...........................             55,145      55,499
   Fannie Mae............................             48,647      48,178
                                                    --------    --------
      Total mortgage-backed securities...            103,792     103,677
                                                    --------    --------

      Total securities...................           $501,227    $545,078
                                                    ========    ========

     At May 31, 1999, American Savings did not own any investment or mortgage-backed securities of a single issuer, other than U.S. government and agency securities, which had an aggregate book value in excess of 10% of American Savings' equity at that date.

     The following presents the activity in the investment securities and mortgage-backed securities portfolios for the periods indicated, all of which are classified as "available for sale."

                                                                    For the Five
                                                                 Months Ended May 31,            For the Year Ended December 31,
                                                               -----------------------        -------------------------------------
                                                                 1999          1998             1998          1997          1996
                                                               ---------     ---------        ---------     ---------     ---------
                                                                                     (In thousands)
Investment securities:
   Investment securities, beginning of period..............    $ 417,673     $ 432,032        $ 432,032     $ 441,401     $ 368,146

Purchases..................................................      146,699       177,277          323,038       356,261       306,580
Sales......................................................       (2,489)         (107)            (125)       (1,152)         (195)
Maturities and calls.......................................     (188,548)     (169,089)        (346,388)     (382,750)     (242,620)
Net (premium)/discount.....................................       (1,640)        3,716            2,078         2,595         1,530
(Decrease)/Increase in unrealized gain.....................       (1,305)          633            7,038        15,677         7,960
                                                               ---------     ---------        ---------     ---------     ---------
   Net (decrease)/increase in investment securities........      (47,283)       12,430          (14,359)       (9,369)       73,255
   Investment securities, end of period....................      370,390       444,462          417,673       432,032       441,401
                                                               ---------     ---------        ---------     ---------     ---------

Mortgage-backed securities:
   Mortgage-backed securities, beginning of period.........      172,855       132,817          132,817       103,677       111,046
   Purchases...............................................       57,458        21,621           81,008        45,779        14,639
   Sales...................................................          (39)          (24)             (41)          (31)           --
   Repayments and prepayments..............................      (23,079)      (16,570)         (42,335)      (17,828)      (20,353)
Net discount/(premium).....................................        2,317        (2,853)              48            (3)          (12)
(Decrease)/Increase in unrealized gain.....................       (3,644)        3,427            1,358         1,223        (1,643)
                                                               ---------     ---------        ---------     ---------     ---------
   Net increase/(decrease) in mortgage-backed
      securities...........................................       33,013         5,601           40,038        29,140        (7,369)
   Mortgage-backed securities, end of period...............      205,868       138,418          172,855       132,817       103,677
                                                               ---------     ---------        ---------     ---------     ---------
Total securities, end of period............................    $ 576,258     $ 582,880        $ 590,528     $ 564,849     $ 545,078
                                                               =========     =========        =========     =========     =========

     The following table presents certain information regarding the carrying value, weighted average yields and maturities or periods to repricing of American Savings' debt securities at May 31, 1999, all of which are classified as "available for sale."

                                                                         At May 31, 1999
                                  --------------------------------------------------------------------------------------------------
                                                            More Than          More Than
                                        One Year           One Year to       Five Years to         More Than
                                        or Less            Five Years          Ten Years           Ten Years           Totals
                                  ------------------   ------------------  ------------------  ------------------  -----------------
                                            Weighted             Weighted            Weighted            Weighted           Weighted
                                  Carrying  Average    Carrying  Average   Carrying  Average   Carrying  Average   Carrying  Average
                                   Value     Yield      Value     Yield     Value     Yield     Value     Yield      Value    Yield
                                  ------------------   ------------------  ------------------  ------------------  -----------------
                                                                      (Dollars in thousands)
Investment Securities:
   Obligations of U.S. Treasury....
     and U.S. Government agencies.  $ 30,457   5.41%   $ 29,729   5.50%   $ 5,334     7.19%    $    --         --%  $ 65,520   5.59%
   Corporate bonds and notes.......   82,460   6.02      96,442   5.94      4,852     5.94          --         --    183,754   5.97
   Other bonds and notes...........   39,230   5.16       2,999   5.95      1,386     6.65          --         --     43,615   5.43

Mortgage-Backed Securities:
   Freddie Mac.....................   19,909   6.84          --     --         --       --     135,891       6.31     155,800  6.37
   Fannie Mae......................   18,245   6.64          --     --         --       --      31,823       5.91      50,068  6.18
                                    --------           --------           -------             --------               --------
      Total securities............. $190,301   5.89%   $129,170   5.84%   $11,572     6.60%   $167,714       6.23%   $498,757  6.02%
                                    ========           ========           =======             ========               ========

Deposit Activities and Other Sources of Funds

     General. Deposits are the major external source of funds for American Savings' lending and other investment activities. In addition, American Savings also generates funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. American Savings may use borrowings from the Federal Home Loan Bank of Boston to compensate for reductions in the availability of funds from other sources. Presently, American Savings has no other borrowing arrangements aside from Federal Home Loan Bank of Boston advances which totalled $129.7 million at May 31, 1999.

     Deposit Accounts. Nearly all of American Savings' depositors reside in Connecticut. American Savings offers a wide variety of deposit accounts with a range of interest rates and terms. American Savings' deposit accounts consist of interest-bearing checking, non-interest-bearing checking, regular savings, money market savings and certificates of deposit. The maturities of American Savings' certificate of deposit accounts range from one month to five years. In addition, American Savings offers retirement accounts, including Traditional IRAs, Roth IRAs, Simple IRAs, Money Purchase and Profit Sharing Plans and Simplified Employee Pension Plan Accounts. Going forward, American Savings intends to offer commercial business products to small businesses operating within its primary market area. Deposit account terms vary with the principal differences being the minimum balance deposit, early withdrawal penalties, limits on the number of transactions and the interest rate. American Savings reviews its deposit mix and pricing weekly.

     American Savings, through extensive market research, has determined that customers consider their primary financial institution to be where they maintain their checking accounts. Consequently, American Savings began an aggressive marketing strategy to attract checking accounts through many programs culminating in the introduction of the "American Rewards" program in 1997. This program provides various benefits such as free checking, discounts on certain loans and premium rates on certificates of deposits for those customers that maintain multiple relationships, one of which is an interest-bearing checking account, with American Savings. The level of benefits offered under the program corresponds to the size of the deposit relationship with American Savings. As a result of American Savings' efforts, the number of checking accounts increased 165% from 11,140 before the beginning of the market analysis to 29,561 at May 31, 1999. Additionally, during that period, American Savings determined that the percentage of its customers' households that held checking accounts more than doubled.

     American Savings believes it is competitive in the interest rates it offers on its deposit products. American Savings determines the rates paid based on a number of factors, including rates paid by competitors, American Savings' need for funds and cost of funds, borrowing costs and movements of market interest rates. American Savings does not utilize brokers to obtain deposits and at May 31, 1999 had no brokered deposits.

     In the unlikely event American Savings is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to American Financial as the sole stockholder of American Savings.

     The following table presents the deposit activity of American Savings for the periods indicated.

                                                           For the Five Months
                                                             Ended May 31,               For the Year Ended December 31,
                                                        --------------------------     -----------------------------------
                                                          1999              1998         1998         1997          1996
                                                        -------            -------     -------      --------      --------
                                                                                   (In thousands)
Increase/(Decrease) before interest credited........    $(10,825)          $ 7,357     $(1,503)     $(28,439)     $(26,982)
Interest credited...................................      18,719            20,439      48,859        49,278        49,077
                                                        --------           -------     -------      --------      --------
Net increase........................................    $  7,894           $27,796     $47,356      $ 20,839      $ 22,095
                                                        ========           =======     =======      ========      ========

     The following table indicates the amount of American Savings' jumbo certificates of deposits by time remaining until maturity as of May 31, 1999. Jumbo certificates of deposits have principal balances of $100,000 or more.

                                                                               Weighted
                                                                               Average
          Maturity Period                                        Amount         Rate
          ---------------                                   -------------     ---------
                                                            (In thousands)
          Three months or less....................              $26,031            5.16%
          Over 3 through 6 months.................               13,878            4.83
          Over 6 through 12 months................               19,394            5.84
          Over 12 months..........................               20,251            5.35
                                                                -------
             Total................................              $79,554            5.32%
                                                                =======


     The following table presents information concerning average balances and rates paid on American Savings' deposit accounts for the periods indicated.

                                                             For the Five Months Ended                    For the Year Ended
                                                                    May 31, 1999                          December 31, 1998
                                                       ----------------------------------------     -----------------------------
                                                                        Percent                                Percent
                                                                        of Total       Weighted                of Total  Weighted
                                                         Average        Average             Average     Average   Average
                                                         Balance        Deposits         Rate      Balance     Deposits   Rate
                                                       ----------       --------       --------   ----------   --------  --------
                                                                                       (Dollars in thousands)
Money market accounts..........................        $   64,434            5.7%          2.69%  $   61,190        5.5%     2.74%
NOW accounts...................................            67,464            5.9           1.35       58,551        5.3      1.34
Savings (1)....................................           202,058           17.7           2.03      192,212       17.2      2.06
Certificates of deposit and retirement
 accounts......................................           781,532           68.6           5.09      778,142       69.9      5.45
Demand deposits................................            24,319            2.1             --       23,733        2.1        --
                                                       ----------          -----                  ----------      -----
   Total.......................................        $1,139,807          100.0%          4.17%  $1,113,828      100.0%     4.48%
                                                       ==========          =====                  ==========      =====


                                                                                For the Year Ended December 31,
                                                    ----------------------------------------------------------------------------
                                                                      1997                                    1996
                                                    -------------------------------------------      ---------------------------
                                                                     Percent                                  Percent
                                                                     of Total      Weighted                   of Total   Weight
                                                     Average         Average       Average        Average     Average    Average
                                                     Balance         Deposits       Rate          Balance     Deposits    Rate
                                                    ----------       --------      --------      ----------   --------   -------
                                                                                   (Dollars in thousands)
Money market accounts.........................      $   62,440            5.7%         2.71%     $   64,348        6.0%    2.73%
NOW accounts..................................          44,852            4.1          1.59          32,474        3.0     1.75
Savings (1)...................................         189,360           17.2          2.04         183,757       17.1     2.17
Certificates of deposit and retirement
 accounts.....................................         777,725           70.9          5.51         773,447       71.8     5.52
Demand deposits...............................          23,063            2.1            --          23,017        2.1       --
                                                    ----------          -----                    ----------
      Total...................................      $1,097,440          100.0%         4.57%     $1,077,043      100.0%    4.65%
                                                    ==========          =====                    ==========

____________________________________
(1) Includes mortgagors' escrow accounts.

     Certificates of Deposit by Rates and Maturities. The following table presents the amount of certificates of deposits in American Savings categorized by rates and maturities at the dates indicated.

                               Period to Maturity from May 31, 1999                                   Total at December 31,
                        -----------------------------------------------------      Total at        --------------------------
                        Less than       1 - 2          2 - 3          After         May 31,
                        One Year        Years          Years         4 Years         1999            1998              1997
                        ---------      --------       --------       --------       --------       --------          --------
                                                                   (In thousands)
0.00 - 4.00%........    $  49,404      $     20       $     --       $     --       $ 49,424       $ 25,199          $ 10,335
4.01 - 5.00%........      219,587        91,915          3,183          1,141        315,826        250,881            92,215
5.01 - 6.00%........      152,396        35,391          2,532          3,705        194,024        234,673           399,300
6.01 - 7.00%........       45,620         2,571             --             --         48,191        104,767           100,387
                        ---------      --------       --------       --------       --------       --------          --------
   Total............    $ 467,007      $129,897       $  5,715       $  4,846       $607,465       $615,520          $602,237
                        =========      ========       ========       ========       ========       ========          ========


     Borrowings. American Savings has the ability to use advances from the Federal Home Loan Bank of Boston to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Boston functions as a central reserve bank providing credit for savings banks and certain other member financial institutions. As a member of the Federal Home Loan Bank of Boston, American Savings is required to own capital stock in the Federal Home Loan Bank of Boston and is authorized to apply for advances on the security of the capital stock and certain of its mortgage loans and other assets, principally securities that are obligations of, or guaranteed by, the U.S. Government or its agencies, provided certain creditworthiness standards have been met. Advances are made under several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At May 31, 1999, American Savings had the ability to borrow a total of approximately $750 million from the Federal Home Loan Bank of Boston. At that date, American Savings had outstanding advances of $129.7 million.

     The following table presents certain information regarding American Savings' use of Federal Home Loan Bank of Boston advances during the periods and at the dates indicated.

                                                           Five Months
                                                          Ended May 31,                        Year Ended December 31,
                                                   ----------------------------       -------------------------------------------
                                                      1999              1998             1998             1997            1996
                                                   ------------       ---------       -----------       ---------       ---------
                                                                                (Dollars in thousands)
Maximum amount of advances
   outstanding at any month end.................       $130,225         $80,725          $120,725         $80,725         $50,725
Approximate average advances
   outstanding..................................        121,942          80,244            83,312          52,490           1,023
Approximate weighted average rate
   paid on advances.............................           5.89%           6.29%             6.29%           6.45%           6.06%

                                                           At                               At December 31,
                                                         May 31,            -----------------------------------------------
                                                          1999                 1998               1997              1996
                                                       ------------         -----------         ---------         ---------
                                                                             (Dollars in thousands)
Balance outstanding at end of period..............         $129,744            $120,244           $80,244           $50,244
Weighted average rate paid on advances............             5.85%               5.87%             6.26%             6.39%

Trust Services

     In 1996, American Savings established American Savings Trust Services as a department within American Savings which provides trust and investment services to individuals, partnerships, corporations and institutions. American Savings believes that the trust department allows it to provide investment opportunities and fiduciary services to both current and prospective customers. Consistent with American Savings' operating strategy, American Savings will continue to emphasize the growth of its trust service operations to grow assets and increase fee-based income. American Savings has implemented several policies governing the practices and procedures of the trust department, including policies relating to maintaining confidentiality of trust records, investment of trust property, handling conflicts of interest, and maintaining impartiality. At May 31, 1999, the trust department managed 66 accounts with aggregate assets of $112.0 million, of which two accounts belonging to one relationship totaled $48.2 million, or 43% of the trust department's total assets, at May 31, 1999.

Subsidiary Activities

     The following are descriptions of American Savings' wholly owned subsidiaries, which will be indirectly owned by American Financial following the conversion.

     American Investment Services, Inc. American Investment Services, Inc., which was incorporated in December 1997, is the vehicle through which alternative financial products and services are offered to customers of American Savings. Through an arrangement with a third party registered broker-dealer, American Investment Services offers a complete range of investment products, including mutual funds, debt, equity and government securities and fixed and variable annuities. American Investment Services receives a portion of the commissions generated by the third party broker-dealer from sales to American Savings' customers. American Investment Services may apply to become a registered broker-dealer, which would allow it to offer brokerage services directly, eliminating the need for a third party broker-dealer. American Investment Services is also licensed as an insurance producer with the State of Connecticut. In this capacity, American Investment Services engages directly in certain insurance sales activities, offering a wide variety of insurance products as well as the sale of fixed annuities. For 1998 and the five months ended May 31, 1999, American Investment Services generated net income before taxes of $325,000 and $150,000, respectively.

     ASB Mortgage Servicing Company. ASB Mortgage Servicing Company was established in February 1999 to service and hold loans secured by real property. ASB Mortgage was established to qualify as a "passive investment company" for Connecticut income tax purposes. Income earned by a qualifying passive investment company is exempt from Connecticut income tax. Income tax savings to American Savings from the use of a passive investment company was approximately $650,000 for the five months ended May 31, 1999.

American Savings Bank Foundation, Inc.

     In 1995, American Savings established a private charitable foundation, American Savings Bank Foundation, Inc. This foundation, which is not a subsidiary of American Savings, provides grants to charitable organizations that focus primarily on children and education and scholarships to qualified students in the communities in which American Savings operates. American Savings Bank Foundation was funded initially by a $500,000 donation from American Savings. In fiscal 1998, American Savings contributed to American Savings Bank Foundation marketable equity securities with a cost basis and fair value of approximately $85,000 and $3.6 million, respectively, at the date of donation and transfer. American Savings also contributed appreciated investment securities with a fair value of $4.3 million to American Savings Bank Foundation during 1997. At May 31, 1999, American Savings Bank Foundation had assets of approximately $11.2 million. The foundation's current 12 member Board of Trustees consists of current directors, officers and employees of American Savings. After the conversion, American Savings will continue to maintain American Savings Bank Foundation. However, after the conversion, American Savings Bank Foundation may decide to dedicate its funding exclusively to provide scholarships to qualified students in its local community. Additionally, American Savings does not expect to make any further contributions to American Savings Bank Foundation. It is not expected that the existence of American Savings' current foundation will impact the business and affairs of the American Savings Charitable Foundation which is being established in connection with American Savings' conversion. See "The Conversion--Establishment of the Charitable Foundation" and Note 15 of the Notes to Consolidated Financial Statements.

Properties

  American Savings currently conducts its business through its main office located in New Britain, Connecticut, and 16 other full-service banking offices. American Financial believes that American Savings' facilities will be adequate to meet the then present and immediately foreseeable needs of American Savings and American Financial.


                                                                                                                 Net Book Value
                                                                                                                  of Property
                                             Leased             Original Year                                     or Leasehold
                                               or                   Leased              Date Of Lease             Improvements
Location                                      Owned              or Acquired              Expiration            at May 31, 1999
---------                                   ---------          ----------------        ----------------        ------------------
                                                                                                                 (In thousands)
Administrative Office:
102 West Main Street
New Britain, Connecticut 06051                Owned                  1995                     --                     $2,385
Banking Offices:
178 Main Street
New Britain, Connecticut 06051                Owned                  1901                     --                      2,598
655 West Main Street
New Britain, Connecticut 06053                Owned                  1961                     --                        309
1133 Main Street
Newington, Connecticut 06111                  Owned                  1965                     --                        765
123 East Main Street
Plainville, Connecticut 06062                 Owned                  1966                     --                        266
Route 195
Mansfield, Connecticut 06250                 Leased                  1975                   2000(1)                      56
25 New London Turnpike
Glastonbury, Connecticut  06033               Owned                  1976                     --                        152
184 Route 81
Killingworth, Connecticut 06419              Leased                  1977                   2002(1)                      45
143 South Main Street
West Hartford, Connecticut 06107             Leased                  1980                   2000(2)                      83
587 Hartford Road
New Britain, Connecticut 06053               Leased                  1980                   2000(2)                      99
25 Wells Road
Wethersfield, Connecticut 06109              Leased                  1986                   2006                         90
252 Allen Street
New Britain, Connecticut 06053               Leased                  1988                   2003(1)                      77
714 Hopmeadow Street
Simsbury, Connecticut 06070                  Leased                  1988                   2008(3)                      49
29 South Main Street
West Hartford, Connecticut 06107             Leased                  1996                   2001(2)                      17
315 West Main Street
Avon, Connecticut 06001                      Leased                  1997                   2005                        308
1127 Farmington Avenue
Berlin, Connecticut 06037                    Leased                  1998                   2018(4)                     509
747 Farmington Avenue
New Britain, Connecticut  06053              Leased                  1998                   2003(3)                     161
632 Cromwell Avenue
Rocky Hill, Connecticut 06067                Leased                  1998                   2003(2)                     286
                                                                                                                     ------
                                                                                                                     $8,255
                                                                                                                     ======

________________________
(1) American Savings has an option to renew this lease for an additional five-year period.
(2) American Savings has an option to renew this lease for two additional five-year periods.
(3) American Savings has an option to renew this lease for three additional five-year periods.
(4) American Savings has an option to renew this lease for four additional five-year periods.

Personnel

     As of May 31, 1999, American Savings had 233 full-time employees and 100 part-time employees, none of whom is represented by a collective bargaining unit. American Savings believes its relationship with its employees is good.

Legal Proceedings

     Periodically, there have been various claims and lawsuits involving American Savings, such as claims to enforce liens, condemnation proceedings on properties in which American Savings holds security interests, claims involving the making and servicing of real property loans and other issues incident to American Savings' business. American Savings is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of American Savings.


                       MANAGEMENT OF AMERICAN FINANCIAL

     Directors will be elected by the stockholders of American Financial for staggered three-year terms, or until their successors are elected and qualified. American Financial's Board of Directors consists of eight persons divided into three classes, each of which contains approximately one-third of the Board. One class, consisting of Messrs. Fred M. Hollfelder, Harry N. Mazadoorian and Jeffrey T. Witherwax, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Messrs. Robert T. Kenney and Steven T. Martin, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Messrs. Adolf G. Carlson and Mark
E. Karp and Ms. Marie S. Gustin, has a term of office expiring at the third annual meeting of stockholders. American Financial anticipates that its first annual meeting of stockholders will be held in May 2000.

     The executive officers of American Financial are elected annually and serve at the Board's discretion. The executive officers of American Financial are:


  Name                                            POSITION HELD WITH AMERICAN FINANCIAL
  -----                                           -------------------------------------

  Robert T. Kenney.........................       Chairman, President and Chief Executive Officer
  Charles J. Boulier III...................       Executive Vice President, Treasurer and Chief
                                                    Financial Officer
  Richard J. Moore.........................       Senior Vice President and Secretary
  Charles P. Ahern.........................       Senior Vice President
  Sheri C. Pasqualoni......................       Senior Vice President
  Peter N. Perugini........................       Senior Vice President
  Diane C. Dunn............................       Assistant Secretary

                        MANAGEMENT OF AMERICAN SAVINGS

Directors and Executive Officers

   The Board of Directors of American Savings is presently composed of 14 members who are elected for terms of three years, approximately one-third of whom are elected annually as required by the Bylaws of American Savings. American Savings' executive officers are appointed annually by the Board of Directors and hold office at the Board's discretion until their respective successors are chosen and qualified or until their death, earlier resignation or removal from office. The following table presents information with respect to the directors and executive officers of American Savings.

                                   Directors


                                                                                                   Director         Term
Name                               Age (1)       Position Held With American Savings                Since          Expires
-----                             ---------      ------------------------------------             ----------      ---------
Charles S. Beach...............       78         Director                                            1971           2000
Adolf G. Carlson...............       68         Director                                            1972           2002
Donald Davidson................       78         Director                                            1965           2000
Norman E.W. Erickson...........       74         Director                                            1965           2000
Marie S. Gustin................       64         Director                                            1996           2002
Fred M. Hollfelder.............       65         Director                                            1981           2000
Joseph T. Hughes...............       77         Director                                            1975           2000
Mark E. Karp...................       52         Director                                            1995           2002
Robert T. Kenney...............       56         Chairman of the Board, President and Chief          1991           2001
                                                   Executive Officer
Steven T. Martin...............       58         Director                                            1979           2001
Harry N. Mazadoorian...........       61         Director                                            1993           2000
Geddes Parsons.................       81         Director                                            1959           2000
Stanley W. Shepard.............       76         Director                                            1978           2001
Jeffrey T. Witherwax...........       53         Director                                            1996           2000

                                             Executive Officers Who Are Not Directors

Name                               Age (1)       Position Held With American Savings
-----                             ---------      ------------------------------------
Charles P. Ahern...............       48         Senior Vice President-Retail Banking
Charles J. Boulier III.........       43         Executive Vice President and Chief Financial Officer
Richard J. Moore...............       57         Senior Vice President-Human Resources and Secretary
Sheri C. Pasqualoni............       41         Senior Vice President-Marketing, Trust & Investment Management
Peter N. Perugini..............       55         Senior Vice President and Chief Lending Officer

_________________
(1)    As of May 31, 1999.


Biographical Information

   Below is certain information regarding the directors and executive officers of American Savings. Unless otherwise stated, each director and executive officer has held his or her current occupation for the last five years. There are no family relationships among or between the directors or executive officers.

   Charles S. Beach was a vice president of the Connecticut Light and Power Company before his retirement in 1985.

  Adolf G. Carlson was President of Adolf Carlson Insurance agency before its merger with Sinclair Insurance Group in December 1992. Following the merger, Mr. Carlson served as a consultant until his retirement in December 1998.

  Donald Davidson is a Director and Chairman of the executive committee of the Board of Directors of D & L Venture Corp., a retail merchandising firm located in New Britain, Connecticut.

  Norman E.W. Erickson was the former Chairman of the Board of Directors of American Savings before his retirement in 1992.

  Marie S. Gustin, Ph.D. was the superintendent of schools in New Britain, Connecticut before her retirement in 1993.

  Fred M. Hollfelder retired in 1990 as President of Corbin and Russwin Architectural Hardware located in Berlin, Connecticut.

  Joseph T. Hughes is a retired certified public accountant.

  Mark E. Karp was President and Chief Executive Officer of Moore Medical Corp., a pharmaceutical company, located in New Britain, Connecticut, before his retirement in 1998.

  Robert T. Kenney joined American Savings in August 1991 as President, Treasurer and Chief Operating Officer. In August 1992, he was appointed Chief Executive Officer while maintaining his positions of President and Treasurer. Mr. Kenney was named Chairman of the Board of Directors in July 1995. Mr. Kenney also serves as a director of Mutual Investment Fund of Connecticut, Inc. located in Hartford, Connecticut, a director and Chairman of Savings Bank Life Insurance Company in Connecticut and a director and Vice Chairman of the Federal Home Loan Bank of Boston. Mr. Kenney also serves on the board of directors of many area civic and charitable organizations.

  Steven T. Martin has served as Executive Vice President of Ingersoll Rand Co., an international diversified industrial company located in Woodcliff Lake, New Jersey, since 1998. Between 1995 and 1998, Mr. Martin was President of the Production Equipment Group of Ingersoll Rand. Before his involvement with Ingersoll Rand, Mr. Martin was Vice President of Torrington Company and a General Manager of Fafnir Bearing, both industrial companies, located in New Britain, Connecticut.

  Harry N. Mazadoorian is assistant general counsel for CIGNA Corporation, a leading provider of health care, employee benefits, insurance and financial services, located in Bloomfield, Connecticut.

  Geddes Parsons was a business manager and assistant treasurer of St. Margaret's School in Waterbury, Connecticut before his retirement in 1978.

  Stanley W. Shepard is the former President and Chief Executive Officer of New Britain General Hospital.

  Jeffrey T. Witherwax is President of The Naugatuck Glass Company in Naugatuck, Connecticut.

Executive Officers Who Are Not Directors

  Charles P. Ahern joined American Savings in April 1996 and is Senior Vice President-Retail Banking. Prior to joining American Savings, Mr. Ahern was Vice President of Branch Administration at Lafayette American Bank from 1994 to 1996 and Vice President of Branch Administration at Centerbank from 1993 to 1994.

  Charles J. Boulier III joined American Savings in 1993 as Senior Vice President and Chief Financial Officer. In 1994, Mr. Boulier was also named Treasurer. In 1997, he was appointed Executive Vice President,

Treasurer and Chief Financial Officer. In June 1999 he was named Executive Vice President and Chief Financial Officer.

  Richard J. Moore joined American Savings in May 1998 and serves as Senior Vice President of Human Resources and Corporate Secretary. From 1997 until joining American Savings, Mr. Moore worked at Howell & Moore, a human resources consulting firm. From 1986 until 1997, Mr. Moore was Senior Vice President of Human Resources at Centerbank.

  Sheri C. Pasqualoni joined American Savings in January 1995 as Vice President of Sales and Marketing. In January 1997, Ms. Pasqualoni was appointed Senior Vice President of Marketing, Trust & Investment Management. Prior to joining American Savings, Ms. Pasqualoni worked for fifteen years at Great County Bank. Before her departure, she served as Senior Vice President and Chief Communications Officer.

  Peter N. Perugini joined American Savings in 1986 as Vice President of Mortgage Loans. He was named Senior Vice President and Chief Lending Officer in 1997.

Meetings and Committees of the Board of Directors of American Savings and American Financial

  The business of American Savings is conducted through meetings and activities of the Board of Directors and its committees. During the fiscal year ended December 31, 1998 the Board of Directors held 14 regular meetings and one special meeting. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which the director served.

  The Board of Directors has established the following committees:

  The Audit Committee consists of Messrs. Martin (Chairman), Beach, Carlson, Hughes and Parsons. This committee reviews American Savings' financial statements, supervises the internal auditor and engages the external auditors. The committee meets quarterly and also in March to review the annual financial statements and met five times in fiscal 1998.

  The Finance Committee consists of Messrs. Hughes (Chairman), Erickson, Karp, Kenney, Mazadoorian, Shepard and Witherwax. The Finance Committee oversees the interest rate risk management of American Savings and approves all investment, lending and asset/liability policies. The committee meets quarterly and met four times in fiscal 1998.

  The Human Resources Committee consists of Messrs. Hollfelder (Chairman), Karp, Kenney, Martin and Parsons and Ms. Gustin. This committee is responsible for all matters regarding compensation and fringe benefits for executive officers. The committee meets quarterly and met four times in fiscal 1998. The review and evaluation of the Chief Executive Officer is the responsibility of the CEO Evaluation Committee which consists of Messrs. Davidson, Hollfelder, Hughes, Martin and Mazadoorian. The CEO Evaluation Committee meets annually.

  The Trust, Investment Management & Insurance Committee, which consists of Messrs Mazadoorian (Chairman), Carlson, Davidson, Erickson, Kenney and Witherwax, oversees American Savings' trust, investment management and insurance activities. Such oversight includes the review and approval of the trust department's policies, the coordination of an annual trust department audit and the review of examination reports of the trust department. Additionally, the committee adopts and reviews the policies and procedures of the investment management and insurance activities and assesses the risk involved in their operations. The committee meets quarterly and met four times in fiscal 1998.

  The Board of Directors has also established a Nominating Committee and a Director Evaluation Committee.

  The Board of Directors of American Financial has established the following committees: the Audit Committee consisting of Messrs. Carlson, Martin and Witherwax; the Pricing Committee consisting of the entire Board of Directors of American Financial; the Compensation Committee consisting of Messrs. Hollfelder and Karp and Ms. Gustin; and the Nominating Committee consisting of Messrs. Kenney and Martin and Ms. Gustin.

Directors' Compensation

  Fees. Directors of American Savings each receive an annual retainer of $4,500 and $600 for each board meeting attended. Additionally, each director receives an annual retainer of $2,000 for their membership on a committee, except that each committee chairman receives an annual retainer of $3,500, and each director receives $450 for each committee meeting attended. Effective January 1, 2000, directors of American Savings will each receive an annual retainer of $12,000 and $700 for each board meeting attended. The annual retainers for committee membership will not change; however, each director will receive $500 for each committee meeting attended.

  Directors' Retirement Plan. American Savings has adopted a retirement program for incumbent nonemployee directors to provide a retirement income supplement for directors with long service. Current directors will receive an annual benefit of approximately $12,000 at the normal retirement age of 75. Upon a retired director's death, the director's surviving spouse will receive a lifetime benefit equal to 50% of the retirement benefit. American Savings had accrued $102,000 with respect to its anticipated liability under the director retirement program. American Savings expects to accrue an additional $58,000 in 1999 with respect to its anticipated liability under the program.

  Directors' Deferred Compensation Plans. American Savings sponsors deferred compensation plans for directors as a vehicle for the deferral of fees and retainers by directors. Deferrals are credited with interest at the Treasury Constant Maturities yield for 52-week U.S. Treasury bills. As of May 31, 1999, these plans have had only limited participation and American Savings' total accrued liability with respect to such plans is $350,000. It is anticipated that the deferral plans will terminate in connection with the conversion. For a discussion of additional benefits currently provided to Directors, see "Benefits--Performance Appreciation Unit Plans."

Executive Compensation

     Summary Compensation Table. The following information is furnished for the Chief Executive Officer and the four other highest paid executive officers of American Savings who received a salary and bonus of $100,000 or more during the year ended December 31, 1998.


                                                     Annual Compensation                          Other Annual         All Other
                                                --------------------------------------------
Name and Position                                   Year (1)         Salary       Bonus (2)     Compensation (3)    Compensation (4)
-------------------                             --------------    -----------   ------------    ----------------    ----------------
Robert T. Kenney
   Chairman of the Board, President and
   Chief Executive Officer......................     1998           $365,000      $182,500              --               $20,000
Charles J. Boulier III
   Executive Vice President and
   Chief Financial Officer......................     1998           $155,000      $ 62,000              --               $12,221
Peter N. Perugini
   Senior Vice President and
   Chief Lending Officer........................     1998           $117,000      $ 35,100              --               $ 9,225
Sheri C. Pasqualoni
   Senior Vice President-Marketing,
   Trust & Investment Management................     1998           $100,000      $ 30,000              --               $ 7,885
Charles P. Ahern
   Senior Vice President-Retail Banking.........     1998           $ 96,000      $ 28,800              --               $ 7,569

_____________________
(1) Compensation information for the years ended December 31, 1997 and 1996 has been omitted as American Savings was neither a public company nor a subsidiary of a public company at that time.
(2) Represents the total amount awarded under the American Savings' Incentive Compensation Program in fiscal 1998. Under such plan, 60% of the total is paid in January of the year after it is earned and 40% is deferred. For a description of the plan, see "--Benefits--Incentive Compensation Program."
(3) Does not include the aggregate amount of perquisites and other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(4) Represents matching and discretionary contributions made under American Savings' Savings and Profit Sharing Plan. Does not reflect units awarded under American Savings' Performance Appreciation Unit Incentive Plans. In fiscal 1998, American Savings awarded 10,000, 5,000, 4,000, 3,000 and 5,000 units to Messrs. Kenney, Boulier, Perugini, Ahern and Ms. Pasqualoni, respectively. For a description of the plan, see "--Benefits--Performance Appreciation Unit Plans."


     Employment Agreements. Effective January 1, 1995, American Savings entered into employment agreements with Messrs. Kenney and Boulier. These agreements will be terminated upon conversion and replaced with substantially similar agreements. Upon the completion of the conversion, American Savings and American Financial each intend to enter into employment agreements with Messrs. Kenney, Ahern, Boulier, Moore, Perugini and Ms. Pasqualoni (individually, the "Executive") (collectively, the "Employment Agreements"). The Employment Agreements are intended to ensure that American Savings and American Financial will be able to maintain a stable and competent management base after the conversion. The continued success of American Savings and American Financial depends to a significant degree on the skills and competence of the above referenced officers.

     The Employment Agreements will provide for a three-year term. The term of the American Financial Employment Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors and the term of American Savings Employment Agreements shall be renewable on an annual basis. The Employment Agreements provide that the Executive's base salary will be reviewed annually. The base salaries which will be effective for such Employment Agreements for Messrs. Kenney, Ahern, Boulier, Moore, Perugini and Ms. Pasqualoni, will be $430,000, $120,000, $185,000, $125,000, $132,000 and
$125,000, respectively. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The Employment Agreements provide for termination by American Savings or American Financial for cause, as defined in the

Employment Agreements, at any time. If American Savings or American Financial chooses to terminate the Executive's employment for reasons other than for cause, or if the Executive resigns from American Savings or American Financial after a: (1) failure to re-elect the Executive to his/her current offices; (2) material change in the Executive's functions, duties or responsibilities; (3) relocation of the Executive's principal place of employment by more than 25 miles; (4) reduction in the benefits and perquisites being provided to the Executive in the Employment Agreement; (5) liquidation or dissolution of American Savings or American Financial; or (6) breach of the Employment Agreement by American Savings or American Financial; the Executive or, if the Executive dies, his/her beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the Employment Agreement and the contributions that would have been made on the Executive's behalf to any employee benefit plans of American Savings and American Financial during the remaining term of the Employment Agreement. American Savings and American Financial would also continue and/or pay for the Executive's life, health, dental and disability coverage for the remaining term of the Employment Agreement. Upon termination of the Executive for reasons other than a change in control, the Executive must adhere to a one year non-competition agreement.

  Under the Employment Agreements, if voluntary or involuntary termination follows a change in control of American Savings or American Financial, the Executive or, if the Executive dies, his/her beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining terms of the agreement; or (2) three times the average of the five preceding taxable years' annual compensation. American Savings and American Financial would also continue the Executive's life, health, and disability coverage for thirty-six months. Even though both American Savings and American Financial Employment Agreements provide for a severance payment if a change in control occurs, the Executive would only be entitled to receive a severance payment under one agreement. The Executive would also be entitled to receive an additional tax indemnification payment if payments under the Employment Agreements or otherwise triggered liability under the Internal Revenue Code for the excise tax applicable to "excess parachute payments." Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times the Executive's average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the Executive's average compensation over the preceding five-year period. If a change in control of American Savings and American Financial occurred, the total amount of payments due under the Employment Agreements, based solely on the Executive's 1998 cash compensation (and without regard to future base salary adjustments or bonuses and excluding any benefits under any employee benefit plan which may be payable) would be approximately $3.9 million.

  Payments to the Executive under American Savings' Employment Agreement will be guaranteed by American Financial if payments or benefits are not paid by American Savings. Payment under American Financial's Employment Agreement would be made by American Financial. All reasonable costs and legal fees paid or incurred by the Executive under any dispute or question of interpretation relating to the Employment Agreements shall be paid by American Savings or American Financial, respectively, if the Executive is successful on the merits in a legal judgment, arbitration or settlement. The Employment Agreements also provide that American Savings and American Financial shall indemnify the Executive to the fullest extent legally allowable.

Benefits

  General. American Savings currently pays 70% of the premiums for medical insurance benefits and 100% of premiums for life and disability insurance benefits for full-time employees.

  Pension Plan. American Savings maintains a non-contributory pension plan for its employees. Generally, employees of American Savings begin participation in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. A participant in the pension plan becomes vested in his accrued benefit under the pension plan upon completing five years of service. Participants also become 100% vested in their accrued benefit upon attainment of their "normal retirement age" (as described in the pension plan) and upon incurring a disability.

  A participant's accrued benefit under the pension plan is determined by multiplying 2% of the participant's final average pay (as described in the pension plan) by the number of years of service the participant has with American Savings and then subtracting from this total 2% of the participant's annual social security benefit multiplied by the number of years of service the participant has with American Savings. Social security benefits are used to calculate the pension benefits. Participants receive their entire social security benefit in addition to the pension plan benefit. However, pension benefits are reduced in the event a participant retires before his or her "normal retirement age." Participants in the pension plan may elect to receive their benefits in the form of a 50% or 100% joint and survivor annuity or a life only payment option.

  The following table indicates the annual retirement benefits that would be payable under the pension plan and the related supplemental executive retirement plan (see below) upon retirement at age 65 to a participant electing to receive his pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are limited to $130,000 per year and annual compensation for calculation purposes is limited to $160,000 per year for the 1999 calendar year.


 Average Annual                                                      Years  of Service
                          --------------------------------------------------------------------------------------------------------
  Compensation                5               10                15                 20                 25                  30+
----------------          ----------      ----------       -------------      -------------      -------------       -------------
        $ 25,000            $ 1,431         $ 2,862          $  4,292           $  5,723           $  7,154            $  8,585
          50,000              3,470           6,940            10,410             13,880             17,350              20,820
          75,000              5,851          11,702            17,554             23,405             29,256              35,107
         100,000              8,351          16,702            25,054             33,405             41,756              50,107
         125,000             10,851          21,702            32,554             43,405             54,256              65,107
         150,000             13,351          26,702            40,054             53,405             66,756              80,107
         175,000             15,851          31,702            47,554             63,405             79,256              95,107
         200,000             18,351          36,702            55,054             73,405             91,756             110,107
         250,000             23,351          46,702            70,054             93,405            116,756             140,107
         300,000             28,351          56,702            85,054            113,405            141,756             170,107
         350,000             33,351          66,702           100,054            133,405            166,756             200,107


  At May 31, 1999, which is the date of the most recent pension plan statement, the pension plan's assets exceeded the benefit obligation by approximately $369,000.

  Supplemental Executive Retirement Plans. American Savings maintains a non-tax-qualified, supplemental retirement plan to provide key executives with pension benefits that cannot be provided directly through American Savings' tax-qualified employee pension plan as result of Internal Revenue Code limitations on the benefits available through a tax-qualified plan. Benefits under the supplemental plan are based on the same formula as the employee pension plan, but are determined without regard to the limitations on the amount of salary that may be taken into account for benefits purposes under the pension plan or the level of contributions permitted under the pension plan. The benefits available under the supplemental plan are reduced by the benefits actually payable under the pension plan. Supplemental plan benefits are payable at the same times and in the same forms as benefits payable under the pension plan. Currently, three officers and one retired officer of American Savings participate in the supplemental plan. At May 31, 1999, the supplemental plan's benefit obligation was $851,000.

  Robert T. Kenney, the President and Chief Executive Officer of American Savings and American Financial, currently participates in the existing supplemental retirement plan and a separate supplemental arrangement which requires that Mr. Kenney reduce his current compensation in exchange for additional service credit under the supplemental plan. In order to ensure that Mr. Kenney's overall compensation reflects his significant role at American Savings and to provide an incentive for his continued employment, the Board is considering the adoption of a new supplemental retirement program that would provide Mr. Kenney with an annual retirement benefit during his lifetime equal to a maximum benefit of 60% of his final average compensation less

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

benefits available to him under American Savings' tax-qualified pension plan and a similar plan sponsored by his prior employer. It is anticipated that the new program would provide Mr. Kenney with the option of electing retirement at or after attaining age 62. In addition, the program would provide his surviving spouse with a survivor benefit equal to 50% of the payment received by Mr. Kenney during his lifetime. It is expected that the new supplemental program for Mr. Kenney will be implemented during the fourth quarter of 1999. In connection with the new program, American Savings estimates that it will accrue additional compensation expense of $130,000 in 1999 and $650,000 in each of the next five fiscal years to reflect its obligation to Mr. Kenney. However, it is possible that based on the final design of the new program, the associated expense may be recognized in an earlier period or periods.

  Upon conversion, American Savings also intends to implement a new plan to provide for similar supplemental benefits with respect to the Savings and Profit Sharing Plan and the employee stock ownership plan, as well as benefits otherwise limited by other provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan (see below). Specifically, the new plan will provide benefits to eligible individuals (designed by the Board of Directors of American Savings or its affiliates) that cannot be provided under the Savings and Profit Sharing Plan and/or the employee stock ownership plan as a result of the limitations imposed by the Internal Revenue Code, but that would have been provided under the Savings and Profit Sharing Plan and/or the employee stock ownership plan but for such limitations. In addition to providing for benefits lost under tax-qualified plans as a result of limitations imposed by the Internal Revenue Code, the new plan will also provide supplemental benefits to designated individuals who retire, who terminate employment in connection with a change in control, or whose participation in the employee stock ownership plan ends due to termination of the employee stock ownership plan (regardless of whether the individual terminates employment) prior to the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon the retirement of an eligible individual or upon a change in control of American Savings or American Financial prior to complete repayment of the employee stock ownership plan loan, the supplemental executive retirement plan will provide the individual with a benefit equal to what the individual would have received under the employee stock ownership plan had he remained employed throughout the term of the employee stock ownership plan or had the employee stock ownership plan not been terminated prior to the scheduled repayment of the employee stock ownership plan loan less the benefits actually provided under the employee stock ownership plan on behalf of such individual. An individual's benefits under the supplemental executive retirement plan will generally become payable upon the participant's retirement (in accordance with the standard retirement policies of American Savings), upon the change in control of American Savings or American Financial or as determined under the applicable tax-qualified retirement plans sponsored by American Savings.

  American Savings may establish a grantor trust in connection with the new supplemental executive retirement plans to satisfy the obligations of American Savings with respect to the supplemental executive retirement plans. The assets of the grantor trust would remain subject to the claims of American Savings' general creditors in the event of American Savings' insolvency until paid to the individual pursuant to the terms of the supplemental executive retirement plans.

  Savings and Profit Sharing Plan. American Savings has implemented the American Savings Bank Employees' Savings and Profit Sharing Plan (the "Savings Plan"), a tax-qualified profit sharing plan with a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code for the benefit of its eligible employees. The Savings Plan currently provides participants with savings and retirement benefits based on employee deferrals of compensation, as well as matching and other discretionary contributions made by American Savings. Eligible employees may begin participating in the Savings Plan upon the completion of one year of service (as defined in the Savings Plan) and attainment of age twenty-one. Participants currently may make annual salary reduction contributions to the Savings Plan in amounts from 1% to 15% of their base compensation, within a legally permissible limit ($10,000 for 1999). American Savings makes a regular matching contribution equal to 50% of the elective deferrals made by each participant up to 3% of a participant's base compensation. A participant is always 100% vested in his or her elective deferrals of compensation under the Savings Plan. Participants vest in the regular matching contributions on the first of the month following two years of participation in the plan.

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

  Currently, participants may invest their accounts under the Savings Plan in nine funds with varying investment characteristics. American Savings intends to add, as an investment option, an employer stock fund in which participants may invest a portion of their account balances primarily in American Financial common stock, within the limitations set forth in the plan document. In connection with the conversion, a participant's ability to invest in the employer stock fund is based on his or her status as an eligible account holder or supplemental eligible account holder in the conversion. Regardless of the source of funds, no eligible account holders or supplemental eligible account holders may elect to invest in excess of $500,000 in common stock.

  Generally, distributions from the Savings Plan may commence upon a participant's separation from service for any reason. However, participants may request in-service distributions from the Savings Plan in the form of hardship withdrawals, withdrawals of rollover contributions and the withdrawal of unmatched after-tax contributions. Distributions from the Savings Plan generally must comply with federal and state income taxes and distributions made before a participant attains age 59 1/2 also must comply with a federal excise tax.

  Incentive Compensation Program. American Savings has maintained an incentive compensation program for executive and senior officers which provides participants with cash bonuses based on the attainment of American Savings and individual performance targets. A range of American Savings and individual performance targets are set for the calendar year by the Human Resources Committee of the Board of Directors. American Savings targets are set by reference to the performance of a selected peer group of financial institutions reflecting geographic, type and size criteria and by reference to American Savings' actual performance relative to its annual budget. Based on the level of attainment of American Savings and individual targets, awards range from 50% of base pay for the Chief Executive Officer to 15% of base pay for more junior officers. Sixty percent of the individual award is payable during the first quarter of the year following the year to which the award relates. The balance of the award, or 40% of the total award, is payable on a deferred basis and vests on the third anniversary of the award. In the event of an officer's death, disability or retirement, deferred incentive awards are fully vested and payable. In anticipation of American Savings' development of an incentive compensation program appropriate to a publicly traded financial institution for the year 2000 and subsequent years, American Savings will terminate the existing incentive compensation program during the fourth quarter of 1999. It is anticipated that all previously deferred awards will be fully vested and participants will have the opportunity to elect a current cash payment or continued deferral. An officer who elects continued deferral may also elect to direct the investment of their benefits to the purchase of stock in the conversion in the same manner as participants in American Savings' performance appreciation unit plans (see below). It is anticipated that American Savings will also provide incentive compensation payments to eligible employees based on the institution's financial performance during 1999. However, no specific determinations have been made regarding the size of such payments.

  Performance Appreciation Unit Plans. Since 1996, American Savings has sponsored Performance Appreciation Unit Plans for senior officers and nonemployee directors. Benefits under the plans are determined by reference to the performance of American Savings as reflected in year-to-year changes in American Savings' net worth. The program is intended to provide participants with benefits and incentives that are comparable to the benefits and incentives provided by more traditional stock-based compensation programs such as a stock option or stock appreciation rights plans.

  American Savings has made annual awards under the plan to officers and nonemployee directors of units corresponding to an interest in the appreciation over the term of the award of a hypothetical "share" of American Savings' capital. However, the recipient has no right to, or interest in, American Savings' actual capital. Each award has a term of five years. At May 31, 1999, awards representing 246,750 units were outstanding. Awards to officers are earned or "vest" in equal installments over a five-year period. Awards to directors are fully vested at the date of grant. During the five-year term of each award, American Savings credits to each unit a value reflecting the increase or decrease in American Savings' equity capital during the year, assuming that certain minimum performance targets are satisfied. Upon the expiration of the award, the participant's benefit equals the difference between the unit value at the end of the five-year period and the unit value on the date
of grant.    The initial awards were based on American Savings' equity capital at December 31, 1994 when each unit was valued at $18.33. At December 31, 1998, each unit had a value of $24.06. A participant may elect to receive the accumulated appreciation in cash or defer receipt of the value until the participant's termination of service as an officer or director. Deferrals are credited with interest at the Treasury Constant Maturities yield for 52-week U.S. Treasury bills.

  In connection with the conversion, American Savings has determined that it is appropriate to terminate the existing performance appreciation unit program in anticipation of the introduction of stock-based compensation programs, such as the employee stock ownership plan and the stock-based incentive plan (see below) that will enable American Savings to provide officers and directors with performance incentives directly linked to the performance of American Financial's common stock. The existing program will terminate during the fourth quarter of 1999 and, as provided under the program, all outstanding awards will be fully vested and nonforfeitable. In addition, to compensate award participants for the potential reduction in benefits attributable to the early termination of the program, American Savings will credit an additional value to outstanding awards at a rate consistent with the rate of increase in American Savings' capital since 1996. It is anticipated that American Savings' will recognize additional compensation expense of approximately $620,000 in connection with the termination of the program.

  In connection with the termination of the program, participants will have the opportunity to elect to receive a cash payment equal to the value of their awards or to defer such payments until termination of service or other distribution date selected by the participant. Award participants who elect to defer their benefits will also have the opportunity to elect to direct the investment of their benefits to the purchase of stock in the conversion. To facilitate such investments, American Savings will fund a trust with an amount reflecting the level of the participants' investment directions to purchase stock. For purposes of the conversion's stock purchase priorities, stock purchased by a participant will be treated in the same manner as an individual stock purchase and will be subject to the participant's individual eligibility to purchase stock. If a participant does not elect to direct the investment of his or her account to the purchase of stock, deferred amounts will be credited with interest as described above until the account balance is fully paid.

  Employee Stock Ownership Plan. American Savings' Board of Directors has authorized the adoption of an employee stock ownership plan for employees of American Savings to be effective upon the completion of the conversion. Employees who are employed by American Savings on the conversion effective date will be eligible to participate in the plan immediately. Thereafter, new employees of American Financial and American Savings who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 will be eligible to participate in the employee stock ownership plan.

  The employee stock ownership plan intends to purchase 5% of the shares sold in the conversion through the offering. Following the conversion, the employee stock ownership plan expects to acquire an additional number of shares through open market purchases so that the employee stock ownership plan will acquire in the aggregate, together with shares purchased in the conversion, 8% of the outstanding shares of common stock of American Financial. In total, the employee stock ownership plan expects to acquire 8% of the shares issued in the conversion or between 2,309,688 shares, assuming 28,871,100 shares are issued in the conversion, and 3,124,872 shares assuming 39,060,900 shares are issued in the conversion. If the number of shares to be issued in the conversion is increased to 44,920,035 shares, the employee stock ownership plan expects to acquire 3,593,602 shares. It is anticipated that the employee stock ownership plan will borrow funds from American Financial to purchase its stock. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid from American Savings' contributions to the employee stock ownership plan and, to a lesser extent, from dividends payable on American Financial common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data." If the employee stock ownership plan is unable to acquire 5% of the common stock issued in the conversion through the offering, it is anticipated that these additional shares will also be acquired following the conversion through open market purchases.

  In any plan year, American Savings may make additional discretionary contributions to the employee stock ownership plan for the benefit of plan participants in either cash or shares of American Financial common stock,

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

which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by American Financial. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

  Shares purchased by the employee stock ownership plan with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Any forfeitures will be reallocated among the remaining plan participants.

  Participants who are employed at the effective date of the conversion will be fully vested upon the completion of one year of service. Participants who are hired after the conversion effective date will vest in their accrued benefits under the employee stock ownership plan upon the completion of five years of service. A participant is fully vested at retirement, upon death or disability or upon termination of the employee stock ownership plan. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. American Savings' contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

  It is anticipated that the Board of Directors of American Savings will appoint an independent trustee for the employee stock ownership plan. The trustee votes all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received are voted in the same ratio on any matter as those shares for which instructions are given.

  Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

  The employee stock ownership plan must meet the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor. American Savings intends to request a determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. American Savings expects to receive a favorable determination letter, but cannot guarantee it.

  Employee Severance Compensation Plan. American Savings' Board of Directors intends to adopt the American Savings Bank Employee Severance Compensation Plan to provide benefits to eligible employees upon a change in control of American Financial or American Savings. Eligible employees are those with a minimum of one year of service with American Savings. Generally, all eligible employees, other than officers who will enter into separate employment agreements with American Financial and American Savings, will be eligible to participate in the severance plan. Under the severance plan, if a change in control of American Financial or American Savings occurs, eligible employees who are terminated or who terminate employment, but only upon the occurrence of events specified in the severance plan, within 24 months of the effective date of a change in control will be entitled to a payment based on years of service with American Savings with a maximum payment equal to 24 months of compensation, which would be earned after 24 years of service. Employees of American Savings as of the effective date of the conversion will be eligible to receive a minimum benefit equal to 12 months of compensation without regard to their length of service.
In addition, certain designated officers and key employees will be eligible to receive severance benefits without regard to length of service. Employees in this category will receive a cash payment of three times the average of their last five years' compensation and continued coverage for 36 months under American Savings' employee benefit programs. The plan also provides that former American Savings employees who are terminated during the 12-month period beginning on the second anniversary of the change in control will be eligible to receive severance compensation at a level not less than they would have been eligible to receive under American Savings' severance policy as in effect immediately prior to the change in control.

Assuming that a change in control had occurred at December 31, 1998, and all eligible employees were terminated, the maximum aggregate payment due under the severance plan would be approximately $10.5 million.

  Stock-Based Incentive Plan. Following the conversion, the Board of Directors of American Financial intends to adopt a stock-based incentive plan which will provide for the granting of options to purchase common stock ("Stock Options") and restricted stock ("Stock Awards"), to eligible officers, employees, and directors of American Financial and American Savings. If the stock-based incentive plan is adopted within one year after conversion, applicable regulations require such plan to be approved by a majority of American Financial's stockholders at a meeting of stockholders to be held no earlier than six months after the completion of the conversion.

  Under the stock-based incentive plan, American Financial intends to grant Stock Options in an amount equal to 10% of the shares of common stock issued in the conversion. The amount granted would range from 2,887,110 shares, assuming 28,871,100 shares are issued in the conversion to 3,906,090 shares, assuming 39,060,900 shares are issued in the conversion. If the number of shares to be issued in the conversion is increased to 44,920,035 shares, the amount of options granted would equal 4,492,003 shares. Additionally, American Financial intends to grant Stock Awards in an amount equal to 4% of the shares of common stock issued in the conversion. The amount granted would range from 1,154,844 shares, assuming 28,871,100 shares are issued in the conversion to 1,562,436 shares, assuming 39,060,900 shares are issued in the conversion. If the number of shares to be issued in the conversion is increased to 44,920,035 shares, the amount of awards granted would equal 1,796,801 shares. Any common stock awarded under the stock-based incentive plan will be awarded at no cost to the recipients. The plan may be funded through the purchase of common stock by a trust established in connection with the stock-based incentive plan or from authorized but unissued shares. American Financial intends to appoint an independent fiduciary to serve as trustee of a trust to be established in connection with the stock-based incentive plan. If additional authorized but unissued shares are acquired by the stock-based incentive plan after the conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

  The grants of Stock Options and Stock Awards will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in American Financial as an incentive to contribute to the success of American Financial and reward key employees for outstanding performance. All employees of American Financial and its subsidiaries, including American Savings, will be eligible to participate in the stock-based incentive plan. It is expected that the committee administering the plan will determine the terms of awards granted to officers and employees. The committee will also determine whether Stock Options will be incentive or non-statutory Stock Options, as defined below, the number of shares available for each Stock Option and Stock Award, the exercise price of each non-statutory Stock Option, whether Stock Options may be exercised by delivering other shares of common stock, and when Stock Options become exercisable or Stock Awards vest. Only employees may receive grants of Incentive Stock Options. Therefore, under the stock-based incentive plan, directors may receive only grants of non-statutory Stock Options. If such plan is adopted within one year after conversion, applicable regulations provide that no individual officer or employee of American Savings may receive more than 25% of the stock options available under the stock-based incentive plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the stock options available under the stock-based incentive plan (or any separate plan for directors). Federal regulations also provide that no individual officer or employee of American Savings may receive more than 25% of the restricted stock awards available under the stock-based incentive plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the restricted stock awards available under the stock-based incentive plan (or any separate plan for directors).

  The stock-based incentive plan will provide for the grant of: (1) Stock Options intended to qualify as incentive Stock Options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"); and (2) Stock Options that do not so qualify ("Non-Statutory Stock Options"). It is anticipated that all Stock Options granted contemporaneously with stockholder approval of the stock-based incentive plan will qualify as Incentive Stock Options to the extent permitted under Section 422 of the Internal Revenue Code. Unless sooner terminated, the stock-based incentive plan will be in effect for a period of ten years from the earlier of adoption by the American

Financial board of directors or approval by American Financial stockholders. If the stockholders approve the Plan, American Financial intends to grant Stock Options under the plan at an exercise price equal to at least the fair market value of the underlying common stock on the date of grant.

  An individual will not be deemed to have received taxable income upon the grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the stock option exercise and two years after the date of grant of the stock option (a "disqualifying disposition"). No compensation deduction will be available to American Financial as a result of the grant or exercise of Incentive Stock Options unless there has been a disqualifying disposition. In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an individual will realize ordinary income upon exercise of the stock option (or upon the disqualifying disposition) in an amount equal to the amount by which the exercise price exceeds the fair market value of the common stock purchased by exercising the stock option on the date of exercise. The amount of any ordinary income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option will be a deductible expense to American Financial for income tax purposes.

  The stock-based incentive plan will provide for the granting of Stock Awards. Grants of Stock Awards to officers and employees may be made in the form of base grants and/or performance grants (the vesting of which would be contingent upon performance goals established by the committee administering the plan). In establishing any performance goals, the committee may utilize the annual financial results of American Savings, actual performance of American Savings as compared to targeted goals such as the ratio of American Savings' net worth to total assets, American Savings' return on average assets, or such other performance standards as determined by the committee with the approval of the American Financial board of directors.

  When a participant becomes vested with respect to Stock Awards, the participant will realize ordinary income equal to the fair market value of the common stock at the time of vesting (unless the participant made an election under Section 83(b) of the Internal Revenue Code). The amount of income recognized by the participants will be a deductible expense for tax purposes for American Financial. When restricted Stock Awards become vested and shares of common stock are actually distributed to participants, the participants would receive amounts equal to any accrued dividends with respect thereto. Before vesting, recipients of Stock Awards may direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance goals will be voted by the trustee in proportion to the directions provided with respect to shares subject to grants. Vested shares will be distributed to recipients as soon as practicable following the day on which they vest.

  The vesting periods for awards under the stock-based incentive plan will be determined by the committee administering the plan. If the stock-based incentive plan is adopted within one year after conversion, awards would become vested and exercisable within the limits of applicable regulations, which such regulations require that any awards begin vesting no earlier than one year from the date of shareholder approval of the plan and, thereafter, vest at a rate of no more than 20% per year and may not be accelerated except in the case of death or disability. Stock Options would be exercisable for three months following the date on which the employee or director ceases to perform services for American Savings or American Financial, except that if an employee or director dies or becomes disabled, Stock Options accelerate and become fully vested and would be exercisable for up to one year thereafter or such longer period as determined by American Financial. In the case of death or disability, Stock Options may be exercised for a period of 12 months. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee would be treated as a Non-Statutory Stock Option. If the optionee continues to perform services as a director or consultant on behalf of American Savings, American Financial or an affiliate after retirement, unvested Stock Options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. If a participant dies, is disabled or retires, American Financial, if requested by the optionee, or the optionee's beneficiary, could elect, in exchange for vested options, to pay the optionee, or the optionee's beneficiary if the optionee dies, the amount by which the fair market value of the common stock exceeds the exercise price of the Stock Options on the date of the employee's termination of employment.

  Within the limits of any applicable regulatory requirements, the stock-based incentive plan may be amended after the first anniversary date of the conversion to provide for accelerated vesting of previously granted Stock Options or Stock Awards in the event of a participant's retirement or if a change in control of American Financial or American Savings occurs. A change in control would generally be considered to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of American Financial or American Savings or if a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of American Financial or American Savings or similar transaction occurs or a contested election of directors which resulted in the replacement of a majority of the American Financial board of directors by persons not nominated by the directors in office before the contested election occurs.

Transactions with American Savings

  Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee, and must not involve more than the normal risk of repayment or present other unfavorable features. American Savings' policy is not to make any new loans or extensions of credit to American Savings' executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of American Savings' capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See "Regulation and Supervision--Transactions with Affiliates." The aggregate amount of loans by American Savings to its executive officers and directors was approximately $68,000 at May 31, 1999. These loans were performing according to their original terms at May 31, 1999.

                           REGULATION AND SUPERVISION

General

  As a savings bank chartered by the State of Connecticut, American Savings is extensively regulated under state law with respect to many aspects of its banking activities; this state regulation is administered by the Connecticut Banking Commissioner. In addition, as a bank whose deposits are insured by the Federal Deposit Insurance Corporation under the Bank Insurance Fund, American Savings must pay deposit insurance assessments and is examined and supervised by the Federal Deposit Insurance Corporation. These laws and regulations have been established primarily for the protection of depositors, customers and borrowers of American Savings, not bank stockholders.

  American Financial will also be required to file reports with, and otherwise comply with the rules and regulations of, the Office of Thrift Supervision, the Connecticut Banking Commissioner and the Securities and Exchange Commission under the federal securities laws. The following discussion of the laws and regulations material to the operations of American Financial and American Savings is a summary and is qualified in its entirety by reference to such laws and regulations.

Connecticut Banking Laws and Supervision

  The Connecticut Banking Commissioner regulates American Savings' internal organization as well as its deposit, lending and investment activities. The approval of the Connecticut Banking Commissioner is required, among other things, for the establishment of branch offices and business combination transactions. The Connecticut

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Banking Commissioner conducts periodic examinations of American Savings. The
Federal Deposit Insurance Corporation also regulates many of the areas regulated by the Connecticut Banking Commissioner and federal law may limit some of the authority provided to American Savings by Connecticut law.

  Lending Activities. Connecticut banking laws grant banks broad lending authority. Subject to certain limited exceptions, however, total secured and unsecured loans made to any one obligor pursuant to this statutory authority may not exceed 25% of American Savings' equity capital and reserves for loan and lease losses.

  A savings bank may pay cash dividends out of its net profits. For purposes of this restriction, "net profits" means the remainder of all earnings from current operations. Further, the total of all dividends declared by a savings bank in any calendar year may not exceed the sum of the bank's net profits for the year in question combined with its retained net profits from the preceding two calendar years. Additionally, earnings appropriated to reserves for loan losses and deducted for federal income tax purposes are not available for cash dividends without the payment of taxes at the then current income tax rates on the amount used. Federal law also prevents an institution from paying dividends or making other capital distributions if doing so would cause it to become
"undercapitalized."   See "--Federal Regulations" and "--Prompt Corrective
Regulatory Action." The Federal Deposit Insurance Corporation may limit a savings bank's ability to pay dividends. No dividends may be paid to American Savings' stockholders if such dividends would reduce stockholders' equity below the amount of the liquidation account required by the Connecticut conversion regulations.

  Branching Activities. Any Connecticut-chartered bank meeting certain statutory requirements may, with the Connecticut Banking Commissioner's approval, establish and operate branches in any town or towns within the state. In 1996, legislation was enacted which permits banks to establish mobile branches with the Connecticut Banking Commissioner's approval.

  Investment Activities. In 1996, legislation was enacted which requires the board of directors of each Connecticut bank to adopt annually and to periodically review an investment policy governing investments by such bank, which policy must establish standards for the making of prudent investments. In addition, Connecticut law now permits Connecticut banks to sell fixed and variable rate annuities if licensed to do so by the Connecticut Insurance Commissioner.

  Further, legislation was enacted in 1996 which expands the ability of Connecticut banks to invest in debt securities and debt mutual funds. Prior to the legislation, Connecticut banks could invest in debt securities and debt mutual funds without regard to any other liability to the Connecticut bank of the maker or issuer of the debt securities and debt mutual funds, if the debt securities and debt mutual funds were rated in the three highest rating categories or otherwise deemed to be a prudent investment, and so long as the total amount of debt securities and debt mutual funds of any one issuer did not exceed 15% of American Savings' total equity capital and reserves for loan and lease losses and the total amount of all its investments in debt securities and debt mutual funds did not exceed 15% of its assets. In 1996, these percentages each were increased to 25%. In addition, prior to 1996, the percentage limitation described above also applied to certain government and agency obligations. As a result of the 1996 legislation, this limitation was deleted for such obligations.

  The 1996 legislation also expanded the ability of Connecticut banks to invest in equity securities and equity mutual funds. Connecticut banks now may invest in equity securities and equity mutual funds without regard to any other liability to the Connecticut bank of the issuer of equity securities and equity mutual funds, so long as the total amount of equity securities and equity mutual funds of any one issuer does not exceed 25% of the bank's total equity capital and reserves for loan and lease losses and the total amount of the bank's investment in all equity securities and equity mutual funds does not exceed 25% of its assets. Prior to the enactment of this legislation, Connecticut banks could invest up to 15% of their assets in equity securities and equity mutual funds of corporations incorporated and doing a major portion of their business in the U.S.

  Recent Legislation. Connecticut legislation enacted in 1999 authorizes a new form of Connecticut bank to be known as an uninsured bank. An uninsured bank does not accept retail deposits and is not required to insure

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deposits with the Federal Deposit Insurance Corporation. The 1999 legislation also authorizes Connecticut banks with the prior approval of the Connecticut Banking Commissioner to engage in a broad range of activities related to the business of banking, or that are financial in nature or that are permitted under the Federal Bank Holding Company Act or the Home Owners' Loan Act or the regulations promulgated thereunder. The legislation also authorizes a Connecticut bank to engage in any activity permitted for a national bank or a federal savings association upon filing notice with the Connecticut Banking Commissioner unless the Connecticut Banking Commissioner disapproves the activity.

  Enforcement. Under Connecticut law, the Connecticut Banking Commissioner has extensive enforcement authority over Connecticut banks and, under certain circumstances, affiliated parties, insiders, and agents. The Connecticut Banking Commissioner's enforcement authority includes: cease and desist orders, receivership, conservatorship, removal of officers and directors, emergency closures, dissolution, and liquidation. Fines for violations range up to $7,500.

Federal Regulations

  Capital Requirements. Under Federal Deposit Insurance Corporation regulations, federally insured state-chartered banks that are not members of the Federal Reserve System ("state non-member banks"), such as American Savings, are required to comply with minimum leverage capital requirements. For an institution determined by the Federal Deposit Insurance Corporation to not be anticipating or experiencing significant growth and to be in general a strong banking organization, rated composite 1 under the Uniform Financial Institutions Ranking System (the rating system) established by the Federal Financial Institutions Examination Council, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3%. For all other institutions, the minimum leverage capital ratio is not less than 4%. Tier 1 capital is the sum of common stockholders' equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships).

  The Federal Deposit Insurance Corporation has also adopted risk-based capital guidelines to which American Savings is subject. The Federal Deposit Insurance Corporation guidelines require state non-member banks to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of regulatory capital to regulatory risk-weighted assets is referred to as American Savings' "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk. For example, under the Federal Deposit Insurance Corporation's risk-weighting system, cash and securities backed by the full faith and credit of the U.S. Government are given a 0% risk weight, loans secured by one- to four-family residential properties generally have a 50% risk weight and commercial loans have a risk weighting of 100%.

  State non-member banks must maintain a minimum ratio of total capital to risk-weighted assets of at least 8%, of which at least one-half must be Tier 1 capital. Total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock, a portion of the net unrealized gain on equity securities and other capital instruments. The includable amount of Tier 2 capital cannot exceed the amount of the institution's Tier 1 capital.

     The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, has adopted a regulation providing that the agencies will take into account the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. See "Historical and Pro Forma Regulatory Capital Compliance."

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     As a savings and loan holding company regulated by the Office of Thrift
Supervision, American Financial will not be subject to any separate regulatory capital requirements.

     Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate risk exposure, asset growth, asset quality, earnings and compensation, and fees and benefits. Most recently, the agencies have issued guidelines for Year 2000 computer compliance. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities

     Since the enactment of the Federal Deposit Insurance Corporation Improvement Act, all state-chartered Federal Deposit Insurance Corporation insured banks, including savings banks, have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. Federal Deposit Insurance Corporation Improvement Act and the Federal Deposit Insurance Corporation regulations thereunder permit exceptions to these limitations. For example, state chartered banks, such as American Savings, may, with Federal Deposit Insurance Corporation approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq National Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. In addition, the Federal Deposit Insurance Corporation is authorized to permit such institutions to engage in state authorized activities or investments that do not meet this standard (other than non-subsidiary equity investments) for institutions that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the Bank Insurance Fund. The Federal Deposit Insurance Corporation has recently adopted revisions to its regulations governing the procedures for institutions seeking approval to engage in such activities or investments. These revisions, among other things, streamline the application procedures for healthy banks and impose quantitative and qualitative restrictions on a bank's dealings with its subsidiaries engaged in activities not permitted for national bank subsidiaries. All non-subsidiary equity investments, unless otherwise authorized or approved by the Federal Deposit Insurance Corporation, must have been divested by December 19, 1996, under a Federal Deposit Insurance Corporation-approved divestiture plan, unless such investments were grandfathered by the Federal Deposit Insurance Corporation. American Savings received grandfathering authority from the Federal Deposit Insurance Corporation in March 1993 to invest in listed stocks and/or registered shares. However, the maximum permissible investment is 100% of Tier 1 capital, as specified by the Federal Deposit Insurance Corporation's regulations, or the maximum amount permitted by Connecticut law, whichever is less. Such grandfathering authority may be terminated upon the Federal Deposit Insurance Corporation's determination that such investments pose a safety and soundness risk to American Savings or if American Savings converts its charter, other than a mutual to stock conversion, or undergoes a change in control. As of May 31, 1999, American Savings had $77.5 million of securities which were held under such grandfathering authority. See "Business of American Savings-- Investment Activities."

Interstate Branching

     Until recently, branching across state lines was not generally available to a state bank such as American Savings. Out-of-state branches of banking institutions are authorized under the Connecticut Banking Law, but similar authority does not exist generally under the laws of most other states. The Interstate Banking Act permitted, beginning June 1, 1997, the responsible federal banking agencies to approve merger transactions between banks located in different states, regardless of whether the merger would be prohibited under the law of the two states. The Interstate Banking Act also permitted a state to "opt in" to the provisions of the Interstate Banking Act before June 1, 1997, and permitted a state to "opt out" of the provisions of the Interstate Banking Act by adopting

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appropriate legislation before that date. In 1995, Connecticut affirmatively
"opted-in" to the provisions of the Interstate Banking Act. Accordingly, the Interstate Banking Act, beginning June 1, 1997, permitted a bank, such as American Savings, to acquire branches in a state other than Connecticut unless the other state had opted out of the Interstate Banking Act. The Interstate Banking Act also authorizes de novo branching into another state if the host state enacts a law expressly permitting out of state banks to establish such branches within its borders.

Prompt Corrective Regulatory Action

     Federal law requires, among other things, that federal bank regulatory authorities take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

     The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a tier 1 risk-based capital ratio of 6% or greater and a leverage ratio of 5% or greater. An institution is "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier I risk-based capital ratio of 4% or greater, and generally a leverage ratio of 4% or greater. An institution is "undercapitalized" if it has a total risk-based capital ratio of less than 8%, a Tier I risk-based capital ratio of less than 4%, or generally a leverage ratio of less than 4%. An institution is deemed to be "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier I risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%. An institution is considered to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. As of May 31, 1999, American Savings was a "well capitalized" institution and immediately upon completion of the Conversion expects to be a "well capitalized" institution.

     "Undercapitalized" banks must adhere to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5% of the institution's total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. "Critically undercapitalized" institutions must comply with additional sanctions including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transactions with Affiliates

     Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. In a holding company context, at a minimum, the parent holding company of a savings institution and any companies which are controlled by such parent holding company are affiliates of the savings institution. Generally, Section 23A limits the extent to which the savings institution or its subsidiaries may engage in "covered transactions" with any one affiliate to 10% of such savings institution's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to 20% of capital stock and surplus. The term "covered transaction" includes, among other things, the making of loans or other extensions of credit to an affiliate and the purchase of assets from an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate. Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings institution or its subsidiary as similar transactions with nonaffiliates.

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     Further, Section 22(h) of the Federal Reserve Act restricts an institution with respect to loans to directors, executive officers, and principal stockholders ("insiders"). Under Section 22(h), loans to insiders and their related interests may not exceed, together with all other outstanding loans to such persons and affiliated entities, the institution's total capital and surplus. Loans to insiders above specified amounts must receive the prior approval of the board of directors. Further, under Section 22(h), loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions to other persons, except that such insiders may receive preferential loans made under a benefit or compensation program that is widely available to American Savings' employees and does not give preference to the insider over the employees. Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

Enforcement

     The Federal Deposit Insurance Corporation has extensive enforcement authority over insured savings banks, including American Savings. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and unsafe or unsound practices.

     The Federal Deposit Insurance Corporation has authority under Federal law to appoint a conservator or receiver for an insured bank under limited circumstances. The Federal Deposit Insurance Corporation is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was "critically undercapitalized" on average during the calendar quarter beginning 270 days after the date on which the institution became "critically undercapitalized." See "--Prompt Corrective Regulatory Action." The Federal Deposit Insurance Corporation may also appoint itself as conservator or receiver for an insured state non-member institution under specific circumstances on the basis of the institution's financial condition or upon the occurrence of other events, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; and (4) insufficient capital, or the incurring of losses that will deplete substantially all of the institution's capital with no reasonable prospect of replenishment without federal assistance.

Insurance of Deposit Accounts

     The Federal Deposit Insurance Corporation has adopted a risk-based insurance assessment system. The Federal Deposit Insurance Corporation assigns an institution to one of three capital categories based on the institution's financial information consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution's primary federal regulator and information which the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates for insurance fund deposits currently range from 0 basis points for the strongest institution to 27 basis points for the weakest. Bank Insurance Fund members are also required to assist in the repayment of bonds issued by the Financing Corporation in the late 1980's to recapitalize the Federal Savings and Loan Insurance Corporation. Bank Insurance Fund members are currently assessed about 1.2 basis points, which is generally 20% of the amount charged Savings Association Insurance Fund members. Effective January 1, 2000, full pro rata sharing of the payments between Bank Insurance Fund and Savings Association Insurance Fund members will occur. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of American Savings.

     Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution is in an unsafe or unsound condition to continue operations, has engaged in unsafe or unsound

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practices, or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. The management of American Savings does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Federal Reserve System

     The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $46.5 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $46.5 million, the reserve requirement is $1.4 million plus 10% (which may be adjusted by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $46.5 million. The first $4.9 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. American Savings is in compliance with the foregoing requirements.

Community Reinvestment Act

     Under the Community Reinvestment Act, as implemented by Federal Deposit Insurance Corporation regulations, a state non-member bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Federal Deposit Insurance Corporation, in connection with its examination of an institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of applications by such institution. The Community Reinvestment Act requires public disclosure of an institution's Community Reinvestment Act rating. American Savings' latest Community Reinvestment Act rating, received from the Federal Deposit Insurance Corporation was "Outstanding."

Federal Home Loan Bank System

     American Savings is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. American Savings, as a member of the Federal Home Loan Bank of Boston, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Boston in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank of Boston, whichever is greater. American Savings was in compliance with this requirement with an investment in Federal Home Loan Bank of Boston stock at May 31, 1999 of $10.4 million. At May 31, 1999, American Savings had $129.7 million in Federal Home Loan Bank of Boston advances.

     The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. For the five months ended May 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, cash dividends from the Federal Home Loan Bank of Boston to American Savings amounted to approximately $301,000, $273,000, $572,000, $540,000 and $543,000, respectively. Further, there can be no assurance that the impact of recent or future legislation on the Federal Home Loan Banks will not also cause a decrease in the value of the Federal Home Loan Bank stock held by American Savings.

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Holding Company Regulation

     Federal law allows a state savings bank that qualifies as a "Qualified Thrift Lender," discussed below, to elect to be treated as a savings association for purposes of the savings and loan holding company provisions of the Home Owners' Loan Act. Such election results in its holding company being regulated as a savings and loan holding company by the Office of Thrift Supervision rather than as a bank holding company by the Federal Reserve Board. American Savings has made such election and expects to receive approval from the Office of Thrift Supervision to become a savings and loan holding company. American Financial will be regulated as a non-diversified unitary savings and loan holding company within the meaning of the Home Owners' Loan Act. As such, American Financial will be required to register with the Office of Thrift Supervision and will have to adhere to the Office of Thrift Supervision's regulations and reporting requirements. In addition, the Office of Thrift Supervision may examine and supervise American Financial and the Office of Thrift Supervision has enforcement authority over American Financial and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. Additionally, American Savings will be required to notify the Office of Thrift Supervision at least 30 days before declaring any dividend to American Financial.

     Under current law, as a unitary savings and loan holding company, American Financial generally would not be restricted under existing laws as to the types of business activities in which it may engage. Upon any non-supervisory acquisition by American Financial of another savings association as a separate subsidiary, American Financial would become a multiple savings and loan holding company and would have extensive limitations on the types of business activities in which it could engage. The Home Owners' Loan Act limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, provided the prior approval of the Office of Thrift Supervision is obtained, and to other activities authorized by Office of Thrift Supervision regulation. Multiple savings and loan holding companies are generally prohibited from acquiring or retaining more than 5% of a non-subsidiary company engaged in activities other than those permitted by the Home Owners' Loan Act.

     The Home Owners' Loan Act prohibits a savings and loan holding company from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company or from acquiring such an institution or company by merger, consolidation or purchase of its assets, without prior written approval of the Office of Thrift Supervision. In evaluating applications by holding companies to acquire savings associations, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of American Financial and the institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (1) interstate supervisory acquisitions by savings and loan holding companies; and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions.

     To be regulated as a savings and loan holding company by the Office of Thrift Supervision (rather than as a bank holding company by the Federal Reserve Board), American Savings must qualify as a Qualified Thrift Lender. To qualify as a Qualified Thrift Lender, American Savings must maintain compliance with the test for a "domestic building and loan association," as defined in the Internal Revenue Code, or with a Qualified Thrift Lender Test. Under the Qualified Thrift Lender Test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12 month period. As of May 31, 1999 American Savings maintained in excess of 81% of its

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portfolio assets in qualified thrift investments. American Savings also met the
Qualified Thrift Lender test in each of the prior 12 months and, therefore, met the Qualified Thrift Lender test.

     Connecticut Holding Company Regulations. Under Connecticut banking law, no person may acquire beneficial ownership of more than 10% of any class of voting securities of a Connecticut-chartered bank, or any bank holding company of such a bank, without prior notification of, and lack of disapproval by, the Connecticut Banking Commissioner. The Connecticut Banking Commissioner will disapprove the acquisition if the bank or holding company to be acquired has been in existence for less than five years, unless the Connecticut Banking Commissioner waives this requirement, or if the acquisition would result in the acquirer controlling 30% or more of the total amount of deposits in insured depository institutions in Connecticut. Similar restrictions apply to any person who holds in excess of 10% of any such class and desires to increase its holdings to 25% or more of such class.

Prospective Legislation

     American Savings is, and American Financial, as a savings and loan holding company will be, extensively regulated and supervised. Regulations, which affect American Savings on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations may also change because of new interpretations by the authorities who interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Connecticut Banking Commissioner, the State of Connecticut, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the Congress, could have a material impact on American Financial, American Savings, its operations or the Conversion.

     Legislation enacted several years ago provided that the Bank Insurance Fund and the Savings Association Insurance Fund would have merged on January 1, 1999 if there had been no more savings associations as of that date. Congress did not enact legislation eliminating the savings association charter by that date. Bills that were passed by both the House and Senate would subject unitary savings and loan holding companies to the activities restrictions generally applicable to multiple savings and loan holding companies. A grandfathering provision would allow existing unitary savings and loan holding companies to continue to engage in activities permitted a unitary savings and loan holding company under existing law and that grandfathering could be transferred to acquirers under certain circumstances. Unless the grandfather date in the bill is changed, American Financial would not qualify for the grandfathering if the legislation is enacted. American Savings is unable to predict whether the legislation will be enacted or, given such uncertainty, determine the extent to which the legislation, if enacted, would affect its business. American Savings is also unable to predict whether the Savings Association Insurance Fund and Bank Insurance Fund will eventually be merged.

Federal Securities Laws

     American Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the common stock to be issued in the conversion. Upon completion of the conversion, American Financial's common stock will be registered with the Securities and Exchange Commission under the Exchange Act. American Financial will then have to observe the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

     The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of such shares. Shares of the common stock purchased by persons who are not affiliates of American Financial may be resold without registration. The resale restrictions of Rule 144 under the Securities Act govern shares purchased by an affiliate of American Financial. If American Financial meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of American Financial who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (1) 1% of the outstanding shares of American Financial or (2) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by American Financial to permit affiliates to have their shares registered for sale under the Securities Act under specific circumstances.

                      FEDERAL AND STATE TAXATION ON INCOME

Federal Income Taxation

     General. American Financial and American Savings intend to report their income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to American Financial and American Savings in the same manner as to other corporations with some exceptions, including particularly American Savings' reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to American Savings or American Financial. American Savings' federal income tax returns have been either audited or closed under the statute of limitations through tax year 1994. For its 1998 tax year, American Savings' maximum federal income tax rate was 35%.

     Bad Debt Reserves. For fiscal years beginning before December 31, 1995, thrift institutions which qualified under certain definitional tests and other conditions of the Internal Revenue Code of 1986, as amended, were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method.

     Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $24.6 million of American Savings accumulated bad debt reserves would not be recaptured into taxable income unless American Savings makes a "non-dividend distribution" to American Financial as described below.

     Distributions. If American Savings makes "non-dividend distributions" to American Financial, they will be considered to have been made from American Savings' unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the "non-dividend distributions," and then from American Savings' supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in American Savings' taxable income. Non-dividend distributions include distributions in excess of American Savings' current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of American Savings' current or accumulated earnings and profits will not be so included in American Savings' taxable income.

     The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if American Savings makes a non-dividend distribution to American Financial, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. American Savings does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

Connecticut Taxation

     American Financial and its subsidiaries are subject to the Connecticut Corporate Business tax. American Financial and its subsidiaries will be eligible to file a combined Connecticut income tax return and will pay the larger of the regular corporation business tax (income tax) or a capital stock tax, but no less than a nominal minimum tax.

     Connecticut income tax is based on the federal taxable income before net operating loss and special deductions of American Financial and its subsidiaries and makes certain modifications to federal taxable income to arrive at Connecticut taxable income. Connecticut taxable income is multiplied by the state tax rate (8.5% for 1999 and 7.5% for 2000 and thereafter) to arrive at Connecticut income tax.

     Connecticut capital stock tax is computed as the average value of American Financial's issued and outstanding capital stock, including treasury stock at par or face value, fractional shares, scrip certificates convertible into stock and amounts received on capital stock subscriptions plus the average value of its surplus and undivided profit and the average value of its surplus reserves less the average value of any deficit carried on its balance sheets and the average value of any stock it owns in private corporations, including treasury shares. The average capital calculated so computed is then multiplied by the Connecticut capital tax rate of 0.31% per dollar not to exceed $1 million.

     In May 1998 the State of Connecticut enacted legislation permitting the formation of passive investment company subsidiaries by financial institutions. This legislation exempts qualifying passive investment companies from the Connecticut Corporate Business tax and excludes dividends paid from a passive investment company from the taxable income of the parent financial institution. American Savings' formation of a passive investment company in February 1999 is expected to substantially eliminate the state income tax expense of American Financial's and its subsidiaries. See "Business of American Savings--Subsidiary Activities--ASB Mortgage Servicing Company" for a discussion of American Savings' passive investment company. However, American Financial will remain liable for the capital stock tax.

         SHARES TO BE PURCHASED BY MANAGEMENT WITH SUBSCRIPTION RIGHTS

     The following table presents certain information as to the approximate purchases of common stock by each director and executive officer of American Savings, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 30% of the shares sold in the conversion. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.


                                                                                            Percent of            Percent of
                                                                                             Shares at             Shares at
                                                  Anticipated         Anticipated             Minimum               Maximum
                                                    Number of           Dollar              of Estimated          of Estimated
                                                  Shares to be        Amount to be            Valuation             Valuation
Name                                              Purchased (1)       Purchased (1)             Range                 Range
----                                              -------------       -------------       ----------------       ---------------
Charles S. Beach................................          5,000          $   50,000                   0.02%                 0.01%
Adolf G. Carlson................................          2,000              20,000                   0.01                  0.01
Donald Davidson.................................          2,500              25,000                   0.01                  0.01
Norman E.W. Erickson............................         25,000             250,000                   0.09                  0.07
Marie S. Gustin.................................         10,000             100,000                   0.04                  0.03
Fred M. Hollfelder..............................         10,000             100,000                   0.04                  0.03
Joseph T. Hughes................................         10,000             100,000                   0.04                  0.03
Mark E. Karp....................................         40,000             400,000                   0.15                  0.11
Robert T. Kenney................................         25,000             250,000                   0.09                  0.07
Steven T. Martin................................         50,000             500,000 (2)               0.19                  0.14
Harry N. Mazadoorian............................         15,000             150,000                   0.06                  0.04
Geddes Parsons..................................          1,000              10,000                   0.00                  0.00
Stanley W. Shepard..............................          5,000              50,000                   0.02                  0.01
Jeffrey T. Witherwax............................         50,000             500,000 (2)               0.19                  0.14
Charles P. Ahern................................         10,000             100,000                   0.04                  0.03
Charles J. Boulier, III.........................         12,500             125,000                   0.05                  0.03
Richard J. Moore................................         10,000             100,000                   0.04                  0.03
Sheri C. Pasqualoni.............................         10,000             100,000                   0.04                  0.03
Peter N. Perugini...............................         15,000             150,000                   0.06                  0.04
                                                        -------          ----------                   ----                  ----
All Directors and Executive Officers
   as a Group (19 persons)(3)...................        308,000          $3,080,000                   1.15%                 0.85%
                                                        =======          ==========                   ====                  ====

__________________________
(1) Includes proposed purchases with funds contained in the individual's Savings Plan account. Does not include shares to be awarded under the employee stock ownership plan and stock-based incentive plan or options to acquire shares under the stock-based incentive plan.
(2) Such amount represents the maximum allowable purchase for such individual.
(3) Including the effect of shares issued to American Savings Charitable Foundation, the aggregate beneficial ownership of all directors and executive officers as a group would be 1.07% and 0.79% at the minimum and maximum of the estimated valuation range, respectively.

                                 THE CONVERSION

   The Board of Directors of American Savings, the Connecticut Banking Commissioner of the State of Connecticut Department of Banking and American Savings' corporators have approved the plan of conversion subject to the satisfaction of certain other conditions. However, any approvals by the Connecticut Banking Commissioner are not a recommendation or endorsement of the plan of conversion.

General

   On May 24, 1999, the Board of Directors of American Savings unanimously adopted the plan of conversion, under which American Savings will be converted from a Connecticut-chartered mutual savings bank to a Connecticut-chartered stock savings bank to be held as a wholly owned subsidiary of American Financial, a recently formed Delaware corporation. The plan of conversion was subsequently amended on June 28, 1999 and July 22, 1999. The following discussion of the plan of conversion contains all material terms about the conversion. Nevertheless, readers are urged to read carefully the plan of conversion, which is available upon request. The plan of conversion is also filed as an exhibit to the registration statement that American Financial has filed with the Securities and Exchange Commission. See "Where You Can Find More Information." The Connecticut Banking Commissioner of the State of Connecticut Department of Banking has approved the plan of conversion and American Savings has received a notice of intent not to object to the plan of conversion from the Federal Deposit Insurance Corporation, subject to certain conditions. If American Savings fulfills these conditions, the Federal Deposit Insurance Corporation will issue its final non-objection to the conversion. Additionally, American Savings' corporators adopted the plan of conversion at a special meeting called for that purpose on August 3, 1999.

   The conversion will be accomplished through adoption of a Stock Certificate of Incorporation and Bylaws to authorize the issuance of capital stock by American Savings. As part of the conversion, American Savings will issue all of its newly issued capital stock, or 1,000 shares of common stock, to American Financial in exchange for 50% of the net proceeds from the sale of common stock by American Financial. American Financial expects to receive approval from the Office of Thrift Supervision to become a savings and loan holding company and to acquire American Savings' capital stock.

   The plan of conversion provides that the Board of Directors of American Savings, at any time before the issuance of the common stock, may decide not to use the holding company form of organization in implementing the conversion. This decision may be made to avoid possible delays resulting from overlapping regulatory processing, or policies or conditions, which could hurt American Savings' or American Financial's ability to complete the conversion and transact its business after the conversion as is contemplated and in accordance with American Savings' operating policies. If such a decision is made, American Savings will withdraw American Financial's registration statement from the Securities and Exchange Commission and will take all steps necessary to complete the conversion without American Financial, including filing any necessary documents. In such event, if American Savings determines to complete the conversion, if permitted by the Connecticut Banking Commissioner, American Savings will issue and sell its common stock and subscribers will be notified of the elimination of American Financial and be permitted to affirm, modify or rescind their orders. Subscribers will need to reconfirm their subscriptions before the end of the resolicitation offering or their funds will be refunded with interest. The following description of the plan of conversion assumes that a holding company form of organization will be used in the conversion. If a holding company form of organization is not used, all other pertinent terms of the plan of conversion as described below will apply to the conversion of American Savings from the mutual to stock form of organization and the sale of American Savings' common stock.

   The plan of conversion provides generally that: American Savings will convert from a Connecticut-chartered mutual bank to a Connecticut-chartered stock savings bank; the common stock will be offered by American Financial in the subscription offering to persons having subscription rights; if necessary, shares of common stock not subscribed for in the subscription offering will be offered in a direct community offering to certain members of the general public, with preference given to natural persons residing in Hartford, Middlesex,

Tolland and Windham counties, Connecticut, and then to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers under selected dealer agreements; and American Financial will purchase all of the capital stock of American Savings to be issued in the conversion.

   As part of the conversion, American Financial is making a subscription offering of its common stock to holders of subscription rights in the following order of priority: (1) holders of savings accounts with $50 or more on deposit as of December 31, 1997; (2) American Savings' employee stock ownership plan;
(3) holders of savings accounts of American Savings with $50 or more on deposit as of September 30, 1999, other than American Savings' officers, directors and employees; (4) directors, officers and employees of American Savings who do not have a higher subscription priority; and (5) corporators of American Savings' who do not have a higher subscription priority.

   Shares of common stock not subscribed for in the subscription offering are expected to be offered for sale in the direct community offering. The direct community offering, if one is held, is expected to begin at the same time as the subscription offering. Shares of common stock not sold in the subscription and direct community offerings may be offered in the syndicated community offering. Regulations require that the direct community and syndicated community offerings be completed within 45 days after completion of the fully extended subscription offering unless extended by American Savings or American Financial with the approval of the regulatory authorities. If the syndicated community offering is not feasible, the Board of Directors of American Savings will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The plan of conversion provides that the conversion must be completed within 24 months after the date of the approval of the plan of conversion by the Board of Directors of American Savings.

   The completion of the offering, however, depends on market conditions and other factors beyond American Savings' control. No assurance can be given as to the length of time that will be required to complete the direct community or syndicated community offerings or other sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of American Financial and American Savings as converted, together with corresponding changes in the net proceeds realized by American Financial from the sale of the common stock. If the conversion is terminated, American Savings would be required to charge all conversion expenses against current income.

   Orders for shares of common stock will not be filled until at least 26,732,500 shares of common stock have been subscribed for, the Connecticut Banking Commissioner approves the final valuation, the Federal Deposit Insurance Corporation issues its final non-objection and the Office of Thrift Supervision approves the acquisition of American Savings by American Financial. If the conversion is not completed within 45 days after the last day of the fully extended subscription offering and the Connecticut Banking Commissioner consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at American Savings' passbook rate from the date payment is received until the funds are returned to the subscriber. If the period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at American Savings' passbook rate from the date payment is received until the conversion is terminated.

Establishment of the Charitable Foundation

   General. In furtherance of American Savings' commitment to its local community, the plan of conversion provides for the establishment of a charitable foundation in connection with the conversion. The plan of conversion provides that American Savings and American Financial will establish American Savings Charitable Foundation, and will fund it with American Financial common stock, as further described below. American Financial and American Savings believe that the funding of American Savings Charitable Foundation with American Financial common stock is a means of establishing a common bond between American Savings and its community and thereby enables American Savings' community to share in the potential growth and success of American Financial over the long-term. By further enhancing American Savings' visibility and reputation in its local community, American Savings believes that the foundation will enhance the long-term value of American Savings' community banking franchise.

   Purpose of American Savings Charitable Foundation. In recent years, American Savings has emphasized community lending and community activities within its local community. In 1995, American Savings formed American Savings Bank Foundation, Inc., a charitable foundation that provides grants to charitable organizations that focus primarily on children and education and scholarships to qualified students in the communities in which American Savings operates. However, after the conversion, American Savings Bank Foundation, Inc. may decide to dedicate its funding exclusively to provide scholarships to qualified students in its local communities. See "Business of American Savings--American Savings Bank Foundation, Inc."

   American Savings Charitable Foundation is being formed to complement, not to replace American Savings' existing community activities and its existing foundation's activities. American Savings intends to continue to emphasize community lending and community activities following the conversion. However, such activities are not American Savings' sole corporate purpose. American Savings Charitable Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in manners that are not presently available to American Savings. American Savings believes that American Savings Charitable Foundation will enable American Financial and American Savings to assist within the communities in which American Savings operates in areas beyond community development and lending and will enhance its current activities under the CRA. American Savings received an "Outstanding" CRA rating in its last CRA examination by the Federal Deposit Insurance Corporation. American Savings' latest CRA rating received from the Connecticut Banking Commissioner was "Satisfactory."

   The Board of Directors believes the establishment of the charitable foundation is consistent with American Savings' commitment to community service. The Board further believes that the funding of American Savings Charitable Foundation with American Financial common stock will allow American Savings' community to share in the potential growth and success of American Financial long after the conversion. American Savings Charitable Foundation will accomplish that goal by providing for continued ties between it and American Savings, thereby forming a partnership within the communities in which American Savings operates.

   American Savings, however, does not expect the contribution to American Savings Charitable Foundation to take the place of American Savings' traditional community lending and charitable activities. For the years 1998, 1997 and 1996, American Savings contributed $4.0 million, $2.4 million and $2.3 million, respectively, to community organizations and to American Savings Bank Foundation, Inc. American Savings expects to continue making charitable contributions within its communities. Upon conversion, American Financial intends to contribute to American Savings Charitable Foundation shares of its common stock equal to 8% of the common stock sold in the conversion, or stock valued at $28.9 million based on the purchase price of $10.00 per share, at the maximum of the estimated valuation range. If the number of shares sold in the conversion is increased to 41,592,625 shares, American Financial intends to contribute to American Savings Charitable Foundation stock valued at $33.3 million, based on the purchase price of $10.00 per share. The conversion presents American Savings and American Financial with a unique opportunity to provide a substantial and continuing benefit to the communities in which American Savings operates, and to receive the associated tax benefits, without any significant cash cost to American Savings.

   Structure of American Savings Charitable Foundation. American Savings Charitable Foundation will be incorporated under Delaware law as a non-stock corporation. Under its Bylaws, American Savings Charitable Foundation's Board of Directors will be comprised of between seven and 12 members, all of whom will be existing or former directors or officers of American Financial or American Savings. The Certificate of Incorporation of American Savings Charitable Foundation will provide that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Internal Revenue Code. American Savings Charitable Foundation's Certificate of Incorporation will further provide that no part of the net earnings of the foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

   The Board of Directors of American Savings Charitable Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of American Savings Charitable Foundation will at all times be bound by their fiduciary duty to advance American Savings Charitable Foundation's charitable goals, to protect its assets and to act in a manner consistent with the charitable purpose for which American Savings Charitable Foundation is established. The Directors of American Savings Charitable Foundation will also be responsible for directing the activities of the foundation, including the management of the common stock of American Financial held by American Savings Charitable Foundation. However, all shares of common stock held by American Savings Charitable Foundation will be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of American Financial.

   American Savings Charitable Foundation's place of business will be located at American Financial's administrative offices. The Board of Directors of American Savings Charitable Foundation will appoint such officers and employees as may be necessary to manage its operations.

   American Financial intends to capitalize American Savings Charitable Foundation with common stock equal to 8% of the common stock sold in the conversion. This would range from 2,138,600 shares, assuming 26,732,500 shares are sold in the conversion, to 2,893,400 shares assuming 36,167,500 shares are sold in the conversion. The market value of the shares would range from $21.4 million to $28.9 million assuming a purchase price of $10.00 per share. If the number of shares to be issued in the conversion is increased to 44,920,035 shares, the foundation would be funded with 3,327,410 shares of common stock.

   American Savings Charitable Foundation will receive working capital from any dividends that may be paid on American Financial's common stock in the future, and within the limits of applicable federal and state laws, loans collateralized by the common stock or from the proceeds of the sale of any of the common stock in the open market from time to time as may be permitted to provide it with additional liquidity. As a private foundation under Section 501(c)(3) of the Internal Revenue Code, American Savings Charitable Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock by American Financial is that the amount of common stock that may be sold by American Savings Charitable Foundation in any one year shall not exceed 5% of the average market value of the assets held by American Savings Charitable Foundation, except where the Board of Directors of American Savings Charitable Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes. Upon completion of the conversion and the contribution of shares to American Savings Charitable Foundation immediately following the conversion, American Financial would have 28,871,100, 33,966,000, 39,060,900 and 44,920,035 shares issued and outstanding at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range. Because American Financial will have an increased number of shares outstanding, the voting and ownership interests of shareholders in American Financial's common stock would be diluted by 7.4%, compared to their interests in American Financial if American Savings Charitable Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

   Tax Considerations. American Financial and American Savings have been advised by their independent tax advisors that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Code, and should be classified as a private foundation. American Savings Charitable Foundation will submit a request to the Internal Revenue Service to be recognized as an exempt organization. As long as American Savings Charitable Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. American Financial's independent tax advisors, however, have not rendered any advice on the regulatory condition to the contribution agreed to by American Savings Charitable Foundation which requires that all shares of common stock of American Financial held by American Savings Charitable Foundation must be voted in the same ratio as all other outstanding shares of common stock of American Financial on all proposals considered by stockholders of American Financial. See "--Regulatory Conditions Imposed on American Savings Charitable Foundation."

   Under Delaware law, American Financial is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Under the Internal Revenue Code, American Financial and its subsidiaries may deduct up to 10% of its consolidated taxable income before the charitable contribution deduction in any one year and any contributions made by American Financial and its subsidiaries in excess of the deductible amount will be deductible over each of the five succeeding taxable years, subject to a 10% limitation each year. American Financial and American Savings believe that the conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, American Financial and American Savings considered the dilutive impact of the contribution of common stock to American Savings Charitable Foundation on the amount of common stock to be sold in the conversion. Based on such consideration, American Financial and American Savings believe that the contribution to American Savings Charitable Foundation in excess of the 10% annual limitation is justified given American Savings' capital position and its earnings, the substantial additional capital being raised in the conversion and the potential benefits of American Savings Charitable Foundation within the communities in which American Savings operates. See "Historical and Pro Forma Regulatory Capital Compliance," "Capitalization," and "Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation." Thus, the amount of the contribution will not adversely impact the financial condition of American Financial and American Savings. American Financial and American Savings therefore believe that the amount of the charitable contribution is reasonable given American Financial's and American Savings' pro forma capital positions and does not raise safety and soundness concerns.

   American Financial and American Savings have received an opinion from their independent tax advisors that American Financial's contribution of its own stock to American Savings Charitable Foundation should not constitute an act of self-dealing, and that American Financial should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that American Savings Charitable Foundation is required to pay American Financial for such stock. A 10% limitation of American Financial's annual taxable income before the charitable contribution deduction applies to such deduction. American Financial should be able to carry forward for federal and state income tax purposes any unused portion of the deduction for five years following the contribution. American Financial is permitted under the Internal Revenue Code to carry the excess contribution over the five year period following the contribution to American Savings Charitable Foundation. American Financial estimates that substantially all of the contribution should be deductible over the six-year period. However, American Financial does not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. Furthermore, even if the contribution is deductible, American Financial may not have sufficient earnings to be able to use the deduction in full. Neither American Financial nor American Savings expect to make any further contributions to American Savings Charitable Foundation or American Savings Bank Foundation, Inc. within the first five years following the initial contribution, unless such contributions would be deductible under the Internal Revenue Code. Any such decisions would be based on an assessment of, among other factors, the financial condition of American Financial and American Savings at that time, the interests of shareholders and depositors of American Financial and American Savings, and the financial condition and operations of American Savings Charitable Foundation.

   Although American Financial and American Savings have received an opinion from their independent tax advisors that American Financial should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize American Savings Charitable Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, American Financial's tax benefit related to the contribution to American Savings Charitable Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. See "Risk Factors--The contribution to the foundation may not be tax deductible, which could hurt American Savings' earnings."

   As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. American Savings Charitable Foundation will be required to make an annual filing with the Internal Revenue Service within four and one-half months after the close of its fiscal year to maintain its tax-exempt status. American Savings Charitable Foundation will be required to make its annual information return available for public inspection for a three-year period. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant.

   Regulatory Conditions Imposed on American Savings Charitable Foundation. Establishment of American Savings Charitable Foundation is subject to the following conditions to be agreed to by American Savings Charitable Foundation in writing as a condition to receiving the Federal Deposit Insurance Corporation's non-objection to the conversion:

     1.   the Federal Deposit Insurance Corporation can examine the foundation;

     2. the foundation must comply with supervisory directives imposed by the Federal Deposit Insurance Corporation;

     3. the foundation will operate according to written policies adopted by its board of directors, including a conflict of interest policy acceptable to the Federal Deposit Insurance Corporation;

     4. the foundation will give a proposed operating plan to the Federal Deposit Insurance Corporation before the completion of the conversion;

     5. the foundation will provide annual reports to the Federal Deposit Insurance Corporation describing the grants made and the grant recipients; and

     6. any shares of American Financial common stock held by American Savings Charitable Foundation must be voted in the same ratio as all other shares of American Financial common stock voted on each and every proposal considered by the stockholders of American Financial.

Reasons for the Conversion

     The Board of Directors and management believe that the conversion is in the best interests of American Savings, its customers, employees and the communities it serves. American Savings' Board of Directors has formed American Financial to serve as a holding company, with American Savings as its subsidiary, after the conversion. By converting to the stock form of organization, American Financial and American Savings will be structured in the form used by holding companies of commercial banks, most business entities and by a growing number of savings institutions. Management of American Savings believes that the conversion offers a number of advantages which will be important to the future growth and performance of American Savings. The capital raised in the conversion is intended to support American Savings' future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets and to increase its ability to render services to the communities it serves. With the exception of American Savings' strategic plan to acquire or establish an insurance agency, there are no current specific plans, arrangements or understandings, written or oral, regarding these activities. The conversion is also expected to afford American Savings' management, members and others the opportunity to become stockholders of American Financial and participate more directly in, and contribute to, any future growth of American Financial and American Savings. The conversion will also enable American Financial and American Savings to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any financing activities. American Savings, as a mutual savings bank, does not have the authority to issue capital stock or debt instruments, other than by accepting deposits.

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Effects of Conversion to Stock Form

     General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized if the institution is liquidated. However, this ownership interest is tied to the depositor's account and has no value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

     Consequently, mutual savings bank depositors normally realize the value of their ownership interest only in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time, as owners, would be able to share in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

     When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the mutual savings bank, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth. The common stock is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

     No assets of American Financial or American Savings will be distributed in connection with the conversion other than the payment of those expenses incurred in connection with the conversion.

     Continuity. While the conversion is being accomplished, the normal business of American Savings will continue without interruption, including being regulated by the Connecticut Banking Commissioner and the Federal Deposit Insurance Corporation. After conversion, American Savings will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The Directors of American Savings at the time of conversion will serve as directors of American Savings after the conversion. The Directors of American Financial will be solely composed of individuals who served on the Board of Directors of American Savings. All officers of American Savings at the time of conversion will retain their positions after the conversion.

     Savings Accounts and Loans. American Savings' savings accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of savings accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with American Savings.

     Effect on Voting Rights of Corporators. American Savings presently maintains a governing board of 49 corporators. Generally, corporators consist of depositors of American Savings who are residents of the communities served by American Savings. Corporators are nominated by American Savings' nominating committee and elected by ballot at corporators' meetings. Generally, corporators promote the goodwill of American Savings and consists, therefore, of individuals who are successful in their occupations and respected in their communities. Corporators also possess certain voting rights in American Savings. Upon conversion, corporators will no longer be entitled to vote at meetings of American Savings. Instead, American Financial, as the sole stockholder of American Savings, will possess all voting rights in American Savings. The holders of the common stock of American Financial will possess all voting rights in American Financial. Depositors of American Savings will not have voting rights after the conversion except to the extent that they become stockholders of American Financial by purchasing common

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stock. American Savings intends to establish a community advisory board which may consist of former corporators of American Savings.

     Tax Effects. American Savings has received an opinion from Muldoon, Murphy & Faucette LLP, Washington, D.C., that addresses all the material federal income tax consequences of the conversion. The opinion, which relies upon factual representations given by American Savings, concludes that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Among other things, the opinion states that:

     1. no gain or loss will be recognized to American Savings in its mutual or stock form by reason of the conversion;

     2. no gain or loss will be recognized to its account holders upon the issuance to them of accounts in American Savings immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at American Savings in its mutual form plus interest in the liquidation account;

     3. the tax basis of account holders' accounts in American Savings immediately after the conversion will be the same as the tax basis of their accounts immediately before conversion;

     4. the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

     5. the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for the stock will begin on the date of purchase; and

     6. no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except if subscription rights are deemed to have value as discussed below.

     Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

     Based upon past rulings issued by the Internal Revenue Service, the opinion provides that the receipt of subscription rights by eligible account holders, supplemental eligible account holders and other individuals under the plan of conversion will be taxable if the subscription rights are deemed to have a fair market value. FinPro, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that the rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the direct community offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. American Savings could also recognize a gain on the distribution of subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences if the subscription rights are deemed to have a fair market value.

     American Savings has also received an opinion from KPMG LLP, Hartford, Connecticut, that, assuming the conversion does not result in any federal income tax liability to American Savings, its account holders, or American Financial, implementation of the plan of conversion will not result in any Connecticut income tax liability to those entities or persons.

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

     The opinions of Muldoon, Murphy & Faucette LLP and KPMG LLP, and the letter from FinPro are filed as exhibits to the registration statement that American Financial has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     Prospective investors are urged to consult with their own tax advisors regarding the tax consequences of the conversion particular to them.

     Liquidation Account. In the unlikely event of a complete liquidation of American Savings, before the conversion, each depositor in American Savings would receive a pro rata share of any assets of American Savings remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in American Savings at the time of liquidation.

     After the conversion, holders of withdrawable deposit(s) in American Savings, including certificates of deposit, shall not be entitled to share in any residual assets upon liquidation of American Savings. However, under the Connecticut Conversion regulations, American Savings shall, at the time of the conversion, establish a liquidation account in an amount equal to the amount of its equity capital, less any subordinated debt approved as bona fide capital of American Savings, as of the latest practicable date prior to the conversion.

     The liquidation account shall be maintained by American Savings for a period of ten years after the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their deposit accounts in American Savings. Each eligible account holder and supplemental eligible account holder shall, with respect to each deposit account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

     The initial subaccount balance for a deposit account held by an eligible account holder or a supplemental eligible account holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder's "qualifying deposit" in the deposit account and the denominator is the total amount of the "qualifying deposits" of all eligible or supplemental eligible account holders. The initial subaccount balance shall not be increased, and it shall be decreased as provided below.

     If the deposit balance in any deposit account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of American Savings after December 31, 1997, or September 30, 1999 is less than the lesser of the deposit balance in such deposit account at the close of business on any other annual closing date after December 31, 1997 or September 30, 1999, or the amount of the "qualifying deposit" in such deposit account on December 31, 1997 or September 30, 1999, then the subaccount balance for such deposit account shall be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. Once reduced, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related deposit account. If any deposit account is closed, the related subaccount balance shall be reduced to zero.

     Only upon a complete liquidation of American Savings, each eligible account holder and supplemental eligible account holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for deposit account(s) held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of deposit account and other liabilities or similar transactions with another federally insured institution in which American Savings is not the surviving institution shall be considered to be a complete liquidation. In any of these transactions, the liquidation account shall be assumed by the surviving institution.

     In the unlikely event American Savings is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to American Financial as the sole stockholder of American Savings.

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     The liquidation account will be a memorandum account on the books of
American Savings and will not be reflected in the audited or unaudited consolidated financial statements of American Financial or in American Savings' regulatory reports.

The Subscription, Direct Community and Syndicated Community Offerings

     Subscription Offering. Under the plan of conversion, nontransferable subscription rights to purchase the common stock have been issued to persons and entities entitled to purchase the common stock in the subscription offering. The amount of the common stock which these parties may purchase will depend on the availability of the common stock for purchase under the categories described in the plan of conversion. Subscription priorities have been established for the allocation of stock that may be available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with a savings account of $50 or more on deposit at American Savings as of December 31, 1997 will receive nontransferable subscription rights to subscribe for up to a maximum of $500,000 worth of common stock, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares offered in the conversion. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated proportionately, based on the amount of the eligible account holder's qualifying deposits compared to total qualifying deposits of all subscribing eligible account holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess shall be reallocated, one or more times as necessary, among those eligible account holders whose subscriptions are still not fully satisfied on the same principle until all shares have been allocated or all subscriptions satisfied. Subscription rights received by officers, directors, corporators and their associates in this category based on any increased deposits in American Savings in the one year period preceding December 31, 1997 are subordinated to the subscription rights of other eligible account holders.

     Category 2: Employee Stock Ownership Plan. The plan of conversion provides that the employee stock ownership plan shall receive nontransferable subscription rights to purchase up to 5% of the shares of common stock sold in the conversion. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from American Financial. Additionally, the employee stock ownership plan currently intends to purchase shares of common stock in the open market after the effective date of the conversion to enable it to acquire, together with the shares acquired in the subscription offering, up to 8% of the outstanding shares of American Financial common stock or 2,309,688 shares and 3,124,872 shares at the minimum and maximum of the estimated valuation range.

     Category 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares of common stock remaining after the satisfaction of subscriptions by eligible account holders and the employee stock ownership plan, each depositor with a deposit account of $50 or more on deposit as of September 30, 1999 will receive nontransferable subscription rights to subscribe for up to the maximum of $500,000 worth of common stock, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares offered in the conversion. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among subscribing supplemental eligible account holders proportionately, based on the amount of their respective qualifying deposits compared to total qualifying deposits of all subscribing supplemental eligible account holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more supplemental eligible account holders, the excess shall be reallocated, one or more times as necessary, among those supplemental eligible account holders whose subscriptions are still not fully satisfied on the same principle until all shares have been allocated or all subscriptions satisfied.

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     Category 4: Directors, Officers and Employees.  To the extent there are sufficient shares of common stock remaining after the satisfaction of subscriptions by eligible account holders, the employee stock ownership plan and supplemental eligible account holders, directors, officers and employees of American Savings who are not eligible account holders shall receive nontransferable subscription rights to subscribe for up to $500,000 of common stock, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares offered in the conversion.

     Category 5: Corporators. To the extent there are sufficient shares of common stock remaining after the satisfaction of subscriptions by eligible account holders, the employee stock ownership plan, supplemental eligible account holders and directors, officers and employees, corporators, who are not eligible account holders or supplemental eligible account holders, shall receive nontransferable subscription rights to subscribe for up to $500,000 of common stock, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares offered in the conversion.

     Subscription rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for common stock in the subscription offering or subscribing for common stock on behalf of another person may forfeit those rights and may face possible further sanctions and penalties imposed by the State of Connecticut Department of Banking, the Federal Deposit Insurance Corporation or another agency of the U.S. Government. Stock purchased in the subscription offering must be registered in the name(s) of the registered account holder(s) and failure to do so will result in the rejection of the order. Joint registrations will be allowed only if the qualifying account is so registered. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares. Once tendered, subscription orders cannot be revoked without the consent of American Savings and American Financial.

     American Financial and American Savings will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the subscription offering and all subscription rights under the plan of conversion will expire at 4:00 p.m., Eastern time, on November 9, 1999, whether or not American Savings has been able to locate each person entitled to subscription rights. Orders for common stock in the subscription offering physically received by American Savings after that time will not be accepted. The subscription offering may be extended by American Financial and American Savings up to December 3, 1999 without regulatory approval. The Connecticut conversion regulations require that American Financial complete the sale of common stock within 45 days after the close of the subscription offering unless extended by the Connecticut Banking Commissioner. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by American Financial from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

     Direct Community Offering. Any shares of common stock which remain unsubscribed for in the subscription offering will be offered by American Financial to certain members of the general public in a direct community offering, with preference given to natural persons residing in Hartford, Middlesex, Tolland and Windham counties, Connecticut. Purchasers in the direct community offering are eligible to purchase up to $500,000 of common stock, which equals 50,000 shares. This amount may be increased up to 5% of the total offering of shares without further approval of the American Savings' corporators or a resolicitation of subscribers unless required by the Connecticut Banking Commissioner or the Federal Deposit Insurance Corporation. If the purchase limit is increased to 5% of the total offering of shares, orders accepted in the direct community offering shall be filled up to a maximum of 2% of the total offering and thereafter shall be allocated on a pro rata basis per order until all orders have been filled or all of the remaining shares have been allocated. The direct community offering, if held, may be concurrent with, during or promptly after the subscription offering. The direct community offering may terminate on or at any time after 4:00 p.m., Eastern time, on November 9, 1999, but no later than 45

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days after the close of the subscription offering, unless extended by
American Financial and American Savings, with the approval of the Connecticut Banking Commissioner and, if required, the Federal Deposit Insurance Corporation. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by American Financial from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. American Financial and American Savings have the absolute right to accept or reject in whole or in part any orders to purchase shares in the direct community offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. American Financial presently intends to terminate the direct community offering as soon as it has received orders for all shares available for purchase in the conversion.

     If all of the common stock offered in the subscription offering is subscribed for, no common stock will be available for purchase in the direct community offering.

     Syndicated Community Offering. The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering, if any, may be offered for sale to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of American Financial. American Financial and American Savings have the right to reject orders, in whole or part, in their sole discretion in the syndicated community offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the syndicated community offering.

     Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. See "--Stock Pricing and Number of Shares to be Issued." No person will be permitted to subscribe in the syndicated community offering for shares of common stock with an aggregate purchase price of more than $500,000 of common stock, which equals 50,000 shares. See "--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Sandler O'Neill.

     Sandler O'Neill may enter into agreements with selected dealers to assist in the sale of shares in the syndicated community offering. During the syndicated community offering, selected dealers may only solicit indications of interest from their customers to place orders with American Financial as of a certain date for the purchase of shares. When and if Sandler O'Neill and American Financial believe that enough indications of interest and orders have been received in the subscription offering, the direct community offering and the syndicated community offering to consummate the conversion, Sandler O'Neill will request, as of that certain date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to customers on the next business day after that certain date. Selected dealers may settle the trade by debiting the accounts of their customers on a date which will be three business days from that certain date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account that American Financial established for each selected dealer. Each customer's funds so forwarded to American Financial, along with all other accounts held in the same title, will be insured by the Federal Deposit Insurance Corporation up to the applicable $100,000 legal limit. After payment has been received by American Financial from selected dealers, funds will earn interest at American Savings' passbook rate until the completion of the offering. At the completion of the conversion, the funds received will be used to purchase the shares of common stock ordered. The shares issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not completed, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

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     The syndicated community offering may terminate no more than 45 days after the expiration of the subscription offering, unless extended by American Financial and American Savings, with approval of the Connecticut Banking Commissioner and, if required, the Federal Deposit Insurance Corporation.

     If American Savings is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of American Savings, if feasible. Any other arrangements must be approved by the Connecticut Banking Commissioner and, if required, the Federal Deposit Insurance Corporation. The Connecticut Banking Commissioner may grant one or more extensions of the offering period, provided that no single extension exceeds 90 days, subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and the extensions do not go more than two years beyond the date on which the Board of Directors approved the plan of conversion. If the conversion is not completed within 45 days after the close of the subscription offering, either all funds received will be returned with interest, and withdrawal authorizations canceled, or, if the Connecticut Banking Commissioner has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of the extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by American Financial from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest or withdrawal authorizations will be canceled.

     Persons in Non-Qualified States. American Financial and American Savings will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, American Financial and American Savings are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States to which both of the following apply: (a) less than 100 persons eligible to subscribe for shares reside; and (b) the granting of subscription rights or the offer or sale of shares to these persons would require American Financial or its employees under the securities laws of the state to register as a broker, dealer or agent, or to register or otherwise qualify the shares for sale in the state. Neither American Financial nor American Savings will make any payments to persons residing in these states in lieu of granting subscription rights to them.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

     American Savings and American Financial have retained Sandler O'Neill to consult with and advise American Savings and to assist American Savings and American Financial, on a best efforts basis, in the distribution of shares in the offering. Sandler O'Neill is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Sandler O'Neill will assist American Savings in the conversion by acting as marketing advisor with respect to the subscription offering and will represent American Savings as placement agent on a best efforts basis in the sale of the common stock in the direct community offering if one is held; conducting training sessions with directors, officers and employees of American Savings regarding the conversion process; and assisting in the establishment and supervision of American Savings' conversion center and, with management's input, will train American Savings' staff to record properly and tabulate orders for the purchase of common stock and to respond appropriately to customer inquiries.

     Based on negotiations between American Savings and American Financial concerning the fee structure, Sandler O'Neill will receive a fee equal to 1.35% of the aggregate dollar amount of all stock sold in the subscription and direct community offerings. Such amount does not include any shares sold to the employee stock ownership plan, directors, officers and employees of American Savings or American Financial or their immediate families or any shares sold to American Savings Charitable Foundation. Such fee will be paid upon completion of the conversion. Sandler O'Neill shall be reimbursed for its reasonable out-of-pocket expenses, including legal fees. In addition, Sandler O'Neill will perform conversion agent services and records management services for American Savings in the conversion and will receive a fee for these services of $75,000.

     Sandler O'Neill has not prepared any report or opinion constituting a recommendation or advice to American Financial or American Savings or to persons who subscribe for stock, nor has it prepared an opinion as to

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the fairness to American Financial or American Savings of the purchase price or the terms of the stock to be sold. Sandler O'Neill expresses no opinion as to the prices at which common stock to be issued may trade. Total marketing fees to Sandler O'Neill are expected to be $3.3 million to $5.1 million at the minimum and 15% above the maximum of the estimated valuation range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates. Sandler O'Neill and selected dealers participating in the syndicated community offering may receive a commission in the syndicated community offering in a maximum amount to be agreed upon by American Financial and American Savings to reflect market requirements at the time of the allocation of shares in the syndicated community offering.

     With certain limitations, American Financial and American Savings have also agreed to indemnify Sandler O'Neill against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock or with regard to allocations of shares if there is an oversubscription, or determinations of eligibility to purchase shares.

Description of Sales Activities

     The common stock will be offered in the subscription offering and direct community offering principally by the distribution of this prospectus and through activities conducted at American Savings' conversion center at its administrative office. The conversion center is expected to operate during normal business hours throughout the subscription offering and direct community offering. It is expected that at any particular time one or more Sandler O'Neill employees will be working at the conversion center. Employees of Sandler O'Neill will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering, and processing stock orders.

     Sales of common stock will be made by registered representatives affiliated with Sandler O'Neill or by the selected dealers managed by Sandler O'Neill. The management and employees of American Savings may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Management of American Savings may answer questions regarding the business of American Savings when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of American Financial and American Savings have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

     No officer, director or employee of American Savings or American Financial will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.

     None of American Savings' personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. American Savings' personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934, as amended. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

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Procedure for Purchasing Shares in the Subscription and Direct Community
Offerings

     To purchase shares in the subscription offering, an executed order form with the required full payment for each share subscribed for, or with appropriate authorization indicated on the stock order form for withdrawal of full payment from the subscriber's deposit account with American Savings, must be received by American Savings by 4:00 p.m., Eastern time, on November 9, 1999. Order forms that are not received by that time or are executed defectively or are received without full payment or without appropriate withdrawal instructions are not required to be accepted. In addition, American Savings and American Financial are not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, American Savings and American Financial shall have the right, each in their sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the direct community offering at any time prior to 48 hours before the completion of the conversion. American Financial and American Savings have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. Under the plan of conversion, the interpretation by American Financial and American Savings of the terms and conditions of the plan of conversion and of the order form will be final subject to the authority of the Connecticut Banking Commissioner and the Federal Deposit Insurance Corporation. In order to purchase shares in the direct community offering, the order form, accompanied by the required payment for each share subscribed for, must be received by American Savings before the direct community offering terminates, which may be on or at any time after the end of the subscription offering. Once received, an executed order form may not be modified, amended or rescinded without the consent of American Savings unless the conversion has not been completed within 45 days after the end of the subscription offering.

     In order to ensure that persons with subscription rights are properly identified as to their stock purchase priorities, they must list all accounts on the order form giving all names on each account and the account number. Failure to list an account could result in fewer shares or no shares being allocated to a subscribing member.

     Full payment for subscriptions may be made by check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with American Savings. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at American Savings' passbook rate from the date payment is received until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the order form but before closing, in which case funds will earn interest at the passbook rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes American Savings to withdraw the amount of the purchase price from his or her deposit account, American Savings will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. American Savings will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at American Savings' passbook rate.

     The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for at the $10.00 purchase price upon the completion of the subscription and direct community offerings, if all shares are sold, or upon the completion of the
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syndicated community offering; provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or American Financial to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

     Individual retirement accounts maintained in American Savings do not permit investment in the common stock. A depositor interested in using his or her Individual Retirement Account funds to purchase common stock must do so through a self-directed individual retirement account. Since American Savings does not offer those accounts, it will allow a depositor to make a trustee-to-trustee transfer of the individual retirement account funds to a trustee offering a self-directed individual retirement account program with the agreement that the funds will be used to purchase American Financial's common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as American Savings now holds the depositor's Individual Retirement Account funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an individual retirement account at American Savings to purchase common stock should contact the conversion center as soon as possible for assistance. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of individual retirement accounts.

     Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address specified on the properly completed order forms or to the last address of the persons appearing on the records of American Savings as soon as practicable following the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of as required by applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until certificates for the common stock are available and delivered to them, even though trading of the common stock may have begun.

     To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering as required by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will only be distributed with a prospectus. By executing and returning the regulatory mandated certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by any federal or state governmental agency. You will also be acknowledging that you received disclosure concerning the risks involved in this Offering. The certification form could be used as support to show that you understand the nature of this investment.

Stock Pricing and Number of Shares to be Issued

     The plan of conversion requires that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of American Financial and American Savings as converted, as determined by an independent appraisal. American Savings and American Financial have retained FinPro, which is experienced in the evaluation and appraisal of business entities, to prepare an appraisal of the pro forma market value of American Financial and American Savings as converted, as well as a business plan. FinPro will receive a fee expected to total approximately $50,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. American Savings has agreed to indemnify FinPro, its directors, officers, agents and employees under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion, except where FinPro's liability results from its own negligence or willful misconduct.

     FinPro has prepared an appraisal of the estimated pro forma market value of American Financial and American Savings as converted taking into account the formation of American Financial as the holding company for American Savings. For its analysis, FinPro undertook substantial investigations to learn about American Savings' business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this

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information, FinPro reviewed American Savings' conversion application as filed with the State of Connecticut Department of Banking and American Financial's registration statement as filed with the Securities and Exchange Commission. Furthermore, FinPro visited American Savings' facilities and had discussions with American Savings' management and its conversion counsel, Muldoon, Murphy & Faucette LLP. FinPro did not perform a detailed individual analysis of the separate components of American Financial's or American Savings' assets and liabilities.

     FinPro's analysis utilized three selected valuation procedures, the Price/Book method, the Price/Earnings method, and Price/Assets method, all of which are described in its report. FinPro placed the greatest emphasis on the Price/Earnings and Price/Book methods in estimating pro forma market value. In applying these procedures, FinPro reviewed, among other factors, the economic make-up of American Savings' primary market area, American Savings' financial performance and condition in relation to publicly traded institutions that FinPro deemed comparable to American Savings, the specific terms of the offering of American Financial's common stock, the pro forma impact of the additional capital raised in the conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. FinPro's analysis provides an approximation of the pro forma market value of American Financial and American Savings as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of American Financial after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of an amount equal to 8% of the common stock sold in the conversion and purchases in the open market by the stock-based incentive plan of a number of shares equal to 4% of the common stock sold in the conversion at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

     On the basis of the foregoing, FinPro has advised American Financial and American Savings that, in its opinion, as of August 3, 1999, the estimated pro forma market value of American Financial and American Savings, as converted and, therefore, the common stock was within the valuation range of $267.3 million to $361.7 million with a midpoint of $314.5 million. After reviewing the methodology and the assumptions used by FinPro in the preparation of the appraisal, the Board of Directors established the estimated valuation range which is equal to the valuation range of $267.3 million to $361.7 million with a midpoint of $314.5 million. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 26,732,500 and 36,167,500 with a midpoint of 31,450,000. The purchase price of $10.00 was determined by discussion among the Boards of Directors of American Savings and American Financial and Sandler O'Neill, taking into account, among other factors, the requirement under the Connecticut conversion regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the conversion. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by American Financial at this time. The estimated valuation range may be amended, with the approval of the Connecticut Banking Commissioner and the Federal Deposit Insurance Corporation, if necessitated by developments following the date of the appraisal in, among other things, market conditions, the financial condition or operating results of American Savings, regulatory guidelines or national or local economic conditions. FinPro's appraisal report is filed as an exhibit to the registration statement that American Financial has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, FinPro, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of American Financial and American Savings as converted, as of the close of the subscription offering.

     No shares will be sold unless FinPro confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was materially incompatible with its estimate of the total pro forma market value of American Financial and American Savings as converted at the time of the sale. If, however, the facts do not justify that statement, the

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offering may be canceled, a new estimated valuation range and price per share set and new subscription, direct community and syndicated community offerings held. Under those circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market or financial conditions following the commencement of the subscription and direct community offerings, the total number of shares to be sold in the conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the estimated valuation range or more than 15% above the maximum of the estimated valuation range. Based on a purchase price of $10.00 per share and the FinPro estimate of the pro forma market value of the common stock ranging from a minimum of $267.3 million to a maximum, as increased by 15%, of $415.9 million, the number of shares of common stock expected to be sold is between a minimum of 26,732,500 shares and a maximum, as adjusted by 15%, of 41,592,625 shares. The actual number of shares issued between this range will depend on a number of factors and shall be determined by American Savings and American Financial. The Federal Deposit Insurance Corporation must also approve the actual number of shares issued.

     If market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the estimated valuation range or more than 15% above the maximum of the estimated valuation range, if the plan of conversion is not terminated by American Financial and American Savings after consultation with the Connecticut Banking Commissioner and Federal Deposit Insurance Corporation, purchasers will be resolicited, in which case they will need to reconfirm, rescind, or modify their subscriptions. Any change of more than 15% above the estimated valuation range must be approved by the Connecticut Banking Commissioner and Federal Deposit Insurance Corporation. If the number of shares issued in the conversion is increased due to an increase of up to 15% in the estimated valuation range to reflect changes in market or financial conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares. See "--Limitations on Purchases of Shares."

     An increase in the number of shares to be issued in the conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and American Financial's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the conversion would increase both a subscriber's ownership interest and American Financial's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

     The number of shares to be issued and outstanding as a result of the sale of common stock in the conversion will be increased by a number of shares equal to 8% of the common stock sold in the conversion to fund American Savings Charitable Foundation. Assuming the sale of shares at the maximum of the estimated valuation range, American Financial will issue 2,893,400 shares of its common stock from authorized but unissued shares to American Savings Charitable Foundation immediately following the completion of the conversion. In that event, American Financial will have total shares of common stock outstanding of 39,060,900 shares. Of that amount, American Savings Charitable Foundation will own 7.4%. Funding American Savings Charitable Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the conversion by 7.4% since a greater number of shares will be outstanding upon completion of the conversion than would be if American Savings Charitable Foundation were not established. See "Pro Forma Data."

     In formulating its appraisal, FinPro relied upon the truthfulness, accuracy and completeness of all documents American Savings furnished to it. FinPro also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While FinPro believes this information to be reliable, FinPro does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by American Savings and American Financial or independently value the assets or liabilities of American Financial and American Savings. The appraisal is not

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intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors which change periodically, there is no assurance that purchasers of shares in the conversion will be able to sell shares after the conversion at prices at or above the purchase price.

     Copies of the appraisal report of FinPro including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of American Savings and the other locations specified under "Where You Can Find More Information."

Limitations on Purchases of Shares

     The plan of conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares. The plan of conversion provides for the following purchase limitations:

     1. The maximum purchase in the subscription offering by any person or group of persons through a single deposit account or similarly titled deposit accounts is $500,000, which equals 50,000 shares, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares offered for sale in the conversion;

     2. No person, related persons or persons acting together may purchase more than $500,000, which equals 50,000 shares, in the direct community offering;

     3. The employee stock ownership plan may purchase, in the aggregate, up to 5% of the shares of common stock sold in the conversion;

     4. Directors and officers of American Savings and American Financial and their associates, in the aggregate, may not purchase more than 30% of the total number of shares offered for sale in the conversion;

     5. Persons purchasing shares of common stock in the syndicated community offering, together with associates of and persons acting in concert with such persons, may purchase up to $500,000 of common stock subject to the overall maximum purchase limitation described below; and

     6. The maximum number of shares of common stock which may be subscribed for or purchased in all categories of the conversion by any person, together with associates of and groups of persons acting in concert with such persons, except for the employee stock ownership plan, shall not exceed 1.0% of the shares of common stock sold in the conversion.

For purposes of the plan of conversion, directors and officers are not deemed to be acting in concert solely by reason of their being directors or officers of American Savings or American Financial. Pro rata reductions within each subscription rights category will be made in accordance with the procedures outlined in the plan of conversion.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the corporators or subscribers for common stock, unless required by the Connecticut Banking Commissioner or the Federal Deposit Insurance Corporation, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% of the common stock to be issued at the sole discretion of American Financial and American Savings. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of American Savings may be, given the opportunity to increase their subscriptions up to the then applicable limit. American Savings and American Financial do not intend to increase the maximum purchase limitation unless market conditions warrant that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the estimated valuation range.

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

     The plan of conversion defines "acting in concert" to include a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. American Financial and American Savings may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.

     The plan of conversion defines "associate," when used to indicate a relationship with any person, to mean any corporation or organization other than American Financial, American Savings or a majority-owned subsidiary of American Savings of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of American Savings or any of its parents or subsidiaries. The term "associate," however, does not include, for purposes of the stock purchase limitations in the conversion, any stock benefit plan of American Savings in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and, for purposes of the total shares that may be held by officers and directors of American Financial and American Savings, does not include any tax-qualified employee stock benefit plan of American Savings. For example, a corporation of which a person serves as an officer would be an associate of a person and, therefore, all shares purchased by a corporation would be included with the number of shares which a person could purchase individually under the above limitations.

     The plan of conversion defines "officer" to mean the Chairman of the Board, President, Vice President, Secretary, Treasurer or principal financial officer, Comptroller or principal accounting officer, and any other person performing similar functions of American Savings or American Financial.

     Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of American Savings and American Financial and by NASD members. See "--Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Repurchase of Stock

     Under the Connecticut conversion regulations, savings banks and their holding companies may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except for: (1) a repurchase, on a pro rata basis pursuant to an offer approved by the Connecticut Banking Commissioner, made to all stockholders, or (2) a repurchase in the open market by a tax-qualified or non-tax-qualified stock benefit plan in an amount reasonable and appropriate to fund such plans. Furthermore, repurchases of any common stock are prohibited if they would cause American Savings' regulatory capital to be reduced below the amount required for the liquidation account or if the repurchases would cause American Savings to become "undercapitalized" within the meaning of the Federal Deposit Insurance Corporation prompt corrective action regulation. Repurchases are generally prohibited during the first year following conversion. However, if approval is obtained to repurchase common stock during the first year after conversion, then such repurchase may not be greater than 5% of the capital stock issued. At this time, American Financial has no intention to repurchase stock.

Restrictions on Transferability by Directors and Officers and NASD Members

     Shares of common stock purchased by directors and officers of American Financial and American Savings, and their associates, may not be sold for a period of one year following the conversion, except upon the death of the stockholder or unless approved by the Connecticut Banking Commissioner. Any stock purchased after the conversion is free of this restriction. Accordingly, shares of common stock issued by American Financial to directors and officers of American Financial and American Savings, and their associates, shall bear a legend giving

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appropriate notice of the restriction and, in addition, American Financial will give appropriate instructions to the transfer agent for American Financial's common stock with respect to the restriction on transfers. Any shares issued to directors and officers of American Financial and American Savings, and their associates, as a stock dividend, stock split or otherwise with respect to restricted common stock shall also be restricted.

     Purchases of outstanding shares of common stock of American Financial by directors and officers of American Financial and American Savings, or any person who was an officer or director of American Financial and American Savings after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission or the State of Connecticut Department of Banking, except with the prior written approval of the Connecticut Banking Commissioner. This restriction does not apply, however, to negotiated transactions involving more than 1% of American Financial's outstanding common stock or to the purchase of stock under the stock-based incentive plan.

     American Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued in the conversion. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of American Financial may be resold without registration. Shares purchased by an affiliate of American Financial will have resale restrictions under Rule 144 of the Securities Act, as amended. If American Financial meets the current public information requirements of Rule 144, each affiliate of American Financial who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of American Financial or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by American Financial to permit affiliates to have their shares registered for sale under the Securities Act of 1933, as amended, under certain circumstances.

     Under guidelines of the National Association of Securities Dealers, Inc., members of that organization and their associates face certain restrictions on the transfer of securities purchased with subscription rights and to certain reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination

     To the extent permitted by law, all interpretations of the plan of conversion by American Savings will be final; however, such interpretations have no binding effect on the Connecticut Banking Commissioner or the Federal Deposit Insurance Corporation. The plan of conversion provides that, if deemed necessary or desirable by the Board of Directors, the plan of conversion may be substantively amended by the Board of Directors as a result of comments from regulatory authorities or otherwise, without the further approval of American Savings' corporators unless required by the Connecticut Banking Commissioner or the Federal Deposit Insurance Corporation.

     Completion of the conversion requires the sale of all shares of the common stock within 24 months following approval of the plan of conversion by American Savings' Board of Directors. If this condition is not satisfied, the plan of conversion will be terminated and American Savings will continue its business in the mutual form of organization. The plan of conversion may be terminated by the Board of Directors at any time.

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                        RESTRICTIONS ON ACQUISITION OF
                    AMERICAN FINANCIAL AND AMERICAN SAVINGS

General

     American Savings' plan of conversion provides for the conversion of American Savings from the mutual to the stock form of organization and, in connection therewith, the adoption of a new stock Certificate of Incorporation and Bylaws by American Savings' corporators. The plan of conversion also provides for the concurrent formation of a holding company. See "The Conversion--General." As described below and elsewhere herein, certain provisions in American Financial's Certificate of Incorporation and Bylaws and in its management remuneration provided for in the conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, American Savings' Certificate of Incorporation and Bylaws and management remuneration provided for in the conversion may also have "anti-takeover" effects. Finally, regulatory restrictions may make it difficult for persons or companies to acquire control of either American Financial or American Savings.

Restrictions in American Financial's Certificate of Incorporation and Bylaws

     General. The following discussion is a general summary of the material provisions of American Financial's Certificate of Incorporation and Bylaws and other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential anti-takeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual stockholders may deem to be in their best interests. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of American Financial more difficult. The following summary is general and reference should be made to the Certificate of Incorporation and Bylaws. See "Where You Can Find More Information" as to how to obtain a copy of these documents.

     Limitation on Voting Rights. The Certificate of Incorporation of American Financial provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock be entitled or permitted to any vote in respect of the shares held in excess of such 10% limit. Additionally, the Certificate of Incorporation provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 5% of the then outstanding shares of common stock, be entitled to vote in respect of the shares held in excess of such 5% limit unless such beneficial owner owns, controls or holds such shares of common stock in the ordinary course of business and not with the purpose nor with the effect of changing or influencing control of American Financial. Beneficial ownership is determined by Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, and includes shares beneficially owned by that person or any of his affiliates, shares which that person or his affiliates have the right to acquire under any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise and shares as to which that person and his affiliates have sole or shared voting or investment power. Beneficial ownership does not include shares under a publicly solicited revocable proxy or shares that are not otherwise deemed to be beneficially owned by such person and his affiliates. No director or officer (or any affiliate thereof) of American Financial shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed to beneficially own any shares beneficially owned by any other director or officer (or affiliate thereof) nor will the employee stock ownership plan or any similar plan of American Financial or American Savings or any director with respect thereto (solely by reason of such director's capacity) be deemed to beneficially own any shares held under any such plan. The Certificate of Incorporation of American Financial further provides that the provisions limiting voting rights may only be amended upon the vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote thereon (after giving effect to the provision limiting voting rights).

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     Board of Directors.  The Board of Directors of American Financial is
divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of Directors being elected each year. American Financial's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the whole Board of Directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of Directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the Directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of American Financial. Directors may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote thereon.

     In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders choice.

     Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of American Financial may be called only by a resolution adopted by a majority of the whole Board of Directors of American Financial. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of American Financial may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

     Authorized Shares. The Certificate of Incorporation authorizes the issuance of 120,000,000 shares of common stock and 10,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide American Financial's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of American Financial. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. American Financial's Board currently has no plans for the issuance of additional shares, other than the issuance of shares in the conversion, including shares contributed to American Savings Charitable Foundation, and the issuance of additional shares upon exercise of stock options.

     Stockholder Vote Required to Approve Business Combinations with Interested Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of American Financial's outstanding shares of voting stock entitled to vote to approve certain "Business Combinations" with an "Interested Stockholder," and related transactions. Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must be approved by the vote of the holders of only a majority of the outstanding shares of common stock of American Financial and any other affected class of stock. Under the Certificate of Incorporation, the approval of the holders of at least 80% of the shares of capital stock entitled to vote is required for any business combination involving an Interested Stockholder (as defined below) except (1) in cases where the proposed transaction has been approved by a majority of those members of American Financial's Board of Directors who are unaffiliated with the Interested Stockholder and were directors before the time when the Interested Stockholder became an Interested Stockholder or (2) if the proposed transaction meets certain conditions which are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient. The term "Interested Stockholder" is defined to include, among

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others, any individual, a group acting in concert, corporation, partnership, association or other entity (other than American Financial or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of American Financial.

     This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include:

     1. any merger or consolidation of American Financial or any of its subsidiaries with any Interested Stockholder or affiliate of an Interested Stockholder or any corporation which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder;

     2. any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of American Financial or combined assets of American Financial and its subsidiary;

     3. the issuance or transfer to any Interested Stockholder or its affiliate by American Financial (or any subsidiary) of any securities of American Financial (or any subsidiary) in exchange for any cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the common stock of American Financial;

     4. the adoption of any plan for the liquidation or dissolution of American Financial proposed by or on behalf of any Interested Stockholder or affiliate thereof; and

     5. any reclassification of securities, recapitalization, merger or consolidation of American Financial with any of its subsidiaries which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of American Financial or subsidiary owned directly or indirectly, by an Interested Stockholder or affiliate thereof.

     The directors and executive officers of American Savings are purchasing approximately 0.85% of the shares of the common stock to be sold in the conversion based on the maximum of the estimated valuation range. In addition, the employee stock ownership plan intends to purchase 8% of the common stock issued in connection with the conversion, including shares issued to American Savings Charitable Foundation. Additionally, if stockholders approve the proposed stock-based incentive plan, American Financial expects to acquire 4% of the common stock issued in connection with the conversion, including shares issued to American Savings Charitable Foundation, and expects to issue options to purchase up to 10% of the common stock issued in connection with the conversion, including shares issued to American Savings Charitable Foundation, to directors and executive officers. As a result, directors, executive officers and employees may control the voting of approximately 21.4% of American Financial's common stock on a diluted basis at the maximum of the estimated valuation range, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of American Financial's outstanding shares of voting stock described herein above. Furthermore, the ability of directors, executive officers and employees to prevent the approval of transactions requiring the approval of at least 80% of the outstanding shares of voting stock of American Financial will be enhanced by the regulatory condition imposed on American Savings Charitable Foundation that any shares held by it must be voted in the same ratio as all other shares of American Financial common stock voted on each and every proposal considered by stockholders.

     Evaluation of Offers. The Certificate of Incorporation of American Financial further provides that the Board of Directors of American Financial, when evaluating an offer, to (1) make a tender or exchange offer for any equity security of American Financial, (2) merge or consolidate American Financial with another corporation or entity or (3) purchase or otherwise acquire all or substantially all of the properties and assets of American Financial, may, in connection with the exercise of its judgment in determining what is in the best interest of American Financial and the stockholders of American Financial, give consideration to those factors that directors of any subsidiary (including American Savings) may consider in evaluating any action that may result in a change or potential change of control of such subsidiary, and the social and economic effects of acceptance of such offer on:

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American Financial's present and future customers and employees and those of its subsidiaries (including American Savings); the communities in which American Financial and American Savings operate or are located; the ability of American Financial to fulfill its corporate objectives as a savings and loan holding company; and the ability of American Savings to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of American Financial, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of American Financial, even if the price offered is significantly greater than the then market price of any equity security of American Financial.

     Amendment of Certificate of Incorporation and Bylaws. Amendments to American Financial's Certificate of Incorporation must be approved by a majority of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of the holders of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal specific provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by American Financial and amendment of American Financial's Bylaws and Certificate of Incorporation.

     American Financial's Bylaws may be amended by a majority of the whole Board of Directors, or by a vote of the holders of at least 80% (after giving effect to the provision limiting voting rights) of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     Bylaw Provisions. The Bylaws of American Financial also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting to give at least 90 days' advance notice to the Secretary of American Financial. The notice provision requires a stockholder who desires to raise new business to provide information to American Financial concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide American Financial with information concerning the nominee and the proposing stockholder.

Anti-Takeover Effects of American Financial's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion

     The provisions described above are intended to reduce American Financial's vulnerability to takeover attempts and other transactions which have not been negotiated with and approved by members of its Board of Directors. Provisions of the stock-based incentive plan provide for accelerated benefits to participants if a change in control of American Financial or American Savings occurs or a tender or exchange offer for their stock is made. See "Management of American Savings--Benefits--Stock-Based Incentive Plan." American Financial and American Savings have also entered into agreements with key officers and intends to establish the Severance Compensation Plan which will provide such officers and eligible employees with additional payments and benefits on the officer's termination in connection with a change in control of American Financial or American Savings. See "Management of American Savings--Executive Compensation--Employment Agreements," and "Benefits--Employee Severance Compensation Plan." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of American Financial. Additionally, the provisions could deter offers to acquire the outstanding shares of American Financial which might be viewed by stockholders to be in their best interests.

     American Financial's Board of Directors believes that the provisions of the Certificate of Incorporation and Bylaws are in the best interest of American Financial and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of American Financial and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

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Delaware Corporate Law

     The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, the statute provides that a "Person" who owns 15% or more of the outstanding voting stock of a Delaware corporation (an Interested Stockholder) may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of the statute:

     1. any business combination if, before the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

     2. any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and specific employee stock plans;

     3. any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and

     4. certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

     A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

Restrictions in American Savings' New Certificate of Incorporation and Bylaws

     Although the Board of Directors of American Savings is not aware of any effort that might be made to obtain control of American Savings after the conversion, the Board of Directors believes that it is appropriate to adopt provisions permitted by Connecticut law to protect the interests of the converted bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of American Financial, as American Savings' sole stockholder. See "Risk Factors--Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve and may decrease the market price of the common stock."

     American Savings' stock Certificate of Incorporation will contain a provision whereby the acquisition of beneficial ownership of more than 5% or 10% of the issued and outstanding shares of any class of equity securities of American Savings by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of five years following the date of completion of the conversion without the prior written approval of the Board of Directors of American Savings and, in the case of the 10% limit, the additional approval of the Connecticut Banking Commissioner. If shares are acquired in violation of this provision of American Savings' stock Certificate of Incorporation, all shares beneficially owned by any person in excess of the 5% or 10% limits

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shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These limitations shall not apply to any transaction in which American Savings forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than by the exercise of any dissenter or appraisal rights. If holders of revocable proxies for more than 10% of the shares of the common stock of American Financial seek, among other things, to elect one-third or more of American Financial's Board of Directors, to cause American Financial's stockholders to approve the acquisition or corporate reorganization of American Financial or to exert a continuing influence on a material aspect of the business operations of American Financial, which actions could indirectly result in a change in control of American Savings, the Board of Directors of American Savings will be able to assert this provision of American Savings' stock Certificate of Incorporation against such holders. Although the Board of Directors of American Savings is not currently able to determine when and if it would assert this provision of American Savings' stock Certificate of Incorporation, the Board, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of American Savings, American Financial and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of American Savings indirectly through a change in control of American Financial.

     In addition, stockholders will not be permitted to cumulate their votes in the election of Directors. Furthermore, American Savings' Bylaws provide for the election of three classes of directors to staggered terms. The staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of American Savings in the years immediately following the conversion.

     Finally, the stock Certificate of Incorporation provides for the issuance of shares of preferred stock on such terms, including conversion and voting rights, as may be determined by American Savings' Board of Directors without stockholder approval. Although American Savings has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock proposed to be authorized, the Board believes that the availability of such shares will provide American Savings with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. If a proposed merger, tender offer or other attempt to gain control of American Savings occurs of which management does not approve, the Board can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any preferred stock except on terms which the Board deems to be in the best interest of American Savings and its then existing stockholders.

Regulatory Restrictions

     Connecticut Conversion Regulations. Regulations issued by the Connecticut Banking Commissioner provide that for a period of three years following the date of the completion of the conversion (unless a longer period is specified in the converting institution's plan of conversion), no person, acting singly or together with associates in a group of persons acting in concert, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of American Financial without the prior written approval of the Connecticut Banking Commissioner. Where any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of any class of any equity security of American Financial without the prior written approval of the Connecticut Banking Commissioner, the securities beneficially owned by such person in excess of ten percent (10%) shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

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     Change in Bank Control Act.  The acquisition of ten percent (10%) or more of the common stock outstanding may trigger the provisions of the Change in Bank Control Act. The Federal Deposit Insurance Corporation has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a Federal Deposit Insurance Corporation-insured state-chartered non-member bank, including a converted savings bank such as American Savings, to provide 60 days prior written notice and certain financial and other information to the Federal Deposit Insurance Corporation.

     The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least twenty-five percent (25%) of any class of American Savings' voting stock or the power to direct the management or policies of American Savings. However, under Federal Deposit Insurance Corporation regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of American Savings' voting securities if American Savings has a class of voting securities which is registered under Section 12 of the Exchange Act, or the acquiring party would be the largest holder of a class of voting shares of American Savings. The statute and underlying regulations authorize the Federal Deposit Insurance Corporation to disapprove a proposed acquisition on certain specified grounds.

     Federal Reserve Board Regulations. If American Savings does not maintain its qualification as a qualified thrift lender, attempts to acquire control of American Savings trigger the regulations of the Federal Reserve Board under the Change in Bank Control Act.

     Connecticut Banking Law. Under Connecticut banking law, no person may acquire beneficial ownership of more than 10% of any class of voting securities of a Connecticut-chartered bank, or any bank holding company of such a bank, without prior notification of, and lack of disapproval by, the Connecticut Banking Commissioner. Similar restrictions apply to any person who holds in excess of 10% of any such class and desires to increase its holdings to 25% or more of such class. Additionally, an out-of-state company which already directly or indirectly controls voting power of 25% or more of the voting stock of any bank or any bank holding company may not also acquire direct or indirect ownership or control of more than 10% of the voting stock of another Connecticut bank or Connecticut bank holding company unless such bank or holding company has been in existence for at least five years and the Connecticut Banking Commissioner approves the acquisition. These statutory restrictions are in addition to the regulatory restrictions discussed above under "--Regulatory Restrictions--Connecticut Conversion Regulations."

     Prior approval of the Connecticut Banking Commissioner is also required before any action is taken that causes any Connecticut stock bank to organize a holding company to acquire the shares of the Connecticut stock bank. The Connecticut Banking Commissioner will approve such a plan of acquisition, following approval by a majority vote of the boards of directors of the acquiror and the acquiree and a two-thirds approval of the stockholders of the acquiree, provided the Connecticut Banking Commissioner finds that the terms of such plan of acquisition are reasonable and in accordance with the law and sound public policy. Any such company shall engage directly or indirectly only in such activities as are now or may hereafter be proper activities for holding companies under Connecticut law.

                    DESCRIPTION OF AMERICAN FINANCIAL STOCK

General

     American Financial is authorized to issue 120,000,000 shares of common stock having a par value of $.01 per share and 10,000,000 shares of preferred stock having a par value of $.01 per share. American Financial currently expects to issue up to 44,920,035 shares of common stock at the maximum of the estimated valuation range, as adjusted by 15% and including shares issued to American Savings Charitable Foundation. American Financial will not issue any shares of preferred stock in the conversion. Each share of American Financial's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common

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stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable.

     The common stock of American Financial will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

     Dividends. American Financial can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by American Financial is limited by law and applicable regulation. See "Dividend Policy" and "Regulation and Supervision." The holders of common stock of American Financial will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of American Financial out of funds legally available therefor. If American Financial issues preferred stock, the holders of preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. After the conversion, the holders of common stock of American Financial will possess exclusive voting rights in American Financial. They will elect American Financial's Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of American Financial and American Savings," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If American Financial issues preferred stock, holders of American Financial preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote. See "Restrictions on Acquisition of American Financial and American Savings."

     As a Connecticut mutual savings bank, corporate powers and control of American Savings are currently vested in its corporators, who elect American Savings' directors, and its Board of Directors, who elect the officers of American Savings and who fill any vacancies on the Board of Directors. After the conversion, voting rights will be vested exclusively in American Financial, which will own all of the outstanding capital stock of American Savings, and will be voted at the direction of American Financial's Board of Directors. Consequently, the holders of the common stock of American Financial will not have direct control of American Savings.

     Liquidation.   If there is any liquidation, dissolution or winding up of
American Savings, American Financial, as the holder of American Savings' capital stock, would be entitled to receive all of American Savings' assets available for distribution after payment or provision for payment of all debts and liabilities of American Savings, including all deposit accounts and accrued interest, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders. Upon liquidation, dissolution or winding up of American Financial, the holders of its common stock would be entitled to receive all of the assets of American Financial available for distribution after payment or provision for payment of all its debts and liabilities. If American Financial issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

     Indemnification and Limit on Liability. American Financial's Certificate of Incorporation contains provisions which limit the liability of and indemnity of its directors, officers and employees. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of American Financial shall be indemnified and held harmless by American Financial to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by American Financial the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of American Financial shall not be personally liable to American Financial or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good

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

faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

     Preemptive Rights; Redemption. Holders of the common stock of American Financial will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

     American Financial will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of American Financial are restricted by provisions in its Certificate of Incorporation and Bylaws and by rules and regulations of various regulatory agencies. See "Regulation and Supervision" and "Restrictions on Acquisition of American Financial and American Savings."

                     DESCRIPTION OF AMERICAN SAVINGS STOCK

General

     If the holding company form of organization is not utilized in connection with the conversion, American Savings may offer shares of its common stock in connection with the conversion. The following is a discussion of its stock.

     The stock Certificate of Incorporation of American Savings, to be effective upon the conversion, authorizes the issuance of stock consisting of 120,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of common stock of American Savings will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the stock Certificate of Incorporation without the approval of American Savings' stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of American Savings will be held by American Financial. American Savings stock will represent non-withdrawable capital, will not be an account of an insurable type and will not be insured by the Federal Deposit Insurance Corporation.

Common Stock

     Dividends. The holders of American Savings' common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of American Savings out of its legally available funds. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation of Income--Federal Income Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

     Voting Rights. Immediately after the conversion, the holders of American Savings' common stock will possess exclusive voting rights in American Savings. Each holder of shares of common stock will be entitled to one vote for each share held. Shareholders shall not be entitled to cumulate their votes for the election of directors. See

"Restrictions on Acquisition of American Financial and American Savings--Anti-Takeover Effects of American Financial's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

     Liquidation. In the event of any liquidation, dissolution, or winding up of American Savings, the holders of common stock will be entitled to receive, after payment of all American Savings' debts and liabilities (including all deposit accounts and accrued interest thereon), and distribution of the balance in the liquidation account to eligible account holders and supplemental eligible account holders, all assets of American Savings available for distribution in cash or in kind. If additional preferred stock is issued after the conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of American Savings' common stock will not be entitled to preemptive rights with respect to any shares of American Savings which may be issued. Upon receipt by American Savings of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York.

                           REGISTRATION REQUIREMENTS

     American Financial has registered the common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

                             LEGAL AND TAX OPINIONS

     The legality of the common stock has been passed upon for American Financial by Muldoon, Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Muldoon, Murphy & Faucette LLP and the State of Connecticut tax consequences of the conversion have been opined upon by KPMG LLP, Hartford, Connecticut. Muldoon, Murphy & Faucette LLP and KPMG LLP have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Sandler O'Neill by Tyler Cooper & Alcorn, LLP, Hartford, Connecticut.

                                    EXPERTS

     The financial statements of American Savings as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 are included in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, Hartford, Connecticut, independent certified public accountants, included elsewhere in this prospectus and upon the authority of said firm as experts in accounting and auditing.

     FinPro has consented to the summary in this prospectus of its report to American Savings setting forth its opinion as to the estimated pro forma market value of American Financial and American Savings, as converted, and its letter with respect to subscription rights, and to the use of its name and statements with respect to it appearing in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     American Financial has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-84463) under the Securities Act of 1933, as amended, with respect to the common stock offered in the conversion. This prospectus does not contain all the information contained in the registration statement, certain parts of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission. This information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet at http://www.sec.gov.

     American Savings has filed an application for approval of conversion with the Connecticut Banking Commissioner and a notice of intent to convert with the Federal Deposit Insurance Corporation. This prospectus omits certain information contained in that application and notice. The conversion application may be examined at the Office of the Connecticut Banking Commissioner, State of Connecticut Department of Banking, 260 Constitution Plaza, Hartford, Connecticut 06103. The notice of intent to convert may be examined at the Federal Deposit Insurance Corporation's offices at 15 Braintree Hill Office Park, Suite 100, Braintree, Massachusetts 02184.

     American Financial has filed with the Office of Thrift Supervision an application to become the holding company for American Savings. This prospectus omits certain information contained in that application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, 10 Exchange Place, 18/th/ Floor, Jersey City, New Jersey 07302.

     A copy of the plan of conversion, as amended, American Financial's Certificate of Incorporation and Bylaws and American Savings' stock Certificate of Incorporation and Bylaws are available without charge from American Savings by contacting the conversion center at (860) 612-2733. Copies of these documents may also be obtained by calling Sheri C. Pasqualoni at (860) 827-2585.

     A copy of FinPro's appraisal report is available for inspection at the Bank's administrative offices located at 102 West Main Street, New Britain, Connecticut.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                             AMERICAN SAVINGS BANK


                                                                                                     Page
                                                                                                     ----
Independent Auditors' Report.......................................................................  F-2

Consolidated Balance Sheets as of May 31, 1999 (unaudited) and December 31, 1998 and 1997..........  F-3

Consolidated Statements of Income for the Five Months Ended May 31, 1999 and 1998 (unaudited) and
     for the Years Ended December 31, 1998, 1997 and 1996..........................................   32

Consolidated Statements of Equity for the Five Months Ended May 31, 1999 (unaudited) and for the Years Ended December 31, 1998, 1997 and 1996..........................................  F-4

Consolidated Statements of Cash Flows for the Five Months Ended May 31, 1999 and 1998
     (unaudited), and for the Years Ended December 31,1998, 1997 and 1996..........................  F-5

Notes to Consolidated Financial Statements.........................................................  F-6

                                    *  *  *

     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements for American Financial have not been included in this prospectus because American Financial, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
American Savings Bank:


We have audited the accompanying consolidated balance sheets of American Savings Bank and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income (which are included on page 34 of the prospectus), equity and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Savings Bank and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ KPMG LLP

February 17, 1999,
except for Note 17 which is as of June 28, 1999

                             AMERICAN SAVINGS BANK

                          Consolidated Balance Sheets

                                                                          May 31,             December 31,       December 31,
                                      Assets                               1999                   1998               1997
                                                                     ---------------         ---------------    ---------------
                                                                         (unaudited)
Cash and due from banks (note 2):
     Non-interest bearing                                            $    17,474,392              20,119,389         16,266,038
     Interest bearing                                                      5,289,975               5,002,554              4,089
                                                                     ---------------         ---------------    ---------------
                                                                          22,764,367              25,121,943         16,270,127

Federal funds sold                                                        31,600,000              30,700,000         23,800,000
Investment securities available for sale (amortized cost of
 $307,351,434 at May 31, 1999, $350,991,177 at December 31, 1998,
 and $372,387,846 at December 31, 1997) (note 3)                         370,389,723             417,673,315        432,031,801
Mortgage-backed securities available for sale (amortized cost of
 $204,708,039 at May 31, 1999, $170,389,698 at December 31, 1998,
 and $131,709,845 at December 31, 1997) (note 3)                         205,868,171             172,855,177        132,816,950
Loans, less allowance for loan losses of $7,972,660 at May 31, 1999,
 $7,625,659 at December 31, 1998, and $6,276,984 at December 31, 1997
 (notes 4 and 5)                                                         941,251,086             907,254,369        837,683,438
Real estate owned                                                            617,329                 719,951            738,953
Accrued interest and dividends receivable                                 11,316,578              11,259,693         11,822,451
Federal Home Loan Bank stock                                              10,434,100               9,396,900          8,371,200
Bank premises and equipment, net (note 6)                                 13,449,464              12,883,480          9,153,506
Other assets                                                               2,018,620               2,585,737          2,573,504
                                                                     ---------------         ---------------    ---------------
                                                                     $ 1,609,709,438           1,590,450,565      1,475,261,930
                                                                     ===============         ===============    ===============

                            Liabilities and Equity

Deposits (note 7)                                                    $ 1,151,648,094           1,143,753,883      1,096,397,633
Mortgagors' escrow deposits                                                8,274,380              10,652,730         10,887,100
Advances from Federal Home Loan Bank (note 8)                            129,743,750             120,243,750         80,243,750
Deferred income tax liability (note 11)                                   26,135,148              26,831,306         25,187,101
Accrued interest payable on deposits                                       1,340,418                 661,405            698,225
Funds held under loan servicing agreements                                   951,090               1,183,543            853,740
Other liabilities                                                          5,588,194               6,140,278          2,853,380
                                                                     ---------------         ---------------    ---------------
                                                                       1,323,681,074           1,309,466,895      1,217,120,929
                                                                     ---------------         ---------------    ---------------
Commitments and contingencies (notes 12 and 13)

Equity (notes 9, 14 and 17):
     Undivided profits                                                   249,122,517             241,223,784        223,209,142
     Accumulated other comprehensive income                               36,905,847              39,759,886         34,931,859
                                                                     ---------------         ---------------    ---------------
                                                                         286,028,364             280,983,670        258,141,001
                                                                     ---------------         ---------------    ---------------
                                                                     $ 1,609,709,438           1,590,450,565      1,475,261,930
                                                                     ===============         ===============    ===============

See accompanying notes to consolidated financial statements.

                             AMERICAN SAVINGS BANK

                       Consolidated Statements of Equity

                                                                                           Accumulated
                                                                                               other
                                                                      Undivided            comprehensive            Total
                                                                       profits                income               Equity
                                                                    -------------          -------------        -------------
Balance, December 31, 1995                                          $ 189,219,364             21,582,085          210,801,449

Comprehensive income:
     Net income                                                        15,729,996                     __           15,729,996
     Other comprehensive income, net of tax:
     Net unrealized gains on available-for-sale securities
        net of reclassification adjustment                                     --              3,632,304            3,632,304
                                                                                                                -------------
     Total comprehensive income                                                                                    19,362,300
                                                                    -------------           ------------        -------------
Balance, December 31, 1996                                            204,949,360             25,214,389          230,163,749

Comprehensive income:
     Net income                                                        18,259,782                     --           18,259,782
     Other comprehensive income, net of tax:
     Net unrealized gains on available-for-sale securities
        net of reclassification adjustment                                     --              9,717,470            9,717,470
                                                                                                                -------------
     Total comprehensive income                                                                                    27,977,252
                                                                    -------------           ------------        -------------
Balance, December 31, 1997                                            223,209,142             34,931,859          258,141,001
                                                                    -------------           ------------        -------------
Comprehensive income:
     Net income                                                        18,014,642                     --           18,014,642
     Other comprehensive income, net of tax:
     Net unrealized gains on available-for-sale securities
        net of reclassification adjustment (note 14)                           --              4,828,027            4,828,027
                                                                                                                -------------
     Total comprehensive income                                                                                    22,842,669
                                                                    -------------           ------------        -------------
Balance, December 31, 1998                                            241,223,784             39,759,886          280,983,670
                                                                    -------------           ------------        -------------
Comprehensive income:
     Net income                                                         7,898,733                     --            7,898,733
     Other comprehensive loss, net of tax:
     Net unrealized loss on available-for-sale securities
        net of reclassification adjustment (Note 14)                           --             (2,854,039)          (2,854,039)
                                                                                                                -------------
     Total comprehensive income                                                                                     5,044,694
                                                                    -------------           ------------        -------------
Balance, May 31, 1999                                               $ 249,122,517             36,905,847          286,028,364
                                                                    =============           ============        =============

See accompanying notes to consolidated financial statements.

                             AMERICAN SAVINGS BANK

                     Consolidated Statements of Cash Flows

                                                        Five months ended May 31,                 Year ended December 31,
                                                     -----------------------------   ---------------------------------------------
                                                           1999           1998           1998             1997            1996
                                                     -------------    ------------   -------------    ------------     -----------
Operating activities:
    Net income                                       $   7,898,733       9,016,111      18,014,642      18,259,782     15,729,996
    Adjustments to reconcile net income
      to net cash (used) provided by
      operating activities:
        Provision for loan losses                          800,000       1,000,000       2,400,000       2,154,500       2,250,000
        Depreciation and amortization
          of bank premises and equipment                   689,636         619,621       1,480,605       1,119,419         946,013
        Amortization of premiums                          (676,666)       (863,303)     (2,126,302)     (2,591,280)     (1,519,159)
        (Increase) decrease in accrued
          interest and dividends receivable                (56,885)        413,420         562,758      (1,869,301)          7,478
        Gain on sale/contribution of investment
          securities available for sale                 (2,797,133)     (4,196,180)     (6,695,933)     (4,655,255)     (3,950,256)
        Deferred income taxes                            1,398,999        (513,926)     (1,924,325)       (799,068)       (233,452)
        Decrease in prepaid income taxes                        --              --              --         358,820         662,601
        Decrease (increase) in other assets                567,117         495,135         (12,233)       (107,166)       (373,762)
        Increase (decrease) in other liabilities          (253,841)      1,107,747       3,579,881      (1,392,103)        620,935
        Loans originated for sale                      (10,441,521)     (6,461,987)    (13,474,627)     (6,327,280)    (16,838,332)
        Sale of loans, originated for sale              10,496,355       6,465,391      13,458,025       6,332,857      16,810,912
        Increase in net deferred loan
          origination costs                               (884,817)       (142,817)       (605,424)       (444,621)       (698,852)
        Net (gain) loss on sale of loans                   (54,834)         (3,404)         16,602          (5,577)         27,420
        Net gain on disposition of real estate owned      (172,021)       (162,095)       (550,130)       (209,051)       (309,749)
                                                     -------------    ------------   -------------    ------------     -----------
          Net cash (used) provided by
            operating activities                         6,513,122       6,773,713      14,123,539       9,824,676      13,131,793
                                                     -------------    ------------   -------------    ------------     -----------
Investing activities:
  Principal paydowns on mortgage-backed
    securities                                          23,079,484      16,570,112      42,335,133      17,827,942      20,353,347
  Investment and mortgage-backed securities
    available for sale:
    Purchases                                         (204,157,650)   (198,898,145)   (404,046,130)   (402,040,164)   (321,219,202)
    Proceeds from sales                                  5,324,995       4,327,500       6,862,438       5,838,168       4,145,403
    Proceeds from maturities                           188,548,375     169,088,636     346,387,620     382,750,000     242,620,000
  Purchases of Federal Home Loan Bank stock             (1,037,200)     (1,025,700)     (1,025,700)             --              --
  Net increase in loans                                (35,267,951)    (25,043,004)    (74,243,586)    (94,709,195)    (72,210,403)
  Net increase in bank premises and equipment           (1,255,620)       (900,803)     (5,210,579)     (2,244,768)     (3,457,412)
  Proceeds from the sales of real estate owned           1,779,008       1,870,307       3,447,201       3,403,021       3,100,215
                                                     -------------    ------------   -------------    ------------     -----------
      Net cash used by investing activities            (22,986,559)    (34,011,097)    (85,493,603)    (89,174,996)   (126,668,052)
                                                     -------------    ------------   -------------    ------------     -----------
Financing activities:
   Increase in demand deposits, regular
     savings, NOW and money management accounts         15,843,327      29,779,551      39,491,360       2,017,306      11,572,162
   (Decrease) increase in certificates of deposit,
     retirement accounts, and IRA passbook accounts     (7,949,116)     (1,983,516)      7,864,890      18,821,849      10,522,308
   (Decrease) increase  in mortgagors' escrow deposits  (2,378,350)     (2,985,438)       (234,370)      5,609,843       1,036,079
   Advances from the Federal Home Loan Bank              9,500,000              --      40,000,000      30,000,000      50,000,000
                                                     -------------    ------------   -------------    ------------     -----------
     Net cash provided by financing activities          15,015,861      24,810,597      87,121,880      56,448,998      73,130,549
                                                     -------------    ------------   -------------    ------------     -----------
Increase (decrease) in cash and cash equivalents        (1,457,576)     (2,426,787)     15,751,816     (22,901,322)    (40,405,710)

Cash and cash equivalents at beginning of period        55,821,943      40,070,127      40,070,127      62,971,449     103,377,159
                                                     -------------    ------------   -------------    ------------     -----------
Cash and cash equivalents at end of period           $  54,364,367      37,643,340      55,821,943      40,070,127      62,971,449
                                                     =============    ============   =============    ============     ===========
Supplemental information:
  Cash paid during the period:
    Interest on deposits and other borrowings        $  21,657,317      22,495,325      53,898,357      52,331,864      49,138,276
    Income taxes                                         2,210,000       2,596,000       9,890,000       8,295,000       8,270,000
  Transfers of loans to real estate owned                1,356,051       2,328,097       2,878,069       2,856,195       1,941,322
  Contribution of securities to charitable
    foundation                                                  --       2,103,775       3,632,413       4,329,584              --

See accompanying notes to consolidated financial statements.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     American Savings Bank (the Bank) is a state-chartered mutual savings bank whose deposits are insured up to specified limits by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation (the FDIC). The Bank provides a full range of banking and other financial services to individual customers located primarily in Connecticut. The Bank is subject to competition from other financial institutions. The Bank also is subject to the regulations of certain state and federal agencies and undergoes periodic examinations by those regulatory authorities. As discussed in Note 17, the Bank has adopted a Plan of Conversion pursuant to which the Bank will convert to a state-chartered stock bank.

     (a)  BASIS OF PRESENTATION

          The consolidated financial statements have been prepared in conformity with generally accepted accounting principles, and include the accounts of the Bank and its subsidiaries, American Investment Services, Inc. and American Savings Bank Mortgage Servicing Company. All significant intercompany transactions have been eliminated in consolidation. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

          Material estimates that are particularly susceptible to changes in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate owned. In connection with real estate owned, management obtains independent appraisals for significant properties to determine the market value of the property.

          While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations.

     (b)  UNAUDITED INTERIM FINANCIAL STATEMENTS

          The consolidated financial statements and related notes as of May 31, 1999 and for the five months ended May 31, 1999 and 1998 are unaudited. All adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for fair presentation of financial position, results of operations and cash flows, have been made. The results of operations for the five months ended May 31, 1999 are not necessarily indicative of the results which may be expected for a full year.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     (c)  INVESTMENT AND MORTGAGE-BACKED SECURITIES

          The Bank classifies its debt securities in one of three categories: trading, available for sale, or held to maturity. Marketable equity securities are classified as either trading or available for sale securities. Trading securities are bought and held principally for the purpose of selling them in the near term. Held to maturity securities are those securities which the Bank has the ability and intent to hold until maturity. All other securities not included in trading or held to maturity are classified as available for sale.

          Held to maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Trading and available for sale securities are recorded at fair value. Unrealized gains and losses on trading securities are included in earnings. Unrealized gains and losses, net of the related tax effect, on available for sale securities are excluded from earnings and are reported as a component of equity (accumulated other comprehensive income) until realized.

          Premiums and discounts on debt securities are amortized or accreted into interest income over the term of the securities in a manner that approximates the interest method. A decline in market value of a security below amortized cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security. Gains and losses on sales of securities are recognized at the time of sale on a specific identification basis.

     (d)  LOANS

          Interest on loans is credited to income based on the rate applied to principal amounts outstanding. Interest on loans is not accrued when, in the judgment of management, the collectibility of the principal or interest becomes doubtful. The Bank's policy is to discontinue the accrual of interest when principal or interest payments are delinquent 90 days or more. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income if management determines that interest is uncollectible. Loans are removed from nonaccrual status when they become less than 90 days past due and when concern no longer exists as to the collectibility of principal and interest.

          Certain direct loan origination costs, net of loan origination fees, are deferred and recognized in interest income over the life of the related loan as an adjustment to the related loan's yield.

          The adequacy of the allowance for loan losses is regularly evaluated by management. Factors considered in evaluating the adequacy of the allowance include previous loss experience, current economic conditions and their effect on borrowers, the performance of individual loans in relation to contract terms, and other pertinent factors. The provision for loan losses charged to expense is based upon management's judgment of the amount necessary to maintain the allowance at a level adequate to absorb probable losses inherent in the existing loan portfolio. Loan losses are charged against the allowance when management believes the collectibility of the principal balance outstanding is unlikely.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


          Impaired loans are those for which it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Bank considers loans impaired if payments are greater than 90 days past due and the value of the collateral securing the loan is less than the principal amount outstanding.

     (e)  LOANS HELD FOR SALE AND SERVICING

          Loans held for sale are carried at the lower of aggregate cost or market value. Any adjustment to reduce the carrying amount to market value results in a charge to earnings. Gains on the sale of loans are recognized on the date the transaction is settled.

          When the Bank acquires mortgage servicing rights either through the purchase or origination of mortgage loans (originated mortgage loan servicing rights) and sells or securitizes those loans with servicing rights retained, it allocates the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. Capitalized mortgage servicing rights are amortized as a reduction of servicing fee income in proportion to, and over the period of, estimated net servicing income by use of a method that approximates a level-yield method. Capitalized mortgage servicing rights are periodically evaluated for impairment. If impairment is identified, the amount of impairment is charged to earnings with the establishment of a valuation allowance against the mortgage servicing rights.

     (f)  REAL ESTATE OWNED

          Real estate owned primarily consists of properties acquired through foreclosure or deeded to the Bank in lieu of foreclosure. Each real estate owned property is carried at the lower of cost or fair value, less estimated selling costs. Holding costs are charged to current period earnings. Gains and losses on sales of properties are reflected in the consolidated statements of income when realized.

     (g)  FEDERAL HOME LOAN BANK STOCK

          As a member of the Federal Home Loan Bank (FHLB) of Boston, the Bank is required to hold a certain amount of FHLB stock. This stock is considered to be a non-marketable equity security and, accordingly, is carried at cost.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     (h)  BANK PREMISES AND EQUIPMENT

          Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line and declining-balance methods using the estimated lives of the assets. Estimated lives are 15 to 40 years for buildings and improvements and 3 to 20 years for furniture, fixtures and equipment. Amortization of leasehold improvements is calculated on a straight-line basis over the terms of the related leases or the life of the asset, whichever is shorter. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals are capitalized. The cost and accumulated depreciation relating to premises and equipment retired or otherwise disposed of are eliminated from accounts and any resulting gains and losses are credited or charged to income.

     (i)  INCOME TAXES

          The Bank accounts for deferred income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are established for the temporary differences between the financial reporting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

          The deferred tax asset is subject to reduction by a valuation allowance in certain circumstances. This valuation allowance is recognized if, based on an analysis of available evidence, management determines that it is more likely than not that some portion or all of the deferred tax asset will not be realized. The valuation allowance is subject to ongoing adjustment based on changes in circumstances that affect management's judgment about the realization of the deferred tax asset. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense.

          Income tax expense includes the amount of taxes payable for the current year, and the change during the year in the amount of deferred tax assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

     (j)  EMPLOYEE BENEFIT PLANS

          401k Plan

          The Bank has a 401(k) savings plan available to employees who have completed one year of service and worked at least 1,000 hours for that year. Each participant elects a pre-tax deduction up to 15% of base pay. Employee contributions of 1% to 6% are matched by the Bank at a rate of 50% of employee contributions.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


          Pension Plan

          The Bank has a non-contributory defined benefit plan covering substantially all employees meeting certain age and length of service requirements. The plan provides a monthly benefit upon retirement based on years of service and compensation during the highest paid consecutive three years of employment. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes.

          Other Postretirement Benefits

          The Bank sponsors a master health care plan and life insurance plan for substantially all retirees and employees. The cost of providing retiree health care and other postretirement benefits is recognized over the period the employee renders service to the Bank.

     (k)  FAIR VALUE OF FINANCIAL INSTRUMENTS

          Financial instruments include cash and cash equivalents, investment securities, mortgage-backed securities, loans, deposits, borrowings and certain off-balance-sheet items. Fair value estimates are made at a specific point in time based on market information, where available, or other more subjective information if an active market for the financial instrument does not exist. These estimates incorporate assumptions and other matters of judgment and may not reflect the true financial impact that could result from selling the entire portfolio of a financial instrument on one date, including any income tax consequences.

          Fair value estimates are based on existing on and off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other assets that are not considered financial instruments and are excluded from fair value disclosures include real estate owned and premises and equipment.

     (l)  CONSOLIDATED STATEMENTS OF CASH FLOWS

          For purposes of this financial statement, the Bank defines cash and due from banks and federal funds sold as cash equivalents.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     (m)  TRUST ASSETS

          Approximately $112,043,000, $108,571,000 and $94,898,000 of assets were held by the Bank at May 31, 1999, and December 31, 1998 and 1997, respectively, in a fiduciary or agency capacity for customers. These assets are not included in the accompanying consolidated financial statements, since they are not owned by the Bank.

     (n)  COMPREHENSIVE INCOME

          SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income includes net income and any changes in equity from sources that bypass the income statement (such as changes in net unrealized gains and losses on securities available for sale). SFAS No. 130 affects financial statement disclosures only and has no effect on the Bank's financial position or results of operations.

     (o)  SEGMENT INFORMATION

          SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires public companies to report certain financial information about significant revenue-producing segments of the business for which such information is available and utilized by the chief operating decision-maker. Specific information to be reported for individual operating segments includes a measure of profit and loss, certain revenue and expense items, and total assets. As a community-orientated financial institution, substantially all of the Bank's operations involve the delivery of loan and deposit products to customers. Management makes operating decisions and assesses performance based on an ongoing review of these community-banking operations, which constitutes that Bank's only operating segment for financial reporting purposes under SFAS No. 131.

(2)  CASH AND DUE FROM BANKS

     The Bank is required to maintain reserves with respect to its transaction accounts and non-personal time deposits. As of May 31, 1999 and December 31, 1998, the Bank maintained cash and liquid assets of approximately $1,000,000 in satisfaction of these regulatory requirements.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


(3)  INVESTMENT AND MORTGAGE-BACKED SECURITIES

     The Bank classified all investment and mortgage-backed securities as available for sale as of May 31, 1999, and December 31, 1998 and 1997. The amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair values of investment and mortgage-backed securities at May 31, 1999 and December 31, 1998 and 1997 are as follows:

                                                                                  MAY 31, 1999
                                             ------------------------------------------------------------------------------------
                                                                          GROSS                  GROSS
                                                  AMORTIZED             UNREALIZED            UNREALIZED                FAIR
                                                     COST                 GAINS                 LOSSES                 VALUE
                                             -----------------     -----------------     -----------------      -----------------
Available for sale
Investments:
 U.S. Treasury notes                         $      10,041,905               292,470                    --             10,334,375
 U.S. Government agencies                           55,520,989                    --              (335,769)            55,185,220
 Corporate bonds and notes                         185,108,862               198,151            (1,552,651)           183,754,362
 Other bonds and notes                              43,699,276                    --               (84,213)            43,615,063
 Marketable equity securities                       12,980,402            64,553,883               (33,582)            77,500,703
                                             -----------------     -----------------     -----------------      -----------------
                                                   307,351,434            65,044,504            (2,006,215)           370,389,723
                                             -----------------     -----------------     -----------------      -----------------
Mortgage-backed securities:
  Freddie Mac                                      154,981,529             1,456,171              (637,174)           155,800,526
  Fannie Mae                                        49,726,510               407,389               (66,254)            50,067,645
                                             -----------------     -----------------     -----------------      -----------------
                                                   204,708,039             1,863,560              (703,428)           205,868,171
                                             -----------------     -----------------     -----------------      -----------------
     Total available for sale                $     512,059,473            66,908,064            (2,709,643)           576,257,894
                                             =================     =================     =================      =================

     At May 31, 1999, the net unrealized gain on securities available for sale of $64,198,421, net of income tax of $27,292,574, is shown as accumulated other comprehensive income.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996

                                                                               DECEMBER 31, 1998
                                             -----------------------------------------------------------------------------------
                                                                          GROSS                 GROSS
                                                  AMORTIZED             UNREALIZED            UNREALIZED              FAIR
                                                     COST                 GAINS                 LOSSES                VALUE
                                             -----------------     -----------------     ----------------      -----------------
Available for sale
Investments:
 U.S. Treasury notes                         $      27,048,233               631,454                   --             27,679,687
 U.S. Government agencies                           78,025,274               128,930                   --             78,154,204
 Corporate bonds and notes                         138,257,777               467,587                   --            138,725,364
 Other bonds and notes                              55,633,277               373,237             (323,826)            55,682,688
 Marketable equity securities                       12,026,616            65,599,491             (194,735)            77,431,372
 Auction market preferred
     stocks                                         40,000,000                    --                   --             40,000,000
                                             -----------------     -----------------     ----------------      -----------------
                                                   350,991,177            67,200,699             (518,561)           417,673,315
                                             -----------------     -----------------     ----------------      -----------------
Mortgage-backed securities:
  Freddie Mac                                      132,294,166             2,128,509              (16,941)           134,405,734
  Fannie Mae                                        38,095,532               353,911                   --             38,449,443
                                             -----------------     -----------------     ----------------      -----------------
                                                   170,389,698             2,482,420              (16,941)           172,855,177
                                             -----------------     -----------------     ----------------      -----------------
     Total available for sale                $     521,380,875            69,683,119             (535,502)           590,528,492
                                             =================     =================     ================      =================

     At December 31, 1998, the net unrealized gain on securities available for sale of $69,147,617, net of income taxes of $29,387,731, is shown as accumulated other comprehensive income.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996

                                                                              DECEMBER 31, 1997
                                             --------------------------------------------------------------------------------
                                                                         GROSS                GROSS
                                                  AMORTIZED            UNREALIZED           UNREALIZED            FAIR
                                                     COST                GAINS                LOSSES              VALUE
                                             -----------------    -----------------    ----------------     -----------------
Available for sale
Investments:
 U.S. Treasury notes                         $      50,473,364              401,532             (77,240)           50,797,656
 U.S. Treasury bills                                29,070,857               21,537                (249)           29,092,145
 U.S. Government agencies                          168,210,180              116,934             (10,218)          168,316,896
 Corporate bonds and notes                         114,659,737              168,077                  --           114,827,814
 Other bonds and notes                               1,303,156              188,665             (36,972)            1,454,849
 Marketable equity securities                        8,670,552           58,899,400             (27,511)           67,542,441
                                             -----------------    -----------------    ----------------     -----------------
                                                   372,387,846           59,796,145            (152,190)          432,031,801
                                             -----------------    -----------------    ----------------     -----------------
Mortgage-backed securities:
  Freddie Mac                                       90,964,203            1,057,675             (44,990)           91,976,888
  Fannie Mae                                        40,745,642              189,213             (94,793)           40,840,062
                                             -----------------    -----------------    ----------------     -----------------
                                                   131,709,845            1,246,888            (139,783)          132,816,950
                                             -----------------    -----------------    ----------------     -----------------
     Total available for sale                $     504,097,691           61,043,033            (291,973)          564,848,751
                                             =================    =================    ================     =================

     At December 31, 1997, the net unrealized gain on securities available for sale of $60,751,060, net of income taxes of $25,819,201, is shown as accumulated other comprehensive income.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     The amortized cost and fair value of debt securities at May 31, 1999 and December 31, 1998, by contractual maturity, excluding mortgage-backed securities, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               MAY 31, 1999                   DECEMBER 31, 1998
                                                    -------------------------------      ----------------------------
                                                        AMORTIZED          FAIR           AMORTIZED          FAIR
                                                          COST             VALUE            COST             VALUE
                                                    --------------      -----------      -----------      -----------
Available for sale:
 Due in one year or less                            $  152,268,547      152,146,514      212,329,557      212,647,397
 Due after one year through five years                 130,608,248      129,169,757       75,133,858       75,463,606
 Due after five years through ten years                 11,494,237       11,572,749       11,501,146       12,130,940
                                                    --------------      -----------      -----------      -----------
                                                       294,371,032      292,889,020      298,964,561      300,241,943
Mortgage-backed securities                             204,708,039      205,868,171      170,389,698      172,855,177
                                                    --------------      -----------      -----------      -----------
                                                    $  499,079,071      498,757,191      469,354,259      473,097,120
                                                    ==============      ===========      ===========      ===========

     A security with an amortized cost and fair value of $5,000,000 at May 31, 1999 was pledged to secure public deposits. A security with an amortized cost of $2,004,972 and a fair value of $2,012,820 at December 31, 1998 was pledged to secure public deposits.

     There were no sales of mortgage-backed securities during the five month periods ended May 31, 1999 and 1998 and during the years ended December 31, 1998, 1997 and 1996. Proceeds from sales of investment securities available for sale were $5,324,995 and $4,327,500 for the five months ended May 31, 1999 and 1998, respectively. Gross realized gains on these sales were $2,797,133 and $2,142,454 for the five months ended May 31, 1999 and 1998, respectively, and there were no realized losses. In addition, during the five months ended May 31, 1998, investment securities with an amortized cost of $50,049 and fair value of $2,103,775 were contributed to the American Savings Bank Foundation, Inc. (the "Foundation"), resulting in recognition of a gain of $2,053,726. There were no contributions of securities to the Foundation during the five months ended May 31, 1999.

     Proceeds from sales of investment securities available for sale for the year ended December 31, 1998, were $6,862,438. Gross realized gains on these sales were $3,148,740 and there were no realized losses. In addition, during the year ended December 31, 1998, investment securities with an amortized cost of $85,220 and fair value of $3,632,413 were contributed to the Foundation, resulting in recognition of a gain of $3,547,193.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     Proceeds from sales of investment securities available for sale for the year ended December 31, 1997 were $5,838,168. Gross realized gains on these sales were $508,342 and there were no realized losses. In addition, during the year ended December 31 1997, investment securities with an amortized cost of $182,671 and fair value of $4,329,584 were contributed to the Foundation, resulting in recognition of a gain of $4,146,913.

     Proceeds from sales of investment securities available for sale for the year ended December 31, 1996, were $4,145,403. Gross realized gains on these sales were $3,950,256 and there were no realized losses. No securities were contributed to the Foundation during 1996.

(4)  LOANS

     The composition of the Bank's loan portfolio was as follows:

                                                                                         DECEMBER 31,
                                                         MAY 31,         -----------------------------------------
                                                          1999                    1998                   1997
                                                  -----------------      ------------------     ------------------
Real estate mortgage loans:
     One- to four - family                        $     653,016,137             624,819,067            588,049,836
     Residential construction                            15,745,314              17,177,224             11,755,172
     Multi - family                                         858,278                 871,683                968,541
     Commercial                                             339,321                 350,858              1,094,243
                                                  -----------------      ------------------     ------------------
          Total real estate mortgage loans              669,959,050             643,218,832            601,867,792
                                                  -----------------      ------------------     ------------------
Consumer loans:
     Equity loans and lines of credit                   255,985,101             243,101,875            216,814,029
     Automobile                                          17,318,565              20,084,965             20,792,973
     Other                                                3,542,070               6,940,213              3,556,909
                                                  -----------------      ------------------     ------------------
          Total consumer loans                          276,845,736             270,127,053            241,163,911
                                                  -----------------      ------------------     ------------------
          Total loans                                   946,804,786             913,345,885            843,031,703

Net deferred loan origination costs                       2,418,960               1,534,143                928,719
Allowance for loan losses                                (7,972,660)             (7,625,659)            (6,276,984)
                                                  -----------------      ------------------     ------------------
                                                  $     941,251,086             907,254,369            837,683,438
                                                  =================      ==================     ==================

     Loans on nonaccrual status amounted to $2,872,335 and $5,636,813 as of May 31, 1999 and 1998, respectively, and $3,986,104, $6,874,077 and
     $6,507,843 as of December 31, 1998, 1997 and 1996, respectively. If interest on these loans had been recognized in accordance with their original terms, such income would have approximated $116,862 and $229,648 for the five months ended May 31, 1999 and 1998, respectively, and $180,225, $337,753 and $327,464 for the years ended December 31, 1998, 1997 and 1996, respectively.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996

     The Bank's investment in impaired loans was $754,000, $1.3 million and $2.2 million at May 31, 1999 and December 31, 1998 and 1997, respectively. The allowance for loan losses on these impaired loans was approximately $200,000, $387,000 and $444,000 at May 31, 1999 and December 31, 1998 and
     1997, respectively. There were no impaired loans without a related allowance for losses. The average balance of impaired loans was $1.5 million and $2.2 million for the five month periods ended May 31, 1999 and 1998, respectively and $1.7 million, $1.5 million and $673,000 for the years ended December 31, 1998, 1997 and 1996. The interest income recognized on impaired loans was not significant.

     Changes in the allowance for loan losses for the periods indicated were as follows:

                                              FIVE MONTHS ENDED MAY 31,                   YEARS ENDED DECEMBER 31,
                                            -----------------------------       --------------------------------------------
                                                  1999             1998            1998             1997             1996
                                            -------------       ---------       ----------       ----------       ----------
Balance at beginning of period              $   7,625,659       6,276,984        6,276,984        5,587,760        4,484,019
Provision for loan losses charged
 to income                                        800,000       1,000,000        2,400,000        2,154,500        2,250,000

Loans charged-off                                (538,579)       (723,949)      (1,154,113)      (1,540,093)      (1,170,623)
Recoveries                                         85,580          94,706          102,788           74,817           24,364
                                            -------------       ---------       ----------       ----------       ----------
Balance at end of period                    $   7,972,660       6,647,741        7,625,659        6,276,984        5,587,760
                                            =============       =========       ==========       ==========       ==========


     The Bank uses forward commitments to sell residential first mortgage loans, which are entered into for the purpose of reducing the market risk associated with originating loans held for sale. Market risk may arise from the possible inability of the Bank or the other party to fulfill the contracts. At December 31, 1998, the Bank had forward commitments to sell loans totaling $5.4 million at rates between 5.75% and 6.63%. The estimated fair value of commitments to sell loans is considered insignificant at December 31, 1998. At May 31, 1999 and December 31, 1997, the Bank did not have any forward commitments to sell loans.

     The Bank serviced loans for others totaling approximately $165,883,653, $166,545,280, $175,145,840 and $179,677,617 at May 31, 1999, and December
     31, 1998, 1997 and 1996, respectively. Income from servicing loans for others was $187,684 and $199,135 for the five months ended May 31, 1999 and 1998, respectively, and $479,488, $488,026 and $469,896 for the years ended December 31, 1998, 1997 and 1996, respectively.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


(5)  CONCENTRATIONS OF CREDIT RISK

     A significant amount of the Bank's mortgage loan receivables and commitments are secured by residential real estate located in the Greater Hartford area and surrounding communities in Connecticut. The Bank's policy for collateral requires that the amount of the loan generally may not exceed 80% of the appraised value of the property at the time that the loan is granted. In cases where the loan exceeds this percentage, the Bank's policy is to require private mortgage insurance of between 20% to 30% of the appraised value based on the actual loan to value ratio.

(6)  BANK PREMISES AND EQUIPMENT

     Bank premises and equipment consisted of the following:

                                                                                             DECEMBER 31,
                                                                MAY 31,          --------------------------------------
                                                                  1999                 1998                 1997
                                                            ----------------     ----------------     -----------------
Premises                                                    $      9,253,674            7,774,566             7,065,594
Construction in progress                                           2,032,967            2,552,327               382,715
Furniture and equipment                                            7,421,155            7,125,283             6,046,315
Leasehold improvements                                             2,708,757            2,708,757             1,469,298
                                                            ----------------     ----------------     -----------------
                                                                  21,416,553           20,160,933            14,963,922

Less accumulated depreciation and amortization                    (7,967,089)          (7,277,453)           (5,810,416)
                                                            ----------------     ----------------     -----------------
     Net bank premises and equipment                        $     13,449,464           12,883,480             9,153,506
                                                            ================     ================     =================

     Total depreciation and amortization expense amounted to $689,636 and $619,621 for the five months ended May 31, 1999 and 1998, respectively, and $1,480,605, $1,119,419 and $946,013 for the years ended December 31, 1998,
     1997 and 1996, respectively.

(7)  DEPOSITS

     A summary of deposit balances, by type, is as follows:

                                                                                          DECEMBER 31,
                                                         MAY 31,        -------------------------------------------
                                                          1999                  1998                     1997
                                                   ------------------    ------------------      -------------------
Regular and other savings                          $      204,637,520           193,005,355              181,361,422
NOW accounts                                               72,122,639            68,214,612               52,336,914
Money market accounts                                      66,277,030            63,386,320               60,614,510
Demand deposit accounts                                    25,731,266            28,318,841               19,120,922
Certificates of deposit                                   607,464,761           615,519,988              602,237,134
Retirement accounts                                       175,414,878           175,308,767              180,726,731
                                                   ------------------    ------------------      -------------------
     Total                                         $    1,151,648,094         1,143,753,883            1,096,397,633
                                                   ==================    ==================      ===================

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     A summary of certificates of deposit and retirement accounts by maturity is as follows:

                                                                                      DECEMBER 31,
                                                        MAY 31,          -------------------------------------------
                                                         1999                  1998                     1997
                                                   ------------------    ------------------      -------------------
1 - 12 months                                      $      565,491,044           575,119,169              505,871,057
13 - 24 months                                            179,919,160           171,544,653              181,686,550
25 - 36 months                                             16,154,538            19,524,300               69,811,780
37 - 48 months                                             14,938,301             8,581,290               15,708,798
48 months and thereafter                                    5,594,104            15,009,007                9,114,845
                                                   ------------------    ------------------      -------------------
     Total                                         $      782,097,147           789,778,419              782,193,030
                                                   ==================    ==================      ===================

     Certificates of deposit and retirement accounts of $100,000 or more totaled $79,553,750, $80,075,274, $70,547,573 and $66,766,495 at May 31, 1999 and
     December 31, 1998, 1997 and 1996, respectively. Interest paid on certificates of deposit of $100,000 or more amounted to approximately $1,516,318 and $1,632,797 for the five months ended May 31, 1999 and 1998, respectively, and $3,764,182, $3,472,279 and $3,403,527 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Interest expense on deposits, by account type, is summarized as follows:

                                                       FIVE MONTHS
                                                      ENDED MAY 31,                      YEARS ENDED DECEMBER 31,
                                             -----------------------------      ------------------------------------------
                                                   1999            1998            1998            1997            1996
                                             -------------      ----------      ----------      ----------      ----------
Regular and other savings                    $   1,711,304       1,602,648       3,960,992       3,870,985       3,983,444
NOW accounts                                       378,487         303,972         784,920         711,875         569,412
Money market accounts                              722,579         691,968       1,678,206       1,694,398       1,756,731
Certificates of deposit                         12,616,356      13,417,374      32,178,088      32,379,742      32,084,603
Retirement accounts                              3,969,697       4,271,804      10,220,394      10,464,033      10,594,935
                                             -------------      ----------      ----------      ----------      ----------
                                             $  19,398,423      20,287,766      48,822,600      49,121,033      48,989,125
                                             =============      ==========      ==========      ==========      ==========

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


(8)  ADVANCES FROM FEDERAL HOME LOAN BANK

     Advances from the Federal Home Loan Bank of Boston (the FHLB) by maturity is as follows:

                                                                                       DECEMBER 31,
                                                            MAY 31,         -------------------------------------
                                                              1999                1998                 1997
                                                       -----------------    ----------------    -----------------
6.06% due December 27, 1999                          $         5,300,000           5,300,000            5,300,000
5.28% due May 5, 2000                                          1,500,000                  --                   --
4.96% due December 4, 2000                                    10,000,000          10,000,000                   --
5.10% due December 4, 2001                                    20,000,000          20,000,000                   --
6.05% due December 15, 2001                                   10,000,000          10,000,000           10,000,000
6.28% due December 26, 2001                                   10,000,000          10,000,000           10,000,000
5.60% due May 6, 2002                                          2,000,000                  --                   --
6.09% due June 15, 2002                                        2,000,000           2,000,000            2,000,000
6.01% due November 14, 2002                                   10,000,000          10,000,000           10,000,000
5.14% due December 4, 2002                                    10,000,000          10,000,000                   --
6.09% due December 16, 2002                                    8,000,000           8,000,000            8,000,000
6.47% due December 26, 2003                                   25,000,000          25,000,000           25,000,000
5.81% due May 5, 2004                                          6,000,000                  --                   --
6.51% due December 27, 2004                                    5,000,000           5,000,000            5,000,000
6.55% due December 27, 2005                                    1,000,000           1,000,000            1,000,000
6.54% due December 27, 2005                                    3,700,000           3,700,000            3,700,000
4.00% due December 3, 2008                                       243,750             243,750              243,750
                                                       -----------------    ----------------    -----------------
                                                       $     129,743,750         120,243,750           80,243,750
                                                       =================    ================    =================

     Sufficient qualified collateral (principally mortgage loans and securities including FHLB stock) is required to be maintained against the FHLB advances. However, no specific assets of the Bank are required to be segregated to provide the required collateral. As a member of the FHLB, the Bank has access to a preapproved line of credit for up to 2% of its total assets and the capacity to borrow up to 30% of its total assets.

(9)  REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total Capital and Tier I Capital to risk-weighted assets, and of Tier I Capital to average assets. Management believes that, as of May 31, 1999 and December 31, 1998 and 1997, the Bank met all capital adequacy requirements to which it was subject.

     As of May 31, 1999 and December 31, 1998, the most recent notifications from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There have been no conditions or events since those notifications that management believes have changed the Bank's capital category.

     The following is a summary of the Bank's actual capital amounts and ratios as of May 31, 1999 and December 31, 1998 and 1997, compared to the required amounts and ratios for minimum capital adequacy and for classification as a well-capitalized institution:

                                                                                                            TO BE WELL
                                                                                                        CAPITALIZED UNDER
                                                                              FOR CAPITAL               PROMPT CORRECTIVE
                                                   ACTUAL                  ADEQUACY PURPOSES            ACTION PROVISIONS
                                        -------------------------     ------------------------     ------------------------
                                           AMOUNT         RATIO          AMOUNT        RATIO          AMOUNT        RATIO
                                        -------------------------     ------------------------     ------------------------
As of May  31, 1999:
 Total Capital (to Risk
   Weighted Assets)                     $  286,129,653       29.6%    $  77,434,150        8.0%    $  96,792,688       10.0%
 Tier I Capital (to Risk
   Weighted Assets)                        249,122,517       26.5        37,555,696        4.0        56,333,544        6.0
 Tier I Capital (to
   Average Assets)                         249,122,517       15.5        64,380,378        4.0        80,475,472        5.0

As of December 31, 1998:
 Total Capital (to Risk
   Weighted Assets)                     $  278,281,584       29.2%    $  76,256,635        8.0%    $  95,320,794       10.0%
 Tier I Capital (to Risk
   Weighted Assets)                        241,223,784       26.1        36,951,032        4.0        55,426,548        6.0
 Tier I Capital (to
   Average Assets)                         241,223,784       16.4        59,011,560        4.0        73,764,450        5.0

As of December 31, 1997:
 Total Capital (to Risk
   Weighted Assets)                     $  229,486,126       30.3%    $  60,597,336        8.0%    $  75,746,670       10.0%
 Tier I Capital (to Risk
   Weighted Assets)                        223,209,142       29.5        30,298,668        4.0        45,448,002        6.0
 Tier I Capital (to
   Average Assets)                         223,209,142       16.0        55,971,200        4.0        69,964,000        5.0

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


(10) BENEFIT PLANS

     Pension Plan

     The following table sets forth changes in benefit obligation, changes in plan assets and the funded status of the Bank's pension plan for the periods indicated. The table also provides a reconciliation of the plan's funded status and the amounts recognized in the Bank's consolidated balance sheets:

                                                                                              DECEMBER 31,
                                                                 MAY 31,          -------------------------------------
                                                                  1999                  1998                 1997
                                                            -----------------     ----------------     ----------------
Change in benefit obligation:
 Benefit obligation at beginning of period                  $      10,685,049            9,502,589            8,504,882
 Service cost                                                         197,849              436,176              368,188
 Interest cost                                                        281,810              662,826              602,478
 Amendments                                                            74,467               76,257              234,872
 Actuarial (gain) loss                                               (747,177)             544,197              288,968
 Benefits paid                                                       (169,832)            (536,996)            (496,799)
                                                            -----------------     ----------------     ----------------

 Benefit obligation at end of period                               10,322,166           10,685,049            9,502,589
                                                            -----------------     ----------------     ----------------

Change in plan assets:
 Fair value of plan assets at beginning of period                  10,086,249           10,293,472            8,877,276
 Actual return on plan assets                                         (71,404)             329,773            1,703,506
 Employer contribution                                                 (4,857)                  --              209,489
 Benefits paid                                                       (169,832)            (536,996)            (496,799)
                                                            -----------------     ----------------     ----------------

 Fair value of plan assets at end of period                         9,840,156           10,086,249           10,293,472
                                                            -----------------     ----------------     ----------------

Funded status                                                        (482,010)            (598,800)             790,883
Unrecognized transition asset                                        (318,859)            (370,288)            (493,717)
Unrecognized prior service cost                                       787,467              743,172              731,881
Unrecognized net actuarial loss (gain)                                759,323            1,068,538              (44,491)
                                                            -----------------     ----------------     ----------------

     Net amount recognized                                  $         745,921              842,622              984,556
                                                            =================     ================     ================

Amounts recognized in other assets/liabilities in the
 consolidated balance sheets:
   Prepaid benefit cost                                     $       1,119,162            1,146,783            1,154,164
   Accrued benefit liability                                         (711,610)            (623,744)            (281,853)
   Intangible asset                                                   338,369              319,583              112,245
                                                            -----------------     ----------------     ----------------

     Net amount recognized                                  $         745,921              842,622              984,556
                                                            =================     ================     ================

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     The pension plan information includes information for a supplemental benefit equalization plan (the supplemental plan) that provides additional benefits to certain employees. As of May 31, 1999, the benefit obligation of the supplemental plan was $851,277 and there were no plan assets.

     The components of net periodic pension cost for the periods indicated were as follows:

                                                 FIVE MONTHS                           YEAR ENDED
                                                ENDED MAY 31,                         DECEMBER 31,
                                        -----------------------------------------------------------------------
                                             1999           1998           1998           1997           1996
                                        -----------       --------       --------       --------       --------
Service cost                            $   197,849        181,740        436,176        368,188        337,211
Interest cost                               281,810        276,178        662,826        602,478        571,955
Expected return on plan
 assets                                    (368,021)      (376,233)      (902,958)      (777,994)      (716,001)
Amortization and deferral                   (19,794)       (22,546)       (54,110)       (74,104)       (76,014)
                                        -----------       --------       --------       --------       --------
Net periodic pension cost               $    91,844         59,139        141,934        118,568        117,151
                                        ===========       ========       ========       ========       ========

     Significant actuarial assumptions used in determining the actuarial present value of the projected benefit obligation and the net periodic pension cost were as follows:

                                                                  DECEMBER 31,
                                              MAY 31,      ---------------------------
                                               1999            1998           1997
                                           -------------   ------------    ------------
Discount rate                                   7.0%           6.5%            7.0%
Rate of increase in compensation levels         4.5            4.5             5.0
Long-term rate of return on assets              9.0            9.0             9.0

     Savings Plan

     Contributions made by the Bank to a 401(k) savings plan maintained for employees meeting certain eligibility requirements amounted to $78,032 and $71,995 for the five month periods ended May 31, 1999 and 1998, respectively, and $529,013, $452,416 and $434,126 for the years ended December 31, 1998, 1997 and 1996, respectively, and are included in salaries and employee benefits expenses.

     Other Postretirement Benefit Plan

     The Bank sponsors a health care plan and a life insurance plan that provides postretirement benefits to full-time employees who meet minimum age and service requirements. The cost of providing retiree health care and other postretirement benefits is recognized over the period the employee renders service to the Bank.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     The following table presents changes in benefit obligation, changes in plan assets and the funded status of the plan for the periods indicated. The table also provides a reconciliation of the plan's funded status and the amount recognized in the Bank's consolidated balance sheets:

                                                                                          DECEMBER 31,
                                                             MAY 31,         ---------------------------------------
                                                              1999                  1998                  1997
                                                        -----------------     -----------------     -----------------
Change in benefit obligation:
 Benefit obligation at beginning of period              $       1,088,399               908,585               709,626
 Service cost                                                      15,206                30,920                25,154
 Interest cost                                                     28,725                66,732                57,541
 Actuarial loss                                                   (72,229)              136,957               165,549
 Benefits paid                                                    (23,517)              (54,795)              (49,285)
                                                        -----------------     -----------------     -----------------
 Benefit obligation at end of period                            1,036,584             1,088,399               908,585
                                                        -----------------     -----------------     -----------------
Change in plan assets:
 Fair value of plan assets at beginning of
  period                                                               --                    --                    --

 Employer contribution                                             23,517                54,795                49,285
 Benefits paid                                                    (23,517)              (54,795)              (49,285)
                                                        -----------------     -----------------     -----------------
 Fair value of plan assets at end of period                            --                    --                    --
                                                        -----------------     -----------------     -----------------
Funded status                                                  (1,036,584)           (1,088,399)             (908,585)
Unrecognized net actuarial loss                                   123,291               197,838                60,881
Unrecognized prior service cost                                    57,634                61,666                71,346
                                                        -----------------     -----------------     -----------------
Accrued benefit cost recognized in other
 liabilities                                            $        (855,659)             (828,895)             (776,358)
                                                        =================     =================     =================

     Periodic postretirement benefit cost includes the following components for the periods indicated:

                                                       FIVE MONTHS                                   YEAR ENDED
                                                      ENDED MAY 31,                                 DECEMBER 31,
                                          -----------------------------------    -----------------------------------------------
                                                 1999               1998               1998             1997             1996
                                          -----------------------------------    -------------    -------------    -------------
Service cost                              $        15,206              12,884           30,920           25,154           21,544
Interest cost                                      28,725              27,805           66,732           57,541           49,553
Recognized net actuarial loss                       2,318                  --               --               --               --
Amortization                                        4,032               4,033            9,680            7,022              962
                                          ---------------    ----------------    -------------    -------------    -------------
Postretirement benefit cost               $        50,281              44,722          107,332           89,717           72,059
                                          ===============    ================    =============    =============    =============

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     For measurement purposes, the assumed annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) was 9.2% for May 31, 1999, and 9.7% and 10.3% for December 31, 1998 and 1997,
     respectively. The rate was assumed to decrease gradually to 5% by the year 2010 and remain at that level thereafter. An increase of 1% in the assumed health care cost trend rate would increase the postretirement benefit obligation by $34,961 at May 31, 1999 and $38,292 at December 31, 1998 and increase the periodic postretirement benefit cost by $1,893 for the five months ended May 31, 1999 and $3,915 for the year ended December 31, 1998. A decrease of 1% in the assumed health care cost trend rate would decrease the postretirement benefit obligation by $30,118 at May 31, 1999 and $30,844 at December 31, 1998 and increase the postretirement benefit cost by $1,496 for the five months ended May 31, 1999 and $3,097 for the year ended December 31, 1998.

     The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.0% for May 31, 1999, and 6.5% and 7.0% for December 31, 1998 and 1997, respectively.

(11) INCOME TAXES

     The components of income tax expense are summarized as follows:

                                                     FIVE MONTHS                             YEAR ENDED
                                                    ENDED MAY 31,                           December 31,
                                           ---------------------------       ------------------------------------------
                                                1999            1998            1998             1997            1996
                                           ------------      ---------       ----------       ---------       ---------
Current tax benefit (expense):
 Federal                                   $  2,799,001      3,720,151        8,510,454       6,752,741       6,931,779
 State                                               --      1,065,775        2,479,871       2,139,071       1,928,444
                                           ------------      ---------       ----------       ---------       ---------
   Total current                              2,799,001      4,785,926       10,990,325       8,891,812       8,860,223
                                           ------------      ---------       ----------       ---------       ---------
Deferred tax benefit (expense):
 Federal                                      1,398,999       (502,151)      (1,846,454)       (526,741)       (147,040)
 State                                               --        (11,775)         (77,871)       (272,327)        (86,412)
                                           ------------      ---------       ----------       ---------       ---------
   Total deferred                             1,398,999       (513,926)      (1,924,325)       (799,068)       (233,452)
                                           ------------      ---------       ----------       ---------       ---------
   Total income tax expense                $  4,198,000      4,272,000        9,066,000       8,092,744       8,626,771
                                           ============      =========       ==========       =========       =========

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     The effective tax rate for each period set forth below differs from the statutory federal income tax rate. The reasons for these differences in the effective tax rate follow:


                                                                  FIVE MONTHS ENDED MAY 31,
                                                  -----------------------------------------------------
                                                              1999                         1998
                                                  ------------------------     ------------------------
                                                       AMOUNT          %            AMOUNT          %
                                                  ------------       -----     -------------      -----
Statutory federal income tax                      $  4,233,857       35.00%    $  4,650,839       35.00%
Increase (decrease) resulting from:
   State income taxes, net of
    federal income tax benefit                              --          --          685,100        5.47
   Dividend received deduction                        (233,485)      (1.93)        (134,101)      (1.01)
   Appreciated value of
    donated securities                                      --          --         (718,804)      (5.41)
   Other                                               197,628        1.63         (211,034)      (1.93)
                                                  ------------       -----     -------------      -----
    Effective combined federal
      and state tax amount and rate                  4,198,000       34.70%       4,272,000       32.12%
                                                  ============       =====     =============      =====

                                                                           YEAR ENDED DECEMBER 31,
                                           ------------------------------------------------------------------------------------
                                                       1998                           1997                         1996
                                           -------------------------      -------------------------       ----------------------
                                                AMOUNT           %             AMOUNT           %           AMOUNT           %
                                           -------------      ------      ------------       ------       ---------       ------
Statutory federal income tax rate          $   9,478,225       35.00%     $  9,223,384       35.00%       8,524,868       35.00%
Increase (decrease) in tax rates
 resulting from:
   State income taxes, net of
    federal income tax benefit                 1,561,300        5.77         1,213,384        4.60        1,197,321         4.92
   Dividend received deduction                  (332,500)      (1.23)         (454,567)      (1.72)      (1,059,698)       (4.35)
   Appreciated value of
    donated securities                        (1,289,888)      (4.76)       (1,451,420)      (5.51)              --           --
   Other                                        (351,137)      (1.30)         (438,037)      (1.66)         (35,721)        (.15)
                                            -------------      ------      ------------      ------       ---------       ------
    Effective combined federal
      and state tax amount
      and rate                                 9,066,000       33.48%        8,092,744       30.71%       8,626,770       35.42%
                                            =============      ======      ============      ======       =========       ======

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


The tax effects of temporary differences that give rise to deferred tax assets and liabilities are presented below:

                                                                                               DECEMBER 31,
                                                                     MAY 31,          -----------------------------
                                                                      1999                1998              1997
                                                                 --------------       -----------       -----------
Deferred tax assets:
 Allowance for loan losses                                       $    2,857,964         3,237,714         2,818,560
 Postretirement benefits other than pensions                            303,186           341,229           326,812
 Other                                                                  314,822         1,753,493           589,573
                                                                 --------------       -----------       -----------
     Total gross deferred tax assets                                  3,475,972         5,332,436         3,734,945
                                                                 --------------       -----------       -----------
     Less state valuation allowance                                          --          (175,000)               --
                                                                 --------------       -----------       -----------
     Deferred tax asset after valuation allowance                     3,475,972         5,157,436         3,734,945

Deferred tax liabilities:
 Net unrealized gains on securities available for sale              (27,292,574)      (29,387,731)      (25,819,201)
 Deferral of loan origination fees                                     (840,882)         (736,705)         (935,443)
 Bank premises and equipment, principally due to
   differences in depreciation                                         (539,454)         (651,743)         (729,735)
 Excess of tax bad debt reserve over base year                         (631,576)         (797,754)         (972,659)
 Retirement plan                                                       (265,250)         (356,203)         (405,391)
 Prepaid insurance                                                      (41,384)          (58,606)          (59,617)
                                                                 --------------       -----------       -----------
     Total gross deferred tax liabilities                           (29,611,120)      (31,988,742)      (28,922,046)
                                                                 --------------       -----------       -----------
     Net deferred tax liability                                  $  (26,135,148)      (26,831,306)      (25,187,101)
                                                                 ==============       ===========       ===========

     Management believes it is more likely than not that the reversal of deferred tax liabilities and results of future operations will generate sufficient taxable income to realize the deferred tax assets, net of the valuation allowance.

     The Bank only recognizes a deferred tax asset when, based upon available evidence. Management believes the associated tax benefits will more likely than not be realized. As of December 31, 1998, the Bank recorded a valuation allowance of $175,000 against its state deferred tax asset in connection with the creation of a Connecticut passive investment company pursuant to legislation enacted earlier in the year. Under this legislation, Connecticut passive investment companies are not subject to the Connecticut Corporate Business Tax and dividends paid by the passive investment company to the Bank are exempt from the Connecticut Corporate Business Tax. Accordingly, the Bank expects to report no Connecticut income tax beginning in 1999. During 1999, the deferred tax assets that the valuation allowance was established against were written off upon the transfer to the passive investment company.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     For income tax purposes, a bad debt reserve is maintained equal to the excess of tax bad debt deductions over actual losses charged against the reserve. The Bank's base-year tax bad debt reserve was $24.6 million and the related unrecognized deferred tax liability was approximately $10.3 million at May 31, 1999 and December 31, 1998. A deferred tax liability has not been recognized for the base-year tax bad debt reserve, since the Bank does not expect that the reserve will become taxable in the foreseeable future.

(12) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments expose the Bank to credit risk in excess of the amount recognized in the balance sheet.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to commitment to extend credits, if such commitments are fulfilled, is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     The contract amounts of financial instruments with off-balance-sheet risk are as follows:

                                                                                         December 31,
                                                               MAY 31,        --------------------------------------
                                                                1999                 1998                 1997
                                                         -----------------    -----------------    -----------------
Approved real estate loan commitments:
   Fixed rate                                            $       8,900,950           15,431,400            9,233,500
   Variable rate                                                58,405,665           32,767,525           16,393,053
Approved consumer loan commitments                               6,426,050            5,563,748            3,808,150
Unused portion of home equity lines of credit                  170,001,263          139,970,684          112,792,615
Unused portion of construction loans                             9,639,562            6,705,952            4,864,488
Unused checking overdraft lines of credit                          873,276              854,484              774,551


     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral obtained is primarily residential property located in Connecticut. Interest rates on approved mortgage loan commitments and equity lines of credit are a combination of fixed and variable.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


(13) LEASES

     Rental expense amounted to $191,926 and $149,408 for the five months ended May 31, 1999 and 1998, respectively, and $396,154, $335,176 and $304,657 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Future minimum payments, by year and in the aggregate, under noncancelable operating leases for branch office premises with initial or remaining terms of one year or more consisted of the following at May 31, 1999 and December 31, 1998:

                                   MAY 31,               DECEMBER 31,
                                    1999                    1998
                                 ----------              ------------
          1999                   $  271,385                 465,231
          2000                      393,323                 393,323
          2001                      325,410                 325,410
          2002                      289,859                 289,859
          2003                      252,850                 252,850
          Thereafter              1,337,625               1,337,625
                                 ----------               ---------
                                 $2,870,452               3,064,298
                                 ==========               =========

     The branch office leases include options to renew for periods ranging from 5 to 20 years.

(14) OTHER COMPREHENSIVE INCOME

     The following tables summarize components of other comprehensive income and the related tax effects for the five month period ended May 31, 1999 and the year ended December 31, 1998:

                                                                                FIVE MONTHS ENDED MAY 31, 1999
                                                                     BEFORE               INCOME TAX
                                                                       TAX                 (EXPENSE)             NET-OF-TAX
                                                                     AMOUNT               OR BENEFIT               AMOUNT
                                                              -----------------      -----------------      -----------------
Unrealized loss on available for sale securities:
 Unrealized holding losses arising during the period          $      (2,152,063)               911,039             (1,241,024)
 Reclassification adjustment for gains
  realized during the period                                         (2,797,133)             1,184,118             (1,613,015)
                                                              -----------------      -----------------      -----------------
             Other comprehensive loss                         $      (4,949,196)             2,095,157             (2,854,039)
                                                              =================      =================      =================

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996

                                                                                 YEAR ENDED DECEMBER 31, 1998
                                                                     BEFORE               INCOME TAX
                                                                       TAX                 (EXPENSE)             NET-OF-TAX
                                                                     AMOUNT               OR BENEFIT               AMOUNT
                                                              -----------------      -----------------      -----------------
Unrealized gain on available for sale securities:
 Unrealized holding gains arising during the period           $      15,092,490             (6,630,681)             8,461,809
 Reclassification adjustment for gains
  realized during the period                                         (6,695,933)             3,062,151             (3,633,782)
                                                              -----------------      -----------------      -----------------
            Other comprehensive income                        $       8,396,557             (3,568,530)             4,828,027
                                                              =================      =================      =================

     For the five months ended May 31, 1998 and the years ended December 31, 1997 and 1996, other comprehensive income was attributable to unrealized gains on available for sale securities. For these periods, other comprehensive income before income taxes was $4,060,262, $16,899,499 and $6,317,050, respectively. For the same three periods the related income tax benefit was $1,752,611, $7,182,029 and $2,684,746, respectively.

(15) FOUNDATION

     In 1995 the Bank established the American Savings Bank Foundation, Inc. (the Foundation). The Foundation was organized for charitable purposes and is exempt by statute from federal income taxes under applicable provisions of the Internal Revenue Code and Connecticut tax law. The Bank makes annual contributions to the Foundation subject to the determination of its Board of Directors. In order to maintain Internal Revenue Code compliance, assets of the Foundation cannot be returned to the Bank or directed for use of, or for the benefit of, the Bank. No contribution was made during the five-month period ended May 31, 1999. In 1998, the Bank contributed $3,632,413 to the Foundation, of which $2,316,000 was for the 1998 contribution and $1,316,413 representing a Board designated contribution for 1999. In 1997, the Bank contributed $2,305,000 to the Foundation. The Bank's contribution to the Foundation in 1998 and 1997 was made primarily in the form of investment securities.

(16) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The methods used to estimate fair values for the Bank's financial instruments are set forth below.

     Fair values of investment and mortgage-backed securities are based on quoted market prices or dealer quotes for similar instruments. The fair value of the Federal Home Loan Bank stock is estimated to equal the carrying amount, due to the historical experience that this stock is redeemed at par.

     Fair values for fixed-rate loans are estimated using discounted cash flow analyses using yields currently expected for pools of loans with similar terms and credit quality. Variable-rate loans are valued at carrying amount due to the repricing characteristics of the portfolio.

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


     The fair values of deposits with no stated maturity, such as demand deposits, regular savings, and money management accounts, are assumed to equal the amount payable on demand. Fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities of certificates of deposit.

     Fair values of advances from the FHLB are estimated using a discounted cash flow technique that applies interest rates currently being offered on advances to a schedule of aggregated monthly maturities FHLB advances by period to maturity.

     The fair values of the Bank's commitments to extend credit approximate their carrying amounts, which are insignificant, at May 31, 1999, and December 31, 1998 and 1997.

     The following are the carrying amounts and estimated fair values as of the Bank financial assets and liabilities, none of which were held for trading purposes:



                                                                                      DECEMBER 31,
                                                             --------------------------------------------------------------
                                   MAY 31, 1999                          1998                              1997
                        -------------------------------      ----------------------------      ----------------------------
                            CARRYING         ESTIMATED        CARRYING         ESTIMATED        CARRYING         ESTIMATED
                             AMOUNTS        FAIR VALUES        AMOUNTS        FAIR VALUES        AMOUNTS        FAIR VALUES
                        ---------------------------------------------------------------------------------------------------

Cash and due from
 banks                  $   22,764,367       22,764,367       25,121,943       25,121,943       16,270,127       16,270,127
Federal funds sold          31,600,000       31,600,000       30,700,000       30,700,000       23,800,000       23,800,000
Investment securities
 available for sale        370,389,723      370,389,723      417,673,315      417,673,315      432,031,801      432,031,801
Mortgage-backed
 securities
 available for sale        205,868,171      205,868,171      172,855,177      172,855,177      132,816,950      132,816,950
Federal Home Loan
 Bank stock                 10,434,100       10,434,100        9,396,900        9,396,900        8,371,200        8,371,200
Loans, net                 941,251,086      941,911,971      907,254,369      917,606,527      837,683,438      842,189,724
Accrued interest
 and dividends
 receivable                 11,316,578       11,316,578       11,259,693       11,259,693       11,822,451       11,822,451
Regular savings            204,637,520      204,637,520      193,005,355      193,005,355      181,361,442      181,361,442
NOW, money market,
 and demand deposits       164,130,935      164,130,935      159,919,773      159,919,773      132,072,346      132,072,346
Certificates of
 deposit and
 retirement accounts       782,879,639      787,465,742      790,828,755      797,529,985      782,963,865      786,030,086
Mortgagors' escrow
 deposits                    8,274,380        8,274,380       10,652,730       10,652,730       10,887,100       10,887,100
Advance from FHLB          129,743,750      129,098,400      120,243,750      122,583,548       80,243,750       80,813,977
Accrued interest
 payable on deposits         1,340,418        1,340,418          661,405          661,405          698,225          698,225

                             AMERICAN SAVINGS BANK

                  Notes to Consolidated Financial Statements

    May 31, 1999 and 1998 (unaudited) and December 31, 1998, 1997 and 1996


(17) CONVERSION OF STOCK FORM OF OWNERSHIP

On May 24, 1999, the Board of Directors of the Bank adopted a Plan of Conversion (the Plan), pursuant to which the Bank will convert from a state-chartered mutual bank to a state-chartered stock bank. All of the outstanding common stock of the Bank will be sold to a holding company (the Company) which will issue and sell its stock pursuant to the Plan. All of the stock of the Company to be issued in the conversion is being offered to eligible and supplemental eligible account holders, employee benefit plans of the Bank and certain other eligible subscribers in a subscription offering pursuant to subscription rights in order of priority as set forth in the Plan. The Bank plans to establish an Employee Stock Ownership Plan ("ESOP") for the benefit of eligible employees, to become effective upon the conversion. The ESOP may borrow the proceeds necessary to fund the purchase of up to 8% of the common stock issued provided, however, that the ESOP may not purchase in the conversion more than 5% of the common stock sold. The Bank expects to make annual contributions adequate to fund the repayment of any indebtedness of the ESOP.

The Bank's Plan provides for the establishment of an additional charitable foundation (the New Foundation) in connection with the conversion. The New Foundation will be funded with a contribution of common shares by the Company equal up to 8% of the total shares of common stock to be issued in the conversion. This contribution will result in the recognition of expense, equal to the fair value of the shares contributed, in the period in which the contribution is made. The New Foundation will be dedicated to charitable purposes within the Bank's local community, including community development activities.

Effective upon the conversion, the Company intends to enter into employment agreements with certain executives. The agreements will include, among other things, provisions for minimum annual compensation and certain lump-sum severance payments in the event of a "change in control".

Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs incurred will be charged to expense. The Bank had incurred no conversion costs as of May 31, 1999.

The deposit accounts of the Bank's depositors will continue to be insured by the FDIC and will not be affected by the conversion. The Plan provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of eligible account holders and supplemental eligible account holders (if any) in an amount equal to the surplus of the Bank as of the date of its latest balance sheet contained in the final prospectus used in connection with the conversion. Account holders who continue to maintain deposit accounts at the Bank would be entitled, on a complete liquidation of the Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of the Bank. Upon completion of the conversion, the Bank's surplus will be substantially restricted with respect to payment of dividends to stockholders due to the liquidation account.

Subsequent to the offering, the Company and the Bank may not declare or pay dividends on, nor repurchase any of its shares of common stock, if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration, payment or repurchase would otherwise violate regulatory requirements.

You should rely only on the information contained in this prospectus. Neither American Financial nor American Savings has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of American Financial or American Savings since any of the dates as of which information is furnished in this prospectus or since the date of this prospectus.



                 [Logo for American Financial Holdings, Inc.]



             (Proposed Holding Company for American Savings Bank)



                       36,167,500 Shares of Common Stock


                                   ________

                                  Prospectus

                                   ________



                       SANDLER O'NEILL & PARTNERS, L.P.



                               October 12, 1999



                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until November 15, 1999, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.